UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Filed by a party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
MINERVA SURGICAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

4255 Burton Dr.
Santa Clara, California 95054
(855) 646-7874
January 23, 2023
Dear stockholder:
We are pleased to invite you to attend a special meeting (the “Special Meeting”) of stockholders of Minerva Surgical, Inc. (the “Company,” “Minerva Surgical,” “we,” “us,” or “our”), to be held on February 7, 2023 at 9:00 a.m., Pacific Time. The Special Meeting will be conducted virtually through live audio webcast. You will be able to attend the Special Meeting virtually by visiting www.virtualshareholdermeeting.com/UTRS2023SM, where you will be able to listen to the meeting live, submit questions and vote online.
On December 27, 2022, the Company entered into a share purchase agreement (the “Purchase Agreement”) for a private placement (the “Private Placement”) with Accelmed Partners II LP (“Accelmed”) and New Enterprise Associates 13, L.P., as purchasers. Pursuant to the Purchase Agreement, the Company agreed to sell to the purchasers an aggregate of 146,627,565 shares of the Company’s common stock, par value $0.001 per share (“Shares”), at a purchase price of $0.2046 per Share, which represented a 25% premium to the five-day volume-weighted average price of the Company’s common stock on and including December 23, 2022. The number of shares to be sold and the price per share are subject to adjustment for any stock splits that occur prior to closing. The gross proceeds of the Private Placement are expected to be approximately $30 million, before deducting placement agent fees and other offering expenses. The closing of the Private Placement is subject to the satisfaction or waiver of certain closing conditions, including that the Company’s stockholders approve the Transaction Proposals (defined below).
Accelmed is expected to purchase 122,189,638 of the Shares. If the Private Placement is approved by our stockholders, following the closing of the Private Placement, Accelmed will become our majority stockholder, owning approximately 69.3% of our common stock (based on 29,816,161 shares outstanding as of December 31, 2022 and 146,627,565 shares issued pursuant to the Private Placement), the Board will be composed of a majority of directors designated by Accelmed, and we will be treated as a “controlled company” under the rules of The Nasdaq Stock Market LLC. The Company and the purchasers also have agreed to enter into a registration rights agreement at closing. Under the terms of the registration rights agreement, the Company will be obligated to register the Shares for resale within 30 days after the closing of the Private Placement.
The Special Meeting will be held for the following purposes as more fully described in the attached formal meeting notice and proxy statement, including the appendices thereto and related materials (the “Proxy Statement”):
1.	To approve the issuance of the shares to be sold in the Private Placement, which would result in a “change of control” under the applicable rules of The Nasdaq Stock Market LLC;
2.	To approve an Amended and Restated Certificate of Incorporation of the Company (the “Proposed Charter”) to declassify our board of directors (the “Board”);
3.	To approve the Proposed Charter to permit our stockholders to call special meetings;
4.	To approve the Proposed Charter to eliminate supermajority voting requirements;
5.	To approve the Proposed Charter to permit our stockholders to act by written consent and to require stockholder approval for issuances of preferred stock;
6.	To approve the Proposed Charter to increase the number of authorized shares of common stock and preferred stock;

7.
To approve an amendment to our existing Certificate of Incorporation (our “Current Charter”) to effect a reverse stock split of our common stock at a reverse stock split ratio not less than 1-for-5 and no greater than 1-for-25, with the exact split ratio, if approved and effected at all, to be set within that range at the discretion of the Board and publicly announced by the Company within 6 months after stockholder approval at the Special Meeting without further approval or authorization of the Company’s stockholders;

8.
To approve Amended and Restated Bylaws of the Company (the “Proposed Bylaws”) to make conforming changes to those made in the Proposed Charter and other clarifications (and together with Proposals 1, 2, 3, 4, 5 and 6, the “Transaction Proposals”);

9.
To approve an amendment to the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) to increase the number of shares of common stock reserved for issuance thereunder by 36,440,192 shares and make certain adjustments to the maximum annual number of shares to be reserved subject to annual “evergreen” increases;

10.
To approve an amendment to the Company’s 2021 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 3,644,019 shares and make certain adjustments to the maximum annual number of shares to be reserved subject to annual “evergreen” increases; and

11.
To approve one or more adjournments of the Special Meeting, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, one or more of the other proposals to be voted on at the Special Meeting.

The Proxy Statement attached to this letter provides you with more specific information concerning the Special Meeting, the Purchase Agreement, the transactions contemplated by the Purchase Agreement, including the Private Placement, the Transaction Proposals, the other proposals and other matters, including information as to how to cast your vote. The Company encourages you to read the entire Proxy Statement, including the appendices, carefully and in their entirely.
Only stockholders who owned shares of the Company’s common stock at the close of business on January 17, 2023 (the “Record Date”) will be entitled to notice of and to vote at the Special Meeting or at any adjournment or postponement thereof.
Your vote is important. Whether or not you attend the Special Meeting, it is important that your shares be represented and voted at the Special Meeting. Therefore, we urge you to vote and submit your proxy promptly through the internet, telephone or mail.
On behalf of the Board, we would like to express our appreciation for your continued support of and interest in Minerva Surgical.
Sincerely,
/s/ Todd Usen
Todd Usen President and Chief Executive Officer

MINERVA SURGICAL, INC.
4255 Burton Dr.
Santa Clara, California 95054

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
Time and Date	9:00 am, Pacific Time, on February 7, 2023.

Place
The Special Meeting will be conducted virtually through live audio webcast. You will be able to attend the Special Meeting virtually by visiting www.virtualshareholdermeeting.com/UTRS2023SM, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.

Items of Business	•
To approve the issuance of the shares to be sold in the private placement described herein, which would result in a “change of control” under the applicable rules of The Nasdaq Stock Market LLC. We refer to this proposal as the “Private Placement Proposal” or “Proposal 1”;

	•	To approve an Amended and Restated Certificate of Incorporation of the Company (the “Proposed Charter”) to declassify our board of directors (the “Board”). We refer to this proposal as “Proposal 2”;

	•	To approve the Proposed Charter to permit our stockholders call special meetings. We refer to this proposal as “Proposal 3”;

	•	To approve the Proposed Charter to eliminate supermajority voting requirements. We refer to this proposal as “Proposal 4”;

	•	To approve the Proposed Charter to permit our stockholders to act by written consent and to require stockholder approval for issuances of preferred stock. We refer to this proposal as “Proposal 5”;

	•	To approve the Proposed Charter to increase the number of authorized shares of common stock and preferred stock. We refer to this proposal as “Proposal 6” and the “Share Increase Proposal”;

•
To approve an amendment to our existing Certificate of Incorporation (our “Current Charter”) to effect a reverse stock split of our common stock at a reverse stock split ratio not less than 1-for-5 and not greater than 1-for-25, with the exact split ratio, if approved and effected at all, to be set within that range at the discretion of the Board and publicly announced by us within 6 months after stockholder approval at the Special Meeting without further approval or authorization of our stockholders. We refer to this proposal as “Proposal 7” or the “Reverse Stock Split Proposal”;

•
To approve Amended and Restated Bylaws of the Company (the “Proposed Bylaws”) to make conforming changes to those made in the Proposed Charter and other clarifications. We refer to this proposal as “Proposal 8”, and together with Proposals 1, 2, 3, 5 and 6, as the “Transaction Proposals”;

•
To approve an amendment to the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) to increase the number of shares of common stock reserved for issuance thereunder by 36,440,192 shares and make certain adjustments to the maximum annual number of shares to be reserved subject to annual “evergreen” increases. We refer to this proposal as “Proposal 9”;

•
To approve an amendment to the Company’s 2021 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 3,644,019 shares and make certain adjustments to the maximum annual number of shares to be reserved subject to annual “evergreen” increases. We refer to this proposal as “Proposal 10”; and

•
To approve one or more adjournments of the Special Meeting, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, one or more of the other proposals to be voted on at the Special Meeting. We refer to this proposal as “Proposal 11” or the “Adjournment Proposal”.

Record Date
Only stockholders who owned shares of the Company’s common stock at the close of business on January 17, 2023 will be entitled to notice of and to vote at the Special Meeting or at any adjournment or postponement thereof. A list of stockholders entitled to vote at the Special Meeting will be available for inspection by any stockholder at our principal executive offices for a period of ten days prior to the Special Meeting, and also during the Special Meeting at www.virtualshareholdermeeting.com/UTRS2023SM, until the close of such meeting.

Virtual Meeting Philosophy
The Board believes that holding the Special Meeting in a virtual format provides the opportunity for participation by a broader group of stockholders, while reducing the costs associated with planning, holding and arranging logistics for in-person meeting proceedings. This balance will allow the meeting to remain focused on matters directly relevant to the interests of stockholders in a way that recognizes the value to stockholders of an efficient use of Company resources. The Board intends that the virtual meeting format provides stockholders a level of transparency as close as possible to the traditional in-person meeting format and takes the following steps to ensure such an experience:

	•	providing stockholders with the ability to submit appropriate questions real-time either through telephone or the meeting website;

	•	answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination; and

	•	offering separate engagement opportunities with stockholders on appropriate matters of governance or other relevant topics as outlined under the section titled “Communications with our Board” below.

Voting	Your vote is important. Whether or not you plan to attend the Special Meeting, we urge you to submit your proxy or voting instructions through the Internet, telephone or mail as soon as possible.
This Notice of Special Meeting (this “Notice”), the accompanying proxy statement and form of proxy are first being mailed on or about January 23, 2023 to stockholders of record as of January 17, 2023. Only stockholders of record at the close of business on that date may vote by ballot at the meeting or any adjournment or postponement thereof.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDERS’
MEETING TO BE HELD ON FEBRUARY 7, 2023 AT 9:00 A.M. PACIFIC TIME
AT WWW.VIRTUALSHAREHOLDERMEETING.COM/UTRS2023SM

THE PROXY STATEMENT AND PROXY CARD ARE AVAILABLE AT
WWW.VIRTUALSHAREHOLDERMEETING.COM/UTRS2023SM
By order of the Board of Directors,

/s/ Todd Usen
Todd Usen
President and Chief Executive Officer Santa Clara, California January 23, 2023

Page
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING	2

PROPOSAL 1: THE PRIVATE PLACEMENT PROPOSAL	17
Overview	17
Factors Considered by the Board in its Recommendation	17
Why We Need Stockholder Approval	20
Dilution and Impact on Existing Stockholders	20
Consequences if Stockholder Approval is Not Obtained	21
Use of Proceeds	21
Interests of Directors and Executive Officers	21
Vote Required	22

PROPOSAL 2: APPROVAL OF AN AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD	23
Interests of Directors and Executive Officer	23
Vote Required	24

PROPOSAL 3: APPROVAL OF AN AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PERMIT STOCKHOLDERS TO CALL SPECIAL MEETINGS	26
Interests of Directors and Executive Officer	26
Vote Required	27

PROPOSAL 4: APPROVAL OF AN AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS	28
Interests of Directors and Executive Officer	28
Vote Required	29

PROPOSAL 5: APPROVAL OF AN AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PERMIT STOCKHOLDER ACTION BY WRITTEN CONSENT AND TO REQUIRE STOCKHOLDER APPROVAL FOR ISSUANCES OF PREFERRED STOCK	31
Interests of Directors and Executive Officer	31
Vote required	32

PROPOSAL 6: APPROVAL OF THE SHARE INCREASE PROPOSAL	33
Increase in % of Unissued/Unreserved versus Issued/Reserved for Issuance	33
Interests of Directors and Executive Officers	34
Vote required	35

PROPOSAL 7: APPROVAL OF REVERSE STOCK SPLIT	37
Background	37
Reasons for the Reverse Stock Split	38
Board Discretion to Implement the Reverse Stock Split	38
Certain Risks Associated with the Reverse Stock Split	39
Principal Effects of the Reverse Stock Split	39
Mechanics of the Reverse Stock Split	42
No Dissenters’ or Appraisal Rights	42
U.S. Federal Income Tax Considerations	43
Vote Required	44
i

ii

iii

PLEASE CAREFULLY READ THE PROXY STATEMENT. EVEN IF YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE PROMPTLY COMPLETE, EXECUTE, DATE AND RETURN THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. YOU MAY ALSO SUBMIT PROXIES TO HAVE YOUR SHARES VOTED ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM. IF YOU SUBMITTED A PROXY BY INTERNET OR TELEPHONE, THEN YOU NEED NOT RETURN A WRITTEN PROXY CARD OR VOTING INSTRUCTION FORM BY MAIL. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE (AS DESCRIBED BELOW).
MINERVA SURGICAL, INC.
PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
To be held at 9:00 am, Pacific Time, on February 7, 2023
The board of directors (the “Board” or “Board of Directors”) of Minerva Surgical, Inc. (referred to herein as the “Company”, “Minerva Surgical”, “we”, “us” or “our”) is soliciting your proxy to vote at the special meeting of stockholders (the “Special Meeting”) to be held on February 7, 2023, at 9:00 am Pacific Time. The Special Meeting will be held entirely online. You will be able to attend the Special Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/UTRS2023SM.
•
This proxy statement, including the appendices hereto and related materials (collectively, this “Proxy Statement”) summarizes information about the proposals to be considered at the Special Meeting and other information you may find useful in determining how to vote.

•	The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions (the “Proxy Card”).
Background
On December 27, 2022, the Company entered into a share purchase agreement (the “Purchase Agreement”) for a private placement (the “Private Placement”) with Accelmed Partners II LP ( “Accelmed”) and New Enterprise Associates 13, L.P. (“New Enterprise Associates”), as purchasers. Pursuant to the Purchase Agreement, the Company agreed to sell to the purchasers an aggregate of 146,627,565 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at a purchase price of $0.2046 per share, which represented a 25% premium to the five-day volume-weighted average price of the Company’s common stock on and including December 23, 2022. The number of shares to be sold and the price per share are subject to adjustment for any stock splits that occur prior to closing. The gross proceeds of the Private Placement are expected to be approximately $30 million, before deducting placement agent fees and other offering expenses. The closing of the Private Placement is subject to the satisfaction or waiver of certain closing conditions, including that the Company’s stockholders approve the Transaction Proposals (defined below). The closing of the Private Placement is expected to occur promptly following the satisfaction or waiver of such closing conditions.
New Enterprise Associates is currently a stockholder of the Company and holds approximately 33.5% of our outstanding shares of common stock (based on 29,816,161 shares outstanding as of December 31, 2022) and at the closing of the Private Placement, will purchase an additional 24,437,927 shares and hold approximately 19.5% of our outstanding shares of common stock following the Private Placement (based on 29,816,161 shares outstanding as of December 31, 2022 and 146,627,565 shares issued pursuant to the Private Placement).
We are asking our stockholders to consider and vote on a proposal to approve the issuance of the Shares, which would result in a “change of control” of the Company under the applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”). As more fully described herein, if the Private Placement is approved by our stockholders, Accelmed, which is not currently a stockholder of the Company, will purchase 122,189,638 of the Shares and, following the closing, Accelmed will become our majority stockholder, owning approximately 69.3%

of our common stock (based on 29,816,161 shares outstanding as of December 31, 2022 and 146,627,565 shares issued pursuant to the Private Placement), the Board will be composed of a majority of directors designated by Accelmed, and we will be treated as a “controlled company” under the rules of Nasdaq.
We have included the Transaction Proposals herein, the approval of which is required to be satisfied or waived in order to consummate the Private Placement, and others which the Board has determined are necessary or desirable for approval in connection with the Special Meeting.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of certain information contained in this Proxy Statement. Please refer to the more detailed information contained elsewhere in this Proxy Statement, the appendices to this Proxy Statement and the documents referred to and/or incorporated by reference in this Proxy Statement, which you should read carefully in their entirety, as well as any amendments thereto or other related documents filed with the Securities and Exchange Commission (the “SEC”).
This Proxy Statement and form of proxy are first being mailed on or about January 23, 2023 to stockholders of record as of January 17, 2023.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING
Q:	Why am I receiving these materials?
A:
The Board is inviting you to vote at the Special Meeting, including any adjournments or postponements of the Special Meeting, because you were a stockholder at the close of business on the Record Date and are entitled to vote at the Special Meeting.

This Proxy Statement, along with the accompanying Notice of Special Meeting of Stockholders, summarizes the information you need to know to vote by proxy or in person at the Special Meeting. The following are answers to certain questions that you may have regarding the Special Meeting. You are invited to virtually attend the Special Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy.
Q:	Where will the Special Meeting be held?
A:
The Special Meeting will be held in a completely virtual format. There will be no physical location for the Special Meeting. You may attend, vote and submit questions during the Special Meeting through the Internet at www.virtualshareholdermeeting.com/UTRS2023SM.

Q:	Why are we holding a virtual Special Meeting rather than an in-person Special Meeting?
A:
We have designed the virtual format of our Special Meeting to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Special Meeting so they can ask questions of our Board or management. During the live Q&A session of the Special Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Special Meeting, as time permits.

Q:	What is the purpose of the Special Meeting?
A:	Our stockholders are being asked to approve the following proposals at the Special Meeting:
•
To approve the issuance of the shares to be sold in the Private Placement, which would result in a “change of control” under the applicable rules of Nasdaq. We refer to this proposal as the “Private Placement Proposal” or “Proposal 1”;

•	To approve an Amended and Restated Certificate of Incorporation of the Company (the “Proposed Charter”) to declassify our board of directors (the “Board”). We refer to this proposal as “Proposal 2”;

•	To approve the Proposed Charter to permit our stockholders to call special meetings. We refer to this proposal as “Proposal 3”;
•	To approve the Proposed Charter to eliminate supermajority voting requirements. We refer to this proposal as “Proposal 4”;
•	To approve the Proposed Charter to permit our stockholders to act by written consent and to require stockholder approval for issuances of preferred stock. We refer to this proposal as “Proposal 5”;
•	To approve the Proposed Charter to increase the number of authorized shares of common stock and preferred stock. We refer to this proposal as “Proposal 6” and the “Share Increase Proposal”;
•
To approve an amendment to our existing Certificate of Incorporation (our “Current Charter”) to effect a reverse stock split of our common stock at a reverse stock split ratio not less than 1-for-5 and not greater than 1-for-25, with the exact split ratio, if approved and effected at all, to be set within that range at the discretion of the Board and publicly announced by us within 6 months after stockholder approval at the Special Meeting without further approval or authorization of our stockholders. We refer to this proposal as “Proposal 7” or the “Reverse Stock Split Proposal”;

•
To approve Amended and Restated Bylaws of the Company (the “Proposed Bylaws”) to make conforming changes to those made in the Proposed Charter and other clarifications. We refer to this proposal as “Proposal 8”, and together with Proposals 1, 2, 3, 5 and 6, as the “Transaction Proposals”;

•
To approve an amendment to the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) to increase the number of shares of common stock reserved for issuance thereunder by 36,440,192 shares and make certain adjustments to the maximum annual number of shares to be reserved subject to annual “evergreen” increases. We refer to this proposal as “Proposal 9”;

•
To approve an amendment to the Company’s 2021 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 3,644,019 shares and make certain adjustments to the maximum annual number of shares to be reserved subject to annual “evergreen” increases. We refer to this proposal as “Proposal 10”; and

•
To approve one or more adjournments of the Special Meeting, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, one or more of the other proposals to be voted on at the Special Meeting. We refer to this proposal as “Proposal 11” or the “Adjournment Proposal”.

Q:	Does the Board recommend stockholder approval of the proposals?
A:
After careful consideration, the Board determined that the Purchase Agreement and the transactions contemplated thereby, including the Transaction Proposals, are advisable and in the best interest of the Company and its stockholders.

Accordingly, the Board unanimously recommends that our stockholders vote:
•	“FOR” Proposal 1: Approval of the Private Placement Proposal;
•	“FOR” Proposal 2: Approval of the Proposed Charter to declassify our Board;
•	“FOR” Proposal 3: Approval of the Proposed Charter to permit our stockholders to call special meetings;
•	“FOR” Proposal 4: Approval of the Proposed Charter to eliminate supermajority voting requirements;
•	“FOR” Proposal 5: Approval of the Proposed Charter to permit our stockholders to act by written consent and to require stockholder approval for issuances of preferred stock;
•	“FOR” Proposal 6: Approval of the Share Increase Proposal;
•	“FOR” Proposal 7: Approval of the Reverse Stock Split Proposal;
•	“FOR” Proposal 8: Approval of the Proposed Bylaws to make conforming changes to those made in the Proposed Charter and other clarifications;

•
“FOR” Proposal 9: Approval of an amendment to the 2021 Plan to increase the number of shares of common stock reserved for issuance thereunder by 36,440,192 shares and make certain adjustments to the maximum annual number of shares to be reserved subject to annual “evergreen” increases;

•
“FOR” Proposal 10: Approval of an amendment to the Company’s 2021 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 3,644,019 shares and make certain adjustments to the maximum annual number of shares to be reserved subject to annual “evergreen” increases; and

•	“FOR” Proposal 11: Approval of the Adjournment Proposal.
Q:	What are the primary terms of the Private Placement?
A:
In the Private Placement, we agreed to sell to the purchasers an aggregate of 146,627,565 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at a purchase price of $0.2046 per Share, which represented a 25% premium to the five-day volume-weighted average price of the Company’s common stock on and including December 23, 2022. The number of shares to be sold and the price per share are subject to adjustment for any stock splits that occur prior to closing. The gross proceeds of the Private Placement are expected to be approximately $30 million, before deducting placement agent fees and other offering expenses. The closing of the Private Placement is subject to the satisfaction or waiver of certain closing conditions, including that the Company’s stockholders approve the Transaction Proposals. The closing of the Private Placement is expected to occur promptly following the satisfaction or waiver of such closing conditions.

New Enterprise Associates is currently a stockholder of the Company and holds approximately 33.5% of our outstanding shares of common stock (based on 29,816,161 shares outstanding as of December 31, 2022) and at the closing of the Private Placement, will purchase an additional 24,437,927 shares and hold approximately 19.5% of our outstanding shares of common stock following the Private Placement (based on 29,816,161 shares outstanding as of December 31, 2022 and 146,627,565 shares issued pursuant to the Private Placement).
Accelmed, which is not currently a stockholder of the Company, will purchase 122,189,638 of the Shares to be sold in the Private Placement. If the Private Placement is approved by our stockholders, following the closing of the Private Placement, Accelmed will become our majority stockholder, owning approximately 69.3% of our outstanding common stock based on shares outstanding as of December 31, 2022 (based on 29,816,161 shares outstanding as of December 31, 2022 and 146,627,565 shares issued pursuant to the Private Placement), the Board will be composed of a majority of directors designated by Accelmed, and we will be treated as a “controlled company” under the rules of Nasdaq.
Under the Purchase Agreement, Accelmed will have the right, for so long as Accelmed beneficially owns 25% or more of the Company’s outstanding common stock (the “Accelmed Rights Period”), to designate for appointment to the Board as a director the lesser of (i) the number of directors constituting a majority of the Board, and (ii) if the Company is listed at such time on a national exchange, the number of directors of the Board equivalent to Accelmed’s proportional equity ownership of shares of the Company’s common stock from time to time, with such number of directors rounded down, except where the result would be that Accelmed would own greater than 50% of the outstanding common stock of the Company and, solely as a result of such rounding down, would not be entitled to designate a majority of the total number of directors on our Board in which case, such result would be rounded up. In addition, during the Accelmed Rights Period, Accelmed has the right to designate one individual as a non-voting Board observer.
The Company and the purchasers also have agreed to enter into a registration rights agreement at closing. Under the terms of the registration rights agreement, the Company will be obligated to register the Shares for resale within 30 days after the closing.
As a condition to consummating the Purchase Agreement and the Private Placement, on December 27, 2022, the Company entered into a voting side letter (the “Voting Side Letter”) with certain stockholders of the Company, including each of the Company’s executive officers and directors. The Company has obtained commitments from the stockholders party thereto, who collectively hold approximately 58% of the outstanding shares of common stock, to vote in favor of the proposals set forth in this Proxy Statement. Each stockholder appointed as proxies, and granted a power of attorney, to Ross A. Jaffe, M.D. and

David Clapper (subsequently substituted with Todd Usen), to vote in accordance with the Voting Side Letter if, and only if, such stockholder (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner inconsistent with the terms of the Voting Side Letter. Such stockholders also agreed to comply with certain transfer restrictions set forth in the Voting Side Letter.
Q:	What proposals are required to close the Private Placement?
A:
The Purchase Agreement requires us to use our reasonable best efforts to solicit stockholder approval of all of the Transaction Proposals. If, despite the Company’s reasonable best efforts, stockholder approval is not obtained, the Company is obligated, pursuant to the Purchase Agreement, to cause an additional stockholder meeting to be held every three months thereafter until such stockholder approval is obtained. Stockholder approval is a condition to the closing of the Purchase Agreement. However, only the Private Placement Proposal and the Share Increase Proposal are required pursuant to applicable law to be approved prior to the closing of the Private Placement. The closing of the Private Placement could occur if each of the Purchasers waives stockholder approval of the other Transaction Proposals (Proposals 2, 3, 4, 5, and 8) because such proposals are contractually required pursuant to the Purchase Agreement but not required by applicable law.

Q:	What will happen if some of the proposals related to the Proposed Charter are approved and not others?
A:
If the Private Placement Proposal and all of the Board-recommended amendment proposals in Proposals 2, 3, 4, 5, and 6 (the “Proposed Charter Proposals”) are approved by our stockholders, all of the changes contained in the proposed Amended and Restated Certificate of Incorporation attached to this Proxy Statement as Appendix C will be made. However, approval of each such amendment proposal is not contingent on approval of the others, and if only some, but not all, of such amendment proposals are approved by our stockholders, and each of the Private Placement Proposal and the Share Increase Proposal is approved, the Purchasers in the Private Placement may elect whether or not to close the Private Placement. In such case, if each of the Purchasers waive the approval of the Proposed Charter Proposals that are not approved, the approved amendments will be made immediately prior to the closing of the Private Placement, either by filing an Amended and Restated Certificate of Incorporation containing the amendments so approved, or a certificate of amendment containing the amendments so approved.

If the Private Placement Proposal and the Share Increase Proposal are approved, and if each Purchaser waives any other conditions necessary to close the Private Placement, we expect the closing of the Private Placement to occur, whereupon we expect the Board will adopt bylaw amendments that conform to any of the Proposed Charter Proposals that have been approved, whether or not the proposed bylaw amendments in Proposal 8 are approved by stockholders.
Q:	If stockholders approve the Transaction Proposals, will I be required to sell my common stock?
A:	The Private Placement involves the purchase by the purchasers of newly issued shares of our common stock. You will not be required to sell any of your common stock.
Q:	What is the effect to us and our other stockholders of having Accelmed as our largest and controlling stockholder?
A:
Following the closing of the Private Placement, Accelmed will be our largest stockholder, and it will own a majority of the outstanding shares of our common stock and we would be treated as a “controlled company” under the rules of Nasdaq. As a controlled company, we would not be required to have a majority independent Board and our compensation committee and nominating and corporate governance committee would no longer be required to be composed solely of independent directors. Further, by selling a controlling interest to Accelmed in the Private Placement:

•
Accelmed would be able to significantly influence our management and affairs and matters requiring stockholder approval, including the election of directors and the approval of significant corporate transactions, such as mergers, consolidations or the sale of all or substantially all of our assets;

•	the concentration of voting power could deter or prevent a change in control that might otherwise be beneficial to our stockholders; and

•
the interests of Accelmed may be different than the interests of other stockholders, and Accelmed’s control and voting power could enable them to take certain actions that may not be in the best interests of our stockholders.

Q:	What factors did the Board consider and what were its reasons for approving the Purchase Agreement and recommending that the stockholders approve the Transaction Proposals?
A:
After careful consideration, the Board determined that the Purchase Agreement and the transactions contemplated thereby, including the Private Placement, are advisable and in the best interests of the Company and its stockholders, and determined to recommend that our stockholders approve the Transaction Proposals.

In making its determinations, the Board considered various factors, including:
•
The immediate need of the Company for cash and long-term benefit to the Company’s financial condition of receiving approximately $30 million, before deducting placement agent fees and other offering expenses, in cash from the sale of the Shares, in light of the Company’s current cash position and longer-term liquidity needs.

•
The ability for the Company to leverage Accelmed’s deep industry experience and operational and financial expertise and for Accelmed to potentially invest additional cash if the Company needed it in order to reach cash flow break-even status.

•
That the Company needed additional capital to continue its operations and to comply with the minimum liquidity covenant in the loan agreement by and between the Company and CIBC in order to avoid an event of default.

•
The Company management’s analysis of the likelihood of securing alternative sources of capital, based on discussions with Piper Sandler & Co. as well as the outreach conducted by Piper Sandler & Co., of potential public or private sales of common stock, warrants, or convertible or nonconvertible debt securities and the likely price and other terms and conditions of such sales, which revealed a low likelihood of consummating any alternatives, as well as the significant risk, cost, and delay of pursuing any alternative, to the Company, which the Board determined was substantially less favorable to the Company than pursuing the Private Placement.

•
The Company’s exploration, both by the Company’s management team as well as through its strategic advisors, including Piper Sandler & Co., of opportunities for strategic partnership and/or investment, based on which the Board believes that the Private Placement offers the best opportunity with greatest financial benefit, including after considering the risks that any such anticipated benefits could ultimately not materialize.

•
The recent performance of the Company’s stock price on Nasdaq and the capital markets as a whole, including the Company’s inability to secure any alternative offers to finance the Company through an investment in the Company’s equity or debt or to acquire the Company outright.

•	That the proceeds from the Private Placement would allow the Company to continue its development activities.
•
The significant likelihood that, without the consummation of the Private Placement, the Company would need to seek bankruptcy protection in the near term, which could result in the Company’s stockholders receiving no or very little value in respect of their shares of the Company’s common stock.

•
The fact that, as a condition to the closing of the Private Placement and the transactions contemplated by the Purchase Agreement, the Transaction Proposals must be approved by our stockholders or, to the extent permitted by applicable law, waived by the Purchasers in the Private Placement.

•
The terms and conditions of the Purchase Agreement, including, among other things, the representations, warranties, covenants and agreements of the parties, the conditions to closing, the form and governance of the Company post-closing and the termination rights of the parties, taken as a whole, which the Board determined were more favorable to the Company and its stockholders than those terms and conditions which could have been negotiated with or offered by other potential strategic partners and/or investors.

•
Potential risks associated with considering alternatives to the Private Placement, including the potential impact on the price of the Company’s common stock and ability to generate sufficient capital to support the Company’s ongoing operations.

•
Potential risks associated with Accelmed’s significant ownership percentage following the closing and the reduction of takeover defenses that would take place should the Transaction Proposals be approved, including Accelmed’s right to designate a majority of directors to the Board, which will enable Accelmed to affect the outcome of, or exert significant influence over, all matters requiring Board or stockholder approval, including the election and removal of directors and any change in control, and could have the effect of delaying or preventing a change in control of the Company or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of the Company, which, in turn, could have a negative effect on the market price of the Company’s common stock and could impact the low trading volume and volatility of the Company’s common stock.

Q:	Why is the Company seeking approval for an increase of our authorized shares of common stock and preferred stock?
A:
As of December 31, 2022, we had 29,816,161 shares of issued and outstanding common stock, equity awards for an aggregate of 3,537,655 shares of common stock outstanding pursuant to our 2021 Plan and our 2008 Stock Plan (the “2008 Plan”), 352,707 shares of common stock reserved for issuance under our 2021 Plan, 62 shares of common stock reserved for issuance under our ESPP, and 77,842 shares of our common stock reserved for issuance pursuant to outstanding warrants to purchase common stock. In connection with the Purchase Agreement, we have agreed to issue 146,627,565 shares of our common stock to the purchasers in the Private Placement. Because we only have 100,000,000 shares of common stock authorized under our Current Charter, we are asking stockholders to authorize additional shares in order to fulfill our obligation to issue shares under the Purchase Agreement. We have no shares of preferred stock issued or outstanding; however, we are seeking an increase in the authorized number of shares of our preferred stock that is proportional to the increase in our common stock. We committed to seek approval of an increase in the number of authorized shares of our common stock and preferred stock as part of the Proposed Charter, along with the other Transaction Proposals, the stockholder approval of which is a condition for the closing of the Private Placement. In addition to the shares of common stock to be issued to the purchasers in the Private Placement, an increase in the number of authorized shares of our common stock will also allow us the flexibility to issue shares of common stock for other purposes, including in connection with the proposed increase in the share reserve under our 2021 Plan and our ESPP. Our Board may also choose to issue shares of common stock or preferred stock in connection with future capital raising transactions, strategic partnerships and collaborations or acquisitions, although we do not currently have any commitments or plans to do so.

Q:	Why is the Company seeking approval for an increase of the number of shares of common stock reserved for issuance under the 2021 Plan?
A:
The remaining shares available for grants under the 2021 Plan, and the annual number of shares added to the 2021 Plan pursuant to its annual evergreen increase, are currently insufficient to meet the Company’s grant needs for new employee, ongoing employee and consultant grants for the remainder of 2023 and beyond.

To remain competitive without equity-based compensation arrangements, it likely would be necessary to replace components of compensation previously awarded in equity with cash. We do not believe increasing cash compensation to make up for any shortfall in equity compensation would be practical or advisable, because we believe that a combination of equity awards and cash compensation provide a more effective compensation strategy than cash alone for attracting, retaining and motivating our employees long-term and aligning employees’ and stockholders’ interests. In addition, any significant increase in cash compensation in lieu of equity awards could substantially increase our operating expenses and reduce our cash flow from operations, which could adversely affect our business results and could adversely affect our business strategy, including using cash flow for strategic acquisitions, research and development of innovative new products, and improvements in the quality and performance of existing products.
If our stockholders approve Proposal 9, then, contingent upon the closing of the Private Placement, the total number of shares of our common stock that will be reserved for issuance under the 2021 Plan will be

39,595,159, plus shares subject to awards under the 2008 Plan that become available and shares that are added to the share reserve through the annual evergreen increase as described in Proposal 9. We anticipate that these shares (including the annual evergreen increase) will be enough to meet our expected needs for the term of the 2021 Plan; however, future circumstances and business needs may dictate a different result and our proposed increase in the share reserve under the 2021 Plan is designed to give us flexibility to address those circumstances and needs as they may arise.
Q:	Why is the Company seeking approval for an increase of the number of shares of common stock reserved for issuance under the ESPP?
A:
Board has determined that it is in the best interests of the Company and its stockholders to have an employee stock purchase plan. It is an integral and important part of how we reward and incentivize employees, but we have insufficient numbers of shares available for issuance under the existing version of our ESPP. If we do not obtain approval for an increase in the number of shares available for issuance under the existing ESPP, we will need to discontinue the existing ESPP. For these reasons, we are requesting that stockholders approve an increase in the number of such shares, contingent upon the closing of the Private Placement.

Q:	Why is the Company seeking approval for a reverse stock split?
A:
Our common stock is currently listed on the Nasdaq Global Market under the symbol “UTRS.” The continued listing requirements of Nasdaq provide, among other things, that our common stock must maintain a closing bid price of at least $1.00 per share. On October 31, 2022, we received a notification from the Listing Qualifications Department of Nasdaq indicating that for the last 30 consecutive business days, the closing bid price of our common stock was below $1.00 per share, which is the minimum required closing bid price for continued listing on the Nasdaq Global Market pursuant to Listing Rule 5450(a)(1). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until May 1, 2023 to regain compliance. To regain compliance, the closing bid price of our common stock must be at least $1.00 per share for a minimum of ten consecutive business days. If the Company does not regain compliance by May 1, 2023, the Company may be eligible for a second 180-calendar-day period, provided that the Company meets the continued listing requirement for market value of publicly held shares and all other initial listing requirements for Nasdaq, other than the minimum bid price requirement, and the Company provides written notice to Nasdaq of its intention to cure the deficiency during the second compliance period. To qualify for this additional compliance period, the Company would also need to apply to transfer the listing of its common stock to The Nasdaq Capital Market.

If the Company is not eligible for the second compliance period or Nasdaq concludes that the Company will not be able to cure the deficiency during the second compliance period, Nasdaq will provide written notice to the Company that the Company’s common stock will be subject to delisting. In the event of such notification, the Company may appeal Nasdaq’s determination to delist its securities, but there can be no assurance that Nasdaq would grant the Company’s request for continued listing.
As of January 20, 2023, the closing bid price per share of our common stock was $0.205. There can be no assurance that the trading price of our common stock will not remain below $1.00 per share in the future, including as a result of the Private Placement. In order to ensure continued compliance with Nasdaq listing rules, and listing on Nasdaq, we are requesting stockholder approval of a reverse stock split of our common stock, as further described in the Reverse Stock Split Proposal of this Proxy Statement.
Our Board has approved the reverse stock split as a means of increasing the share price of our common stock. Our Board believes that it is in our best interests to maintain our Nasdaq listing to provide for broader trading of our common stock and to facilitate the use of our common stock in financing and other transactions. We expect the reverse stock split to facilitate the continuation of our Nasdaq listing. We cannot assure you, however, that the reverse stock split will result in an increase in the per share price of our common stock, or if it does, how long the increase would be sustained, if at all. To the extent the share price does not rise proportionately to the reverse stock split, the end result could be a loss of value.
Q:	What are the consequences of being delisted from The Nasdaq Stock Market?
A:
If we do not effect the reverse stock split, it is likely that we will not be able to meet the $1 minimum closing bid price continued listing requirements of Nasdaq, and, consequently, our common stock would be delisted from Nasdaq. If we are delisted from Nasdaq, we may be forced to seek to be traded on the OTC Bulletin Board or the “pink sheets,” which would require our market makers to request that our common stock be so listed. There are a number of negative consequences that could result from our delisting from Nasdaq, including, but not limited to, the following:
•	The liquidity and market price of our common stock may be negatively impacted and the spread between the “bid” and “asked” prices quoted by market makers may be increased;
•	Our access to capital may be reduced, causing us to have less flexibility in responding to our capital requirements;
•	Existing or prospective institutional investors may be less interested or prohibited from investing in our common stock, which may cause the market price of our common stock to decline;
•
Our common stock will no longer be deemed a “covered security” under Section 18 of the Securities Act of 1933, as amended, and, as a result, we will lose our exemption from state securities regulations. This means that granting stock options and other equity incentives to our employees will be more difficult; and

•	If our stock is traded as a “penny stock,” transactions in our stock would be more difficult and cumbersome.
Q:	How will the reverse stock split work?
A:
Instead of being asked to approve a fixed number of shares of common stock that will be combined into one share of common stock, the Company’s stockholders are being asked to approve a range of shares of common stock – between 1-for-5 and 1-for-25 shares – which will be combined into one share of common stock. Approval of this range will authorize our Board in its discretion to effect the reverse stock split using any exchange ratio within the range, or not to effect a reverse stock split at all.

Q:	Why am I being asked to approve a range of reverse split ratios rather than a fixed ratio?
A:
Our Board believes it is in the best interest of the Company and its stockholders that our Board retain the discretion to fix the exact reverse split exchange ratio immediately prior to consummation of the reverse split. Our stock price has experienced significant volatility recently due to a combination of factors, including the announcement of the Private Placement, our Nasdaq continued listing deficiency, the market’s perceptions of our operational and financial results and prospects, as well as recent downturns in our industry and general economic conditions as a whole. Further, we have a number of potential milestones and other events that may occur or otherwise be announced that could positively or negatively affect our stock price and thus impact the reverse split exchange ratio. Should our stockholders approve our Reverse Stock Split Proposal, our Board will take into account our then-current stock price and appropriate related factors before determining a final reverse split ratio.

Q:	If the stockholders approve the Reverse Stock Split Proposal, when would the Company implement the reverse stock split?
A:
We currently expect that the reverse stock split will be implemented as soon as practicable after the receipt of the requisite stockholder approval so as to provide sufficient time for the closing bid price of our stock to exceed $1 for at least ten (10) consecutive trading days prior to May 1, 2023. However, our Board will have the discretion to delay or abandon the reverse stock split if believes it to be in the best interests of the Company and our stockholders to do so. If the Company does not regain compliance by May 1, 2023, the Company may be eligible for a second 180-calendar-day period, provided that the Company meets the continued listing requirement for market value of publicly held shares and all other initial listing requirements for Nasdaq, other than the minimum bid price requirement, and the Company provides written notice to Nasdaq of its intention to cure the deficiency during the second compliance period. To qualify for this additional compliance period, the Company would also need to apply to transfer the listing of its common stock to The Nasdaq Capital Market.

If the Reverse Stock Split Proposal is approved and effected at all, the reverse split ratio will be set at the discretion of the Board and publicly announced by us within 6 months after stockholder approval at the Special Meeting without further approval or authorization of our stockholders.

Q:	What would be the principal effects of the reverse stock split?
A:	The reverse stock split will have the following effects:
•	the market price of our common stock immediately upon effect of the reverse stock split is expected to increase over the market price of our common stock immediately prior to the reverse stock split;
•
the number of shares of our common stock outstanding and reserved for issuance (including shares issuable upon exercise of outstanding warrants and equity incentive awards) will be reduced to between one-fifth (1/5) and one-twenty-fifth (1/25) of the number of shares currently outstanding (except for the effect of eliminating fractional shares), depending upon the reverse split exchange ratio determined by our Board;

•
the number of authorized shares of our common stock will be maintained at 100,000,000 shares and the number of authorized shares of our preferred stock will be maintained at 5,000,000 unless stockholders approve the Share Increase Proposal to increase the number of authorized shares of our common stock to 300,000,000 and the number of authorized shares of our preferred stock to 15,000,000 (which amounts are not otherwise affected by the reverse stock split); and

•	the reverse stock split will have no effect on the proportion of our shares owned by each stockholder relative to the number of our total shares outstanding.
Q:	If I hold pre-split stock certificates, are these certificates still good after the reverse stock split? Do I need to exchange them for new stock certificates?
A:
As of the effective date of the reverse stock split, each certificate representing pre-split shares of common stock will, until surrendered and exchanged, be deemed to represent only the relevant number of post-split shares of common stock as a result and at the time of the reverse stock split. As soon as practicable after the effective date of the reverse stock split, our transfer agent, American Stock Transfer & Trust Company, LLC, will mail you a letter of transmittal. Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued the appropriate number of shares of the Company’s common stock either as stock certificates (including legends, if appropriate) or electronically in book-entry form, as determined by the Company.

Q:	What if I hold some or all of my shares electronically in book-entry form and I am a registered stockholder? Do I need to take any action to receive post-split shares?
A:
If you hold shares of our common stock in book-entry form (that is, you do not have stock certificates evidencing your ownership of our common stock but instead received a statement reflecting the number of shares registered in your account), you do not need to take any action to receive your post-split shares. If you are entitled to post-split shares, a transaction statement will be sent automatically to your address of record indicating the number of shares you hold. However, if you hold any shares in certificated form, you must still surrender and exchange your stock certificates for those shares and provide a properly completed and executed letter of transmittal.

Q:	What if I hold some or all of my shares in street name (that is, through a broker, bank or other third party institution)? Do I need to take any action to receive post-split shares?
A:
If you hold shares of our common stock in street name through a brokerage, bank or other third-party institution (that is, you do not have stock certificates evidencing your ownership of our common stock but instead received a statement reflecting the number of shares registered in your account from your broker, bank or other third party nominee), you do not need to take any action to receive your post-split shares. If you are entitled to post-split shares, your next transaction statement from your broker, bank or other third-party nominee will indicate the number of shares you hold on a post-reverse split basis.

Q:	What happens to any fractional shares resulting from the reverse stock split?
A:
Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to an amount of cash equal to the product of (i) the fractional share to which the holder would otherwise be entitled and (ii) the closing price per share on the trading day immediately preceding the effective time of the reverse stock split.

Q:	What happens to equity awards under the Company’s equity incentive plans as a result of the reverse stock split?
A:
All shares of the Company’s common stock subject to outstanding equity awards under our 2021 Plan, our 2008 Plan, and our ESPP (our “Plans”) will be converted and combined upon the effective date of the reverse stock split into common stock at the ratio determined by our Board (and subject to adjustment for fractional interests). In addition, the exercise price of applicable outstanding equity awards (including stock options and stock appreciation rights) will be proportionately increased such that the approximate aggregate exercise prices for such equity awards will remain the same following the reverse stock split. No fractional shares will be issued pursuant to the Plans following the reverse stock split. Therefore, if the number of shares subject to the outstanding equity awards immediately before the reverse stock split is not evenly divisible (in other words, it would result in a fractional interest following the reverse stock split), the number of shares of common stock issuable pursuant to such equity awards (including upon exercise of stock options and settlement of restricted stock units) and the exercise or purchase price related thereto, as applicable, would be equitably adjusted in accordance with the terms of the Plans, which may include rounding the number of shares of common stock issuable to the nearest whole share.

Q:	What if I do not vote, do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
A:
Stockholder of Record. If you are a stockholder of record and do not vote through the Internet, by completing your proxy card, by telephone or virtually at the Special Meeting, your shares will not be voted. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted “FOR” each of Proposals 1 through 11.

In addition, if any other matters are properly brought before the Special Meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Street Name Stockholders. Brokers, banks, and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers.
In accordance with NYSE Rule 452, which applies to brokers, banks and other securities intermediates in respect to proxy voting, including with respect to Nasdaq-listed companies, proposals are considered “routine” or “non-routine”. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on “routine” matters: the Reverse Stock Split Proposal and the Adjournment Proposal. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are considered “non-routine” matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.
Q:	How do the Company’s insiders intend to vote their shares?
A:
On December 27, 2022, the Company entered into a voting side letter (the “Voting Side Letter”) with certain stockholders of the Company, including each of the Company’s executive officers and directors. The Company has obtained commitments from stockholders holding approximately 58% of the outstanding shares of common stock to vote in favor of each of the proposals set forth in this Proxy Statement.

Q:	Who is entitled to vote at the Special Meeting?
A:
Holders of our common stock as of the close of business on January 17, 2023, the Record Date for the Special Meeting, may vote at the Special Meeting. As of the Record Date, there were 30,045,899 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Special Meeting.

Stockholders of Record . If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares, and the proxy materials and proxy card were sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the Special Meeting. Throughout this Proxy Statement, we refer to these holders as “stockholders of record.”
Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the proxy materials and proxy card were forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Throughout this Proxy Statement, we refer to these holders as “street name stockholders.”
Q:	Is there a list of registered stockholders entitled to vote at the Special Meeting?
A:
A list of registered stockholders entitled to vote at the Special Meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting between the hours of 9:00 a.m. and 5:00 p.m., Pacific Time, at our principal executive offices located at 4255 Burton Dr., Santa Clara, CA 95054 by contacting our corporate secretary. The list of registered stockholders entitled to vote at the Special Meeting will also be available online during the Special Meeting at www.virtualshareholdermeeting.com/UTRS2023SM, for those stockholders attending the Special Meeting.

Q:	How many votes are needed for approval of each proposal and what are my voting choices?
A:
•
Proposals 1, 9, 10, and 11 require the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. You may vote FOR or AGAINST any of these proposals, or you may indicate that you wish to ABSTAIN from voting on any of these proposals. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote AGAINST these proposals. Each broker non-vote will be counted for purposes of determining the presence or absence of a quorum but will have no effect on these proposals. Proposal 11 is considered a routine proposal, and therefore we do not expect any broker non-votes with respect to such proposal. See “What if I do not vote, do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?”

•
Proposals 2, 3, 4, 5, and 8 require the affirmative vote of the holders of 66 2∕3% of the outstanding voting securities of the Company, voting together as a single class. You may vote FOR or AGAINST these proposals, or you may indicate that you wish to ABSTAIN from voting on these proposals. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote AGAINST these proposals.

•
Proposals 6 and 7 require the affirmative vote of at least a majority of the total outstanding shares entitled to vote. You may vote FOR or AGAINST these proposals, or you may indicate that you wish to ABSTAIN from voting on these proposals. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote AGAINST these proposals. Proposal 7 is considered a routine proposal, and therefore we do not expect any broker non-votes with respect to such proposal. See “What if I do not vote, do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?”

•	The Board has recommended, and stockholders are urged to vote, FOR each of the proposals in this Proxy Statement.
Q:	What is the quorum requirement for the Special Meeting?
A:
A quorum is the minimum number of shares required to be present or represented at the Special Meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence (including by proxy) of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the Special Meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.
Q:	How do I vote and what are the voting deadlines?
A:	Stockholder of Record. If you are a stockholder of record at the close of business on the Record Date, you may vote in one of the following ways:
•
by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 pm, Eastern Time, on February 6, 2023 using the instructions provided on the Notice or the proxy card. You will be asked to provide the control number from the Notice and follow the instructions;

•
by toll-free telephone at 1-800-690-6903 in the United States and follow the instructions, 24 hours a day, 7 days a week, until 11:59 pm, Eastern Time, on February 6, 2023. You will be asked to provide the company number and control number from the Notice;

•
by mail, if you complete, sign and date the proxy card enclosed with the paper copy of the proxy materials and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct; or

•
by attending the Special Meeting virtually by visiting www.virtualshareholdermeeting.com/UTRS2023SM, where you may vote during the meeting. In order to enter the meeting, you will need the control number. The control number will be included in the Notice, on your proxy card or on the instructions that accompanied your proxy materials if you are a stockholder of record of shares of common stock. Instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/UTRS2023SM.

Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form or notice indicates that you may vote your shares through the www.proxyvote.com website, then you may vote those shares at the Special Meeting with the control number indicated on that voting instruction form or notice. Otherwise, you may not vote your shares at the Special Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
Q:	Can I change my vote or revoke my proxy?
A:	Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the Special Meeting by:
•	entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
•	completing and returning a later-dated proxy card, which must be received prior to the Special Meeting;
•
delivering a written notice of revocation to our corporate secretary at Minerva Surgical, Inc., 4255 Burton Dr., Santa Clara, California 95054, Attention: Corporate Secretary, which must be received by 11:59 p.m. Eastern Time on February 6, 2023; or

•
attending and voting at the Special Meeting. However, your attendance at the Special Meeting will not automatically revoke your proxy unless you vote at the Special Meeting or specifically request in writing that your prior proxy be revoked.

Your last vote, whether prior to or at the Special Meeting, is the vote that we will count.
Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy. Your attendance at the Special Meeting does not revoke your proxy.

Q:	What do I need to do to attend the Special Meeting?
A:	We will be hosting the Special Meeting through live audio webcast only.
Stockholder of Record. If you were a stockholder of record as of the Record Date, then you may attend the Special Meeting virtually, and will be able to submit your questions during the meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/UTRS2023SM. To attend and participate in the Special Meeting, you will need the control number included on your Notice or proxy card. The Special Meeting live audio webcast will begin promptly at 9:00 am, Pacific Time on February 7, 2023. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 am, Pacific Time, and you should allow ample time for the check-in procedures.
Street Name Stockholders. If you were a street name stockholder as of the Record Date and your voting instruction form or Notice indicates that you may vote your shares through the www.proxyvote.com website, then you may access and participate in the Special Meeting with the control number indicated on that voting instruction form or Notice. Otherwise, street name stockholders should contact their bank, broker or other nominee and obtain a legal proxy in order to be able to attend and participate in the Special Meeting.
Q:	How can I get help if I have trouble checking in or listening to the Special Meeting online?
A:	If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.
Q:	What is the effect of giving a proxy?
A:
Proxies are solicited by and on behalf of our Board. Ross A. Jaffe, M.D., the Chair of our Board and Todd Usen, our Chief Executive Officer, have been designated as proxy holders for the Special Meeting by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board on the proposals as described above. If any other matters are properly brought before the Special Meeting, then the proxy holders will use their own judgment to determine how to vote your shares. If the Special Meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

Q:	Who will count the votes?
A:
We have engaged Broadridge Financial Solutions as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the Internet (either prior to or during the Special Meeting) or by telephone, Broadridge Financial Solutions will access and tabulate your vote electronically, and if you choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge Financial Solutions for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in street name, as applicable) returns one proxy card to Broadridge Financial Solutions on behalf of all its clients.

Q:	How can I contact the Company’s transfer agent?
A:
You may contact our transfer agent, American Stock Transfer & Trust Company, LLC, by telephone at 1-800-937-5449, or by writing American Stock Transfer & Trust Company, LLC, at 6201 15th Avenue, Brooklyn, New York 11219. You may also access instructions with respect to certain stockholder matters (e.g., change of address) through the Internet at https://www.astfinancial.com/.

Q:	How are proxies solicited for the Special Meeting and who is paying for such solicitation?
A:
Our Board is soliciting proxies for use at the Special Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing, and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks, and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.
Q:	Where can I find the voting results of the Special Meeting?
A:
We will disclose voting results on a Current Report on Form 8-K that we will file with the SEC, within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Q:	I share an address with another stockholder, and we received only one copy of the Proxy Statement. How may I obtain an additional copy of the Proxy Statement?
A:
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Special Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Special Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. For this meeting, a number of brokers with account holders who are our stockholders will be “householding” the Company’s proxy materials. A single set of Special Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Special Meeting materials, please notify your broker or us. You may contact us at our principal executive offices as follows:

Minerva Surgical, Inc.
Attention: Investor Relations
4255 Burton Dr.
Santa Clara, California 95054
Tel: (855) 646-7874
Stockholders who currently receive multiple copies of the Special Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.
Q:	Do stockholders have any dissenters’ right with regards to the matters proposed to be acted upon?
A:	There are no rights of appraisal or other similar rights of dissenters under the laws of the State of Delaware with respect to any of the matters proposed to be acted upon herein.
Partial Stockholder Approval of Recommended Proposed Charter Amendments
We are submitting, and our Board unanimously recommends that you vote “FOR”, five separate proposals to amend our Current Charter: Proposal 2 to declassify our Board; Proposal 3 to permit our stockholders to call special meetings; Proposal 4 to eliminate supermajority voting requirements; Proposal 5 to permit our stockholders to act by written consent and to require stockholder approval for issuances of preferred stock; and Proposal 6 to increase the number of authorized shares of common stock and preferred stock. If all five Board-recommended Proposed Charter proposals are approved by our stockholders, all of the changes contained in the Proposed Charter attached to this Proxy Statement as Appendix C will be made. However, approval of each Board-recommended Proposed Charter proposal is not contingent on approval of the others, and if only some, but not all, of the Board-recommended Proposed Charter proposals are approved by our stockholders, amendments to our Current Charter marked in Appendix C will made as follows:
•	Amendment to Article V and Article VI will be made as set forth in Appendix C only if Proposal 2 is approved by our stockholders;
•	Amendment to Article VIII, Section 2 will be made as set forth in Appendix C only if Proposal 3 is approved by our stockholders;

•	Amendment to Article XI will be made as set forth in Appendix C only if Proposal 4 is approved by our stockholders;
•	Amendment to Article IV, Section 3 and Article VIII, Section 1 will be made as set forth in Appendix C only if Proposal 5 is approved by our stockholders; and
•	Amendment to Article IV, Section 1 will be made as set forth in Appendix C only if Proposal 6 is approved by our stockholders.

PROPOSAL 1:
THE PRIVATE PLACEMENT PROPOSAL
Overview
As previously disclosed, on December 27, 2022, the Company entered into a share purchase agreement (the “Purchase Agreement”) for a private placement (the “Private Placement”) with Accelmed Partners II LP (“Accelmed”) and New Enterprise Associates 13, L.P., as purchasers. Pursuant to the Purchase Agreement, the Company agreed to sell to the purchasers an aggregate of 146,627,565 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at a purchase price of $0.2046 per Share, which represented a 25% premium to the five-day volume-weighted average price of the Company’s common stock on and including December 23, 2022. The number of shares to be sold and the price per share are subject to adjustment for any stock splits that occur prior to closing. The gross proceeds of the Private Placement are expected to be approximately $30 million, before deducting placement agent fees and other offering expenses.
New Enterprise Associates is currently a stockholder of the Company and holds approximately 33.5% of our outstanding shares of common stock (based on 29,816,161 shares outstanding as of December 31, 2022) and at the closing of the Private Placement, will purchase an additional 24,437,927 shares and hold approximately 19.5% of our outstanding shares of common stock following the Private Placement (based on 29,816,161 shares outstanding as of December 31, 2022 and 146,627,565 shares issued pursuant to the Private Placement).
We are asking our stockholders to consider and vote on a proposal to approve the issuance of the Shares, which would result in a “change of control” of the Company under the applicable rules of Nasdaq. If the private placement is approved by our stockholders, Accelmed, which is not a current stockholder of the Company, will purchase 122,189,638 of the Shares to be sold in the Private Placement and, following the closing of the Private Placement, Accelmed will become our majority stockholder, owning approximately 69.3% of our common stock (based on 29,816,161 shares outstanding as of December 31, 2022 and 146,627,565 shares issued pursuant to the Private Placement), and the Board will be composed of a majority of directors designated by Accelmed.
The approval of Proposal 1 is critical in order to consummate the Private Placement and obtain the financing to allow the Company to continue as a going concern.
The terms of the Purchase Agreement and the Private Placement were previously reported in a Current Report on Form 8-K filed by the Company on December 28, 2022. The Private Placement was approved by our Board on December 26, 2022. Our Board determined that the Private Placement was advisable and in the best interest of the stockholders of the Company, and determined to recommend that the stockholders approve the each of the Transaction Proposals, including the Private Placement Proposal, for a number of reasons, which are summarized below. In reaching its determination, the Board also considered potential strategic alternatives and the risks that would be involved with delaying or declining to pursue the Private Placement given the Company’s current cash position.
Factors Considered by the Board in its Recommendation
After careful consideration, our Board determined that the Purchase Agreement and the transactions contemplated thereby, including the Private Placement, are advisable and in the best interests of the Company and its stockholders, and determined to recommend that our stockholders approve each of the Transaction Proposals, including the Private Placement Proposal.
In evaluating the Purchase Agreement and the transactions contemplated thereby, including the Private Placement, the Board consulted with members of the Company’s senior management and its legal and strategic advisors, among others, and considered a number of factors, including, but not limited to, the following material factors (not necessarily in order of relative importance):
•
The immediate need of the Company for cash and long-term benefit to the Company’s financial condition of receiving approximately $30 million, before deducting placement agent fees and other offering expenses, in cash from the sale of the shares, in light of the Company’s current cash position and longer-term liquidity needs.

•
The ability for the Company to leverage Accelmed’s deep industry experience and operational and financial expertise and for Accelmed to potentially invest additional cash if the Company needed it in order to reach cash flow break-even status;

•
That the Company needed additional capital to continue its operations and comply with the minimum liquidity covenant in the loan agreement by and between the Company and CIBC in order to avoid an event of default.

•
The Company management’s analysis of the likelihood of securing alternative sources of capital, based on discussions with Piper Sandler & Co. as well as the outreach conducted by Piper Sandler & Co., of potential public or private sales of common stock, warrants, or convertible or nonconvertible debt securities and the likely price and other terms and conditions of such sales, which revealed a low likelihood of consummating any alternatives, as well as the significant risk, cost, and delay of pursuing any alternative, to the Company, which the Board determined was substantially less favorable to the Company than pursuing the Private Placement.

•
The Company’s exploration, both by the Company’s management team as well as through its strategic advisors, including Piper Sandler & Co., of opportunities for strategic partnership and/or investment, based on which the Board believes that the Private Placement offers the best opportunity with greatest financial benefit, including after considering the risks that any such anticipated benefits could ultimately not materialize.

•
The recent performance of the Company’s stock price on Nasdaq and the capital markets as a whole, including the Company’s inability to secure any alternative offers to finance the Company through an investment in the Company’s equity or debt or to acquire the Company outright.

•	That the proceeds from the Private Placement would allow the Company to continue its development activities.
•
The significant likelihood that, without the consummation of the Private Placement, the Company would need to seek bankruptcy protection in the near term, which could result in the Company’s stockholders receiving no or very little value in respect of their shares of the Company’s common stock.

•
The fact that, as a condition to the closing of the Private Placement and the transactions contemplated by the Purchase Agreement, the Transaction Proposals must be approved by our stockholders or, to the extent permitted by applicable law, waived by the Purchasers.

•
The terms and conditions of the Purchase Agreement, including, among other things, the representations, warranties, covenants and agreements of the parties, the conditions to closing, the form and governance of the Company post-closing and the termination rights of the parties, taken as a whole, which the Board determined were more favorable to the Company and its stockholders than those terms and conditions which could have been negotiated with or offered by other potential strategic partners and/or investors.

•
Potential risks associated with considering alternatives to the Private Placement, including the potential impact on the price of the Company’s common stock and ability to generate sufficient capital to support the Company’s ongoing operations.

•
Potential risks associated with Accelmed’s significant ownership percentage following the closing and the reduction of takeover defenses that would take place should the Transaction Proposals be approved, including Accelmed’s right to designate a majority of directors to the Board, which will enable Accelmed to affect the outcome of, or exert significant influence over, all matters requiring Board or stockholder approval, including the election and removal of directors and any change in control, and could have the effect of delaying or preventing a change in control of the Company or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of the Company, which, in turn, could have a negative effect on the market price of the Company’s common stock and could impact the low trading volume and volatility of the Company’s common stock.

Purchase Agreement and Private Placement
As previously disclosed, on December 27, 2022, the Company entered into the Purchase Agreement for the Private Placement with Accelmed and New Enterprise Associates 13, L.P., as purchasers. Pursuant to the Purchase Agreement, the Company agreed to sell to the purchasers the Shares at a purchase price of $0.2046 per share, which represented a 25% premium to the five-day volume-weighted average price of the Company’s common stock on and including December 23, 2022. The number of shares to be sold and the price per share are subject to adjustment for any stock splits that occur prior to closing. The gross proceeds of the Private Placement are expected to be approximately $30 million, before deducting placement agent fees and other offering expenses. The closing of the Private Placement is subject to the satisfaction or waiver of certain closing conditions, including that the Company’s stockholders approve the Transaction Proposals.
Accelmed will purchase 122,189,638 of the Shares. If the Private Placement is approved by our stockholders, following the closing of the Private Placement, Accelmed will become our majority stockholder, owning approximately 69.3% of our common stock (based on 29,816,161 shares outstanding as of December 31, 2022), and the Board will be composed of a majority of directors designated by Accelmed.
Under the Purchase Agreement, Accelmed will have the right, for so long as Accelmed beneficially owns 25% or more of the Company’s outstanding common stock (the “Accelmed Rights Period”), to designate for appointment to the Board as a director the lesser of (i) the number of directors constituting a majority of the Board, and (ii) if the Company is listed at such time on a national exchange, the number of directors of the Board equivalent to Accelmed’s proportional equity ownership of shares of the Company’s common stock from time to time, with such number of directors rounded down, except where the result would be that Accelmed would own greater than 50% of the outstanding common stock of the Company and, solely as a result of such rounding down, would not be entitled to designate a majority of the total number of directors on our Board in which case, such result would be rounded up. In addition, during the Accelmed Rights Period, Accelmed has the right to designate one individual as a non-voting Board observer.
David M. Renzi, a current Board member, has indicated an intent to resign as a member of the Board (not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices), and Accelmed has designated Dr. Uri Geiger to serve as a member of the Board to replace Mr. Renzi, in each case, effective upon the closing of the Private Placement. In addition, Jill Anderson, Catherine Coste, Derrick Sung, and Niquette Hunt have agreed to enter into letter agreements with Accelmed, effective upon the closing of the Private Placement, to serve as designees of Accelmed and to resign as directors upon Accelmed’s request, pursuant to Accelmed’s right under the Purchase Agreement to designate a majority of the Board.
Dr. Geiger is a co-founder and Managing Partner of Accelmed Partners, a private equity investment firm he co-founded in 2009 focused on medical device companies. Prior to founding Accelmed Partners, Dr. Geiger served as the CEO of Exalenz Bioscience Ltd., a medical technology company, from May 2006 until December 2008. Prior to that, Dr. Geiger co-founded and was the CEO of GalayOr Networks, a developer of optical components from 2001 until 2003. Dr. Geiger was also the founding partner of Dragon Variation Fund in 2000, one of Israel’s first hedge funds, which was sold to Migdal in 2007. Dr. Geiger worked on Wall Street during the 1990s, where he gained a broad understanding of and significant experience in capital markets. Dr. Geiger was formerly an adjunct professor at Tel Aviv University’s Recanati School of Business where he lectured on private equity and venture capital and authored the books “Startup Companies and Venture Capital” and “From Concept to Wall Street.” Dr. Geiger has served as the Chairman of the Board of Directors of Cogentix Medical from November 2016 until its sale in April 2018 and he is currently on the board of a number of public and private medical device companies including Strata Skin Sciences, Inc. since 2018.
The terms of the Purchase Agreement require that the Company seek stockholder approval for the Private Placement at a special meeting of the Company’s stockholders to occur no later than 90 days (or 150 days if the proxy statement is reviewed by the SEC) following the date of the Purchase Agreement and it is a condition to closing that the Company’s stockholders approve the Transaction Proposals. It is also a condition to closing that our Board be composed of a majority of directors designated by Accelmed.
The Company and the purchasers also have agreed to enter into a registration rights agreement at closing. Under the terms of the registration rights agreement, the Company will be obligated to register the Shares for resale within 30 days after the closing.
Piper Sandler & Co. is acting as the sole placement agent for the Private Placement and the Company has agreed to pay customary placement fees and reimburse certain expenses of the Placement Agent.
Voting Side Letter
As a condition to consummating the Purchase Agreement and the Private Placement, on December 27, 2022, the Company entered into a voting side letter (the “Voting Side Letter”) with certain stockholders of the Company, including each of the Company’s executive officers and directors. The Company has obtained commitments from the stockholders party thereto, who collectively hold approximately 58% of the outstanding shares of common stock, to vote in favor of the proposals set forth in this Proxy Statement, including this proposal. Each stockholder appointed as proxies, and granted a power of attorney, to Ross A. Jaffe, M.D. and Todd Usen, to vote in accordance with the Voting Side Letter if, and only if, such stockholder (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner inconsistent with the terms of the Voting Side Letter. Such stockholders also agreed to comply with certain transfer restrictions set forth in the Voting Side Letter.
The foregoing descriptions of the terms of Purchase Agreement, including the form of registration rights agreement attached to the Purchase Agreement, and the Voting Side Letter are only a summary and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Voting Side Letter, which are attached to this Proxy Statement as Appendix A and Appendix B, respectively.
About Accelmed Partners
Accelmed is a U.S.-based private equity firm focused on acquiring and investing in U.S. commercial stage, lower middle market technology focused healthcare companies (“HealthTech”). Accelmed has invested into companies spanning medical devices, diagnostics, digital health and technology-enabled healthcare services. Accelmed seeks to accelerate value and scale innovation across the HealthTech field by bringing to bear the team’s industry experience, operational and financial expertise, and strong global relationships.
Why We Need Stockholder Approval
We are seeking stockholder approval in order to comply with Nasdaq Listing Rule 5635(b).
Under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the Company. This rule does not specifically define when a change in control of a company may be deemed to occur; however, Nasdaq suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction a person or entity will hold 20% or more of a company’s pre-transaction total number of shares of outstanding capital stock. Pursuant to the terms of the Purchase Agreement, at the Closing of the Private Placement, the Company will issue, and Accelmed will purchase, 122,189,638 shares of our common stock for an aggregate purchase price of approximately $30 million. Following the closing, Accelmed will become our majority stockholder, owning approximately 69.3% of our common stock (based on 29,816,161 shares outstanding as of December 31, 2022 and 146,627,565 shares issued pursuant to the Private Placement). If this proposal is approved by the stockholders, the Private Placement will result in a change of control under Nasdaq Listing Rule 5635(b).
We are, therefore, seeking stockholder approval for the sale and issuance of the shares to occur at the closing and in connection with the Private Placement to satisfy the requirements of Nasdaq Listing Rules 5635(b).
Dilution and Impact on Existing Stockholders
The issuance of the shares of our common stock, which are the subject of this proposal would have a dilutive effect on current stockholders in that the percentage ownership of the Company held by such current stockholders will decline as a result of the issuance. This means also that our existing stockholders will own a smaller interest in the Company as a result of such issuance and therefore have less ability to influence significant corporate decisions requiring stockholder approval. Issuance of our common stock pursuant to this proposal could also have a dilutive effect on book value per share and any future earnings per share. Dilution of equity interests could also cause the prevailing market price for our common stock to decline.
Following the closing of the Private Placement, Accelmed will become our majority stockholder, owning approximately 69.3% of our common stock (based on 29,816,161 shares outstanding as of December 31, 2022 and 146,627,565 shares issued pursuant to the Private Placement), and a majority of our Board members will be designees of Accelmed. By selling a controlling interest to Accelmed in the Private Placement:
•
Accelmed would be able to significantly influence our management and affairs and matters requiring stockholder approval, including the election of directors and the approval of significant corporate transactions, such as mergers, consolidations or the sale of all or substantially all of our assets;

•	the concentration of voting power could deter or prevent a change in control that might otherwise be beneficial to our stockholders; and
•
the interests of Accelmed may be different than the interests of other stockholders, and Accelmed’s control and voting power could enable them to take certain actions that may not be in the best interests of our stockholders.

Following the closing of the Private Placement, we would be treated as a “controlled company” under the rules of Nasdaq. As a controlled company, we would not be required to have a majority independent Board and our compensation committee and nominating and corporate governance committee would no longer be required to be composed solely of independent directors.
Consequences if Stockholder Approval is Not Obtained
If we do not obtain the requisite stockholder approval of the Private Placement Proposal at the Special Meeting, the closing of the Private Placement will not occur. Accordingly, we would not receive the gross proceeds of approximately $30 million from the purchasers as payment for the shares of our common stock, and such funds will not be available to pursue the activities described below, substantially limiting our growth potential and we may be unable to continue as a going concern in the near term. Without the approval of the Private Placement Proposal at the Special Meeting and the consummation of the Private Placement, there is a significant likelihood that the Company will need to seek bankruptcy protection in the near term, which may result in the Company’s stockholders receiving no or very little value in respect of their shares of the Company’s common stock.
Use of Proceeds
We intend to use the net proceeds from the Private Placement to support operations, research and development activities, working capital, and other general corporate purposes. We may find it necessary or advisable to use the net proceeds for other purposes, and management will have broad discretion in the application of the net proceeds.
Interests of Directors and Executive Officers
Except as set out below, our directors and executive officers have no substantial interests, directly or indirectly, in the Private Placement except to the extent of their beneficial ownership of shares of our common stock. Each of our directors and executive officers have signed a Voting Side Letter to vote in favor of each of the proposals set forth in this Proxy Statement.
Approval of the Private Placement Proposal is required to issue the Shares to be sold in the Private Placement. Ali Behbahani is a member of the Board and is affiliated with New Enterprise Associates, which is participating in the Private Placement. New Enterprise Associates holds approximately 33.5% of our outstanding shares of common stock (based on 29,816,161 shares outstanding as of December 31, 2022) and at the closing of the Private Placement, will purchase an additional 24,437,927 shares and hold approximately 19.5% of our outstanding shares of common stock (based on 29,816,161 shares outstanding as of December 31, 2022 and 146,627,565 shares issued pursuant to the Private Placement). Dr. Behbahani is a general partner of New Enterprise Associates. Dr. Behbahani and New Enterprise Associates have each signed a Voting Side Letter to vote in favor of proposals set forth in this Proxy Statement.
Ross A. Jaffe is also a member of the Board and a part-time advisor to New Enterprise Associates. Dr. Jaffe is a managing director of Versant Ventures IV, LLC (“Versant Ventures”), whose affiliates held approximately 5.6% of our outstanding shares of common stock as of December 31, 2022. None of Dr. Jaffe, Versant Ventures or its affiliates are purchasing shares in the Private Placement but Dr. Jaffe and Versant Ventures have each signed a Voting Side Letter to vote in favor of the proposals set forth in this Proxy Statement.
The closing of the Private Placement would result a change in control as defined under our 2021 Plan. Under our 2021 Plan, in the event of a change in control, each outstanding equity award granted under our 2021 Plan that is held by a non-employee director will fully vest, all restrictions on the shares subject to such award will lapse, and with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all of the shares subject to such award will become fully exercisable, if applicable. Each of our non-employee directors have agreed to waive the right to the acceleration of vesting terms for outstanding equity awards under our 2021 Plan that would be triggered by the change in control in connection with the Private Placement.
We have entered into change in control and severance agreements with all of our executive officers. The closing of the Private Placement would result in a change in control under such agreements except with respect to Todd Usen, our President and Chief Executive Officer whose agreement is not triggered in the case of a bona fide financing such as the Private Placement. As a result, if within the 3-month period prior to or the 12-month period following the closing of the Private Placement, we terminate the employment of an executive officer other than Todd Usen without “cause” (excluding death or disability) or the executive resigns for “good reason” (as such terms are defined in the applicable agreement), and within 60 days following such termination, such executive officer executes a waiver and release of claims in our favor that becomes effective and irrevocable, such executive officer will be entitled to receive the (i) a lump sum payment equal to 12 months of such executive officer’s then-current annual base salary, (ii) a lump sum payment equal to such executive officer’s applicable target bonus, prorated based on the number of calendar days such executive was employed with us in the calendar year of termination, (iii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for such executive officer and the executive’s respective eligible dependents for up to 12 months, and (iv) vesting acceleration as to 100% of the then-unvested shares subject to each of such executive officer’s then outstanding equity awards (and in the case of awards with performance-based vesting, unless the applicable award agreement governing such award provides otherwise, all performance goals and other vesting criteria will be deemed achieved at target levels of achievement).
Pursuant to each such applicable executive officer’s change in control and severance agreement, if, outside of the 3-month period prior to or the 12-month period following the Private Placement, we terminate the employment of such executive officer without cause (excluding death or disability) or the executive resigns for good reason, and within 60 days following such termination, the officer executes a waiver and release of claims in our favor that becomes effective and irrevocable, such executive officer will be entitled to receive (i) a lump sum payment equal to 9 months of such executive officer’s then-current annual base salary, (ii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for such executive officer and such officer’s respective eligible dependents for up to 9 months, and (iii) vesting acceleration as to the number of the then-unvested shares subject to each of such executive officer’s then-outstanding compensatory equity awards that would have vested had such executive officer remained our employee for an additional 9 months following the termination.
Vote Required
The approval of Proposal 1 (the Private Placement Proposal) requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote AGAINST this proposal. Each broker non-vote will be counted for purposes of determining the presence or absence of a quorum but will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE PRIVATE PLACEMENT PROPOSAL

PROPOSAL 2:
APPROVAL OF AN AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD
We are asking you to adopt an Amended and Restated Certificate of Incorporation (our “Proposed Charter”) that, among other things, would declassify the Board. Our existing Amended and Restated Certificate of Incorporation (our “Current Charter”) currently provides that the Board be divided into three classes, with members of each class of directors serving a three-year term. The classification of the Board results in staggered elections, with a different class of directors standing for election each year. The Purchase Agreement requires us to use our reasonable best efforts to solicit stockholder approval of the Proposed Charter, which is attached as an exhibit to the Purchase Agreement and includes this proposed amendment. If, despite the Company’s reasonable best efforts, stockholder approval is not obtained, the Company shall cause an additional stockholder meeting to be held every three months thereafter until such stockholder approval is obtained. Stockholder approval is a condition to the closing of the Purchase Agreement.
If this proposal is approved by our stockholders, each director in office following the closing of the Private Placement will be up for election at the next annual meeting of stockholders and until his or her successor has been duly elected and qualified, and each director elected after this Special Meeting shall hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified, subject, however, in each case, to such director’s earlier death, resignation, disqualification or removal. This proposal, if approved, would not change our Board’s authority to change the present number of directors and to fill any vacancies or newly created directorships. Any director appointed to fill newly created director seats or vacancies would hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified, subject, however, to such director’s earlier death, resignation, or removal.
In addition, a provision in a Delaware corporation’s organizational documents that provides that a director may only be removed “for cause” by the stockholders is not valid if the corporation has a nonclassified Board. As a result, the Proposed Charter provides that directors may be removed by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Company entitled to vote in the election of directors.
Accelmed requested this amendment in connection with the Private Placement. As a result of the declassification of our Board, following the Private Placement, Accelmed would be able to elect all the directors at the next annual meeting of stockholders.
This description of the effect of Proposal 2 is a summary and is qualified by the full text of the Proposed Charter, which is attached to this Proxy Statement as Appendix C and incorporated herein by reference (subject to revision as described under “Partial Stockholder Approval of Recommended Charter Amendments” if our stockholders approve only some of the amendments in the Proposed Charter recommended by the Board in this Proxy Statement). The attached Proposed Charter is marked to show the amendments to the Current Charter, with deletions indicated by strike-outs and additions indicated by underlining.
Interests of Directors and Executive Officers
Except as set out below, our directors and executive officers have no substantial interests, directly or indirectly, in the Private Placement except to the extent of their beneficial ownership of shares of our common stock. Each of our directors and executive officers have signed a Voting Side Letter to vote in favor of each of the proposals set forth in this Proxy Statement.
Approval of Proposal 2 is a condition to closing the Private Placement. Ali Behbahani is a member of the Board and is affiliated with New Enterprise Associates, which is participating in the Private Placement. New Enterprise Associates holds approximately 33.5% of our outstanding shares of common stock (based on 29,816,161 shares outstanding as of December 31, 2022) and at the closing of the Private Placement, will purchase an additional 24,437,927 shares and hold approximately 19.5% of our outstanding shares of common stock. Dr. Behbahani is a general partner of New Enterprise Associates (based on 29,816,161 shares outstanding as of December 31, 2022 and 146,627,565 shares issued pursuant to the Private Placement). Dr. Behbahani and New Enterprise Associates have each signed a Voting Side Letter to vote in favor of the Private Placement and certain other proposals as described in more detail above.

Ross A. Jaffe is also a member of the Board and a part-time advisor to New Enterprise Associates. Dr. Jaffe is a managing director of Versant Ventures, whose affiliates held approximately 5.6% of our outstanding shares of common stock as of December 31, 2022. None of Dr. Jaffe, Versant Ventures or its affiliates are purchasing shares in the Private Placement but Dr. Jaffe and Versant Ventures have each signed a Voting Side Letter to vote in favor of the proposals set forth in this Proxy Statement.
The closing of the Private Placement would result a change in control as defined under our 2021 Plan. Under our 2021 Plan, in the event of a change in control, each outstanding equity award granted under our 2021 Plan that is held by a non-employee director will fully vest, all restrictions on the shares subject to such award will lapse, and with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all of the shares subject to such award will become fully exercisable, if applicable. Each of our non-employee directors have agreed to waive the right to the acceleration of vesting terms for outstanding equity awards under our 2021 Plan that would be triggered by the change in control in connection with the Private Placement.
We have entered into change in control and severance agreements with all of our executive officers. The closing of the Private Placement would result in a change in control under such agreements except with respect to Todd Usen, our President and Chief Executive Officer whose agreement is not triggered in the case of a bona fide financing such as the Private Placement. As a result, if within the 3-month period prior to or the 12-month period following the closing of the Private Placement, we terminate the employment of an executive officer other than Todd Usen without “cause” (excluding death or disability) or the executive resigns for “good reason” (as such terms are defined in the applicable agreement), and within 60 days following such termination, such executive officer executes a waiver and release of claims in our favor that becomes effective and irrevocable, such executive officer will be entitled to receive the (i) a lump sum payment equal to 12 months of such executive officer’s then-current annual base salary, (ii) a lump sum payment equal to such executive officer’s applicable target bonus, prorated based on the number of calendar days such executive was employed with us in the calendar year of termination, (iii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for such executive officer and the executive’s respective eligible dependents for up to 12 months, and (iv) vesting acceleration as to 100% of the then-unvested shares subject to each of such executive officer’s then outstanding equity awards (and in the case of awards with performance-based vesting, unless the applicable award agreement governing such award provides otherwise, all performance goals and other vesting criteria will be deemed achieved at target levels of achievement).
Pursuant to each such applicable executive officer’s change in control and severance agreement, if, outside of the 3-month period prior to or the 12-month period following the Private Placement, we terminate the employment of such executive officer without cause (excluding death or disability) or the executive resigns for good reason, and within 60 days following such termination, the officer executes a waiver and release of claims in our favor that becomes effective and irrevocable, such executive officer will be entitled to receive (i) a lump sum payment equal to 9 months of such executive officer’s then-current annual base salary, (ii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for such executive officer and such officer’s respective eligible dependents for up to 9 months, and (iii) vesting acceleration as to the number of the then-unvested shares subject to each of such executive officer’s then-outstanding compensatory equity awards that would have vested had such executive officer remained our employee for an additional 9 months following the termination.
Vote Required
Approval of Proposal 2 requires FOR votes from the holders of a 66 2∕3% of the outstanding voting securities of the Company, voting together as a single class. Abstentions and broker non-votes will have the same effect as a vote AGAINST the proposal. Approval of Proposal 2 is also conditioned on the approval of the Private Placement Proposal. If the Private Placement Proposal is not approved, our Board will not implement Proposal 2, even if it is approved by the requisite vote of our stockholders.
If the Private Placement Proposal and any of Proposals 2, 3, 4, 5, and 6 (collectively, the “Proposed Charter Proposals”) are approved by the requisite number of our stockholders, we expect to file the an amendment and restatement of the Current Charter to address such Proposed Charter Proposals that are so approved (an “Approved Proposed Charter Proposal Amendment”) with the Secretary of State of the State of Delaware at such time when the other conditions to closing the Private Placement are either satisfied or duly waived, which Approved Proposed Charter Proposal Amendment will become effective at the time of filing.

Notwithstanding the foregoing, at any time prior to the effectiveness of the filing of an Approved Proposed Charter Proposal Amendment with the Secretary of State of the State of Delaware, our Board reserves the right to abandon the Approved Proposed Charter Proposal Amendment and not to file the Proposed Charter, even if one or more of the Proposed Charter Proposals are approved by our stockholders, if our Board, in its discretion, determines that the Approved Proposed Charter Proposal Amendment is no longer in the best interests of our Company or our stockholders.
If none of (1) the Private Placement Proposal and (2) any of the Proposed Charter Proposals is approved by the requisite vote of our stockholders, then no Approved Proposed Charter Proposal Amendment will be filed with the Secretary of State of the State of Delaware and our Current Charter will remain in place and our Board will remain classified.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL 2

PROPOSAL 3:
APPROVAL OF AN AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PERMIT STOCKHOLDERS TO CALL SPECIAL MEETINGS
We are asking you to adopt our Proposed Charter to permit our stockholders to call special meetings. The Current Charter prohibits stockholders from calling special meetings. The Purchase Agreement requires us to use our reasonable best efforts to solicit stockholder approval of the Proposed Charter, which is attached as an exhibit to the Purchase Agreement and includes this proposed amendment. If, despite the Company’s reasonable best efforts, stockholder approval is not obtained, the Company shall cause an additional stockholder meeting to be held every three months thereafter until such stockholder approval is obtained. Stockholder approval is a condition to the closing of the Purchase Agreement.
The Proposed Charter provides that stockholders of the Company may call a special meeting by written notice to the Company signed by the holders of a majority of all the votes entitled to be cast on the issue proposed in such notice.
Accelmed requested this amendment in connection with the Private Placement. If stockholders are able to call special meetings, following the Private Placement, Accelmed would be able to call a special meeting and would control any approvals at such meeting that require a majority vote of stockholders.
This description of the effect of Proposal 3 is a summary and is qualified by the full text of the Proposed Charter, which is attached to this Proxy Statement as Appendix C and incorporated herein by reference (subject to revision as described under “Partial Stockholder Approval of Recommended Charter Amendments” if our stockholders approve only some of the amendments in the Proposed Charter recommended by the Board in this Proxy Statement). The attached Proposed Charter is marked to show the amendments to the Current Charter, with deletions indicated by strike-outs and additions indicated by underlining.
Interests of Directors and Executive Officers
Except as set out below, our directors and executive officers have no substantial interests, directly or indirectly, in the Private Placement except to the extent of their beneficial ownership of shares of our common stock. Each of our directors and executive officers have signed a Voting Side Letter to vote in favor of each of the proposals set forth in this Proxy Statement.
Approval of Proposal 3 is a condition to closing the Private Placement. Ali Behbahani is a member of the Board and is affiliated with New Enterprise Associates, which is participating in the Private Placement. New Enterprise Associates holds approximately 33.5% of our outstanding shares of common stock (based on 29,816,161 shares outstanding as of December 31, 2022) and at the closing of the Private Placement, will purchase an additional 24,437,927 shares and hold approximately 19.5% of our outstanding shares of common stock (based on 29,816,161 shares outstanding as of December 31, 2022 and 146,627,565 shares issued pursuant to the Private Placement). Dr. Behbahani is a general partner of New Enterprise Associates. Dr. Behbahani and New Enterprise Associates have each signed a Voting Side Letter to vote in favor of the proposals set forth in this Proxy Statement.
Ross A. Jaffe is also a member of the Board and a part-time advisor to New Enterprise Associates. Dr. Jaffe is a managing director of Versant Ventures, whose affiliates held approximately 5.6% of our outstanding shares of common stock as of December 31, 2022. None of Dr. Jaffe, Versant Ventures or its affiliates are purchasing shares in the Private Placement but Dr. Jaffe and Versant Ventures have each signed a Voting Side Letter to vote in favor of the proposals set forth in this Proxy Statement.
The closing of the Private Placement would result a change in control as defined under our 2021 Plan. Under our 2021 Plan, in the event of a change in control, each outstanding equity award granted under our 2021 Plan that is held by a non-employee director will fully vest, all restrictions on the shares subject to such award will lapse, and with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all of the shares subject to such award will become fully exercisable, if applicable. Each of our non-employee directors have agreed to waive the right to the acceleration of vesting terms for outstanding equity awards under our 2021 Plan that would be triggered by the change in control in connection with the Private Placement.
We have entered into change in control and severance agreements with all of our executive officers. The closing of the Private Placement would result in a change in control under such agreements except with respect to Todd Usen, our President and Chief Executive Officer whose agreement is not triggered in the case of a bona fide financing such as the Private Placement. As a result, if within the 3-month period prior to or the 12-month period following the closing of the Private Placement, we terminate the employment of an executive officer other than Todd Usen without “cause” (excluding death or disability) or the executive resigns for “good reason” (as such terms are defined in the applicable agreement), and within 60 days following such termination, such executive officer executes a waiver and release of claims in our favor that becomes effective and irrevocable, such executive officer will be entitled to receive the (i) a lump sum payment equal to 12 months of such executive officer’s then-current annual base salary, (ii) a lump sum payment equal to such executive officer’s applicable target bonus, prorated based on the number of calendar days such executive was employed with us in the calendar year of termination, (iii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for such executive officer and the executive’s respective eligible dependents for up to 12 months, and (iv) vesting acceleration as to 100% of the then-unvested shares subject to each of such executive officer’s then outstanding equity awards (and in the case of awards with performance-based vesting, unless the applicable award agreement governing such award provides otherwise, all performance goals and other vesting criteria will be deemed achieved at target levels of achievement).
Pursuant to each such applicable executive officer’s change in control and severance agreement, if, outside of the 3-month period prior to or the 12-month period following the Private Placement, we terminate the employment of such executive officer without cause (excluding death or disability) or the executive resigns for good reason, and within 60 days following such termination, the officer executes a waiver and release of claims in our favor that becomes effective and irrevocable, such executive officer will be entitled to receive (i) a lump sum payment equal to 9 months of such executive officer’s then-current annual base salary, (ii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for such executive officer and such officer’s respective eligible dependents for up to 9 months, and (iii) vesting acceleration as to the number of the then-unvested shares subject to each of such executive officer’s then-outstanding compensatory equity awards that would have vested had such executive officer remained our employee for an additional 9 months following the termination.
Vote Required
Approval of Proposal 3 requires FOR votes from the holders of a 66 2∕3% of the outstanding voting securities of the Company, voting together as a single class. Abstentions and broker non-votes will have the same effect as a vote AGAINST the proposal. Approval of Proposal 3 is also conditioned on the approval of the Private Placement Proposal. If the Private Placement Proposal is not approved, our Board will not implement Proposal 3, even if it is approved by the requisite vote of our stockholders.
If the Private Placement Proposal and any of the Proposed Charter Proposals are approved by the requisite number of our stockholders, we expect to file the applicable Approved Proposed Charter Proposal Amendment with the Secretary of State of the State of Delaware at such time when the other conditions to closing the Private Placement are either satisfied or duly waived, which Approved Proposed Charter Proposal Amendment will become effective at the time of filing.
Notwithstanding the foregoing, at any time prior to the effectiveness of the filing of an Approved Proposed Charter Proposal Amendment with the Secretary of State of the State of Delaware, our Board reserves the right to abandon the Approved Proposed Charter Proposal Amendment and not to file the Proposed Charter, even if one or more of the Proposed Charter Proposals are approved by our stockholders, if our Board, in its discretion, determines that the Approved Proposed Charter Proposal Amendment is no longer in the best interests of our Company or our stockholders.
If none of (1) the Private Placement Proposal and (2) any of the Proposed Charter Proposals is approved by the requisite vote of our stockholders, then no Approved Proposed Charter Proposal Amendment will be filed with the Secretary of State of the State of Delaware and our Current Charter will remain in place and stockholders will continue to be prohibited from calling special meetings.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL 3

PROPOSAL 4:
APPROVAL OF AN AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS
We are asking you to adopt our Proposed Charter to reduce certain voting requirements contained in our Current Charter. Our Current Charter requires the affirmative vote of the holders of at least 66 2∕3% of the total voting power of outstanding voting securities of the Company, voting together as a single class, for stockholders to approve certain amendments to our certificate of incorporation (the “supermajority voting requirements”). We are seeking stockholder approval to eliminate these supermajority voting requirements from our Current Charter.
The Purchase Agreement requires us to use our reasonable best efforts to solicit stockholder approval of the Proposed Charter, which is attached as an exhibit to the Purchase Agreement and includes this proposed amendment. If, despite the Company’s reasonable best efforts, stockholder approval is not obtained, the Company shall cause an additional stockholder meeting to be held every three months thereafter until such stockholder approval is obtained. Stockholder approval is a condition to the closing of the Purchase Agreement.
If Proposal 4 is approved by our stockholders, the voting standard for stockholder approval of any future amendments to our certificate of incorporation or our bylaws, and for stockholders to remove directors, would be by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of our stock entitled to vote thereon, voting together as a single class, which is the default voting standard under the DGCL. Our Board will retain the right to amend, alter, change, or repeal any provision of our certificate of incorporation or our bylaws without seeking approval of our stockholders, where permitted by the DGCL.
As a result of eliminating supermajority voting requirements, following the Private Placement, Accelmed would be able to control certain amendments to our certificate of incorporation so long as it beneficially owns a majority of our common stock.
This description of the effect of Proposal 4 is a summary and is qualified by the full text of the Proposed Charter, which is attached to this Proxy Statement as Appendix C and incorporated herein by reference (subject to revision as described under “Partial Stockholder Approval of Recommended Charter Amendments” if our stockholders approve only some of the amendments in the Proposed Charter recommended by the Board in this Proxy Statement). The attached Proposed Charter is marked to show the amendments to the Current Charter, with deletions indicated by strike-outs and additions indicated by underlining.
Interests of Directors and Executive Officers
Except as set out below, our directors and executive officers have no substantial interests, directly or indirectly, in the Private Placement except to the extent of their beneficial ownership of shares of our common stock. Each of our directors and executive officers have signed a Voting Side Letter to vote in favor of each of the proposals set forth in this Proxy Statement.
Approval of Proposal 4 is a condition to closing the Private Placement. Ali Behbahani is a member of the Board and is affiliated with New Enterprise Associates, which is participating in the Private Placement. New Enterprise Associates holds approximately 33.5% of our outstanding shares of common stock (based on 29,816,161 shares outstanding as of December 31, 2022) and at the closing of the Private Placement, will purchase an additional 24,437,927 shares and hold approximately 19.5% of our outstanding shares of common stock (based on 29,816,161 shares outstanding as of December 31, 2022 and 146,627,565 shares issued pursuant to the Private Placement). Dr. Behbahani is a general partner of New Enterprise Associates. Dr. Behbahani and New Enterprise Associates have each signed a Voting Side Letter to vote in favor of the proposals set forth in this Proxy Statement.
Ross A. Jaffe is also a member of the Board and a part-time advisor to New Enterprise Associates. Dr. Jaffe is a managing director of Versant Ventures, whose affiliates held approximately 5.6% of our outstanding shares of common stock as of December 31, 2022. None of Dr. Jaffe, Versant Ventures or its affiliates are purchasing shares in the Private Placement but Dr. Jaffe and Versant Ventures have each signed a Voting Side Letter to vote in favor of the proposals set forth in this Proxy Statement.
The closing of the Private Placement would result a change in control as defined under our 2021 Plan. Under our 2021 Plan, in the event of a change in control, each outstanding equity award granted under our 2021 Plan that is held by a non-employee director will fully vest, all restrictions on the shares subject to such award will lapse, and with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all of the shares subject to such award will become fully exercisable, if applicable. Each of our non-employee directors have agreed to waive the right to the acceleration of vesting terms for outstanding equity awards under our 2021 Plan that would be triggered by the change in control in connection with the Private Placement.
We have entered into change in control and severance agreements with all of our executive officers. The closing of the Private Placement would result in a change in control under such agreements except with respect to Todd Usen, our President and Chief Executive Officer whose agreement is not triggered in the case of a bona fide financing such as the Private Placement. As a result, if within the 3-month period prior to or the 12-month period following the closing of the Private Placement, we terminate the employment of an executive officer other than Todd Usen without “cause” (excluding death or disability) or the executive resigns for “good reason” (as such terms are defined in the applicable agreement), and within 60 days following such termination, such executive officer executes a waiver and release of claims in our favor that becomes effective and irrevocable, such executive officer will be entitled to receive the (i) a lump sum payment equal to 12 months of such executive officer’s then-current annual base salary, (ii) a lump sum payment equal to such executive officer’s applicable target bonus, prorated based on the number of calendar days such executive was employed with us in the calendar year of termination, (iii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for such executive officer and the executive’s respective eligible dependents for up to 12 months, and (iv) vesting acceleration as to 100% of the then-unvested shares subject to each of such executive officer’s then outstanding equity awards (and in the case of awards with performance-based vesting, unless the applicable award agreement governing such award provides otherwise, all performance goals and other vesting criteria will be deemed achieved at target levels of achievement).
Pursuant to each such applicable executive officer’s change in control and severance agreement, if, outside of the 3-month period prior to or the 12-month period following the Private Placement, we terminate the employment of such executive officer without cause (excluding death or disability) or the executive resigns for good reason, and within 60 days following such termination, the officer executes a waiver and release of claims in our favor that becomes effective and irrevocable, such executive officer will be entitled to receive (i) a lump sum payment equal to 9 months of such executive officer’s then-current annual base salary, (ii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for such executive officer and such officer’s respective eligible dependents for up to 9 months, and (iii) vesting acceleration as to the number of the then-unvested shares subject to each of such executive officer’s then-outstanding compensatory equity awards that would have vested had such executive officer remained our employee for an additional 9 months following the termination.
Vote Required
Approval of Proposal 4 requires FOR votes from the holders of a 66 2∕3% of the outstanding voting securities of the Company, voting together as a single class. Abstentions and broker non-votes will have the same effect as a vote AGAINST the proposal. Approval of Proposal 4 is also conditioned on the approval of the Private Placement Proposal. If the Private Placement Proposal is not approved, our Board will not implement Proposal 4, even if it is approved by the requisite vote of our stockholders.
If the Private Placement Proposal and any of the Proposed Charter Proposals are approved by the requisite number of our stockholders, we expect to file the applicable Approved Proposed Charter Proposal Amendment with the Secretary of State of the State of Delaware at such time when the other conditions to closing the Private Placement are either satisfied or duly waived, which Approved Proposed Charter Proposal Amendment will become effective at the time of filing.
Notwithstanding the foregoing, at any time prior to the effectiveness of the filing of an Approved Proposed Charter Proposal Amendment with the Secretary of State of the State of Delaware, our Board reserves the right to abandon the Approved Proposed Charter Proposal Amendment and not to file the Proposed Charter, even if one or more of the Proposed Charter Proposals are approved by our stockholders, if our Board, in its discretion, determines that the Approved Proposed Charter Proposal Amendment is no longer in the best interests of our Company or our stockholders.

If none of (1) the Private Placement Proposal and (2) any of the Proposed Charter Proposals is approved by the requisite vote of our stockholders, then no Approved Proposed Charter Proposal Amendment will be filed with the Secretary of State of the State of Delaware and our Current Charter will remain in place and supermajority voting requirements will remain in effect.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL 4

PROPOSAL 5:
APPROVAL OF AN AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PERMIT STOCKHOLDER ACTION BY WRITTEN CONSENT AND TO REQUIRE STOCKHOLDER APPROVAL FOR ISSUANCES OF PREFERRED STOCK
We are asking you to adopt our Proposed Charter to grant stockholders the right to act by written consent and to require stockholder approval for issuances of preferred stock. The Current Charter prohibits stockholders from acting by written consent and permits the Board to issue preferred stock without stockholder approval. The Purchase Agreement requires us to use our reasonable best efforts to solicit stockholder approval of the Proposed Charter, including these amendments, which is attached as an exhibit to the Purchase Agreement and includes this proposed amendment. If, despite the Company’s reasonable best efforts, stockholder approval is not obtained, the Company shall cause an additional stockholder meeting to be held every three months thereafter until such stockholder approval is obtained. Stockholder approval is a condition to the closing of the Purchase Agreement.
Accelmed requested this amendment in connection with the Private Placement. As a result of granting stockholders the right to act by written consent and requiring stockholder approval for issuances of preferred stock, following the Private Placement, Accelmed would be able to give majority stockholder approval of corporate actions through written consent without holding a special meeting of stockholders and would be able to prevent the issuance of preferred stock.
This description of the effect of Proposal 5 is a summary and is qualified by the full text of the Proposed Charter, which is attached to this Proxy Statement as Appendix C and incorporated herein by reference (subject to revision as described under “Partial Stockholder Approval of Recommended Charter Amendments” if our stockholders approve only some of the amendments in the Proposed Charter recommended by the Board in this Proxy Statement). The attached Proposed Charter is marked to show the amendments to the Current Charter, with deletions indicated by strike-outs and additions indicated by underlining.
Interests of Directors and Executive Officers
Except as set out below, our directors and executive officers have no substantial interests, directly or indirectly, in the Private Placement except to the extent of their beneficial ownership of shares of our common stock. Each of our directors and executive officers have signed a Voting Side Letter to vote in favor of each of the proposals set forth in this Proxy Statement.
Approval of Proposal 5 is a condition to closing the Private Placement. Ali Behbahani is a member of the Board and is affiliated with New Enterprise Associates, which is participating in the Private Placement. New Enterprise Associates holds approximately 33.5% of our outstanding shares of common stock (based on 29,816,161 shares outstanding as of December 31, 2022) and at the closing of the Private Placement, will purchase an additional 24,437,927 shares and hold approximately 19.5% of our outstanding shares of common stock (based on 29,816,161 shares outstanding as of December 31, 2022 and 146,627,565 shares issued pursuant to the Private Placement). Dr. Behbahani is a general partner of New Enterprise Associates. Dr. Behbahani and New Enterprise Associates have each signed a Voting Side Letter to vote in favor of the proposals set forth in this Proxy Statement.
Ross A. Jaffe is also a member of the Board and a part-time advisor to New Enterprise Associates. Dr. Jaffe is a managing director of Versant Ventures, whose affiliates held approximately 5.6% of our outstanding shares of common stock as of December 31, 2022. None of Dr. Jaffe, Versant Ventures or its affiliates are purchasing shares in the Private Placement but Dr. Jaffe and Versant Ventures have each signed a Voting Side Letter to vote in favor of the proposals set forth in this Proxy Statement.
The closing of the Private Placement would result a change in control as defined under our 2021 Plan. Under our 2021 Plan, in the event of a change in control, each outstanding equity award granted under our 2021 Plan that is held by a non-employee director will fully vest, all restrictions on the shares subject to such award will lapse, and with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all of the shares subject to such award will become fully exercisable, if applicable. Each of our non-employee directors have agreed to waive the right to the acceleration of vesting terms for outstanding equity awards under our 2021 Plan that would be triggered by the change in control in connection with the Private Placement.
We have entered into change in control and severance agreements with all of our executive officers. The closing of the Private Placement would result in a change in control under such agreements except with respect to Todd Usen, our President and Chief Executive Officer whose agreement is not triggered in the case of a bona fide financing such as the Private Placement. As a result, if within the 3-month period prior to or the 12-month period following the closing of the Private Placement, we terminate the employment of an executive officer other than Todd Usen without “cause” (excluding death or disability) or the executive resigns for “good reason” (as such terms are defined in the applicable agreement), and within 60 days following such termination, such executive officer executes a waiver and release of claims in our favor that becomes effective and irrevocable, such executive officer will be entitled to receive the (i) a lump sum payment equal to 12 months of such executive officer’s then-current annual base salary, (ii) a lump sum payment equal to such executive officer’s applicable target bonus, prorated based on the number of calendar days such executive was employed with us in the calendar year of termination, (iii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for such executive officer and the executive’s respective eligible dependents for up to 12 months, and (iv) vesting acceleration as to 100% of the then-unvested shares subject to each of such executive officer’s then outstanding equity awards (and in the case of awards with performance-based vesting, unless the applicable award agreement governing such award provides otherwise, all performance goals and other vesting criteria will be deemed achieved at target levels of achievement).
Pursuant to each such applicable executive officer’s change in control and severance agreement, if, outside of the 3-month period prior to or the 12-month period following the Private Placement, we terminate the employment of such executive officer without cause (excluding death or disability) or the executive resigns for good reason, and within 60 days following such termination, the officer executes a waiver and release of claims in our favor that becomes effective and irrevocable, such executive officer will be entitled to receive (i) a lump sum payment equal to 9 months of such executive officer’s then-current annual base salary, (ii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for such executive officer and such officer’s respective eligible dependents for up to 9 months, and (iii) vesting acceleration as to the number of the then-unvested shares subject to each of such executive officer’s then-outstanding compensatory equity awards that would have vested had such executive officer remained our employee for an additional 9 months following the termination.
Vote Required
Approval of Proposal 5 requires FOR votes from the holders of a 66 2∕3% of the outstanding voting securities of the Company, voting together as a single class. Abstentions and broker non-votes will have the same effect as a vote AGAINST the proposal. Approval of Proposal 5 is also conditioned on the approval of the Private Placement Proposal. If the Private Placement Proposal is not approved, our Board will not implement Proposal 4, even if it is approved by the requisite vote of our stockholders.
If the Private Placement Proposal and any of the Proposed Charter Proposals are approved by the requisite number of our stockholders, we expect to file the applicable Approved Proposed Charter Proposal Amendment with the Secretary of State of the State of Delaware at such time when the other conditions to closing the Private Placement are either satisfied or duly waived, which Approved Proposed Charter Proposal Amendment will become effective at the time of filing.
Notwithstanding the foregoing, at any time prior to the effectiveness of the filing of an Approved Proposed Charter Proposal Amendment with the Secretary of State of the State of Delaware, our Board reserves the right to abandon the Approved Proposed Charter Proposal Amendment and not to file the Proposed Charter, even if one or more of the Proposed Charter Proposals are approved by our stockholders, if our Board, in its discretion, determines that the Approved Proposed Charter Proposal Amendment is no longer in the best interests of our Company or our stockholders.
If none of (1) the Private Placement Proposal and (2) any of the Proposed Charter Proposals is approved by the requisite vote of our stockholders, then no Approved Proposed Charter Proposal Amendment will be filed with the Secretary of State of the State of Delaware and our Current Charter will remain in place and stockholders will continue to be prohibited from acting by written consent and the Board will remain permitted to issue preferred stock without stockholder approval.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL 5

PROPOSAL 6:
APPROVAL OF THE SHARE INCREASE PROPOSAL
We are asking you to adopt our Proposed Charter to increase the number of authorized shares of our common stock from 100,000,000 to 300,000,000 and proportional increase in the number of our preferred stock from 5,000,000 to 15,000,000 (which amounts are not otherwise affected by the Reverse Split Proposals). As a matter of Delaware law, implementation of a reverse stock split does not require a change in the total number of authorized shares of our common stock or preferred stock under our Proposed Charter. The increase in the authorized number of shares of common stock is designed to ensure there is sufficient capacity to fulfill our obligations to issue shares as part of our Private Placement. In addition to the shares of common stock to be issued as part of the Private Placement, an increase in the authorized number of shares of our common stock will also allow us the flexibility to issue shares of common stock for other purposes, including in connection with the proposed increase in the share reserves under our 2021 Plan (Proposal 9) and under our ESPP (Proposal 10) and any additional equity financing that we may undertake in the future. The increase in the number of authorized shares of preferred stock is designed to be proportional to the increase in the number of authorized shares of common stock. Our Board may also choose to issue shares of common stock or preferred stock in connection with future capital raising transactions, strategic partnerships and collaborations or acquisitions, and for other purposes, although we do not currently have any commitments or plans to do so.
The Purchase Agreement requires us to use our reasonable best efforts to solicit stockholder approval of the Proposed Charter, including these amendments, which is attached as an exhibit to the Purchase Agreement and includes this proposed amendment. If, despite the Company’s reasonable best efforts, stockholder approval is not obtained, the Company shall cause an additional stockholder meeting to be held every three months thereafter until such stockholder approval is obtained. Stockholder approval is a condition to the closing of the Purchase Agreement.
This description of Proposal 6 is a summary and is qualified by the full text of the Proposed Charter, which is attached to this Proxy Statement as Appendix C and incorporated herein by reference (subject to revision as described under “Partial Stockholder Approval of Recommended Charter Amendments” if our stockholders approve only some of the amendments in the Proposed Charter recommended by the Board in this Proxy Statement). The attached Proposed Charter is marked to show the amendments to the Current Charter, with deletions indicated by strike-outs and additions indicated by underlining.
Increase in % of Unissued/Unreserved versus Issued/Reserved for Issuance:
Effect With Approval of Reverse Stock Split
Assuming stockholder approval of the Share Increase Proposal and the Reverse Stock Split Proposal, at the time of the reverse stock split, the number of authorized shares of the Company’s common stock would be increased to 300,000,000 and the number of authorized shares of the Company’s preferred stock would be increased to 15,000,000. The par value per share of our each of our common stock and our preferred stock would remain unchanged at $0.001 per share after the reverse stock split.
On a post-split basis we anticipate that the proportion of our shares of common stock outstanding or reserved for issuance would decrease as compared to our authorized but unissued and unreserved shares of common stock. For example, as of December 31, 2022, the 29,816,161 shares of our common stock outstanding represented approximately 29.8% of the 100,000,000 total shares of common stock authorized under our Current Charter, while the 33,784,427 fully-diluted outstanding shares of our common stock equal to the sum of (i) 29,816,161 shares of outstanding common stock, plus (ii) 77,842 shares issuable upon exercise of outstanding warrants, plus (iii) 3,537,655 shares that are allocated or reserved for issuance under outstanding awards under our 2021 Plan and our ESPP, plus (iv) 352,769 shares that are unallocated or reserved for issuance under outstanding awards under our 2021 Plan and our ESPP represented approximately 33.8% of the 100,000,000 total shares of common stock authorized under our Current Charter. By way of example, were our Board to elect to effect a 1-for-25 reverse stock split, (i) our outstanding share count would decrease from 29,816,161 (on a pre-split basis) to approximately 1,192,646 shares (on a post-split basis) and (ii) our fully-diluted share count would decrease from 33,784,427 (on a pre-split basis) to approximately 1,351,377 shares (on a post-split basis), while the total number of authorized shares common stock of the Company would increase from 100,000,000 to 300,000,000. The number of shares to be issued in the Private Placement after such a stock split would be 5,865,103 shares.
For example, as of December 31, 2022, assuming the shares issued in the Private Placement are issued and outstanding and a reverse stock split on a 1-for-25 basis, our outstanding share count would be approximately

7,057,749 (on a post-split basis) and would represent approximately 7.1% of the 100,000,000 total shares of common stock authorized under our Current Charter, while the 7,216,480 (on a post-split basis) fully-diluted outstanding shares of our common stock would represent 7.2% of the 100,000,000 total shares of common stock authorized under our Current Charter.
Thus, after the reverse stock split and increase in the number of our authorized shares of common stock, we may have a substantially greater proportion of authorized but unissued and unreserved shares available to us after the Proposed Charter is approved and filed, even after taking into account the shares that would be issued in the Private Placement. See “—Tabular Illustration of Effect of Stock Split” below for hypothetical amounts of unissued and unreserved shares based on the reverse stock split ratio that is ultimately selected by our Board.
Effect Without Approval of Reverse Stock Split
Assuming stockholders approve the Share Increase Proposal but do not approve the Reverse Stock Split Proposal the number of authorized shares of the Company’s common stock would be increased to 300,000,000 and the number of authorized shares of the Company’s preferred stock would be increased to 15,000,000. The par value per share of each of our common stock and preferred stock would remain unchanged at $0.001 per share.
Upon filing of the Proposed Charter increasing the number of authorized shares of common stock and the number of authorized shares of preferred stock, the proportion of our shares of common stock outstanding or reserved for issuance will decrease as compared to our authorized but unissued and unreserved shares of common stock. For example, as of December 31, 2022, the 29,816,161 shares of our common stock outstanding represented approximately 29.8% of the 100,000,000 total shares of common stock authorized under our Current Charter, while the 33,784,427 fully-diluted outstanding shares of our common stock (as calculated above) represented approximately 33.8% of the 100,000,000 total shares of common stock authorized under our Current Charter. After the increase in the number of authorized shares of common stock to 300,000,000 (i) our outstanding share count as a percentage of our authorized common stock would decrease to 9.9% and (ii) our fully-diluted share count as a percentage of our authorized common stock would decrease to 11.3%.
For example, as of December 31, 2022, assuming the shares issued in the Private Placement are issued and assuming stockholders approve the Share Increase Proposal but do not approve the Reverse Stock Split Proposal, our outstanding share count would be approximately 176,443,726 and would represent approximately 58.8% of the 300,000,000 total shares of common stock authorized under our Proposed Charter, while the 180,411,992 fully-diluted outstanding shares of our common stock would represent 60.1% of the 300,000,000 total shares of common stock authorized under our Proposed Charter.
Other Effects
We anticipate that we may use a portion of any authorized and unreserved/unissued shares to help consummate future financing transactions subsequent to the Private Placement, although we do not currently have any commitments or plans to do so. However, any such financing would likely be dilutive to the stockholders unless it is structured as an offering in which all current stockholders could participate.
Further, the increase in the number of authorized shares of unissued/unreserved common stock and preferred stock could have an ‘anti-takeover effect’ by permitting the issuance of a proportionately greater number shares on a post-split basis (as compared to pre-split) to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our certificate of incorporation or our amended and restated bylaws, as amended. The increased number of available authorized and unissued/unreserved shares as a result of the reverse stock split would give our management more flexibility to resist or impede a third-party takeover bid that provides an above-market premium that is favored by a majority of the independent stockholders. Any such anti-takeover effect of a reverse stock split would be in addition to existing anti-takeover provisions of our certificate of incorporation and our bylaws.
Interests of Directors and Executive Officers
Except as set out below, our directors and executive officers have no substantial interests, directly or indirectly, in the Share Increase Proposal except to the extent of their beneficial ownership of shares of our common stock. Each of our directors and executive officers have signed a Voting Side Letter to vote in favor of the Share Increase Proposal and certain other proposals as described in more detail in the Private Placement Proposal.

Approval of the Share Increase Proposal is required to issue the Shares to be sold in the Private Placement and is a condition to the closing of the Private Placement. Ali Behbahani is a member of the Board and is affiliated with New Enterprise Associates, which is participating in the Private Placement. New Enterprise Associates holds approximately 33.5% of our outstanding shares of common stock (based on 29,816,161 shares outstanding as of December 31, 2022) and at the closing of the Private Placement, will purchase an additional 24,437,927 shares and hold approximately 19.5% of our outstanding shares of common stock (based on 29,816,161 shares outstanding as of December 31, 2022 and 146,627,565 shares issued pursuant to the Private Placement). Dr. Behbahani is a general partner of New Enterprise Associates. Dr. Behbahani and New Enterprise Associates have each signed a Voting Side Letter to vote in favor of the proposals set forth in this Proxy Statement.
Ross A. Jaffe is also a member of the Board and a part-time advisor to New Enterprise Associates. Dr. Jaffe is a managing director of Versant Ventures, whose affiliates held approximately 5.6% of our outstanding shares of common stock as of December 31, 2022. None of Dr. Jaffe, Versant Ventures or its affiliates are purchasing shares in the Private Placement but Dr. Jaffe and Versant Ventures have each signed a Voting Side Letter to vote in favor of the proposals set forth in this Proxy Statement.
The closing of the Private Placement would result a change in control as defined under our 2021 Plan. Under our 2021 Plan, in the event of a change in control, each outstanding equity award granted under our 2021 Plan that is held by a non-employee director will fully vest, all restrictions on the shares subject to such award will lapse, and with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all of the shares subject to such award will become fully exercisable, if applicable. Each of our non-employee directors have agreed to waive the right to the acceleration of vesting terms for outstanding equity awards under our 2021 Plan that would be triggered by the change in control in connection with the Private Placement.
We have entered into change in control and severance agreements with all of our executive officers. The closing of the Private Placement would result in a change in control under such agreements except with respect to Todd Usen, our President and Chief Executive Officer whose agreement is not triggered in the case of a bona fide financing such as the Private Placement. As a result, if within the 3-month period prior to or the 12-month period following the closing of the Private Placement, we terminate the employment of an executive officer other than Todd Usen without “cause” (excluding death or disability) or the executive resigns for “good reason” (as such terms are defined in the applicable agreement), and within 60 days following such termination, such executive officer executes a waiver and release of claims in our favor that becomes effective and irrevocable, such executive officer will be entitled to receive the (i) a lump sum payment equal to 12 months of such executive officer’s then-current annual base salary, (ii) a lump sum payment equal to such executive officer’s applicable target bonus, prorated based on the number of calendar days such executive was employed with us in the calendar year of termination, (iii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for such executive officer and the executive’s respective eligible dependents for up to 12 months, and (iv) vesting acceleration as to 100% of the then-unvested shares subject to each of such executive officer’s then outstanding equity awards (and in the case of awards with performance-based vesting, unless the applicable award agreement governing such award provides otherwise, all performance goals and other vesting criteria will be deemed achieved at target levels of achievement).
Pursuant to each such applicable executive officer’s change in control and severance agreement, if, outside of the 3-month period prior to or the 12-month period following the Private Placement, we terminate the employment of such executive officer without cause (excluding death or disability) or the executive resigns for good reason, and within 60 days following such termination, the officer executes a waiver and release of claims in our favor that becomes effective and irrevocable, such executive officer will be entitled to receive (i) a lump sum payment equal to 9 months of such executive officer’s then-current annual base salary, (ii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for such executive officer and such officer’s respective eligible dependents for up to 9 months, and (iii) vesting acceleration as to the number of the then-unvested shares subject to each of such executive officer’s then-outstanding compensatory equity awards that would have vested had such executive officer remained our employee for an additional 9 months following the termination.
Vote Required
Approval of Proposal 6 requires FOR votes from the holders of at least a majority of the total outstanding shares entitled to vote, regardless of whether such shares are present in person or represented by proxy at the

Special Meeting. You may vote FOR or AGAINST these proposals, or you may indicate that you wish to ABSTAIN from voting on these proposals. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote AGAINST these proposals. Approval of Proposal 6 is also conditioned on the approval of the Private Placement Proposal. If the Private Placement Proposal is not approved, our Board will not implement Proposal 6, even if it is approved by the requisite vote of our stockholders.
If the Private Placement Proposal and any of the Proposed Charter Proposals are approved by the requisite number of our stockholders, we expect to file the applicable Approved Proposed Charter Proposal Amendment with the Secretary of State of the State of Delaware at such time when the other conditions to closing the Private Placement are either satisfied or duly waived, which Approved Proposed Charter Proposal Amendment will become effective at the time of filing.
Notwithstanding the foregoing, at any time prior to the effectiveness of the filing of an Approved Proposed Charter Proposal Amendment with the Secretary of State of the State of Delaware, our Board reserves the right to abandon the Approved Proposed Charter Proposal Amendment and not to file the Proposed Charter, even if one or more of the Proposed Charter Proposals are approved by our stockholders, if our Board, in its discretion, determines that the Approved Proposed Charter Proposal Amendment is no longer in the best interests of our Company or our stockholders.
If none of (1) the Private Placement Proposal and (2) any of the Proposed Charter Proposals is approved by the requisite vote of our stockholders, then no Approved Proposed Charter Proposal Amendment will be filed with the Secretary of State of the State of Delaware and our Current Charter will remain in place and our number of authorized shares will remain unchanged.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL 6.

PROPOSAL 7:
APPROVAL OF REVERSE STOCK SPLIT
We are asking you to adopt a proposed certificate of amendment to our Current Charter (the “Stock Split Certificate”), to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, with a ratio in the range of 1-for-5 and 1-for-25, such ratio to be determined by the Board in its discretion, with respect to the issued and outstanding common stock of the Company. The Reverse Stock Split will also affect outstanding options and restricted stock units (“RSUs”), as described in “—Effect on Equity Compensation Plans, Outstanding Options and RSUs” below.
This description of Proposal 7 is a summary and is qualified by the full text of the Stock Split Certificate is attached to this Proxy Statement as Appendix D and incorporated herein by reference. The text of the Stock Split Certificate is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware to effect the proposed Reverse Stock Split.
Approval of Proposal 7 (the “Reverse Stock Split Proposal”) will grant our Board the authority, without further action by the stockholders, to carry out the Reverse Stock Split, with the exact Reverse Stock Split ratio and timing to be determined at the discretion of the Board and set forth in a public announcement within 6 months after stockholder approval at the Special Meeting. Even if our stockholders approve this proposal, our Board may determine in its discretion not to effect the Reverse Stock Split prior to the time the Stock Split Certificate is filed and becomes effective. In addition, our Board may determine to effect the Reverse Stock Split even if the trading price of our common stock is at or above the $1.00 per share minimum bid price required for continued listing under Nasdaq rules.
The Reverse Stock Split would not change the number of authorized shares of common stock or preferred stock, the par value of common stock or preferred stock or the relative voting power of our stockholders. Also, the Reverse Stock Split, if effected, would affect all of our holders of common stock uniformly.
The Reverse Stock Split is not being proposed in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar actions to our Board or our stockholders.
There are certain risks associated with a Reverse Stock Split, and we cannot accurately predict or assure that the Reverse Stock Split will produce or maintain the desired results (for more information on the risks see the section below entitled “Certain Risks Associated with the Reverse Stock Split”). However, our Board believes that the benefits to the Company and our stockholders outweigh the risks and recommends that you vote in favor of granting the Board the discretionary authority to effect the Reverse Stock Split.
Background
Our common stock is currently listed on Nasdaq under the symbol “UTRS.” The continued listing requirements of Nasdaq provide, among other things, that our common stock must maintain a closing bid price of at least $1.00 per share. On October 31, 2022, we received a notification from the Listing Qualifications Department of Nasdaq indicating that for the last 30 consecutive business days, the closing bid price of our common stock was below $1.00 per share, which is the minimum required closing bid price for continued listing on the Nasdaq Global Market pursuant to Listing Rule 5450(a)(1). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until May 1, 2023 to regain compliance. To regain compliance, the closing bid price of our common stock must be at least $1.00 per share for a minimum of ten consecutive business days. If the Company does not regain compliance by May 1, 2023, the Company may be eligible for a second 180-calendar-day period, provided that the Company meets the continued listing requirement for market value of publicly held shares and all other initial listing requirements for Nasdaq, other than the minimum bid price requirement, and the Company provides written notice to Nasdaq of its intention to cure the deficiency during the second compliance period. To qualify for this additional compliance period, the Company would also need to apply to transfer the listing of its common stock to The Nasdaq Capital Market.
If the Company is not eligible for the second compliance period or Nasdaq concludes that the Company will not be able to cure the deficiency during the second compliance period, Nasdaq will provide written notice to the Company that the Company’s common stock will be subject to delisting. In the event of such notification, the Company may appeal Nasdaq’s determination to delist its securities, but there can be no assurance that Nasdaq would grant the Company’s request for continued listing.

As of January 20, 2023, the closing bid price per share of our common stock was $0.205. There can be no assurance that the trading price of our common stock will not remain below $1.00 per share in the future, including as a result of the Private Placement. In order to ensure continued compliance with Nasdaq listing rules, and listing on Nasdaq, our Board believes it is in the best interests of the Company and its stockholders to effect the proposed Reverse Stock Split.
Our Board determined that the continued listing of our common stock on Nasdaq is beneficial for our stockholders. The delisting of our common stock from Nasdaq would likely have very serious consequences for the Company and our stockholders. If our common stock is delisted from Nasdaq, our Board believes that the trading market for our common stock could become significantly less liquid, which could reduce the trading price of our common stock and increase the transaction costs of trading in shares of our common stock.
The purpose of the Reverse Stock Split is to decrease the total number of shares of common stock outstanding and proportionately increase the market price of the common stock in order to meet the continuing listing requirements of Nasdaq. Our Board intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of the Company and our stockholders and is likely to improve the trading price of our common stock and improve the likelihood that we will be allowed to maintain our continued listing on Nasdaq. Accordingly, our Board approved and recommended the Reverse Stock Split Proposal in order to help ensure that the share price of our common stock meets Nasdaq’s continued listing requirements.
The Reverse Stock Split will affect outstanding options and RSUs, as described in “—Effect on Equity Compensation Plans, Outstanding Options and RSUs” below. Approval of the Reverse Stock Split Proposal will grant our Board the authority, without further action by the stockholders, to carry out the Reverse Stock Split, with the exact Reverse Stock Split ratio and timing to be determined at the discretion of the Board and set forth in a public announcement within 6 months after stockholder approval at the Special Meeting. Even if our stockholders approve this proposal, our Board may determine in its discretion not to effect the Reverse Stock Split prior to the time an Approved Proposed Charter Proposal Amendment is filed and becomes effective. In addition, our Board may determine to effect the Reverse Stock Split even if the trading price of our common stock is at or above the $1.00 per share minimum bid price required for continued listing under Nasdaq rules.
As part of its determination of the exact Reverse Stock Split ratio and timing of the Reverse Stock Split, the Board may consider, among other things, the number of shares of common stock expected to be issued and outstanding following the contemplated Private Placement.
Reasons for the Reverse Stock Split
The principal purpose of the Reverse Stock Split is to decrease the total number of shares of common stock outstanding and proportionately increase the market price of the common stock in order to meet the continuing listing requirements of Nasdaq. Accordingly, our Board approved the Reverse Stock Split Proposal in order to help ensure that the share price of our common stock meets Nasdaq’s continued listing requirements. Our Board intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of the Company and our stockholders and is likely to improve the trading price of our common stock and improve the likelihood that we will be allowed to maintain our continued listing on Nasdaq. Our Board may determine to effect the Reverse Stock Split even if the trading price of our common stock is at or above the $1.00 per share minimum bid price required for continued listing under Nasdaq rules.
Board Discretion to Implement the Reverse Stock Split
Our Board believes that stockholder approval of a range of Reverse Stock Split ratios (rather than a single Reverse Stock Split ratio) is in the best interests of our stockholders because it provides the Board with the flexibility to achieve the desired results of the Reverse Stock Split at the time it is effected and because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. If stockholders approve this proposal, the Board would carry out the Reverse Stock Split only upon its determination that the Reverse Stock Split would be in the best interests of our stockholders at that time. The Board would then set the ratio for the Reverse Stock Split within the range approved by stockholders and in an amount it determines is advisable and in the best interests of the stockholders considering relevant market conditions at the time the Reverse Stock Split is to be implemented. In determining the Reverse Stock Split ratio, following receipt of stockholder approval, the Board may consider numerous factors including:
•	the historical and projected performance of our common stock;
•	general economic and other related conditions prevailing in our industry and in the marketplace;

•	the projected impact of the Reverse Stock Split ratio on trading liquidity in our common stock and our ability to maintain continued listing on Nasdaq;
•
our capitalization (including the number of shares of common stock issued and outstanding and the number of shares of common stock expected to be issued and outstanding following the Private Placement, if approved by our stockholders);

•	the then-prevailing trading price for our common stock and the volume level thereof; and
•	the potential devaluation of our market capitalization as a result of the Reverse Stock Split.
Our Board intends to select a reverse stock split ratio that it believes would be most likely to achieve the anticipated benefits of the Reverse Stock Split.
Certain Risks Associated with the Reverse Stock Split
Before voting on this proposal, stockholders should consider the following risks associated with effecting the Reverse Stock Split:
•
As noted above, the principal purpose of the Reverse Stock Split is to increase the market price of our common stock in order to improve the likelihood that we will be allowed to maintain our continued listing on Nasdaq. However, the Reverse Stock Split, if effected, may not have the effect of increasing the market price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding, or at all. If the proposed Reverse Stock Split does result in an increase in the market price of our common stock, the increase may not be long-term or permanent. The market price of our common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future growth and other factors detailed from time to time in the reports we file with the SEC. We cannot predict the effect that the Reverse Stock Split may have upon the market price of our common stock with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The total market capitalization of our common stock after the proposed Reverse Stock Split may be lower than the total market capitalization before the proposed Reverse Stock Split and, in the future, the market price of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the proposed Reverse Stock Split.

•	Even if our stockholders approve the Reverse Stock Split and the Reverse Stock Split is effected, there can be no assurance that we will continue to meet Nasdaq’s continued listing requirements.
•
The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

•
Although our Board believes that the decrease in the number of shares of common stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the market price of common stock could encourage interest in our common stock and possibly promote greater liquidity for stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Principal Effects of the Reverse Stock Split
If the Reverse Stock Split is approved and effected with respect to the issued and outstanding common stock, each holder of common stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of common stock upon effectiveness of the Reverse Stock Split. The Reverse Stock Split would be effected simultaneously for all outstanding shares of common stock at the same Reverse Stock Split ratio. Except for adjustments that may result from the treatment of fractional shares (as described below), the Reverse Stock Split would affect all stockholders uniformly and would not change any stockholder’s percentage ownership interest in the Company. The relative voting rights and other rights and preferences that accompany the shares of common stock will not be affected by the Reverse Stock Split. Shares of common stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable. The

Reverse Stock Split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have no current plans to take the Company private. Accordingly, the Reverse Stock Split is not related to a strategy to do so.
To the extent the Private Placement Proposal is approved by stockholders, the Reverse Stock Split could, in the Board’s discretion, occur prior to or subsequent to the increase in the number of shares of common stock outstanding resulting from the issuance of Shares in the Private Placement. As a result, the adoption by the stockholders of the Reverse Stock Split Proposal is not expected to impact the Company’s ability to complete the Private Placement and will be in addition to the other proposals being considered at the Special Meeting.
The Reverse Stock Split will have no effect on the number of authorized shares of common stock or preferred stock or the par value of the common stock or preferred stock.
Effect on Common Stock if the Share Increase Proposal is Approved
Although the Reverse Stock Split will not, by itself, have any immediate dilutive effect on stockholders, the proportion of shares owned by stockholders relative to the number of shares authorized for issuance will decrease. Such proportion of shares owned by stockholders relative to the number of shares authorized for issuance will decrease by a greater margin if the Share Increase Proposal is also approved.
Tabular Illustration of Effect of Stock Split
The following table contains approximate information relating to our common stock immediately following the Reverse Stock Split under certain possible Reverse Stock Split ratios, based on share information as of December 31, 2022, without giving effect to the treatment of fractional shares, and under the two potential scenarios of the Share Increase Proposal being approved and the Share Increase Proposal NOT being approved.
Share Increase Proposal Approved	Pre-Reverse Stock Split	Post-Split (1:5)	Post-Split (1:10)	Post-Split (1:25)
Number of authorized shares of common stock	300,000,000	300,000,000	300,000,000	300,000,000
Number of outstanding shares of common stock (and assuming the closing of the Private Placement)	29,816,161 (176,443,726)	5,963,232 (35,288,745)	2,981,616 (17,644,373)	1,192,646 (7,057,749)
Shares of common stock reserved for issuance upon exercise of warrants(1)	77,842	15,568	7,784	3,114
Allocated - shares of common stock reserved for issuance upon exercise/settlement of plan awards(2)	3,537,655	707,531	353,766	141,506
Unallocated - authorized shares of common stock but not issued or outstanding, or reserved for issuance, under our plans(2)	352,769	70,554	35,277	14,111
Fully diluted shares of common stock (issued and reserved for issuance) (and assuming the closing of the Private Placement)	33,784,427 (180,411,992)	6,756,885 (36,082,398)	3,378,443 (18,041,200)	1,351,377 (7,216,480)
Shares of common stock authorized but not issued or reserved (and % of total authorized shares of common stock) [and assuming the closing of the Private Placement](2)	266,215,573 (88.74%) [119,588,008 (39.9%)]	293,243,115 (97.75%) [263,917,602 (88.0%)]	296,621,557 (98.87%) [281,958,800 (94.0%)]	298,648,623 (99.55%) [292,783,520 (97.6%)]
Share Increase Proposal NOT Approved	Pre-Reverse Stock Split	Post-Split (1:5)	Post-Split (1:10)	Post-Split (1:25)
Number of authorized shares of common stock	100,000,000	100,000,000	100,000,000	100,000,000
Number of outstanding shares of common stock (and assuming the closing of the Private Placement)	29,816,161 (N/A)	5,963,232 (35,288,745)	2,981,616 (17,644,373)	1,192,646 (7,057,749)
Shares of common stock reserved for issuance upon exercise of warrants(1)	77,842	15,568	7,784	3,114

Share Increase Proposal NOT Approved	Pre-Reverse Stock Split	Post-Split (1:5)	Post-Split (1:10)	Post-Split (1:25)
Allocated - shares of common stock reserved for issuance upon exercise/settlement of plan awards(2)	3,537,655	707,531	353,766	141,506
Unallocated - authorized shares of common stock but not issued or outstanding, or reserved for issuance, under our plans(2)	352,769	70,554	35,277	14,111
Fully diluted shares of common stock (issued and reserved for issuance) (and assuming the closing of the Private Placement)	33,784,427 (N/A)	6,756,885 (36,082,398)	3,378,443 (18,041,200)	1,351,377 (7,216,480)
Shares of common stock authorized but not issued or reserved (and % of total authorized shares of common stock) [and assuming the closing of the Private Placement](2)	66,215,573 (66.2%) [N/A]	93,243,115 (93.24%) [63,917,602 (63.9%)]	96,621,557 (96.62%) [81,958,800 (82.0%)]	98,648,623 (98.65%) [92,783,520 (92.8%)]
(1)	Includes 77,842 shares (on a pre-split basis) issuable upon exercise of outstanding warrants.
(2)
Includes shares issuable upon exercise of awards under our 2021 Plan, 2008 Plan and ESPP. Does not include the requested increase of 36,440,192 shares to the share reserve for the 2021 Plan pursuant to Proposal 9 or the 3,644,019 shares to the share reserve for the ESPP pursuant to Proposal 10, which increases are subject to stockholder approval.

Effect on Equity Compensation Plans, Outstanding Options and RSUs
If the Reverse Stock Split is approved and effected, the total number of shares of common stock reserved for issuance under our 2021 Plan and our ESPP would be reduced in proportion to the ratio selected by our Board. As of December 31, 2022, there were a total of (i) 3,537,655 shares of common stock reserved for issuance upon the exercise of stock options and the settlement of RSUs outstanding under the 2021 Plan and 2008 Plan, (ii) 352,707 shares remained available for future awards under our 2021 Plan, and (iii) 62 shares reserved for issuance under the ESPP. Following the Reverse Stock Split, if any, such reserves would be reduced to (i) between 707,531 and 141,506 shares reserved for issuance upon the exercise of stock options and the settlement of RSUs outstanding under the 2021 Plan, (ii) between 70,541 and 14,108 shares would be available for future awards under our 2021 Plan and (iii) between 12 and 2 shares would be reserved for issuance under the ESPP.
Under the terms of our outstanding options and RSUs, the Reverse Stock Split would adjust and proportionately reduce the number of shares of common stock issuable upon exercise or settlement, as applicable, of such options and RSUs in the same ratio of the Reverse Stock Split and, correspondingly, would proportionately increase the exercise price of such options. The number of shares of common stock issuable upon exercise or settlement of outstanding options and RSUs and the exercise or purchase price related thereto, as applicable, would be equitably adjusted in accordance with the terms of the Plans, which may include rounding the number of shares of common stock issuable to the nearest whole share.
Potential Anti-Takeover Effect
The Reverse Stock Split would result in an increase in the proportion of authorized but unissued shares of common stock relative to our outstanding shares, which could be construed as having an anti-takeover effect. Our Board has not proposed the Reverse Stock Split with the intention of discouraging tender offers or takeover attempts of the Company. However, the availability of additional authorized shares for issuance as a result of the Reverse Stock Split could, under certain circumstances, discourage or make more difficult efforts to obtain control of our Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent our Board from taking any appropriate actions consistent with its fiduciary duties.
Other than the potential acquisition of a controlling interest in the Company by Accelmed discussed in the Private Placement, our Board is not presently aware of any attempt, or contemplated attempt, to acquire control of the Company, and the Reverse Stock Split Proposal is not part of any plan by our Board to recommend or implement a series of anti-takeover measures.

Accounting Matters
The Reverse Stock Split will not affect the par value per share of common stock, which will remain unchanged at $0.001 per share. As a result of the Reverse Stock Split, at the effective time, the stated capital on our balance sheet attributable to the common stock, which consists of the par value per share of the common stock multiplied by the aggregate number of shares of the common stock issued and outstanding, will be reduced in proportion to the ratio of the Reverse Stock Split. Correspondingly, the additional paid-in capital account, which consists of the difference between the stated capital and the aggregate amount paid upon issuance of all currently outstanding shares of common stock, will be credited with the amount by which the stated capital is reduced. The stockholders’ equity, in the aggregate, will remain unchanged. In addition, the per share net income or loss of common stock, for all periods, will be restated because there will be fewer outstanding shares of common stock. We do not anticipate any other material accounting consequences would arise as a result of a reverse stock split.
Mechanics of the Reverse Stock Split
Effect on Beneficial Holders (i.e., Stockholders Who Hold in “Street Name”)
Upon the Reverse Stock Split, we intend to treat common stock held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their customers holding common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold shares of common stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.
Effect on Registered “Book-Entry” Holders of Common Stock
Holders of common stock may hold some or all of their common stock electronically in book-entry form with our transfer agent. These stockholders will not have stock certificates evidencing their ownership of common stock. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts. If you hold registered common stock in book-entry form, you do not need to take any action to receive your post-split shares, if applicable. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the Reverse Stock Split.
Effect on Holders of Stock Certificates
Holders of common stock may hold stock certificates representing some or all of their common stock. As of the effective date of the Reverse Stock Split, each certificate representing pre-split shares of common stock will, until surrendered and exchanged, be deemed to represent only the relevant number of post-split shares of common stock as a result and at the time of the Reverse Stock Split. As soon as practicable after the effective date of the Reverse Stock Split, our transfer agent, American Stock Transfer & Trust Company, LLC, will mail you a letter of transmittal. Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued the appropriate number of shares of the Company’s common stock either as stock certificates (including legends, if appropriate) or electronically in book-entry form, as determined by the Company.
Fractional Shares
We will not issue fractional shares in connection with the Reverse Stock Split. Instead, any fractional share that would otherwise result from the Reverse Stock Split because the stockholder owns a number of shares not evenly divisible by the ratio would instead settle in cash. The cash amount to be paid to each stockholder would be equal to the resulting fractional interest in one share of our common stock to which the stockholder would otherwise be entitled, multiplied by the closing trading price of our common stock on the trading day immediately preceding the effective date of the Reverse Stock Split. We do not anticipate that the aggregate cash amount paid by the Company for fractional interests will be material to the Company.
No Dissenters’ or Appraisal Rights
Under the Delaware General Corporation Law, our stockholders are not entitled to any dissenters’ or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.

U.S. Federal Income Tax Considerations
The following is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split to stockholders that hold their shares of common stock as capital assets for U.S. federal income tax purposes. This summary is based upon the provisions of the U.S. Internal Revenue Code, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below.
This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders that may be subject to special tax rules, including, without limitation: (i) persons subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use the mark-to-market method of accounting; (viii) persons whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquired our common stock in connection with employment or the performance of services; (xi) retirement plans; (xii) persons who are not U.S. Holders (defined below); or (xiii) certain former citizens or long-term residents of the United States.
In addition, this summary of certain U.S. federal income tax consequences does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than U.S. federal income taxation (such as U.S. federal estate and gift tax consequences). If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.
We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service, or the IRS, regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.
EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER.
This summary addresses only stockholders that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as any of the following:
•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a recapitalization, except as described below with respect to cash received in lieu of fractional shares, a stockholder should not recognize gain or loss as a result of the Reverse Stock Split. A stockholder’s aggregate tax basis in the shares of the common stock received pursuant to the Reverse Stock Split should equal the stockholder’s aggregate tax basis in the shares of the common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such stockholder’s holding period in the shares of the common stock received should include the holding period of the shares of the common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered pursuant to the Reverse Stock Split to shares of common stock received pursuant to the Reverse Stock Split. Stockholders holding shares of common stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A stockholder who receives cash in lieu of a fractional share of common stock should be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A stockholder who receives cash in lieu of a fractional share in the Reverse Stock Split should recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of the fractional share and the portion of the stockholder’s adjusted tax basis allocable to the fractional share. Stockholders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.
A stockholder may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Stock Split. Stockholders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed Internal Revenue Service Form W-9) may also be subject to backup withholding at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the Internal Revenue Service.
Vote Required
The approval of Proposal 7 requires the affirmative vote of at least a majority of the total outstanding shares entitled to vote, regardless of whether such shares are present in person or represented by proxy at the Special Meeting. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote AGAINST these proposals. Proposal 7 is considered a routine proposal, and therefore we do not expect any broker non-votes with respect to this proposal.
If Proposal 7 is approved by the requisite number of our stockholders, we expect to file the Stock Split Certificate with the Secretary of State of the State of Delaware following the Special Meeting (with the exact Reverse Stock Split ratio and timing to be determined at the discretion of the Board and set forth in a public announcement), which Stock Split Certificate will become effective at the time of filing and amend our then existing certificate of incorporation.
Notwithstanding the foregoing, at any time prior to the effectiveness of the filing of the Stock Split Certificate with the Secretary of State of the State of Delaware, our Board reserves the right to abandon the Stock Split Certificate and not to file the Stock Split Certificate, even if the Stock Split Certificate is approved by our stockholders, if our Board, in its discretion, determines that the Stock Split Certificate is no longer in the best interests of our Company or our stockholders.
If Proposal 7 is not approved by the requisite vote of our stockholders, then the Stock Split Certificate will not be filed with the Secretary of State of the State of Delaware and our Current Charter will not be amended thereby.
Stockholders are urged to vote FOR Proposal 7. If we do not receive approval of the Stock Split Certificate, we will not be able to effect the reverse stock split. As discussed above, if we do not effect the reverse stock split, it is likely that we will not be able to meet the $1 minimum closing bid price continued listing requirement of Nasdaq, and, consequently, our common stock would be delisted from the Nasdaq.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL 7.

PROPOSAL 8:
APPROVAL OF AMENDED AND RESTATED
BYLAWS WITH CHANGES TO CONFORM TO PROPOSED CHARTER
On December 26, 2022, our Board approved, effective as of immediately prior to the closing of the Private Placement, an amendment and restatement of our existing amended and restated bylaws (our “Current Bylaws”), in order to, among other things, remove (i) the provisions regarding a classified board (the “Classified Board Bylaw Amendment”), (ii) the prohibition on stockholders acting by written consent (the “Written Consent Bylaw Amendment”), and (iii) the requirement to obtain a supermajority vote in order for our stockholders to amend our bylaws (the “Supermajority Vote Bylaw Amendment,” and collectively, the “Proposed Bylaw Amendments,” and such amended and restated bylaws, the “Proposed Bylaws”).
This description of the effect of our Proposed Bylaws is a summary and is qualified by the full text of the Proposed Bylaws, which are attached to this Proxy Statement as Appendix E and incorporated herein by reference. The attached Proposed Bylaws are marked to show the Proposed Bylaw Amendments, with deletions indicated by strike-outs and additions indicated by underlining.
Vote Required
Approval of Proposal 8 requires FOR votes from the holders of a 66 2∕3% of the total voting power of outstanding voting securities of the Company, voting together as a single class. Abstentions and broker non-votes will have the same effect as a vote AGAINST the proposal. Approval of Proposal 8 is also conditioned on the approval of the Private Placement Proposal and the approval of at least one of Proposal 2, Proposal 4 and Proposal 5. If either (1) the Private Placement Proposal is not approved or (2) none of Proposal 2, Proposal 4 or Proposal 5 are approved, our Board will not implement Proposal 8.
If the requisite number of stockholders approve this Proposal 8 and the Private Placement Proposal, our Board shall effect (i) the Classified Board Bylaw Amendment to the extent Proposal 2 is approved, (ii) the Written Consent Bylaw Amendment to the extent Proposal 5 is approved, and (iii) the Supermajority Vote Bylaw Amendment to the extent Proposal 4 is approved.
If the Private Placement Proposal and any of the Proposed Charter Proposals are approved by the requisite number of our stockholders, we expect the closing of the Private Placement to occur when the other conditions to closing the Private Placement are either satisfied or duly waived, whereupon our Board will adopt the Proposed Bylaw Amendments to the extent necessary to conform to the approved Proposed Charter Proposals, whether or not the requisite number of stockholders approve this Proposal 8 pursuant to the Board’s authority to amend our bylaws.
Notwithstanding the foregoing, at any time prior to the effectiveness of the filing of the Approved Charter Proposal Amendment with the Secretary of State of the State of Delaware, our Board reserves the right to abandon the adoption of the approved Proposed Bylaw Amendments, if our Board, in its discretion, determines that the approved Proposed Bylaw Amendments are no longer in the best interests of our Company or our stockholders.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL 8

PROPOSAL 9:
APPROVAL OF AMENDMENT TO
MINERVA SURGICAL, INC. 2021 EQUITY INCENTIVE PLAN
The Company adopted, and our stockholders approved, our 2021 Equity Incentive Plan (the “2021 Plan”) in connection with our initial public offering (the “IPO”) in October 2021. The Company’s stockholders are being asked to approve an amendment to the 2021 Plan which would increase the number of shares of common stock reserved for issuance under the 2021 Plan by 36,440,192 shares, and to increase the maximum annual number of shares that may be added to the 2021 Plan pursuant to annual automatic share reserve increases from 5,730,915 shares to 91,100,480 shares, with such amendment to become effective upon the closing of the Private Placement. A copy of the 2021 Plan, as amended by this proposal, is set forth in this proxy statement as Appendix F. Our executive officers and directors have an interest in this proposal as they are eligible to receive equity awards under the 2021 Plan. Unless provided otherwise, all numerical share numbers referenced in this proposal are measured on a current, pre-split basis. See “Proposal 7: Approval of Reverse Stock Split—Effect on Equity Compensation Plans, Outstanding Options and RSUs” for additional information regarding the effect of the Reverse Stock Split.
In addition to the 2021 Plan, the Company established its 2008 Stock Plan in November 2008 (as amended, the “2008 Plan”) which provided for the granting of stock options to employees, directors, and consultants of the Company. The 2008 Plan was terminated when the 2021 Plan became effective.
Subject to the adjustment provisions contained in the 2021 Plan, a total of 3,154,967 shares of our common stock are currently reserved for issuance pursuant to the 2021 Plan, plus any shares of our common stock subject to awards granted under the 2008 Plan that, on or after the effective date of the Company’s IPO, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Company for payment of an exercise price for tax withholding obligations, or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of shares to be added to the 2021 Plan from the 2008 Plan equal to 1,873,496 shares.
The 2021 Plan provides for an automatic share reserve increase feature, whereby the share reserve will be increased automatically annually on the first day of the fiscal year beginning with the 2023 fiscal year of the Company, in an amount equal to the least of (a) 5,730,915 shares (subject to the adjustment provisions contained in the 2021 Plan), (b) a number of shares equal to 5% of the total number of shares of all classes of the Company’s common stock outstanding on the last day of the immediately preceding fiscal year, and (c) such number of shares as determined by the administrator. The automatic share reserve feature will cease immediately on the tenth anniversary of the date the 2021 Plan was adopted by the Board. On January 1, 2023, 1,490,808 shares were added to the share reserve pursuant to such automatic share reserve increase feature.
The 2021 Plan is the only equity plan of the Company currently available for grant of equity awards to employees, directors and consultants of the Company. If our stockholders approve the amendment, the total number of shares of our common stock that will be reserved for issuance under the 2021 Plan will be 39,595,159, plus shares subject to awards under the 2008 Plan that become available as described above and shares that are added to the share reserve through the automatic annual share reserve increase feature. We anticipate that these shares (including the automatic annual increase) will be enough to meet our expected needs for the term of the 2021 Plan; however, future circumstances and business needs may dictate a different result and our proposed increase in the share reserve under the 2021 Plan is designed to give us flexibility to address those circumstances and needs as they may arise. This number of shares reserved for issuance (39,595,159) is equal to 22.4% of our common stock outstanding as of January 17, 2023 (based on 30,045,899 shares outstanding as of January 17, 2022 and assuming 146,627,565 additional shares to be issued at the closing of the Private Placement had already been issued as of such date). Our Board considered the following when determining the number of shares to reserve for issuance under the 2021 Plan:
Number of Shares Remaining under the 2021 Plan. As of January 17, 2023, the number of shares that remained available for issuance under the 2021 Plan was 1,854,281 plus any shares subject to outstanding equity awards granted under our 2021 Plan or 2008 Plan that return to or are contributed to the 2021 Plan under the 2021 Plan’s terms. Any shares made subject to new awards granted under the 2021 Plan between January 17, 2023 and the date the amendment to the 2021 Plan is effective will reduce the shares available for issuance under the 2021 Plan. As of January 17, 2023, options to purchase an aggregate of 412,010 shares of the

Company’s common stock were outstanding under the 2021 Plan, with a weighted average exercise price of $2.37 per share and a weighted average term of 9.54 years. In addition, a total of 1,880,379 RSUs had been issued under the 2021 Plan, of which 1,115,525 RSUs had not yet vested.
Overhang. As of January 17, 2023, 1,427,027 shares were subject to outstanding equity awards under our 2021 Plan and 1,854,281 shares were available for future grant under the 2021 Plan (excluding the 36, 440,192 shares discussed in this proposal and subject to approval at the Special Meeting). The total of these two amounts, or the “overhang,” represents approximately 1.9% of the outstanding shares as of January 17, 2023 (based on 30,045,899 shares outstanding as of January 17, 2022 and assuming 146,627,565 additional shares to be issued at the closing of the Private Placement had already been issued as of such date).
Historical Grant Practices. The Board and our compensation committee considered the number of equity awards that we granted since our IPO. Since our IPO in October 2021, we granted equity awards representing a total of 2,670,747 shares, of which 2,670,747 were subject to awards granted under our 2021 Plan as of January 17, 2023.
Forecasted Grants. In projecting the rate we will issue shares under the 2021 Plan, the Board and our compensation committee reviewed a forecast that considered the following factors: (i) the shares that would be available for grant under the 2021 Plan and (ii) forecasted future grants, determined based on our stock price and the competitive dollar value to be delivered to the participant. Because we determine the size of equity awards to be granted based on such value, if our stock price on the date the award is granted is significantly different from the stock price assumed in the forecast, our actual share usage will deviate significantly from our forecasted share usage. For example, if our stock price on the date an award is granted is significantly lower than the stock price assumed in the forecast, we would need a larger number of shares than anticipated to deliver the same value to participants.
If our stockholders approve the proposed amendment to the 2021 Plan, based on our current forecasts we expect that the share reserve under the 2021 Plan will allow us to continue to grant equity-based compensation at levels we deem appropriate for the term of the 2021 Plan, and that we will not have to restructure our existing compensation programs for reasons that are not directly related to the achievement of our business objectives. To remain competitive without equity-based compensation arrangements, it likely will be necessary to replace components of compensation previously awarded in equity with cash. We do not believe increasing cash compensation to make up for any shortfall in equity compensation would be practical or advisable, because we believe that a combination of equity awards and cash compensation provide a more effective compensation strategy than cash alone for attracting, retaining and motivating our employees long-term and aligning employees’ and stockholders’ interests. In addition, any significant increase in cash compensation in lieu of equity awards could substantially increase our operating expenses and reduce our cash flow from operations, which could adversely affect our business results and could adversely affect our business strategy, including using cash flow for strategic acquisitions, research and development of innovative new products, and improvements in the quality and performance of existing products.
If this proposed amendment to the 2021 Plan is not approved, then the remaining shares available for grants under the 2021 Plan, and the annual number of shares added to the 2021 Plan pursuant to its annual automatic share reserve feature, will be insufficient to meet the Company’s expected grant needs for new employee, ongoing employee and consultant grants for the remainder of 2023 and beyond.
Summary of the 2021 Plan
The following paragraphs provide a summary of the principal features of the 2021 Plan, as amended, and its operation. However, this summary is not a complete description of all of the provisions of the 2021 Plan and is qualified in its entirety by the specific language of the 2021 Plan. A copy of the 2021 Plan, as amended by this proposal, is provided as Appendix F of this Proxy Statement.
Purposes
The purposes of our 2021 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees, directors and consultants, and to promote the success of the Company’s business.

Eligibility
Our 2021 Plan permits the grant of incentive stock options, within the meaning of Section 422 of the Code to our employees and any parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, and performance awards to our employees, directors and consultants and our parent and subsidiary corporations’ employees and consultants. The recipient of an award is referred to as a “participant,” and participants under the 2021 Plan are chosen by the administrator (as described below in “—Plan Administration”).
As of January 17, 2023, there were approximately 183 employees (including executive officers), consultants, and non-employee Board members who would be eligible to be granted awards under the 2021 Plan.
Authorized shares
Subject to the adjustment provisions contained in the 2021 Plan, a total of 3,154,967 shares of our common stock are currently reserved for issuance pursuant to the 2021 Plan, plus any shares of our common stock subject to awards granted under the 2008 Plan that, on or after the effective date of the Company’s IPO, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Company for payment of an exercise price for tax withholding obligations, or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of shares to be added to the 2021 Plan from the 2008 Plan equal to 1,873,496 shares (the “2008 Plan Share Recycle Provision”).
The 2021 Plan provides for an automatic share reserve increase feature, whereby the share reserve will be increased automatically annually on the first day of the fiscal year beginning with the 2023 fiscal year of the Company, in an amount equal to the least of (a) 5,730,915 shares (subject to the adjustment provisions contained in the 2021 Plan), (b) a number of shares equal to 5% of the total number of shares of all classes of the Company’s common stock outstanding on the last day of the immediately preceding fiscal year, and (c) such number of shares as determined by the administrator. The automatic annual share reserve increase feature will cease immediately on the tenth anniversary of the date the 2021 Plan was adopted by the Board. On January 1, 2023, 1,490,808 shares were added to the share reserve pursuant to such automatic share reserve increase feature.
Our stockholders are being asked to approve (i) an increase of 36,440,192 shares to the maximum number of shares that may be issued pursuant to awards granted under the 2021 Plan, and (ii) an increase to the maximum annual number of shares that may be added to the 2021 Plan pursuant to the automatic annual share reserve increase feature from 5,730,915 shares to 91,100,480 shares. If our stockholders approve this amendment, then the maximum number of shares that may be issued pursuant to awards under the 2021 Plan will be increased to 39,595,159 shares, plus any shares that are added to the 2021 Plan from the 2008 Plan or pursuant to the automatic annual share reserve increase feature.
The shares may be authorized, but unissued, or reacquired common stock of the Company. As of January 20, 2023, the closing price of a share of our common stock on the Nasdaq Global Market was $0.205.
If an award expires or becomes exercisable without having been exercised in full, is surrendered pursuant to an exchange program, or, with respect to restricted stock, restricted stock units, and performance awards, is forfeited or repurchased due to failure to vest, the unpurchased shares (or for awards other than stock options or stock appreciation rights, the forfeited or repurchased shares) will become available for future grant or sale under our 2021 Plan. With respect to stock appreciation rights, the net shares issued will cease to be available under the 2021 Plan and all remaining shares will remain available for future grant or sale under the 2021 Plan (unless our 2021 Plan has terminated). Only shares actually issued pursuant to a stock appreciation right will cease to be available under our 2021 Plan; all remaining shares will remain available for future grant or sale under our 2021 Plan (unless our 2021 Plan has terminated). Shares that actually have been issued under the 2021 Plan under any award will not be returned to the 2021 Plan and will not become available for future distribution under the 2021 Plan, provided that if shares issued pursuant to awards of restricted stock, restricted stock units, or performance awards are repurchased by the Company or are forfeited to the Company, such shares will become available for future grant under the 2021 Plan. Shares used to pay the exercise price of an award or satisfy the tax withholding obligations related to an award will become available for future grant or sale under our 2021 Plan. To the extent an award is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under our 2021 Plan.

Plan Administration
Our Board or one or more committees appointed by our Board administers the 2021 Plan (referred to as the “administrator”). In addition, if we determine it is desirable to qualify transactions under the 2021 Plan as exempt under Rule 16b-3 of the Securities and Exchange Act of 1934, as amended (referred to as Rule 16b-3), such transactions will be structured to satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of our 2021 Plan, the administrator has the power to administer the plan, including but not limited to, the power to interpret the terms of our 2021 Plan and awards granted under it, to establish, amend and rescind rules and regulations relating to our 2021 Plan, including sub-plans, and to construe and interpret the terms of our 2021 Plan and awards granted under the 2021 Plan. The administrator has the power to select the employees, directors and consultants to whom awards may be granted, and to determine the terms and conditions of such awards, including the exercise price, the number of shares subject to each such award, and the time or times when awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any award or the shares relating to the award. The administrator may approve forms of award agreement for use under our 2021 Plan. The administrator may modify or amend an award in accordance with the 2021 Plan, including but not limited to extend the post-termination exercisability period of an award and to extend the maximum term of an option (subject to the terms of our 2021 Plan). The administrator may allow participants to satisfy tax withholding obligations in such manner as prescribed in the 2021 Plan. The administrator also has the authority to institute and determine the terms of conditions of an exchange program, under which existing awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, participants have the opportunity to transfer any awards to a financial institution or other person or entity selected by the administrator, and/or exercise price of an outstanding award is increased or reduced. The administrator has the power to make all other determinations deemed necessary or advisable for administering our 2021 Plan.
Stock Options
Stock options may be granted under our 2021 Plan. Stock options allow the participant to purchase shares at a specified exercise price. Each option is evidenced by an award agreement that specifies the number of shares subject to the stock option, the exercise price, the term of the option, whether the option is intended to be an incentive stock option, the vesting requirements, and such other terms and conditions as the administrator determines.
Except in certain situations in which we are assuming or replacing options granted by another company that we are acquiring or granting options to non-U.S. taxpayers, the exercise price of options granted under our 2021 Plan must at least be equal to the fair market value of our common stock on the date of grant, provided that with respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the exercise price of incentive stock options granted to such participants must equal at least 110% of the fair market value on the grant date.
Options will be exercisable at such times and under such conditions as are determined by the administrator and as set forth in the applicable award agreement. An option is deemed exercised when we receive notice of exercise and full payment for the shares to be exercised, together with applicable tax withholdings. Until shares subject to an option are issued, the participant will have no rights to vote or receive dividends or any other rights as a stockholder with respect to such shares. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director or consultant, he or she may exercise his or her option for the period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for six (6) months. In all other cases, the option will generally remain exercisable for thirty (30) days following the termination of service. However, in no event may an option be exercised later than the expiration of its term, which in the case of an incentive stock option may not exceed ten (10) years, or five (5) years with respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock. Subject to the provisions of our 2021 Plan, the administrator determines the other terms of options.
Stock Appreciation Rights
Stock appreciation rights may be granted under our 2021 Plan. Stock appreciation rights allow the participant to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. Each stock appreciation right is evidenced by an award agreement that specifies the number of shares subject to the stock appreciation right, the exercise price, the term of the stock appreciation right, the vesting requirements, and such other terms and conditions as the administrator determines.
The exercise price of stock appreciation rights granted under our 2021 Plan will be determined by the administrator, provided that the exercise price of stock appreciation rights granted to a U.S. taxpayer must at least be equal to the fair market value of our common stock on the date of grant.
After the termination of service of a participant, he or she may exercise his or her stock appreciation right for the period of time stated in his or her award agreement. However, in no event may a stock appreciation right be exercised later than the expiration of its term, which may not exceed ten (10) years from the date of grant. Subject to the provisions of our 2021 Plan, the administrator determines the other terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of our common stock, or a combination of both.
Restricted Stock
Restricted stock may be granted under our 2021 Plan. Restricted stock awards are grants of shares of our common stock that vest in accordance with terms and conditions established by the administrator. Each award of restricted stock is evidenced by an award agreement that specifies the number of shares subject to the award of restricted stock, the purchase price, if any, the vesting requirements, and such other terms and conditions as the administrator determines.
The administrator may impose whatever conditions for lapse of the restriction on the shares it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us); provided, however, that the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to the restriction, unless the administrator provides otherwise, except that if dividends or distributions are paid in shares, the shares will be subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid. Shares of restricted stock as to which the restrictions have not lapsed are subject to our right of repurchase or forfeiture.
Restricted Stock Units
Restricted stock units may be granted under our 2021 Plan. Restricted stock units are bookkeeping entries representing an amount equal to the fair market value of one share of our common stock. Each award of restricted stock units will be evidenced by an award agreement that specifies the number of restricted stock units subject to the award, vesting criteria, the form of payout, and other terms and conditions of the award, as determined by the administrator.
Subject to the provisions of our 2021 Plan, the administrator will determine the terms and conditions of restricted stock units, including the vesting criteria (which may be based on the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion) and the form and timing of payment. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any restricted stock units will vest.
Performance Awards
Performance awards may be granted under our 2021 Plan. Performance awards will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. Each performance award will be evidenced by an award agreement that any time period during which any performance objectives or other vesting provisions, if any, will be measured and such other terms and conditions as the administrator determines.
The administrator will establish organizational or individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the value of performance award paid to participants. After the grant of a performance award, the administrator, in its sole discretion, may reduce or waive any performance criteria or other vesting provisions for such performance units or performance shares. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares or in some combination.
Non-employee Director Award Limitations
Our 2021 Plan provides that all non-employee directors are eligible to receive all types of awards (except for incentive stock options) under the 2021 Plan. Our 2021 Plan provides that in any given fiscal year, a non-employee director may not receive cash retainer fees and equity awards (including any awards issued under the 2021 Plan) with an aggregate value greater than $600,000, increased to $900,000 in connection with his or her initial service (with the value of each equity award based on its grant date fair value determined in accordance with U.S. generally accepted accounting principles). Any cash compensation paid or equity awards granted to an individual for his or her services as an employee, or for his or her services as a consultant (other than as a non-employee director), will not count for purposes of the foregoing limitation.
Adjustments
If any extraordinary dividend or other extraordinary distribution (whether in cash, shares of Company common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, other change in the corporate structure of the Company affecting the shares, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any of its successors) affecting the shares of Company common stock occurs (including a change in control of the Company), the administrator, to prevent diminution or enlargement of the benefits or potential benefits intended to be provided under the 2021 Plan, will adjust the number and class of shares that may be delivered under the 2021 Plan and/or the number, class, and price of shares covered by each outstanding award, and the numerical share limits in 2021 Plan’s share reserve provisions. Notwithstanding the foregoing, the conversion of any convertible securities of the Company and ordinary course repurchases of shares of Company common stock or other securities of the Company will not be treated as an event that will require adjustment.
Dissolution or Liquidation.
In the event of a proposed dissolution or liquidation of the Company, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it previously has not been exercised, an award will terminate immediately prior to the consummation of such proposed action.
Non-transferability of Awards
Unless the administrator provides otherwise, our 2021 Plan generally does not allow for the transfer of awards other than by will or by the laws or descent and distribution, and only the recipient of an award may exercise an award during his or her lifetime. If the administrator makes an award transferable, such award will contain such additional terms and conditions as the administrator deems appropriate.
Merger or Change in Control
Our 2021 Plan provides that in the event of a “change in control,” as defined under the 2021 Plan, each outstanding award will be treated as the administrator determines, except that if a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then the participant will fully vest in and have the right to exercise awards of options and stock appreciation rights, all restrictions on awards or restricted stock and restricted stock units will lapse, all performance goals or other vesting criteria applicable to the shares subject to such award will be deemed achieved at 100% of target levels (in all cases, unless specifically provided otherwise under the applicable award agreement or another agreement authorized by the administrator between the applicable participant and the Company). A participant will be notified of the right to exercise an award or options or stock appreciation rights, and have such right for a specified period prior to the transaction, after which time the option or stock appreciation right will terminate.

Our 2021 Plan further provides that, in the event of a change in control, as defined in our 2021 Plan, each outstanding equity award granted under our 2021 Plan that is held by a non-employee director will fully vest, all restrictions on the shares subject to such award will lapse, and with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all of the shares subject to such award will become fully exercisable, if applicable.
Forfeiture and Clawback
Awards will be subject to any clawback policy of which we are required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by applicable laws. The administrator also may specify in an award agreement that the participant’s rights, payments and benefits with respect to an award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award.
Amendment or Termination
The administrator will have the authority to amend, suspend or terminate the 2021 Plan, provided such action will not impair the existing rights of any participant.
The Plan will continue in effect until terminated by the administrator. However, no incentive stock options may be granted after the ten-year anniversary of the date the 2021 Plan is adopted by our Board, and the automatic annual share reserve increase feature of the 2021 Plan will terminate on the ten-year anniversary of the date the 2021 Plan is adopted by our Board.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2021 Plan. The summary is based on existing U.S. laws and regulations as of January 17, 2023, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.
Incentive Stock Options
A participant generally recognizes no taxable income for ordinary income tax purposes as a result of the grant or exercise of an option that qualifies as an incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the shares acquired through the exercise of the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the date of exercise of the option, the participant will recognize a capital gain or loss equal to the difference between the sale price of the shares and the exercise price.
However, if the participant disposes of such shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise of the option (a “disqualifying disposition”), any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the shares are disposed of in a transaction in which the participant would not recognize a gain (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized with respect to the share disposition, there will be no ordinary income, and such loss will be a capital loss.
For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the date of exercise of the option is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise (unless the shares are disposed of in the same year as the option exercise). In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits.
Nonstatutory Stock Options
A participant generally recognizes no taxable income as the result of the grant of such an option. However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the shares acquired by the exercise of a nonstatutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss.
Stock Appreciation Rights
In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
Restricted Stock Awards
A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the Shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Internal Revenue Code to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Restricted Stock Units and Performance Awards
There generally are no immediate tax consequences of receiving an award of restricted stock units or a performance award. A participant who is granted restricted stock units or performance awards generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the time of settlement of the award upon vesting. If the participant is an employee, generally such ordinary income is subject to income tax withholding and certain employment tax withholdings. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.
Section 409A
Section 409A of the Code (“Section 409A”) provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards with a deferral feature granted under the 2021 Plan to a participant subject to U.S. income tax will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the requirements of Section 409A, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.
Tax Effect for the Company
The Company generally will be entitled to a tax deduction in connection with an award under the 2021 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to the Company’s chief executive officer and certain “covered employees” as determined under Section 162(m) of the Code and applicable guidance. Under Section 162(m) of the Code, the annual compensation paid to any of these specified individuals will be deductible only to the extent that it does not exceed $1,000,000.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND MINERVA SURGICAL WITH RESPECT TO AWARDS UNDER THE 2021 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR NON-U.S. JURISDICTION IN WHICH THE PARTICIPANT MAY RESIDE.

Number of Awards Granted to Employees, Consultants and Directors
The number of awards that an employee, director, or consultant may receive under the 2021 Plan is in the discretion of the administrator and therefore cannot be determined in advance. The following table sets forth: (i) the aggregate number of shares of common stock subject to options granted under the 2021 Plan during fiscal year 2022 to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group; (ii) the average per share exercise price of such options; (iii) the aggregate number of shares subject to RSUs granted under the 2021 Plan during fiscal year 2022 to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group; and (iv) the grant-date value of shares subject to such RSUs.
Name of Individual or Group	Number of Shares Subject to Options Granted	Average Per Share Exercise Price of Option Grants	Number of Shares Subject to RSUs Granted	Dollar Value of Shares Subject to RSUs Granted(1)
David M. Clapper, Former President and Chief Executive Officer	—	—	229,732	$604,195.00
Todd Usen, President and Chief Executive Officer	—	—	—	—
Joel R. Jung, Chief Financial Officer	—	—	60,198	$158,321.00
Dominique J. Filloux, Chief Operating Officer	—	—	60,198	$158,321.00
Jill D. Anderson, Director	—	—	49,792	$119,998.72
Ali Behbahani, M.D., Director	—	—	49,792	$119,998.72
Catherine Coste, Director	—	—	49,792	$119,998.72
Ross A. Jaffe, M.D., Chair	—	—	49,792	$119,998.72
David M. Renzi, Director	—	—	49,792	$119,998.72
Niquette Hunt, Director	—	—	49,792	$119,998.72
Derrick Sung, Ph.D., Director	—	—	86,956	$199,998.80
All executive officers, as a group	—	—	350,128	$920,837.00
Name of Individual or Group	Number of Shares Subject to Options Granted	Average Per Share Exercise Price of Option Grants	Number of Shares Subject to RSUs Granted	Dollar Value of Shares Subject to RSUs Granted(1)
All directors who are not executive officers, as a group	—	—	385,708	$919,991.12
All employees who are not executive officers, as a group	—	—	—	—
(1)	Reflects the aggregate grant date fair value of awards computed in accordance with ASC 718.
Vote Required
The approval of Proposal 9 requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote AGAINST this proposal. Each broker non-vote will also be counted for purposes of determining the presence or absence of a quorum but will have no effect on the outcome of the vote on this proposal. Approval of Proposal 9 is also conditioned on the closing of the Private Placement. If the closing of the Private Placement does not occur, our Board will not implement Proposal 9, even if it is approved by the requisite vote of our stockholders.
If Proposal 9 is approved by the requisite number of our stockholders, the amendment to our 2021 Plan approved by Proposal 9 will become effective upon the closing of the Private Placement.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL 9

PROPOSAL 10:
APPROVAL OF AMENDMENT TO
MINERVA SURGICAL, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN
The stockholders are being asked to approve an amendment (the “ESPP Amendment”) to the 2021 Employee Stock Purchase Plan (the “ESPP”) to increase the ESPP’s share reserve by 3,644,019 shares and to increase the maximum annual number of shares that may be added to the ESPP pursuant to annual automatic share reserve increases from 1,002,910 shares to 9,110,048 shares. The Board has adopted the ESPP Amendment, subject to approval from the stockholders at the Annual Meeting and effective upon the closing of the Private Placement. Our executive officers have an interest in this proposal as they are eligible to participate in the ESPP. Our non-employee directors are not eligible to participate in the ESPP. Unless provided otherwise, all numerical share numbers referenced in this proposal are measured on a current, pre-split basis. See “Proposal 7: Approval of Reverse Stock Split—Effect on Equity Compensation Plans, Outstanding Options and RSUs” for additional information regarding the effect of the Reverse Stock Split.
The ESPP’s initial share reserve was 401,164 shares of the Company’s common stock, with an annual automatic increase as described further below.
As of January 17, 2023, there are 298,162 shares available for issuance under the existing version of our ESPP prior to the amendment (the “Existing ESPP”). If the stockholders approve the ESPP Amendment, it will be effective upon the closing of the Private Placement. If the ESPP Amendment is not approved, we will need to discontinue the Existing ESPP. The Existing ESPP, however, will continue to govern awards previously granted under it. The Board has determined that it is in the best interests of the Company and its stockholders to have an employee stock purchase plan and is asking the Company’s stockholders to approve the ESPP Amendment.
For these reasons, we request that stockholders approve the ESPP Amendment and the reservation of 3,644,019 additional shares for issuance, as well as an increase to the maximum annual number of shares that may be added to the ESPP pursuant to annual automatic share reserve increases from 1,002,910 shares to 9,110,048 shares. We anticipate such number of shares, when added to our remaining share reserve in the Existing ESPP, will be sufficient through the remaining term of the ESPP based on our current forecasts. This comparative summary is qualified in its entirety by reference to the ESPP itself set forth in Appendix G of this Proxy Statement.
Description of the 2021 Employee Stock Purchase Plan
The following is a summary of the principal features of the ESPP and its operation. The summary is qualified in its entirety by reference to the ESPP itself, as amended by this proposal, set forth in Appendix G of this Proxy Statement.
General
The ESPP was established in October 2021 in connection with our IPO. The purpose of the ESPP is to provide eligible employees with an opportunity to purchase shares of the Company’s common stock. The ESPP will remain in effect for a term of twenty (20) years unless sooner terminated in accordance with its terms.
Shares Available for Issuance
Subject to the adjustment provisions contained in the ESPP, initially, a total of 401,164 shares of common stock were reserved for issuance under the ESPP plus any annual increase as described in the following sentence. The number of shares of the Company’s common stock available for issuance under the ESPP will be increased annually on the first day of each fiscal year beginning with the Company’s fiscal year 2023 in an amount equal to the least of (a) 1,002,910 shares of the Company’s common stock (subject to the adjustment provisions contained in the ESPP), (b) a number of shares of the Company’s common stock equal to 1% of the outstanding shares of all classes of the Company’s common stock on the last day of the immediately preceding second fiscal year, or (c) a number of shares of the Company’s common stock determined by the administrator. On January 1, 2023, 298,162 shares were added to the share reserve pursuant to such automatic share reserve increase feature. We are requesting stockholders approve an increase of 3,644,019 in the number of shares reserved for issuance under the ESPP, as well as an increase to the maximum annual number of shares that may be added to the ESPP pursuant to annual automatic share reserve increases from 1,002,910 shares to 9,110,048 shares.

Administration
The Board or a committee appointed by the Board will have authority to administer the ESPP. The administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the ESPP, delegate ministerial duties to any of our employees, designate separate offerings under the ESPP, designate any subsidiaries of the Company as participating in the ESPP, determine eligibility, adjudicate all disputed claims filed under the ESPP and establish procedures that it deems necessary or advisable for the administration of the ESPP, including, but not limited to, adopting such procedures, sub-plans and appendices to the subscription agreement as are necessary or appropriate to permit participation in the ESPP by employees who are non-U.S. nationals or employed outside the United States. The administrator’s findings, decisions and determinations will be final and binding on all participants to the maximum extent permitted by law.
Eligibility
Generally, any of our employees will be eligible to participate in our ESPP if they are customarily employed by the Company or any of its participating subsidiaries for at least 20 hours per week and more than five months in any calendar year. The administrator, in its discretion, before an enrollment date for all options granted on such enrollment date in an offering, may determine (for each offering under the 423 Component, as defined below, on a uniform and nondiscriminatory basis or as otherwise permitted by applicable Treasury Regulations) that the definition of eligible employee will or will not include an individual if he or she: (a) has not completed at least two years of service (or a lesser period of time determined by the administrator) since the employee’s last hire date, (b) customarily works not more than 20 hours per week (or a lesser period of time determined by the administrator), (c) customarily works not more than five months per calendar year (or a lesser period of time determined by the administrator), (d) is a highly compensated employee within the meaning of Section 414(q) or (e) of the Code is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or who is an officer or subject to disclosure requirements under Section 16(a) of the Exchange Act. In addition, an employee may not be granted an option to purchase stock under our ESPP if the employee (a) immediately after the grant, would own stock and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of the Company or any parent or subsidiary of the Company; or (b) holds rights to purchase stock under all of the Company’s employee stock purchase plans that accrue at a rate that exceeds $25,000 worth of stock determined at the time such option is granted, for each calendar year during which his or her right to purchase shares is outstanding at any time. As of January 17, 2023, approximately 166 employees were eligible to participate in the ESPP.
Offering Periods and Purchase Periods
The ESPP includes a component, or the “423 Component,” that is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code, and a component that does not comply with Section 423 of the Code, or the “Non-423 Component.” The Non-423 Component will provide for substantially the same benefits as an option granted under the 423 Component, except that a Non-423 Component may include features necessary to comply with applicable non-U.S. laws pursuant to rules, procedures or sub-plans adopted by the administrator. For purposes of this summary, a reference to the ESPP generally will mean the terms and operations of the 423 Component.
The ESPP provides for offering periods with a duration and start and end dates as determined by the administrator, provided that no offering period will have a duration exceeding 27 months. Unless determined otherwise by the administrator, each offering period will have one purchase period with the same duration as the offering period. The administrator is authorized to change the duration of future offering periods and purchase periods under the ESPP, including the starting and ending dates of offering periods and purchase periods and the number of purchase periods in any offering periods. Unless determined otherwise by the administrator and to the extent an offering period provides for more than one purchase date in such offering period, if the fair market value of a share of the Company’s common stock on a purchase date is less than the fair market value of a share of the Company’s common stock on the first trading day of the offering period, participants in that offering period will be withdrawn from that offering period following their purchase of shares on such purchase date and automatically will be enrolled in a new offering period.

Contributions
The ESPP permits participants to purchase shares of the Company’s common stock through payroll deductions of up to 15% of their eligible compensation, which includes a participant’s base straight time gross earnings but excludes payments for overtime, shift premium, commissions, incentive compensation, equity compensation, bonuses, and other similar compensation. The administrator may change the compensation eligible for contribution under the ESPP on a uniform and nondiscriminatory basis for future offering periods.
Exercise of Purchase Right
Amounts deducted and accumulated by a participant under the ESPP are used to purchase shares of the Company’s common stock at the end of each purchase period. The purchase price of the shares will be 85% of the lower of (a) the fair market value of a share of the Company’s common stock on the first trading day of the offering period or (b) the fair market value of a share of the Company’s common stock on the exercise date. A participant will be permitted to purchase up to a maximum number of shares as determined by the administrator, provided that the administrator may increase or decrease such maximum number of shares for each purchase period. Until shares of the Company’s common stock are issued (as evidenced by the appropriate entry on our books or the books of a duly authorized transfer agent of ours) to a participant, the participant will have only rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder with respect to such shares.
Termination of Participation
Participation in the ESPP generally will terminate when a participating employee’s employment with the Company or a participating subsidiary ceases for any reason, the employee withdraws from the ESPP or the Company terminates or amends the ESPP such that the employee no longer is eligible to participate. An employee may withdraw his or her participation in the ESPP at any time in accordance with procedures, and prior to any applicable deadline, specified by the administrator. Upon withdrawal from the ESPP, generally the employee will receive all amounts credited to his or her account without interest (unless otherwise required under applicable law) and his or her payroll withholdings or contributions under the ESPP will cease.
Non-Transferablity
A participant will not be permitted to transfer the contributions credited to his or her ESPP account or rights granted under the ESPP, other than by will or the laws of descent and distribution.
Adjustments upon Changes in Capitalization, Dissolution, Liquidation, Merger or Change in Control
Changes in Capitalization. In the event that any dividend or other distribution (whether in the form of cash, shares of the Company’s common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of the Company’s common stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Company’s shares of common stock occurs, the administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP, will, in such manner as it may deem equitable, adjust the number and class of shares of the Company’s common stock that may be delivered under the ESPP, the purchase price per share and the number of shares of the Company’s common stock covered by each option under the ESPP that has not yet been exercised, and the numerical limits of the ESPP.
Dissolution or Liquidation. In the event of the Company’s proposed dissolution or liquidation, the offering period will be shortened by setting a new exercise date and that the ESPP will terminate immediately prior to such proposed dissolution or liquidation, unless otherwise provided by the administrator. The new exercise date will be before the date of the Company’s proposed dissolution or liquidation. The administrator will notify each participant in writing or electronically, prior to the new exercise date, that the exercise date for the participant’s option has been changed to the new exercise date and that the participant’s option will be exercised automatically on the new exercise date, unless prior to such date the participant has withdrawn from the offering period pursuant to the terms of the ESPP.
Change in Control. In the event of a merger or change in control (as defined in the ESPP), each outstanding option under the ESPP will be assumed or an equivalent option will be substituted by the successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the options, the offering period will be shortened by setting a new exercise date and will end on the new exercise date. The new exercise date will be prior to the proposed merger or other acquisition or sale. The administrator will notify each participant in writing or electronically, prior to the new exercise date, that the exercise date for the participant’s option has been changed to the new exercise date and that the participant’s option will be exercised automatically on the new exercise date, unless prior to such date the participant has withdrawn from the offering period pursuant to the terms of the ESPP.
Amendment and Termination of the ESPP
The administrator may amend, terminate or suspend the ESPP at any time and for any reason. Generally, no such termination can adversely affect options previously granted and stockholder approval will be sought for certain changes as required by applicable law.
The ESPP will continue until the earlier to occur of (i) the termination of the ESPP by the administrator or (ii) twenty (20) years after the adoption of the ESPP by the Board.
Number of Shares Granted to Employees
Participation in the ESPP is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the ESPP are not determinable. Non-employee directors are not eligible to participate in the ESPP. For illustrative purposes, the following table sets forth (i) the number of shares of our common stock that were purchased during fiscal year 2022 under the Existing ESPP, (ii) the average price per share paid for such shares, and (iii) the fair market value at the date of purchase.
Name of Individual or Group	Number of Shares Purchased	Average Per Share Purchase Price ($)	Fair Market Value on Date of Purchase ($)
David M. Clapper, Former President, Chief Executive Officer, and Chair*	4,998	0.15	0.18
Todd Usen, President and Chief Executive Officer	—	—	—
Joel R. Jung, Chief Financial Officer	4,998	0.15	0.18
Dominique J. Filloux, Chief Operating Officer	4,998	0.15	0.18
Jill D. Anderson, Director	—	—	—
Ali Behbahani, M.D., Director	—	—	—
Catherine Coste, Director	—	—	—
Ross A. Jaffe, M.D., Chair	—	—	—
David M. Renzi, Director	—	—	—
Niquette Hunt, Director	—	—	—
Derrick Sung, Ph.D., Director	—	—	—
All executive officers, as a group	19,952	0.15	0.18
All directors who are not executive officers, as a group	—	—	—
All employees who are not executive officers, as a group	401,102	0.15	0.18
*	Mr. Clapper retired from his positions as our President and Chief Executive Officer and from our Board, effective January 2, 2023. Mr. Clapper continues to serve the Company as a consultant.
Certain Federal Income Tax Information
The following brief summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the ESPP does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances. Further, tax consequences for employees participating in the Non-423 Component of the ESPP are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

The 423 Component of the ESPP is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Under an employee stock purchase plan that so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares of the Company’s common stock acquired under the ESPP or in the event of the participant’s death while still owning the purchased shares of the Company’s common stock.
If the participant sells or otherwise disposes of the purchased shares of the Company’s common stock within two years after the start date of the offering period in which the shares of the Company’s common stock were acquired or within one year after the date of purchase of those shares of the Company’s common stock, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares of the Company’s common stock on the purchase date exceeded the purchase price paid for those shares of the Company’s common stock, and the Company will be entitled to an income tax deduction equal in amount to such excess, for the taxable year in which such disposition occurs. The amount of this ordinary income will be added to the participant’s basis in the shares of the Company’s common stock, and any resulting gain or loss recognized upon the sale or disposition will be a capital gain or loss. If the shares of the Company’s common stock have been held for more than one year since the date of purchase, the gain or loss will be long-term capital gain or loss.
If the participant sells or disposes of the purchased shares of the Company’s common stock more than two years after the start date of the offering period in which the shares of the Company’s common stock were acquired and more than one year after the date of purchase of those shares of the Company’s common stock, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the lesser of (a) the amount by which the fair market value of the shares of the Company’s common stock on the sale or disposition date exceeded the purchase price paid for those shares of the Company’s common stock, or (b) 15% of the fair market value of the shares of the Company’s common stock on the start date of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. Alternatively, if the fair market value of the shares of the Company’s common stock on the date of the sale or disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss. We will not be entitled to an income tax deduction with respect to such disposition.
Vote Required
The approval of Proposal 10 requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote AGAINST this proposal. Each broker non-vote will also be counted for purposes of determining the presence or absence of a quorum but will have no effect on the outcome of the vote on this proposal. Approval of Proposal 10 is also conditioned on the closing of the Private Placement. If the closing of the Private Placement does not occur, our Board will not implement Proposal 10, even if it is approved by the requisite vote of our stockholders.
If Proposal 10 is approved by the requisite number of our stockholders, the amendment to our 2021 Plan approved by Proposal 10 will become effective upon the closing of the Private Placement.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL 10

PROPOSAL 11:
APPROVAL OF ONE OR MORE ADJOURNMENTS OF THE SPECIAL MEETING, IF NECESSARY,
TO SOLICIT ADDITIONAL PROXIES
If the Special Meeting is convened and a quorum is present, but there are not sufficient votes to approve any of Proposals 1 through 10, or if there are insufficient votes to constitute a quorum, our proxy holders may move to adjourn the special meeting at that time in order to enable the Board to solicit additional proxies.
In this proposal (the “Adjournment Proposal”), we are asking our stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting to another time and place, if necessary or appropriate (as determined in good faith by the Board), to solicit additional proxies in the event there are not sufficient votes to approve any of Proposals 1 through 10. If our stockholders approve this proposal, we could adjourn the special meeting and any adjourned or postponed session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat any of Proposals 1 through 10, we could adjourn the Special Meeting without a vote on such proposal and seek to convince our stockholders to change their votes in favor of such proposals.
If it is necessary or appropriate (as determined in good faith by the Board) to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.
Vote Required
The approval of Proposal 11 requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote AGAINST this proposal. Each broker non-vote will also be counted for purposes of determining the presence or absence of a quorum but will have no effect on Proposal 11. Proposal 11 is considered a routine proposal, and therefore we do not expect any broker non-votes with respect to such proposal.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL 11

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Composition of our Board
Our Board currently consists of eight directors, seven of whom are independent under the listing standards of Nasdaq. Our Board is currently divided into three classes with staggered three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring. If the declassification of our Board is approved by stockholders as described in Proposal 2, each director would be up for election at the next annual meeting of stockholders and until his or her successor has been duly elected and qualified, subject, however, in each case, to such director’s earlier death, resignation, disqualification or removal.
The following table sets forth the names, ages as of January 11, 2023, and certain other information for each of our current directors, and directors upon the closing of the Private Placement:
Name	Class*	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term after closing of the Private Placement
Todd Usen	I	55	President, Chief Executive Officer, and Director	2023	2025	2023
David M. Renzi(3)(4)	I	64	Director	2016	2025	—
Niquette Hunt(3)(6)	I	57	Director	2021	2025	2023
Jill D. Anderson(1)(3)(6)	II	62	Director	2021	2023	2023
Ali Behbahani, M.D.(2)(3)	II	45	Director	2011	2023	2023
Catherine Coste(1)(2)(6)	III	56	Director	2021	2024	2023
Ross A. Jaffe, M.D.(2)	III	64	Director, Chairman	2011	2024	2023
Derrick Sung(1)(6)	II	50	Director	2022	2023	2023
Uri Geiger(5)	N/A	56	Director appointee	N/A	N/A	2023
*	The closing of the Private Placement is conditioned upon the declassification of our Board as described in Proposal 2.
(1)	Member of audit committee
(2)	Member of compensation committee
(3)	Member of nominating and corporate governance committee
(4)	Mr. Renzi has indicated an intent to resign upon the closing of the Private Placement.
(5)	Pursuant to the Purchase Agreement, Mr. Geiger will be appointed as a director by our Board effective upon the closing of the Private Placement.
(6)
Such director will enter into letter agreements with Accelmed, effective upon the closing of the Private Placement, to serve as designees of Accelmed and to resign as directors upon Accelmed’s request, pursuant to Accelmed’s right under the Purchase Agreement to designate a majority of our Board.

Todd Usen has served as our President and Chief Executive Officer and as a member of our Board since January 2023. Mr. Usen was the Chief Executive Officer of Activ Surgical, an advanced surgical visualization technology company, from January 2019 to December 2022. Prior to that, he served as President of the Medical Systems Group at Olympus Corporation of the Americas from June 2015 to November 2018. Prior to joining the Olympus Corporation, Mr. Usen held several positions at Smith and Nephew from 2007 to 2015, including the position of President - Orthopedics, Senior Vice President and General Manager - Joint Reconstruction, Senior Vice President - Sports Medicine, and Senior Vice President - Endoscopy. Prior to Smith and Nephew, he worked for Boston Scientific as the Vice President of Sales for the Neurovascular division, Director of Endoscopy Sales, and Global Manager of Field Development. Mr. Usen currently serves on the boards of directors of Alesi Surgical Ltd. and industry groups MassMedic and Advamed. He holds a B.S. in Marketing from the University of Massachusetts Isenberg School of Business.
We believe Mr. Usen is qualified to serve on our Board because of the perspective and experience he brings as our President and Chief Executive Officer, and his experience in leadership positions in the biotechnology and life science industry.
Niquette Hunt has served as a member of our Board since June 2021. Ms. Hunt founded Candesant Biomedical in March 2016, and serves as its President and Chief Executive Officer. From 2009 to 2016, Ms. Hunt served as the Senior Vice President of Commercial Development for Revance Therapeutics. Ms. Hunt

has served on the board of directors for Soliton, Inc. (Nasdaq: SOLY) from October 2020 through December 2021 when the company was acquired by AbbVie. Ms. Hunt holds an A.B. degree in Organizational Dynamics from Stanford University.
We believe Ms. Hunt is qualified to serve on our Board because of her leadership experience and extensive experience in the aesthetic industry.
Jill D. Anderson has served as a member of our Board since May 2021. Ms. Anderson is a healthcare executive with more than 25 years of experience leading the innovation, development, and commercialization of medical devices. Ms. Anderson was the co-founder and Chief Executive Officer of Cianna Medical, Inc. from January 2008 until its acquisition by Merit Medical Systems, Inc. in November 2018. She also served as President of BioLucent, Inc. from May 2001 until September 2007, as Vice President, Cancer Services of Lehigh Valley Hospital and Health Network from October 1999 until May 2001, and as Vice President, Eastern Region, of Salick Health Care, Inc. from June 1989 until October 1999. Ms. Anderson also serves on the board of directors of Merit Medical Systems, Inc. (Nasdaq: MMSI) and OncoRes Medical, LLC, and in the past served on the boards of Cianna Medical, Inc. and WDT Acquisition Corporation d/b/a Solis Mammography. She is a member of the Women Business Leaders in Healthcare and a Leadership Fellow of the National Association of Corporate Directors. She earned a B.A. in Finance, Magna Cum Laude, as well as an M.B.A. from Temple University.
We believe that Ms. Anderson is qualified to serve on our Board because of her broad business experience in the medical device and healthcare service industries and history of executive leadership and service on boards in the medical industry.
Ali Behbahani, M.D. has served as a member of our Board since May 2011. Dr. Behbahani has served as a General Partner of New Enterprise Associates (NEA), a global venture capital firm that focuses on development of technologies that drive global innovation, since 2007. He is on the healthcare team at NEA, and specializes in investments in the biopharmaceutical and medical device sectors. Dr. Behbahani also serves on the board for several private and public companies, including Adaptimmune Therapeutics plc, Cardionomic, Inc., CRISPR Therapeutics AG, CVRx, Inc., Genocea Biosciences, Inc., Ivantis, Inc., Monte Rosa Therapeutics GmbH, Nkarta Inc., Oyster Point Pharma Inc., and Black Diamond Therapeutics, Inc. Dr. Behbahani holds B.S. Degrees with distinction in Biomedical Engineering, Electrical Engineering, and Chemistry from Duke University. He earned an M.D. from The University of Pennsylvania School of Medicine and an M.B.A. from The University of Pennsylvania Wharton School, where he graduated with Honors.
We believe Dr. Behbahani is qualified to serve on our Board because of his extensive experience with medical device companies.
Catherine Coste has served as a member of our Board since February 2021. Ms. Coste retired from Deloitte and Touche LLP in 2020, where she was a senior partner and served as one of Deloitte’s Life Sciences Industry Executive Leaders. She spent 32 years in both corporate and professional services positions leading global finance, internal audit and operations teams. During her career at Deloitte, Ms. Coste was directly involved with over 30 life science corporations, the majority of which were large-cap and medium-cap public corporations. Ms. Coste also has extensive public company board experience, and currently serves as a director and audit committee chair for Biomerica, Inc. Ms. Coste also has extensive experience in Sarbanes-Oxley compliance, corporate risk analysis and management, cyber risk assessment, fraud prevention, IT systems analysis and upgrades, internal controls, and corporate governance. Ms. Coste is a Certified Public Accountant. Ms. Coste earned her B.A. in Business Administration, Accounting, from California State University, Hayward.
We believe Ms. Coste is qualified to serve on our Board because of her expertise in governance, audit, risk and controls, and compliance, and her industry focus in life sciences and technology.
Ross A. Jaffe, M.D. has served as a member of our Board since May 2011. Since February 2019, Dr. Jaffe has served as a Venture Advisor at NEA, a global venture capital firm that focuses on development of technologies that drive global innovation. Dr. Jaffe is a co-founder and Managing Director of Versant Ventures, a healthcare-focused venture capital firm, where since 1999 he has focused primarily on investments early-stage medical device companies. Prior to founding Versant, Dr. Jaffe was a General Partner at Brentwood Venture Capital from 1993 until 2020, leading investments in medical device, drug delivery, biotechnology, healthcare services, and healthcare information system companies. Dr. Jaffe has served on the boards of multiple successful medical technology companies, including Acclarent Inc., St. Francis Medical Technologies, Therasense, Inc.,

Insulet Corporation, and Novacept Inc. He currently also serves on the board of directors of several private companies, including as AlterG, Inc., Foundry Innovation and Research 1, LTD (FIRE1), Relievant Medsystems, Inc., and DocMatter, Inc. He is also co-founder and Chairman of Faro Health, Inc. Dr. Jaffe earned his bachelor’s degree in Policy Studies from Dartmouth; an M.D. from the Johns Hopkins School of Medicine; and an M.B.A. from the Stanford Graduate School of Business. He completed his residency in internal medicine and served as part-time attending physician at the University of California, San Francisco.
We believe Dr. Jaffe is qualified to serve on our Board because of his extensive experience working with medical technology companies.
Derrick Sung, Ph.D. has served as a member of our Board since July 2022. Dr. Sung has served as the Chief Financial Officer of Pulmonx Corporation since May 2019. From May 2015 to May 2019, Dr. Sung served as the Executive Vice President of Strategy and Corporate Development for iRhythm Technologies, Inc., a digital healthcare and medical technology company. From February 2008 to April 2015, Dr. Sung was the senior equity research analyst covering the medical devices sector for Sanford C. Bernstein & Co., LLC, a subsidiary of AllianceBernstein L.P. From 2004 to 2008, he served as Director of Marketing and Business Development in the Neuromodulation division of Boston Scientific Corporation. From 2000 to 2004, Dr. Sung was a management consultant at The Boston Consulting Group, a business consulting firm. Dr. Sung holds a Ph.D. in Bioengineering from U.C. San Diego, an M.B.A. from San Diego State University and a B.S. in Mechanical Engineering from Stanford University.
We believe Dr. Sung is qualified to serve on our Board because of his extensive experience working with companies in our industry.
Dr. Uri Geiger has been appointed to serve as a director effective upon the closing of the Private Placement. Dr. Geiger is a co-founder and Managing Partner of Accelmed Partners, a private equity investment firm he co-founded in 2009 focused on medical device companies. Prior to founding Accelmed Partners, Dr. Geiger served as the CEO of Exalenz Bioscience Ltd., a medical technology company, from May 2006 until December 2008. Prior to that, Dr. Geiger co-founded and was the CEO of GalayOr Networks, a developer of optical components from 2001 until 2003. Dr. Geiger was also the founding partner of Dragon Variation Fund in 2000, one of Israel’s first hedge funds, which was sold to Migdal in 2007. Dr. Geiger worked on Wall Street during the 1990s, where he gained a broad understanding of and significant experience in capital markets. Dr. Geiger was formerly an adjunct professor at Tel Aviv University’s Recanati School of Business where he lectured on private equity and venture capital and authored the books “Startup Companies and Venture Capital” and “From Concept to Wall Street.” Dr. Geiger has served as the Chairman of the board of directors of Cogentix Medical from November 2016 until its sale in April 2018 and he is currently on the board of Strata Skin Sciences, Inc. since 2018 as well as a number of private medical device companies.
We believe Dr. Geiger's qualifications to serve on our Board includes his extensive entrepreneurial, management and investment know-how having created and built many successful medical device enterprises.
Other than the Purchase Agreement, the Voting Side Letters, and the letter agreements with the Accelmed designees indicated above, there are no arrangements or understandings between our directors or director appointees and any other person pursuant to which such persons were or will be appointed as a director of the Company.
Director independence
Our common stock is listed on Nasdaq. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors within one year of their initial public offering. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Following the closing of the Private Placement, Accelmed will be our largest stockholder, and it will own a majority of the outstanding shares of our common stock and we would be treated as a “controlled company” under the rules of Nasdaq. As a controlled company, we would not be required to have a majority independent Board and our compensation committee and nominating and corporate governance committee would no longer be required to be composed solely of independent directors.
To be considered to be independent for purposes of Rule 10A-3 and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.
To be considered independent for purposes of Rule 10C-1 and under the rules of Nasdaq, the board of directors must affirmatively determine that each member of the compensation committee (and a majority of the members of the compensation committee to the extent that we are a controlled company) is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to us which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of such director, including any consulting, advisory, or other compensatory fee paid by us to such director and (2) whether such director is affiliated with us, a subsidiary of ours, or an affiliate of a subsidiary of ours.
Our Board undertook a review of its composition, the composition of its committees, and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board has determined that Jill D. Anderson, Ali Behbahani, M.D., Catherine Coste, Niquette Hunt, Ross A. Jaffe, M.D., David M. Renzi, and Derrick Sung, representing a majority of our current directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of Nasdaq.
In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain relationships, related party, and other transactions.”
Family relationships
There are no family relationships among any of our directors, director appointees or executive officers.
Board leadership structure
Our Board is currently led by its Chairman, Ross A. Jaffe, M.D. Our Board recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as we continue to grow. We separate the roles of Chief Executive Officer and Chairman of our Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting our strategic direction and our day-to-day leadership and performance, while the Chairman of our Board provides guidance to the Chief Executive Officer and presides over meetings of our full Board. We believe this separation of responsibilities provides a balanced approach to overseeing us and managing our Board. Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Role of Board in risk oversight process
Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks, and operational risks. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. The audit committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. The nominating and corporate governance committee is responsible for overseeing the management of risks associated with the independence of our Board and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through discussions from committee members about such risks. Our Board believes its administration of its risk oversight function has not negatively affected our Board’s leadership structure.
Board committees
Our Board has an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which has the composition and the responsibilities described below.
Audit committee
The members of our audit committee are Jill Anderson, Catherine Coste, and Derrick Sung. David M. Renzi was a member of the audit committee during fiscal 2022 and was replaced by Mr. Sung on August 2, 2022. Catherine Coste is the chair of our audit committee and an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K, and also meets the financial literacy requirements of the listing standards of Nasdaq. Our audit committee oversees our corporate accounting and financial reporting process and assists our Board in monitoring our financial systems. Our audit committee is responsible for, among other things:
•	helping to ensure the independence and performance of the independent registered public accounting firm;
•	approving audit and non-audit services and fees;
•
reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

•	preparing the audit committee report that the SEC requires to be included in our annual proxy statement;
•	reviewing reports and communications from the independent registered public accounting firm;
•	reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedure;
•	reviewing our policies on risk assessment and risk management;
•	reviewing related party transactions; and
•
establishing and overseeing procedures for the receipt, retention, and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our audit committee is available on our website at https://ir.minervasurgical.com/. During 2022, our audit committee held seven meetings.
Compensation committee
The members of our compensation committee are Ali Behbahani, M.D., Catherine Coste, and Ross A. Jaffe, M.D. Ali Behbahani, M.D. is the chair of our compensation committee. Our Board has determined that each member of our compensation committee meets the requirements for independence for compensation committee members under the rules and regulations of the SEC and the listing standards of Nasdaq. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:
•	overseeing our overall compensation philosophy and compensation policies, plans, and benefit programs;

•	reviewing and approving or recommending compensation for our executive officers and directors to our Board for approval;
•	preparing the compensation committee report that the SEC will require to be included in our annual proxy statement; and;
•	administering our equity compensation plans.
Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our compensation committee is available on our website at https://ir.minervasurgical.com/. During 2022, our compensation committee held seven meetings.
Nominating and corporate governance committee
The members of our nominating and corporate governance committee are Jill Anderson, Ali Behbahani, M.D., Niquette Hunt, and David M. Renzi. David M. Renzi is the chair of our nominating and corporate governance committee. Our Board has determined that each member of our nominating and corporate governance committee meets the requirements for independence for nominating and corporate governance committee members under the listing standards of Nasdaq. Our nominating and corporate governance committee is responsible for, among other things:
•	identifying, evaluating, and making recommendations to our Board regarding nominees for election to our Board and its committees;
•	considering and making recommendations to our Board regarding the composition of our Board and its committees;
•	reviewing developments in corporate governance practices;
•	evaluating the adequacy of our corporate governance practices and reporting; and
•	evaluating the performance of our Board and of individual directors.
Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of Nasdaq. A copy of the charter of our nominating and corporate governance committee is available on our website at https://ir.minervasurgical.com/. During 2022, our nominating and corporate governance committee held four meetings.
Attendance at board and stockholder meetings
During our fiscal year ended December 31, 2022, our Board held ten meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (1) the total number of meetings of our Board held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our Board at the annual meetings of stockholders, we encourage, but do not require, directors to attend. Three directors attended our 2022 annual meeting of stockholders.
Compensation committee interlocks and insider participation
During 2022, the members of our compensation committee were Ali Behbahani, M.D., Ross A. Jaffe, M.D., and Catherine Coste. None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or compensation committee.
Considerations in evaluating director nominees
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our

Board and the needs of our Board and the respective committees of our Board and other director qualifications. While our Board has not established minimum qualifications for board members, some of the factors that our nominating and corporate governance committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, business experience and diversity, and with respect to diversity, such factors as race, ethnicity, gender, differences in professional background, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our Board. Although our Board does not maintain a specific policy with respect to Board diversity, our Board believes that our Board should be a diverse body, and the nominating and corporate governance committee considers a broad range of perspectives, backgrounds and experiences.
If our nominating and corporate governance committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board or management.
After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full Board the director nominees for selection. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors and our Board has the final authority in determining the selection of director candidates for nomination to our board.
Stockholder recommendations and nominations to our Board
Our nominating and corporate governance committee will consider recommendations and nominations for candidates to our Board from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our bylaws and corporate governance guidelines and the director nominee criteria described above.
A stockholder that wants to recommend a candidate to our Board should direct the recommendation in writing by letter to our corporate secretary at Minerva Surgical, Inc., 4255 Burton Dr., Santa Clara, California 95054, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also directly nominate persons for our Board. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2023 annual meeting of stockholders, nominations be received by our corporate secretary observing the deadlines discussed below under “Stockholder Proposals or Director Nominations for 2023 Annual Meeting.”
Communications with our Board
Stockholders and other interested parties wishing to communicate directly with our non-management directors, may do so by writing and sending the correspondence to our Chief Financial Officer or Legal Department by mail to our principal executive offices at Minerva Surgical, Inc., 4255 Burton Dr., Santa Clara, California 95054. Our Chief Financial Officer or Legal Department, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our Board to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of our Board or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our Chief Financial Officer or Legal Department will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of our Board or the lead independent director (if one is appointed). These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Policy prohibiting hedging or pledging of securities
Under our insider trading policy, our employees, including our executive officers, and the members of our Board are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (5) holding our securities in a margin account.
Corporate governance guidelines and code of business conduct and ethics
Our Board has adopted corporate governance guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our Board and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer and other executive and senior financial officers. The full text of our corporate governance guidelines and code of business conduct and ethics are available on our website at https://ir.minervasurgical.com/. We will post amendments to our code of business conduct and ethics or any waivers of our code of business conduct and ethics for directors and executive officers on the same website.

CERTAIN RELATIONSHIPS, RELATED PARTY, AND OTHER TRANSACTIONS
The following is a description of each transaction since January 1, 2022, and each currently proposed transaction, in which:
•	we have been or are to be a participant;
•	the amount involved exceeded or exceeds $120,000;
•
any of our directors (including director nominees), executive officers, or beneficial holders of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Boston Scientific Corporation (BSC) asset purchase
In May 2020, we entered into an Asset Purchase Agreement (as amended, the APA) with BSC and certain of its affiliates in connection with our acquisition of BSC’s intrauterine health assets. In connection with the APA, we also entered into an in-bound license agreement, an out-bound license agreement, a supply agreement and a transition services agreement, among other ancillary agreements. As partial consideration for BSC’s assets, at the closing of the transaction, we paid $15.0 million and issued BSC 1,331,411 shares of our Series D redeemable convertible preferred stock, which converted into 1,331,411 shares of our common stock in our IPO. Following our initial public offering, we made a deferred payment of $15.0 million and a $10 million payment to satisfy the Development Milestone under the APA. Additionally, in 2022, we paid $5 million to satisfy the first Revenue Milestone payment under the APA. Based on our preliminary unaudited financial results from 2022 we do not believe we will be required to make the final Revenue Milestone payment in 2023, and thus we believe that all remaining obligations to BSC have been satisfied
Investors’ rights agreement
We are party to an amended and restated investors’ rights agreement (the “IRA”), dated as of December 19, 2012, which provides, among other things, that certain holders of our capital stock have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing. Ali Behbahani M.D. is affiliated with New Enterprise Associates, which is a party to the IRA, and its affiliates. Ross A. Jaffe is a member of our Board and a part-time advisor to New Enterprise Associates. Dr. Jaffe is also an affiliate of Versant Ventures, which is a party to the IRA, and its affiliates.
Family member employment
Since 2015, the son of David M. Clapper, who served as our President, Chief Executive Officer, and a member of our Board until January 2023, has been employed by us and currently serves as our Sr. Director of Brand Strategy and Market Development. Mr. Clapper’s son was also employed by us from 2011 to 2014. In 2020 and 2021, Mr. Clapper’s son earned total compensation of approximately $179,000 and $251,000, respectively. The anticipated total compensation for Mr. Clapper’s son in 2022 is approximately $230,000. Total compensation includes salary, bonus, and stock awards. The compensation of Mr. Clapper’s son is consistent with that of other employees with equivalent qualifications and responsibilities and holding similar positions. Mr. Clapper recused himself from any decision regarding the hiring of, or compensation related to, his son.
Since 2019, the son of Dominique J. Filloux, our Chief Operating Officer, has been employed by us as a Sales Operations Analyst. In 2020 and 2021, Mr. Filloux’s son earned total compensation of approximately $74,000 and $88,000, respectively. The anticipated total compensation for Mr. Filloux’s son in 2022 is approximately $96,000. Total compensation includes salary, bonus, and stock awards. The compensation of Mr. Filloux’s son is consistent with that of other employees with equivalent qualifications and responsibilities and holding similar positions. Mr. Filloux recused himself from any decision regarding the hiring of, or compensation related to, his son.
Since 2017, the daughter of Eugene V. Skalnyi, M.D., our Vice President, Medical Affairs, has been employed by us and currently serves as a Territory Manager. In 2020 and 2021, Dr. Skalnyi’s daughter earned total compensation of approximately $127,000 and $205,000, respectively. The anticipated total compensation for Dr. Skalnyi’s daughter in 2022 is approximately $185,000. Total compensation includes salary, bonus, and stock awards. The compensation of Dr. Skalnyi’s daughter is consistent with that of other employees with equivalent qualifications and responsibilities and holding similar positions. Dr. Skalnyi recused himself from any decision regarding the hiring of, or compensation related to, his daughter.

Private Placement
As further described in Proposal 2, each of our directors and executive officers have signed a Voting Side Letter to vote in favor of each of the proposals set forth in this Proxy Statement. In addition, pursuant to the Purchase Agreement, Mr. Geiger will be appointed as a director by our Board effective upon the closing of the Private Placement, and Jill Anderson, Catherine Coste, Derrick Sung, and Niquette Hunt, our current directors, have agreed to enter into letter agreements with Accelmed, effective upon the closing of the Private Placement, to serve as designees of Accelmed and to resign as directors upon Accelmed’s request, pursuant to Accelmed’s right under the Purchase Agreement to designate a majority of our Board.
Ali Behbahani is a member of our Board and is affiliated with New Enterprise Associates, which is a party to the Purchase Agreement and is participating in the Private Placement. New Enterprise Associates holds approximately 33.5% of our outstanding shares of common stock (based on 29,816,161 shares outstanding as of December 31, 2022) and at the closing of the Private Placement, will purchase an additional 24,437,927 shares and hold approximately 19.5% of our outstanding shares of common stock (based on 29,816,161 shares outstanding as of December 31, 2022 and assuming the issuance of an aggregate of 146,627,565 at the closing of the Private Placement). Dr. Behbahani is a general partner of New Enterprise Associates. Dr. Behbahani and New Enterprise Associates have each signed a Voting Side Letter to vote in favor of proposals set forth in this Proxy Statement.
Ross A. Jaffe is also a member of our Board and a part-time advisor to New Enterprise Associates. Dr. Jaffe is a managing director of Versant Ventures IV, LLC (“Versant Ventures”), whose affiliates held approximately 5.6% of our outstanding shares of common stock as of December 31, 2022. None of Dr. Jaffe, Versant Ventures or its affiliates is a party to the Purchase Agreement or purchasing shares in the Private Placement but Dr. Jaffe and Versant Ventures have each signed a Voting Side Letter to vote in favor of the proposals set forth in this Proxy Statement.
Pursuant to the Purchase Agreement, Mr. Geiger will be appointed as a director by our Board effective upon the closing of the Private Placement. Dr. Geiger is the managing partner of Accelmed, which is a party to the Purchase Agreement, and is expected to purchase 122,189,638 of the Shares. If the Private Placement is approved by our stockholders, following the closing of the Private Placement, Accelmed will become our majority stockholder, owning approximately 69.3% of our common stock (based on 29,816,161 shares outstanding as of December 31, 2022 and assuming the issuance of an aggregate of 146,627,565 at the closing of the Private Placement), and our Board will be composed of a majority of directors designated by Accelmed.
The disclosure in Proposal 2 of this Proxy Statement is incorporated by reference herein.
Limitation of liability and indemnification of officers and directors
Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	any transaction from which they derived an improper personal benefit.
Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
In addition, our amended and restated bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that they are or were one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that they are or were one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Our amended and restated bylaws provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.
Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
The limitation of liability and indemnification provisions that are included in our amended and restated certificate of incorporation, amended and restated bylaws and in indemnification agreements that we have entered into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees, or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.
We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.
Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our Board.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Policies and procedures for related party transactions
Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related parties in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related party has or will have a direct or indirect material interest. Our policy regarding transactions between us and related parties provides that a related party is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and any of their immediate family members. Our audit committee charter provides that our audit committee shall review and approve or disapprove any related party transactions.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and beneficial owners of more than 10 percent of the Company’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of shares of common stock. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from the reporting persons, during the fiscal year ended December 31, 2022 or with respect to such fiscal year, all Section 16(a) filing requirements applicable to its executive officers, directors and 10 percent beneficial owners were met, with the exception of Evgueni Skalnyi, Dominique Filloux, Joel Jung, David Clapper, and Derrick Sung, each of whom was late reporting one transaction on Form 4.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Processes and procedures for compensation decisions
Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that the Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data. Our compensation committee makes decisions as to total compensation for each executive officer, although it may instead, in its discretion, make recommendations to our board of directors regarding executive compensation for its approval.
Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In 2021 and 2022, our compensation committee retained Compensia, a third-party compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Compensia serves at the discretion of our compensation committee. As part of its engagement, Compensia assists our compensation committee in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.
Our compensation committee periodically considers and assesses Compensia’s independence, including whether Compensia has any potential conflicts of interest with our company or members of our compensation committee. In connection with Compensia’s engagement, our compensation committee conducted such a review and concluded that it was not aware of any conflict of interest that had been raised by work performed by Compensia or the individual consultants employed by Compensia that perform services for our compensation committee.
Our named executive officers, consisting of our principal executive officer and the two most highly compensated executive officers (other than our principal executive officer), as of December 31, 2022, were:
David M. Clapper, our former President and Chief Executive Officer;
Joel R. Jung, our Chief Financial Officer; and
Dominique J. Filloux, our Chief Operating Officer.

Summary compensation table for fiscal 2022
The following table sets forth information regarding the compensation reportable for our named executive officers for fiscal 2022 and 2021.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David M. Clapper Former President and Chief Executive Officer(3)	2021	509,836	338,855	483,395	3,090,776			229	4,423,091
	2022	565,600	—	604,195	—			—	1,169,795
Joel R. Jung Chief Financial Officer	2021	319,372	141,881	126,665	464,433			351	1,052,702
	2022	400,600	—	158,321	—			—	558,921
Dominique J. Filloux Chief Operating Officer	2021	347,786	123,459	126,665	1,202,214			351	1,800,475
	2022	390,000	—	158,321	—			—	548,321
(1)
The amounts reported in this column represent the aggregate grant date fair value of the stock awards given to our named executive officers in the applicable fiscal year, calculated in accordance with ASC Topic 718. In the case of RSUs, the aggregate grant date fair value of the awards granted after our initial public offering is determined by multiplying the number of units granted by the closing price of our common stock on the Nasdaq Global Market on the grant date. The valuation assumptions used in determining the grant date fair value of the stock awards are further described in the notes to our financial statements included in our Annual Report on Form 10-K filed with the SEC on March 23, 2022. The amounts reflect the accounting charge for the stock awards and do not correspond to the actual economic value that may be received by the named executive officers upon vesting or settlement of the stock awards.

(2)
The amount in this column represents the aggregate grant-date fair value of the award as computed as of the grant date of each option awarded in the applicable fiscal year. We use the Black-Scholes option-pricing model to estimate the fair value of options granted that are expensed on a straight-line basis over the requisite service period, which is generally the vesting period, in accordance with ASC Topic 718. For information regarding assumptions underlying the valuation of equity awards, see the assumptions used in calculating the grant-date fair value of the awards reported in this column are set forth in the notes to our financial statements included in our Annual Report on Form 10-K filed with the SEC on March 23, 2022. These amounts do not correspond to the actual value that may be received by our executive officers if the stock options are exercised.

(3)	Mr. Clapper retired from his positions as our President and Chief Executive Officer and from our Board, effective January 2, 2023. Mr. Clapper continues to serve the Company as a consultant.
Outstanding equity awards at fiscal 2022 year-end
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2022.
		Option Awards						Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David M. Clapper	5/09/2019	—	—	—	—	—	20,330(5)(6)	4,541.72	—	—
	6/16/2021	382,732(7)	—	—	13.12	6/16/2031	—	—	—	—
	5/02/2022	—	—	—	—	—	229,732(8)	55,322.13	—	—

Joel R. Jung	7/22/2020	—	—	—	—	—	53,646(5)(9)	12,029.20	—	—
	6/16/2021	55,904(10)	—	—	13.12	6/16/2031	—	—	—	—
	5/2/2022	—	—	—	—	—	60,198(8)	13,448.23	—	—

		Option Awards						Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Dominique J. Filloux	5/09/2019	—	—	—	—	—	2,552(5)(6)	570.12	—	—
	3/08/2021						36,281(5)(11)	8,105.18	—	—
	6/16/2021	48,130(7)			13.12	6/16/2031			—	—
	5/02/2022	—	—	—	—	—	60,198(8)	13,448.23	—	—
(1)	Each of the outstanding equity awards was granted pursuant to our 2008 Plan or our 2021 Plan.
(2)	All options granted to our directors and executive officers are exercisable immediately subject to a repurchase right in favor of us which lapses as the option vests.
(3)	The amounts in this column are based upon the fair market value of our common stock on the date of grant, as determined by our board of directors.
(4)	The amounts in this column are based upon the last reported price of our common stock on the Nasdaq Global Market on December 30, 2022, which was $0.2234 per share.
(5)	Shares were early-exercised and remain subject to a prepurchase right by us which lapses as the option vests.
(6)	Shares subject to the option vest in 48 equal monthly installments beginning on May 10, 2019.
(7)	Shares subject to the option vested 50% on June 16, 2021, then in 48 equal monthly installments thereafter.
(8)	Shares subject to the award vest 25% on May 16, 2023, then in 3 equal annual installments thereafter.
(9)	Shares subject to the option vested 25% on July 22, 2021, then in 36 equal monthly installments thereafter.
(10)	Shares subject to the option vested 25% on July 15, 2021, then in 36 equal monthly installments thereafter.
(11)	Shares subject to the option vest in 48 equal monthly installments beginning on March 1, 2021.
Employment arrangements
Each of our named executive officers has executed our standard form of confidential information, invention assignment, and arbitration agreement.
David M. Clapper
Mr. Clapper retired from his positions as our President and Chief Executive Officer and from our Board, effective January 2, 2023.
We previously had entered into a confirmatory employment letter with Mr. Clapper. The confirmatory employment letter had no specific term and provided that Mr. Clapper was an at-will employee.
In connection with his retirement, Mr. Clapper and the Company entered into a consulting agreement pursuant to which Mr. Clapper will assist with the transition of his role and consult for the Company for a period of twelve months following his resignation in exchange for the issuance of an option award for 0.5% of the Company’s fully diluted capitalization following the closing of the Private Placement at a strike price equal to the closing price of the Company’s common stock on the date of grant. Mr. Clapper and the Company also entered into a separation and release agreement, pursuant to which Mr. Clapper waived any claims to severance that might be due pursuant to the terms of his Change in Control and Severance Agreement and the Company agreed to accelerate the vesting of all of Mr. Clapper’s all outstanding equity awards.
Joel R. Jung
We have entered into a confirmatory employment letter with Mr. Jung, our Chief Financial Officer. The confirmatory employment letter has no specific term and provides that Mr. Jung is an at-will employee. Mr. Jung’s annual base salary is $400,000 and he was and is eligible for an annual target cash incentive bonus for our fiscal years 2022 and 2023 equal to 50% of his annual base salary.

Dominique J. Filloux
We have entered into a confirmatory employment letter with Mr. Filloux, our Chief Operating Officer. The confirmatory employment letter has no specific term and provides that Mr. Filloux is an at-will employee. Mr. Filloux’s current annual base salary is $390,000 and he was and is eligible for an annual target cash incentive bonus for our fiscal years 2022 and 2023 equal to 40% of his annual base salary.
Termination and change-in-control benefits
Change in Control and Severance Agreements
We have entered into change in control and severance agreements with Mr. Clapper, Mr. Jung, and Mr. Filloux and certain other of our key employees which provides for certain severance and change-in-control benefits as described below. Mr. Clapper retired from his positions as our President and Chief Executive Officer and from our Board, effective January 2, 2023. We have also entered into such an agreement with respect to Mr. Usen, who became our President and Chief Executive Officer on January 2, 2023.
Pursuant to each applicable named executive officer’s change in control and severance agreement, if, within the 3-month period prior to or the 12-month period following a “change in control” (as defined in the applicable agreement), we terminate the employment of the named executive officer without “cause” (excluding death or disability) or the executive resigns for “good reason” (as such terms are defined in the applicable agreement), and within 60 days following such termination, the named executive officer executes a waiver and release of claims in our favor that becomes effective and irrevocable, the named executive officer will be entitled to receive (i) a lump sum payment equal to 12 months (18 months with respect to Mr. Clapper and Mr. Usen) of the named executive officer’s then-current annual base salary, (ii) a lump sum payment equal to the named executive officer’s applicable target bonus, prorated based on the number of calendar days such executive was employed with us in the calendar year of termination, (iii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for the named executive officer and the executive’s respective eligible dependents for up to 12 months (18 months with respect to Mr. Clapper and Mr. Usen), and (iv) vesting acceleration as to 100% of the then-unvested shares subject to each of the named executive officer’s then outstanding equity awards (and in the case of awards with performance-based vesting, unless the applicable award agreement governing such award provides otherwise, all performance goals and other vesting criteria will be deemed achieved at target levels of achievement).
Pursuant to each applicable named executive officer’s change in control and severance agreement, if, outside of the 3-month period prior to or the 12-month period following a “change in control”, we terminate the employment of the named executive officer without cause (excluding death or disability) or the executive resigns for good reason, and within 60 days following such termination, the named executive officer executes a waiver and release of claims in our favor that becomes effective and irrevocable, the named executive officer will be entitled to receive (i) a lump sum payment equal to 9 months (12 months with respect to Mr. Clapper and Mr. Usen) of the named executive officer’s then-current annual base salary, (ii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for the named executive officer and the officer’s respective eligible dependents for up to 9 months (12 months with respect to Mr. Clapper and Mr. Usen), and (iii) vesting acceleration as to the number of the then-unvested shares subject to each of the named executive officer’s then-outstanding compensatory equity awards that would have vested had the named executive officer remained our employee for an additional 9 months (12 months with respect to Mr. Clapper and Mr. Usen) following the termination.
Pursuant to our severance policy, in the event any payment to an executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended (the Code) (as a result of a payment being classified as a parachute payment under Section 280G of the Code), the executive will receive such payment as would entitle the executive to receive the greatest after-tax benefit, even if it means that we pay the executive a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code.
In connection with his retirement, Mr. Clapper and the Company entered into a separation and release agreement, pursuant to which Mr. Clapper waived any claims to severance that might be due pursuant to the terms of his Change in Control and Severance Agreement and the Company agreed to accelerate the vesting of all of Mr. Clapper’s all outstanding equity awards.

Director compensation
In connection with our initial public offering, we adopted an outside director compensation policy for our non-employee directors. Under our outside director compensation policy, each non-employee director will be eligible to receive compensation for his or her service consisting of annual cash retainers and equity awards under our outside director compensation policy. Our board of directors has the discretion to revise non-employee director compensation as it deems necessary or appropriate. We also reimburse our directors for expenses associated with attending meetings of our board of directors and its committees.
Cash Compensation
All non-employee directors are eligible to receive the following cash compensation for their services:
•	$40,000 per year for services as a board member;
•	$42,500 per year additionally for service as non-executive chairman of the board of directors;
•	$25,000 per year additionally for service as lead independent director of the board of directors;
•	$20,000 per year additionally for service as chairman of the audit committee;
•	$10,000 per year additionally for service as an audit committee member;
•	$15,000 per year additionally for service as chairman of the compensation committee;
•	$7,500 per year additionally for service as a compensation committee member;
•	$10,000 per year additionally for service as chairman of the nominating and governance committee; and
•	$5,000 per year additionally for service as a nominating and governance committee member.
Each annual cash retainer and additional annual fee is be paid quarterly in arrears on a prorated basis.
Equity Compensation.
Non-employee directors are eligible to receive each type of award that may be granted (except incentive stock options) under the 2021 Plan (or the applicable equity plan in place at the time of grant), including discretionary awards not covered under the outside director compensation policy. Nondiscretionary, automatic grants of restricted stock units are made to our non-employee directors as follows:
•
Initial RSU Grant. Each person who first becomes a non-employee director automatically will be granted an award of restricted stock units (an Initial Award), covering a number of shares of our common stock having a value of $200,000, with any resulting fraction rounded down to the nearest whole share. The Initial Award will be granted automatically on the first trading day on or after the date on which such individual first becomes a non-employee director (the Initial Start Date), whether through election by our stockholders or appointment by our board to fill a vacancy. If an individual was a member of our board of directors and also an employee, becoming a non-employee director due to termination of employment will not entitle the non-employee director to an Initial Award. Each Initial Award will be scheduled to vest as follows: 1/12th of the restricted stock units subject to the Initial Award will vest each quarter following the Initial Start Date, in each case subject to the non-employee director continuing to be a non-employee director through the applicable vesting date.

•
Annual RSU Grant. Each non-employee director automatically is granted an award of restricted stock units (an Annual Award), with a value of $120,000 on the date of each annual meeting of our board of directors (the Annual Meeting); provided that the first Annual Award granted to an individual who first becomes a non-employee director following the date of the Annual Meeting will have a value equal to the product of (A) $120,000 multiplied by (B) a fraction, (i) the numerator of which is the number of fully completed months between the applicable Initial Start Date and the date of the first Annual Meeting to occur after such individual first becomes a non-employee director, and (ii) the denominator of which is 12; provided further that any resulting fraction with respect to an Annual Award shall be rounded down to the nearest whole share underlying the restricted stock unit. Each Annual Award will vest as follows: 1/4th of the restricted stock units subject to the Annual Award will be scheduled to vest each quarter following the grant date, in each case subject to the non-employee director continuing to be a non-employee director through the applicable vesting date.
The “value” for the Initial Awards and Annual Awards described above means the grant date fair value calculated in accordance with U.S. generally accepted accounting principles, or such other methodology our board of directors or compensation committee may determine.
In the event of a Change in Control, as such term is defined in the 2021 Plan, each non-employee director will fully vest in his or her outstanding equity awards, including any Initial Awards and Annual Awards, provided that the non-employee director continues to be a non-employee director through the date of the change in control. Each of our non-employee directors have agreed to waive the right to the acceleration of vesting terms for outstanding equity awards under our 2021 Plan that would be triggered by the change in control in connection with the Private Placement.
Pursuant to our outside director compensation policy, no non-employee director may be issued, in any fiscal year, cash retainers or fees and equity awards with an aggregate value greater than $600,000, increased to $900,000 for the fiscal year an individual initially becomes a member of our board of directors.
Director compensation for fiscal 2022
The following table sets forth information regarding the total compensation awarded to, earned by or paid to our non-employee directors for their service on our board of directors, for the fiscal year ended December 31, 2022. Directors who are also our employees receive no additional compensation for their service as directors. During 2022, Mr. Clapper was our employee and executive officer and therefore, did not receive compensation as a director.
Name	Fees Paid or Earned in Cash ($)	Stock Awards ($)	Total ($)
Jill D. Anderson	55,000	$119,999.72	$174,999.72
Ali Behbahani, M.D.	60,000	$119,998.72	$179,998.72
Catherine Coste	67,500	$119,998.72	$187,498.72
Ross A. Jaffe, M.D.	90,000	$119,998.72	$209,998.72
David M. Renzi	55,493	$119,998.72	$175,491.72
Derrick Sung	22,500	$199,998.80	$222,498.80
Niquette Hunt	45,000	$119,998.72	$164,998.72
(1)
The amounts reported in this column represent the aggregate grant date fair value of the stock awards given to our directors in the applicable fiscal year, calculated in accordance with ASC Topic 718. In the case of RSUs, the aggregate grant date fair value of the awards is determined by multiplying the number of units granted by the closing price of our common stock on the Nasdaq Global Market on the grant date. The valuation assumptions used in determining the grant date fair value of the stock awards are further described in the notes to our financial statements included in our Annual Report on Form 10-K filed with the SEC on March 23, 2022. The amounts reflect the accounting charge for the stock awards and do not correspond to the actual economic value that may be received by the directors upon vesting or settlement of the stock awards.

The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2022:
Name	Grant Date(1)	Number of Shares Underlying Outstanding Stock Awards	Number of Shares Underlying Outstanding Options (#)(2)	Option Exercise Price Per Share ($)(3)	Option Expiration Date
Jill D. Anderson	6/16/2021	—	60,783 (4)	13.12	6/16/2031
	6/10/2022	24,896(5)	—	—
Ali Behbahani, M.D.	6/10/2022	24,896(5)	—	—
Catherine Coste	2/01/2021	24,896(5)	—	—
Ross A. Jaffe, M.D.	6/10/2022	24,896(5)	—	—
David M. Renzi	2/14/2017	—	34,646 (6)	0.61	2/14/2027
	5/09/2019	—	9,178 (7)	0.61	5/09/2029
	6/16/2021	—	18,010 (8)	13.12	6/16/2031
	6/10/2022	24,896(5)	—	—
Derrick Sung	7/19/2022	79,710(9)	—	—
Niquette Hunt	6/16/2021	—	60,783 (10)	13.12	6/16/2031
	6/10/2022	24,896	—	—
(1)	Each of the outstanding equity awards was granted pursuant to our 2008 Plan or our 2021 Plan.
(2)	All options granted to our directors and executive officers are exercisable immediately subject to a repurchase right in favor of us which lapses as the option vests.
(3)
The amounts in this column are based upon the fair market value of our common stock on the date of grant, as determined by our board of directors. In April 2020 we repriced each outstanding and unexercised stock option held by current service providers (each, an Eligible Option), to a new exercise price of $0.61 per share, which was no less than the fair value of our common stock as determined by our board of directors on the date of repricing.

(4)	Shares subject to the option vested 25% on April 5, 2022, then in 36 equal monthly installments thereafter.
(5)	1/4th of the restricted stock units subject to this award vest each quarter following the grant date.
(6)	Shares subject to the option vested in 48 equal monthly installments beginning on December 16, 2016.
(7)	Shares subject to the option vest in 48 equal monthly installments beginning on May 10, 2019.
(8)	Shares subject to the option vested 50% on June 16, 2021, then in 24 equal monthly installments thereafter.
(9)	1/12th of the restricted stock units subject to this award vest each quarter following the grant date.
(10)	Shares subject to the option vested 25% on June 14, 2022, then in 36 equal monthly installments thereafter.

Equity compensation plan information
The following table summarizes our equity compensation plan information as of December 31, 2022.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders
2008 Stock Plan(2)	1,873,496	$9.66	0
2021 Equity Incentive Plan(3)	1,664,159	$0.59	352,707
2021 Employee Stock Purchase Plan(4)	0	—	62
Equity compensation plans not approved by security holders	—	—	—
Total	3,537,655		352,769
(1)
The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock subject to outstanding RSUs, which have no exercise price.

(2)
Our board of directors adopted, and our stockholders approved, the 2008 Stock Plan, as amended (the 2008 Plan). In connection with our initial public offering and the adoption of the 2021 Plan, we no longer grant awards under the 2008 Plan; however, all outstanding options issued pursuant to the 2008 Plan continue to be governed by their existing terms. To the extent that any such awards are forfeited or lapse unexercised or are repurchased, the shares of common stock subject to such awards will become available for issuance under the 2021 Plan. Includes options to purchase 1,873,496 shares of our common stock outstanding under the 2008 Plan.

(3)
Our board of directors adopted, and our stockholders approved, the 2021 Plan. The 2021 Plan provides that the number of shares available for issuance under the 2021 Plan will be increased on the first day of each fiscal year beginning with the 2023 fiscal year, in an amount equal to the least of (i) 5,730,915 shares of our common stock, (ii) 5% of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as our board of directors may determine. Includes 1,664,159 shares of our common stock issuable under options to purchase common stock and restricted stock units outstanding under our 2021 Plan.

(4)
Our board of directors adopted, and our shareholders approved, the ESPP. The ESPP provides that the number of shares available for issuance under the ESPP will be increased on the first day of each fiscal year beginning with the 2023 fiscal year, in an amount equal to the least of (i) 1,002,910 shares of our common stock, (ii) 1% of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as may be determined by our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of December 31, 2022 by:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 29,453,661 shares of our common stock outstanding as of December 31, 2022. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of December 31, 2022 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of December 31, 2022, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each person or entity listed in the table is c/o Minerva Surgical, Inc., 4255 Burton Dr., Santa Clara, California 95054.
	Shares Beneficially Owned		Voting % of Total Outstanding Capital Stock
Name of Beneficial Owner	Number	Percentage
Greater than 5% Stockholders:
CVF, LLC(1)	2,259,690	7.6%	7.6%
Entities affiliated with New Enterprise Associates(2)	9,999,125	33.5%	33.5%
Entities affiliated with Versant Ventures(3)	1,663,227	5.6%	5.6%

Named Executive Officers and Directors:
Entities affiliated with David M. Clapper(4)	1,328,613	4.4%	4.4%
Todd Usen
Joel R. Jung(5)	221,424	*	*
Dominique J. Filloux(6)	259,208	*	*
Jill D. Anderson(7)	85,679	*	*
Ali Behbahani, M.D.(8)	33,383	*	*
Catherine Coste(9)	104,683	*	*
Ross A. Jaffe, M.D.(10)	119,651	*	*
David M. Renzi(11)	86,730	*	*
Niquette Hunt(12)	85,679	*	*
Derrick Sung(13)	14,493	*	*
Evgueni V. Skalnyi, M.D.(14)	271,740	*	*
All directors and executive officers as a group (12 persons)(15)	2,611,283	8.5%	8.5%
*	Represents less than 1%.
(1)
As reported on Schedule 13G filed with the SEC on February 10, 2022. The 2,259,690 shares of our common stock are held by CVF, LLC. The principal business address for all entities and individuals affiliated with CVF, LLC is 222 North La Salle Street, Suite 2000, Chicago, IL 60601.

(2)
As reported on Schedule 13D filed with the SEC on November 17, 2021. The 9,999,125 shares of our common stock are held by New Enterprise Associates 13, L.P. (NEA 13), NEA Partners 13, L.P. (NEA Partners 13), which is the sole general partner of NEA 13; and NEA 13 GP, LTD (NEA 13 LTD) (NEA 13 LTD, together with NEA Partners 13, the Control Entities), which is the sole general partner of NEA Partners 13; and Forest Baskett (Baskett), Patrick J. Kerins (Kerins) and Scott D. Sandell (Sandell) (together, the Directors). The Directors are the directors of NEA 13 LTD. Collectively, the above mentioned persons are referred to individually as a “Reporting Person.” NEA 13 is the record owner of the NEA 13 Shares. As the sole general partner of NEA 13, NEA Partners 13 may be deemed to own beneficially the NEA 13 Shares. As the sole general partner of NEA Partners 13, NEA 13 LTD may be deemed to own beneficially the NEA 13 Shares. As members of NEA 13 LTD, each of the Directors may be deemed to own beneficially the NEA 13 Shares. Each Reporting Person disclaims beneficial ownership of the NEA 13 Shares other than those shares which such person owns of record. The address of the principal business office of NEA 13, each Control Entity and Sandell is New Enterprise Associates, 1954 Greenspring Drive, Suite 600, Timonium, MD 21093. The address of the principal business office of Baskett is New Enterprise Associates, 2855 Sand Hill Road, Menlo Park, California 94025. The address of the principal business office of Kerins is New Enterprise Associates, 5425 Wisconsin Avenue, Suite 800, Chevy Chase, MD 20815.
(3)
As reported on Schedule 13G filed with the SEC on February 11, 2022. Includes (a) 1,663,227 shares of our common stock held by Versant Venture Capital IV, L.P. (VVC IV), and (b) 10,473 shares of our common stock held by Versant Side Fund IV, L.P. (VSF IV). Versant Ventures IV, LLC (VV IV), is the sole general partner of VVC IV and VSF IV and may be deemed to share voting and dispositive power over the shares held by VVC IV and VSF IV and as a result may be deemed to have beneficial ownership over such securities. Dr. Jaffe is a member of our board of directors and managing director of VV IV, however, he disclaims beneficial ownership of the shares held by VVC IV and VSF IV, except to the extent of his pecuniary interests therein. The address for each of the Versant Ventures entities is One Sansome Street, Suite 3630, San Francisco, CA 94104.

(4)
Consists of (a) 716,149 shares of our common stock held by David M. Clapper & Toni C. Clapper, Trustees of the Clapper Family Trust dated December 16, 2004, of which 20,330 may be repurchased by us at the original exercise price, (b) 229,732 shares issuable upon the vesting of RSUs within 60 days of December 31, 2022, and (c) 382,732 shares of our common stock issuable pursuant to outstanding options held by Mr. Clapper, all of which are exercisable within 60 days of December 31, 2022, and all of which are fully vested.

(5)
Consists of (a) 165,520 shares of our common stock held by Mr. Jung, of which 53,846 may be repurchased by us at the original exercise price, and (b) 53,846 shares of our common stock issuable pursuant to outstanding options held by Mr. Jung all of which are exercisable within 60 days of December 31, 2022, 36,109 of which are fully vested.

(6)
Consists of (a) 211,078 shares of our common stock held by Mr. Filloux, of which 38,833 may be repurchased by us at the original exercise price, and (b) 48,130 shares of our common stock issuable pursuant to outstanding options held by Mr. Filloux, all of which are exercisable within 60 days of December 31, 2022, 44,122 of which are fully vested.

(7)
Consists of (a) 24,896 shares of our common stock held by Ms. Anderson, of which none may be repurchased by us at the original exercise price, and (b) 60,783 shares of our common stock issuable pursuant to outstanding options held by Ms. Anderson, all of which are exercisable within 60 days of December 31, 2022, 27,867 of which are fully vested.

(8)	Consists of 33,383 shares of our common stock held by Dr. Behbahani.
(9)	Consists of 104,683 shares of our common stock held by Ms. Coste, of which 43,212 may be repurchased by us at the original exercise price.
(10)
Consists of (a) 94,755 shares of our common stock held by The Jaffe Family Trust dtd 7/9/91 for which Dr. Jaffe serves as trustee, and (b) 24,896 shares of our common stock held by Dr. Jaffe. Dr. Jaffe may be deemed to exercise voting and investment control over all of the shares held by The Jaffe Family Trust dtd 7/9/91.

(11)
Consists of (a) 24,896 shares of our common stock held by Mr. Renzi, of which none may be repurchased by us at the original exercise price, and (b) 61,834 shares of our common stock issuable pursuant to outstanding options held by Mr. Renzi, all of which are exercisable within 60 days of December 31, 2022 and are fully vested.

(12)
Consists of (a) 24,896 shares of our common stock held by Ms. Hunt, of which none may be repurchased by us at the original exercise price, and (b) 60,783 shares of our common stock issuable pursuant to outstanding options held by Ms. Hunt, all of which are exercisable within 60 days of December 31, 2022, 2,534 of which are fully vested.

(13)	Consists of (a) 7,246 shares of our common stock held by Mr. Sung, and (b) 7,247 shares issuable upon the vesting of RSUs within 60 days of December 31, 2022.
(14)
Consists of (a) 199,958 shares of our common stock held by Mr. Skalnyi, of which 3,810 may be repurchased by us at the original exercise price, and (b) 71,782 shares of our common stock issuable pursuant to outstanding options held by Mr. Skalnyi all of which are exercisable within 60 days of December 31, 2022, 65,801 of which are fully vested.

(15)
Consists of (a) 1,632,356 shares of our common stock, of which 160,031 may be repurchased by us at the original exercise price, (b) 741,948 shares of our common stock issuable pursuant to outstanding options which are exercisable within 60 days of December 31, 2022, of which 620,999 are fully vested, and (c) 236,979 shares issuable upon the vesting of RSUs within 60 days of December 31, 2022.

STOCKHOLDER PROPOSALS OR DIRECTOR NOMINATIONS FOR
THE 2023 ANNUAL MEETING OF STOCKHOLDERS
If a stockholder would like us to consider including a proposal (including director nominations) in our proxy statement for our 2023 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must have been received by our corporate secretary at our principal executive offices on or before December 23, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals were required to be addressed to:
Minerva Surgical, Inc.
Attention: Corporate Secretary
4255 Burton Dr.
Santa Clara, California 95054
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2023 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:
•	no earlier than February 9, 2023, and
•	no later than March 11, 2023.
In the event that we hold our 2023 annual meeting more or less than 25 days after the one-year anniversary of our 2022 annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:
•	no earlier than the 120th day prior to the day of our 2023 annual meeting, and
•	no later than the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.
Availability of bylaws
A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. We are incorporating by reference herein our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on March 23, 2022. You can review our electronically filed reports, including such Form 10-K, proxy and information statements on the SEC’s web site at http://www.sec.gov or our web site https://ir.minervasurgical.com/. Information included on our web site is not a part of this Proxy Statement.
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on March 23, 2022, is available without charge upon request to: Minerva Surgical, Inc., 4255 Burton Dr., Santa Clara, California 95054, Attention: Investor Relations.
You should rely only on the information contained in or incorporated by reference in this Proxy Statement. We have not authorized anyone else to provide you with any information.
OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the person named in the accompanying proxy to vote on such matters in accordance with his or her best judgment.
THE BOARD OF DIRECTORS

/s/ Todd Usen
Todd Usen
President and Chief Executive Officer
Santa Clara, California
January 23, 2023

APPENDIX A
SHARE PURCHASE AGREEMENT

BY AND BETWEEN

MINERVA SURGICAL, INC.,

AND

EACH OF THE PURCHASERS

AS SET FORTH HEREIN

DECEMBER 27, 2022

A-i

A-ii

Exhibits
Exhibit A Purchasers
Exhibit B Form of Registration Rights Agreement
Exhibit C Form of Amended and Restated Bylaws
Exhibit D Form of Amended and Restated Certificate of Incorporation
Exhibit E Form of Lock-Up Agreement
A-iii

This SHARE PURCHASE AGREEMENT (this “Agreement”) is dated as of December 27, 2022, by and among Minerva Surgical, Inc., a Delaware corporation (the “Company”), and each of the entities listed on Exhibit A attached to this Agreement (each, a “Purchaser” and together, the “Purchasers”).
WHEREAS, the Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act (as defined below);
WHEREAS, the Company desires to issue and sell to the Purchasers, and each Purchaser desires to purchase from the Company, severally and not jointly, upon the terms and subject to the conditions stated in this Agreement, Shares (as defined below) of the Company as more fully described in this Agreement; and
WHEREAS, contemporaneously with the sale of the Shares, the parties hereto will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B, pursuant to which the Company will agree to provide certain registration rights in respect of the Shares under the Securities Act and applicable state securities laws.
NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company and each Purchaser, severally and not jointly, agree as follows:
1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:
“2022 SEC Reports” shall mean the Company’s (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (including, for the avoidance of doubt, the information required by Part III that is included in the Company’s definitive proxy statement filed with the SEC pursuant to Regulation 14A), (b) Quarterly Reports on Form 10-Q, and (c) Current Reports on Form 8-K, in each case (a) – (c), (i) filed or furnished (as applicable) by the Company with the SEC after December 31, 2021, and (ii) together with any documents incorporated by reference therein or exhibits thereto.
“5635 Approval” has the meaning set forth in Section 5.5 hereof.
“ACA” has the meaning set forth in Section 3.12 hereof.
“Accelmed Designee” has the meaning set forth in Section 8.1 hereof.
“Accelmed Director” has the meaning set forth in Section 8.1 hereof.
“Accelmed Observer” has the meaning set forth in Section 8.1 hereof.
“Accelmed Purchaser” shall mean Accelmed Partners II LP and its permitted transferees and assigns.
“Accelmed Rights Period” has the meaning set forth in Section 8.1 hereof.
“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediates, controls, is controlled by or is under common control with such Person. For the avoidance of doubt, solely for purposes of this Agreement, each Purchaser and its respective Affiliates shall be deemed not to be an Affiliate of the Company and its Affiliates.
“Affiliate Indemnitors” has the meaning set forth in Section 8.1(g) hereof.
“Agreement” has the meaning set forth in the recitals hereof.
“Amended and Restated Bylaws” shall mean the Bylaws of the Company, as in effect on the date hereof.
“Amended and Restated Certificate of Incorporation” shall mean the Certificate of Incorporation of the Company, as in effect on the date hereof.
“Authorizations” shall have the meaning set forth in Section 3.25 hereof.
“Board of Directors” shall mean the board of directors of the Company.
“Board Indemnitee” has the meaning set forth in Section 8.1(g) hereof.
“Change of Control” means any of the following events: (a) any Person or group of Persons is or becomes the beneficial owner, directly or indirectly, of a majority of the total voting power represented by all then-outstanding Common Stock of the Company; or (b) the Company consolidates with or merges into another Person, or any Person consolidates with or merges into the Company, other than (i) a merger or consolidation which would result in the Common Stock outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) a majority of the combined voting power of the Common Stock of such surviving entity or any parent thereof outstanding immediately after such merger or consolidation (and the references to the Company in the definition of Common Stock shall be deemed to refer to such surviving entity or the parent thereof), (ii) a merger or consolidation which would result in the members of the Board of Directors immediately prior to such merger or consolidation comprising a majority of the board of directors of the surviving entity or the parent thereof, or (iii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person or group of Persons or such Person’s or Persons’ stockholders taken as a whole becomes the beneficial owner, directly or indirectly, of a majority of the total voting power of all then-outstanding Common Stock.
“CIBC” means Canadian Imperial Bank of Commerce.
“CIBC Loan Agreement” means the Loan and Security Agreement by and between the Company and CIBC, dated October 8, 2021, as amended through the date of this Agreement.
“Closing” has the meaning set forth in Section 2.2 hereof.
“Closing Conditions” has the meaning set forth in Section 2.2 hereof.
“Closing Date” shall mean such date and time as mutually agreed by the Company and the Accelmed Purchaser, but in no event later than the third (3rd) business day following the date on which the Closing Conditions are fully satisfied.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Common Stock” shall mean the Company’s common stock, par value $0.001 per share.
“Common Stock Equivalents” shall mean any securities of the Company or any subsidiary that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.
“Company” has the meaning set forth in the recitals hereof.
“Confidential Information” means, with respect to any Person, any confidential information concerning such Person, its businesses or affairs, including any trade secrets or confidential business or technical information of such Person or its products, licensees, customers, suppliers or development or manufacturing partners, clinical or preclinical results and information, manufacturing information, cost or pricing information, know-how, technology, inventions, improvements and other business information, materials and property; provided, however, that such Confidential Information will not include information that (a) has become publicly known through no wrongful act or breach of any obligation of confidentiality by any of the parties or any of their Affiliates, (b) was approved in writing for release by the party owning such Confidential Information, (c) is or has been independently developed or conceived by Purchaser or any of its Affiliates without the Company’s Confidential Information, or (d) is or has been made known or disclosed to Purchaser or any of its Affiliates by a third party or was otherwise in the possession of Purchaser, provided that such source is not known (and would not reasonably be expected to be known) by the other party to be bound by a confidentiality agreement with, or any other contractual, legal or fiduciary obligation of confidentiality to, the furnishing party or any other party with respect to such information.
“Covered Person” has the meaning set forth in Section 3.34 hereof.
“Designee Letter” means a written agreement with a member of the Board of Directors, effective upon Closing, whereby such director (i) acknowledges and agrees that he or she serves on the Board of Directors as the designee of the Accelmed Purchaser (each, an “Initially Designated Director”) and (ii) agrees to resign as a member of the Board of Directors upon the request of the Accelmed Purchaser.
“Disclosure Document” has the meaning set forth in Section 5.3 hereof.
“Disqualification Event” has the meaning set forth in Section 3.34 hereof.

“Environmental Laws” has the meaning set forth in Section 3.20 hereof.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, together with all of the rules and regulations promulgated thereunder.
“FDA” shall mean the U.S. Food and Drug Administration.
“Financial Statements” has the meaning set forth in Section 3.8(b) hereof.
“GAAP” has the meaning set forth in Section 3.8(b) hereof.
“Governmental Authority” means any foreign, federal, state, provincial, local or other court, governmental authority, tribunal, commission or regulatory body, or any political or other subdivision, department, agency or branch of any of the foregoing.
“Health Care Laws” has the meaning set forth in Section 3.12 hereof.
“HIPAA” has the meaning set forth in Section 3.12 hereof.
“Indemnification Obligations” has the meaning set forth in Section 8.1(g) hereof.
“Intellectual Property” has the meaning set forth in Section 3.15 hereof.
“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, together with all of the rules and regulations promulgated thereunder.
“Irrevocable Transfer Agent Instructions” has the meaning set forth in Section 6.1(k) hereof.
“IT Systems” has the meaning set forth in Section 3.36 hereof.
“Law” means any international, national, federal, state or local law, constitution, treaty, convention, statute, ordinance, code, rule, regulation or common law or other similar requirement enacted, adopted, promulgated or applied by any Governmental Authority, each as amended and now and hereafter in effect.
“Liens” means any mortgage, pledge, lien, charge, claim, encumbrance, security interest, adverse ownership interest or other restriction of any kind or nature, whether based on common law, statute or contract.
“Lock-Up Period” has the meaning set forth in Section 5.7 hereof.
“Material Adverse Effect” shall mean any change, event, circumstance, development, condition, occurrence or effect that, individually or in the aggregate, (a) was, is, or would reasonably be expected to be, materially adverse to the business, properties, financial condition, prospects, assets, liabilities, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or (b) materially delays or materially impairs the ability of the Company to comply, or prevents the Company from complying, with its obligations under this Agreement or with respect to the Closing or would reasonably be expected to do so.
“Material Company Code” has the meaning set forth in Section 3.16 hereof.
“National Exchange” shall mean any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question, together with any successor thereto: the NYSE American, The New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market and the Nasdaq Capital Market. As of the date of this Agreement, references to the applicable National Exchange refer to the Nasdaq Global Market.
“Open Source Software” has the meaning set forth in Section 3.16 hereof.
“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.
“Personal Data” has the meaning set forth in Section 3.36 hereof.
“Placement Agent” shall mean Piper Sandler & Co., whom the Company has engaged as its exclusive placement agent in connection with the placement of the Shares.

“Plan” shall mean an employee benefit plan, within the meaning of Section 3(3) of ERISA, for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Code) would have any liability.
“Privacy Policies” has the meaning set forth in Section 3.36 hereof.
“Privacy Obligations” has the meaning set forth in Section 3.36 hereof.
“Programs” has the meaning set forth in Section 3.12 hereof
“Proxy Statement” has the meaning set forth in Section 5.5 hereof.
“Purchase Price” has the meaning set forth in Section 2.1 hereof.
“Purchaser” and “Purchasers” have the meanings set forth in the recitals hereof.
“Purchaser Adverse Effect” has the meaning set forth in Section 4.3 hereof.
“Registration Rights Agreement” has the meaning set forth in Section 6.1(l) hereof.
“Rule 144” shall mean Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.
“Rule 506(d) Related Party” has the meaning set forth in Section 4.18.
“Safety Notices” has the meaning set forth in Section 3.27 hereof.
“Sanctions” has the meaning set forth in Section 3.39 hereof.
“Sarbanes-Oxley Act” shall mean Sarbanes-Oxley Act of 2002, as amended, together with all of the rules and regulations promulgated in connection therewith.
“SEC” shall mean the United States Securities and Exchange Commission.
“SEC Reports” has the meaning set forth in Section 3.8(a) hereof.
“Securities Act” shall mean the Securities Act of 1933, as amended, together with all of the rules and regulations promulgated thereunder.
“Shares” shall mean the shares of Common Stock issued to each Purchaser pursuant to this Agreement.
“Short Sales” shall mean all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).
“Stockholder Approval” has the meaning set forth in Section 5.5 hereof.
“Stockholder Meeting” has the meaning set forth in Section 5.5 hereof.
“Stockholder Meeting Deadline” has the meaning set forth in Section 5.5 hereof.
“Studies” has the meaning set forth in Section 3.26 hereof.
“Tax Returns” shall mean returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns.
“Tax” or “Taxes” shall mean any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

“Transaction Agreements” shall mean this Agreement and the Registration Rights Agreement.
“Transfer Agent” shall mean, with respect to Common Stock, American Stock Transfer & Trust Company, LLC, or such other financial institution that provides transfer agent services as proposed by the Company and consented to by the Purchasers, which consent shall not be unreasonably withheld.
“Transfer Taxes” shall mean all transfer, documentary, sales, use, stamp, registration, value added, goods and services and similar Taxes imposed with respect to the transactions contemplated by this Agreement.
“USPTO” has the meaning set forth in Section 3.15 hereof.
“Willful Breach” has the meaning set forth in Section 7 hereof.
2. Purchase and Sale of Shares.
2.1 Purchase and Sale. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to issue and sell, and the Purchasers, severally and not jointly, agree to purchase, an aggregate of 146,627,565 Shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Company’s Common Stock), with the number of Shares to be purchased by each Purchaser set forth opposite the name of such Purchaser under the heading “Number of Shares” on Exhibit A attached hereto. The per Share purchase price shall be $0.2046 per Share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Company’s Common Stock) (the “Purchase Price”).
2.2 Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Agreement (the “Closing Conditions”), the closing of the purchase and sale of the Shares (the “Closing”) shall occur remotely via the exchange of documents and signatures on the Closing Date. At the Closing, the Shares shall be issued and registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the number of Shares to be purchased by such Purchaser at such Closing as set forth in Exhibit A (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Company’s Common Stock), in each case against payment to the Company of the Purchase Price therefor in full by cancellation of indebtedness or wire transfer to the Company of immediately available funds, at or prior to the Closing, in accordance with wire instructions provided by the Company to the Purchasers at least one business day prior to the Closing, which wire instructions will designate the Company’s bank account (which shall not be an escrow account), provided that where requested in writing by a Purchaser, such funds may follow the receipt by such Purchaser of a copy of the records of the Company’s Transfer Agent showing the Purchaser as the owner of the number of Shares to be purchased by such Purchaser at such Closing as set forth in Exhibit A. On the Closing Date, the Company will issue the Shares in book-entry form, free and clear of all restrictive and other legends (except as expressly provided in Section 4.11 hereof) and shall provide evidence of such issuance from the Company’s Transfer Agent as of the Closing Date to each Purchaser.
3. Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Purchasers and the Placement Agent that the statements contained in this Section 3 are true and correct as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date). In the event that the Company establishes one or more subsidiaries following the date of this Agreement, such representations and warranties shall apply at Closing mutatis mutandis with respect to the Company and its subsidiaries.
3.1 Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where such failure to be in good standing or to have such power and authority or to so qualify would not reasonably be expected to have a Material Adverse Effect. As of the date hereof, the Company has no subsidiaries and does not own or control, directly or indirectly, any corporation, association or other entity.

3.2 Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, each with a par value of $0.001 per share. As of December 19, 2022, there are no shares of preferred stock issued and outstanding, and there are 29,453,661 shares of Common Stock issued and outstanding, of which no shares are owned by the Company. There are no other shares of any other class or series of capital stock of the Company issued or outstanding. The Company has no capital stock reserved for issuance, except that, as of December 19, 2022, there are (i) equity awards for an aggregate of 3,905,717 shares of Common Stock outstanding pursuant to the Company’s 2008 Stock Plan and 2021 Equity Incentive Plan, (ii) 347,145 shares of Common Stock reserved for issuance pursuant to the 2021 Equity Incentive Plan, (iii) 53 shares of Common Stock reserved for issuance pursuant to the 2021 Employee Stock Purchase Plan, and (iv) an aggregate of 77,842 shares of Common Stock reserved for issuance pursuant to outstanding warrants to purchase common stock (with an exercise price of $11.31 per share). There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) (“Voting Debt”) of the Company issued and outstanding. Except as stated above, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer, sell, redeem, purchase, repurchase or otherwise acquire or cause to be issued, transferred, sold, redeemed, purchased, repurchased or otherwise acquired any capital stock or Voting Debt of, or other equity interest in, the Company or securities (including Common Stock Equivalents) or rights convertible into or exchangeable for such shares or equity interests or obligations of the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. The Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws have been filed as exhibits to the 2022 SEC Reports, and the Company has taken no action, and shall not, without the consent of each Purchaser, take any action prior to the Closing Date, to amend or otherwise modify the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and have been issued in compliance with all applicable federal and state securities laws. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive or other similar rights of any securityholder of the Company which have not been validly waived.
3.3 Agreements with Securityholders. Except as set forth in the Transaction Agreements or as disclosed in the 2022 SEC Reports, (i) there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by such securityholders, and (ii) the Company is presently not under any obligation to register, and has not granted any rights to require registration, under the Securities Act of any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued, which registration rights have not expired, and any such existing registration rights have been validly waived with respect to, or are otherwise inapplicable to, the registration statement contemplated by the Registration Rights Agreement. The Company is not party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan.
3.4 Authorization. The Company has all requisite corporate power and authority to enter into the Transaction Agreements and to carry out and perform its obligations under the terms of the Transaction Agreements. Following the Stockholder Approval, all corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Shares, the authorization, execution, delivery and performance of the Transaction Agreements, and the consummation of the transactions contemplated herein has been taken. This Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by each Purchaser and that this Agreement constitutes the legal, valid and binding agreement of each Purchaser, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Registration Rights Agreement has been duly authorized by the Company and upon its respective execution by the Company and the other parties thereto and, assuming that it constitutes a legal, valid and binding agreement of the other parties thereto, the Registration Rights Agreement will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
3.5 Valid Issuance; Reservation of Shares. Following the Stockholder Approval, the Shares being purchased by the Purchasers hereunder, will be been duly and validly authorized for issuance and, upon issuance pursuant to the terms hereof, against full payment of the Purchase Price therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those under applicable state and federal securities laws). Subject to the accuracy of the representations and warranties made by the Purchasers in Section 4 hereof, the offer and sale of the Shares to the Purchasers is and will be in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of applicable securities laws of the states of the United States.
3.6 No Violation or Default; No Conflict; No Anti-Takeover Provision. The Company is not (i) in violation of its Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any property or asset of the Company is subject; or (iii) in violation of any applicable Law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements by the Company, the issuance of the Shares and the consummation of the other transactions contemplated hereby will not (a) violate any provision of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, (b) conflict with or result in a breach or violation of, or constitute a default (with or without notice or lapse of time, or both) under, result in the creation or imposition of any lien, charge or encumbrance upon any of the properties, rights or assets of the Company under, or give rise to a right of termination, cancellation, amendment, anti-dilution or similar adjustments, or acceleration of any obligation, a change of control right or to a loss of a benefit (with or without notice or lapse of time or both) under any agreement or instrument (including, without limitation, any arrangement with executive officers of the Company), credit facility, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its properties or assets or to the Company’s properties and assets, or (c) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company is bound or affected, except, in the case of clauses (b) and (c), as would not be reasonably expected to have a Material Adverse Effect. No “control share acquisition,” “fair price,” “moratorium,” “business combination” or other anti-takeover law of jurisdiction or any similar provisions in the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company is applicable to, or, at the Closing will be applicable to, this Agreement or any other documents related to the transactions contemplated by this Agreement.
3.7 Consents. Assuming the accuracy of the representations and warranties of the Purchasers in Section 4 of this Agreement, no consent, approval, authorization, order or license of, or filing, registration or qualification with, any Person or any court or governmental or regulatory agency or body is required in connection with the transactions contemplated herein or in the other Transaction Agreements, except (a) filings under the Securities Act or the Exchange Act that have been timely made or that the Company undertakes to timely file, (b) the filing of any requisite notices and/or application(s) to the National Exchange for the issuance and sale of the Shares and the listing of the Shares for trading or quotation, as the case may be, thereon, in each case which the Company undertakes to file in the time and manner required thereby, (c) filings that may be required under the securities, or blue sky, laws of any state jurisdiction in connection with the offer and sale of the Shares by the Company in the manner contemplated herein, which the Company undertakes to timely file, and (d) such as the failure of which to obtain would not have a Material Adverse Effect.
3.8 SEC Filings; Financial Statements.
(a) The Company has filed or furnished, as applicable, in a timely manner all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act for the year preceding the date hereof (the “SEC Reports”). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and, as of the latest time they were filed, amended, or superseded, as applicable, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b) The financial statements of the Company included in the SEC Reports (collectively, the “Financial Statements”) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements fairly present in all material respects the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, all in accordance with United States generally accepted accounting principles (“GAAP”) (except as otherwise noted therein, and in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments) applied on a consistent basis unless otherwise noted therein throughout the periods therein specified. Except as set forth in the Financial Statements filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such Financial Statements, none of which have had or would reasonably be expected to have a Material Adverse Effect.
3.9 Absence of Changes. Except as otherwise stated or disclosed in the 2022 SEC Reports filed at least one business day prior to the date hereof, since December 31, 2021, (a) the Company has conducted its business only in the ordinary course of business (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto), (b) except for the transactions contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its business, properties, operations or financial conditions that would be required to be disclosed by the Company under applicable securities laws, and (c) there has not been any Material Adverse Effect.
3.10 Absence of Litigation. Except as otherwise stated or disclosed in the 2022 SEC Reports filed at least one business day prior to the date hereof, there is no legal, governmental or regulatory action, suit, proceeding, arbitration, demands, claim, investigation or inquiry pending or, to the Company’s knowledge, threatened against the Company which has had or would reasonably be expected to have a Material Adverse Effect, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company that have had or would reasonably be expected to have a Material Adverse Effect. Neither the Company nor, to the knowledge of the Company, any director or officer thereof, is, or within the last ten years has been, the subject of any action involving a claim of violation of or liability under federal or state securities laws relating to the Company or a claim of breach of fiduciary duty relating to the Company.
3.11 Compliance with Law. The Company is not in violation of, and has not received any notices of violations with respect to, any applicable laws, statutes, ordinances, rules or regulations of any governmental body, court or government agency or instrumentality, except for violations which have not had or would not reasonably be expected to have a Material Adverse Effect. The Company does not (i) produce, design, test, manufacture, or develop “critical technologies”; (ii) perform certain functions related to “critical infrastructure,” (iii) maintain or collect, directly or indirectly, sensitive personal data of U.S. citizens, or

(iv) otherwise constitute a “TID U.S. Business,” in each case, within the meaning of section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof administered by the Committee on Foreign Investment in the United States.
3.12 Compliance with Health Care Laws. The Company is, and for the last three years has been, in material compliance with all applicable health care laws, including (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.); (ii) applicable federal, state, local and foreign health care related fraud and abuse laws, including, the federal health care Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), criminal false claims provisions including 42 U.S.C. § 1320a-7b(a), 18 U.S.C. §§ 286, 287, 1347 and 1349 and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a) and the Patient Protection and Affordable Care Act of 2010 (Pub. Law 111-148), as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. Law 111-152) (collectively, “ACA”), including without limitation the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h); (iii) the applicable requirements of Titles XVIII (Medicare) and Title XIX (Medicaid) of the Social Security Act; (iv) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 1320d et seq., 42 U.S.C. §§ 17921 et seq.); (v) the regulations promulgated pursuant to all such laws; and (vi) other similar local, state, federal, or foreign laws and regulations (collectively, the “Health Care Laws”). The Company has not engaged in activities which are, as applicable, reasonable cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state or federal health care program. Neither the Company nor any of its officers, directors or employees, nor, to the knowledge of the Company, any of its agents, have been excluded, suspended or debarred from participation in any federal health care program as defined in 42 U.S.C. § 1320a-7b(f) (“Programs”) or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion from the Programs. The Company is not a party to, and the Company does not have any ongoing reporting obligations pursuant to, any corporate integrity agreements, deferred or non-prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by a governmental body or agency.
3.13 Product Manufacturing. The manufacture of the Company’s products by or, to the knowledge of the Company, on behalf of the Company is being conducted in compliance in all material respects with all applicable Health Care Laws, including, without limitation, the FDA’s quality system regulations at 21 C.F.R. Part 820, and, to the extent applicable, the respective counterparts thereof promulgated by governmental authorities in countries outside the United States. Except as disclosed in 2022 SEC Reports, the Company has not had any manufacturing site (whether Company-owned or, to the knowledge of the Company, that of a third party manufacturer for the Company’s products) subject to a governmental authority (including FDA) shutdown or import or export prohibition, nor received any FDA or other governmental authority requests to make material changes to the Company’s products, processes or operations. To the Company’s knowledge, neither the FDA nor any other governmental authority is considering such action.
3.14 Licenses and Permits. The Company possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its business as described in the 2022 SEC Reports, except where the failure to possess or make the same would not have a Material Adverse Effect; and except as described in the 2022 SEC Reports, the Company has not received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization and does not have any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except where the modification or termination would not have a Material Adverse Effect. To the Company’s knowledge, no party granting any such licenses, certificates, permits or other authorizations has taken any action to suspend or revoke the same in any material respect. The Company has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by governmental or regulatory authorities and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission) as required for maintenance of their licenses, certificates, permits and other authorizations that are necessary for the conduct of the Company’s business.
3.15 Intellectual Property. (i) Except as would not reasonably be expected to have a Material Adverse Effect, the Company owns or has valid and enforceable rights to use all patents, trademarks, service marks, trade names, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, or other unpatented or unpatentable proprietary or confidential information, systems, or procedures, and all other similar intellectual property or proprietary rights worldwide (including all registrations and applications for the registration of, and all goodwill associated with, the foregoing) (collectively, “Intellectual Property”) that are material to the conduct of its business now operated by it or as proposed to be operated in the 2022 SEC Reports; (ii) to the knowledge of the Company, the Company’s conduct of its business as currently conducted or as currently proposed to be conducted in the 2022 SEC Reports does not infringe, misappropriate or otherwise violate any intellectual property rights of any person; (iii) there is no pending or, to the knowledge of the Company, threatened in writing action, suit, proceeding or claim alleging infringement, misappropriation or other violations of any Intellectual Property of any third party that would be reasonably expected to be material to the Company’s business as now operated by it, or challenging the validity, enforceability, scope or ownership of any Intellectual Property owned by the Company other than in the ordinary course of patent and trademark prosecution, except as disclosed in the 2022 SEC Reports; (iv) to the knowledge of the Company, the Intellectual Property owned by or exclusively licensed to the Company is not being infringed, misappropriated or otherwise violated by any third party, except as disclosed in the 2022 SEC Reports; (v) the Company has taken reasonable steps in accordance with customary industry practice to maintain the confidentiality of all Intellectual Property, including trade secrets, the value of which to the Company is contingent upon maintaining the confidentiality thereof, and there has not been any unauthorized disclosure of the same; (vi) the Intellectual Property owned by or exclusively licensed to the Company is valid and subsisting, and none of such Intellectual Property has been adjudged invalid or unenforceable, in whole or in part; (vii) there are no third parties who have rights to any Intellectual Property owned by or exclusively licensed to the Company, except for customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed in the 2022 SEC Reports as licensed to the Company; (viii) to the Company’s knowledge, the Company and the parties prosecuting patent applications owned by the Company have complied with their duty of candor and disclosure to the U.S. Patent and Trademark Office (the “USPTO”) in connection with such U.S. patents and patent applications for which it has filing, prosecution and/or maintenance responsibilities; (ix) the Company has taken reasonable steps necessary to secure the interests of the Company in the Intellectual Property purported to be owned by the Company from any employees, consultants, agents or contractors that developed (in whole or in part) such Intellectual Property; (x) no government funding, facilities or resources of any university, college, other educational institution or research center was used in the development of any Intellectual Property owned by or purported to be owned by the Company that would confer upon any governmental agency or body, university, college, other educational institution or research center any claim or right in or to any such Intellectual Property, except as disclosed in the 2022 SEC Reports; (xi) to the Company’s knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, upon any officers, directors or employees of the Company; and (xii) the commercial products described in the 2022 SEC Reports fall within the scope of the claims of one or more patents owned by or exclusively licensed to the Company.
3.16 Open Source Software. The Company uses and has used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in material compliance with all license terms applicable to such Open Source Software. The Company does not distribute and has not distributed any Open Source Software in any manner that requires or has required (i) the Company to permit reverse engineering of any software code or other technology owned by the Company, the proprietary and confidential nature of the source code to which is material to the Company’s business (“Material Company Code”) or (ii) any Material Company Code to be (A) disclosed or distributed in source code form, (B) licensed for the purpose of making derivative works or (iii) redistributed at no charge.

3.17 Compliance with ERISA. (i) Each Plan is in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: a material increase in the Company’s “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company’s most recently completed fiscal year; except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not have a Material Adverse Effect.
3.18 Compliance with Law. No labor disturbance by or dispute with employees of the Company exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its principal suppliers, contractors or customers, except as would not have a Material Adverse Effect. The Company has not received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.
3.19 Taxes. The Company has filed all federal, state and foreign income Tax Returns and other Tax Returns required to have been filed under applicable Law (or extensions have been duly obtained) and has paid all Taxes required to have been paid by it, except where failure to file such Tax Returns or pay such Taxes would not reasonably be expected to have a Material Adverse Effect. Each Tax Return filed by or on behalf of the Company is true, correct and complete. No assessment in connection with United States federal income Tax Returns has been made against the Company. The charges, accruals and reserves on the books of the Company in respect of any federal, state and foreign income and other Tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional Tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to have a Material Adverse Effect. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return or has requested or agreed to waive or extend any applicable statute of limitations. The Company has withheld and paid over to the applicable taxing authority all Taxes required to be so withheld and paid over, and has complied with all rules and regulations relating to the withholding, collection, and remittance of Taxes, including all reporting and filing obligations. There are no audits, written claims, deficiencies or administrative or other proceedings relating to Taxes or Tax Returns of the Company currently pending with or threatened by any taxing authority. There are no liens for Taxes upon the Company or any of its assets. No claim has ever been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. The Company has never participated in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b). The Company (i) has not been a member of an affiliated, consolidated combined or unitary group for Tax purposes, and (ii) has no liability for the Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of law), as a transferee or successor, by contract, or otherwise. The Company will not be required to include any amount in taxable income or exclude any item of deduction or loss from taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any change in method of accounting for a taxable period made prior to the Closing, (ii) any use of an improper method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date, (iii) any “closing agreement” as described in section 7121 of the Code (or any similar provision of law) executed on or prior to the Closing, (iv) any installment sale or open transaction disposition made on or prior to the Closing or (v) any prepaid amount or deferred revenue received on or prior to the Closing. The Company has never been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company is not a party to or bound by any Tax allocation, sharing or similar agreement. The Company has never distributed stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code (or any similar provision of any Law). The Company has not deferred the payment of any Taxes pursuant to any applicable Law.
3.20 Environmental Laws. (i) The Company (x) is in compliance with all, and has not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) has received and is in compliance with all, and has not violated any, permits, licenses, certificates or other authorizations or approvals required of it under any Environmental Laws to conduct its business; and (z) has not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, applicable Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company, except in the case of each of (i) and (ii) above, for any such matter as would not reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the 2022 SEC Reports, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company is not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company, and (z) the Company does not anticipate material capital expenditures relating to any Environmental Laws.
3.21 Title. The Company does not own any real property. The Company has valid rights to lease or otherwise use, all items of real and personal property that are material to the business of the Company, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company or (ii) could not reasonably be expected to have a Material Adverse Effect.
3.22 Insurance. The Company carries or is entitled to the benefits of insurance in such amounts and covering such risks that is customary for comparably situated companies and is adequate for the conduct of its business and the value of its properties and assets, and each of such insurance policies is in full force and effect and the Company is in compliance in all material respects with the terms thereof. Other than customary end of policy notifications from insurance carriers, since January 1, 2022, the Company has not received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy.
3.23 Nasdaq Stock Market. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on the Nasdaq Global Market under the symbol “UTRS”. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by The Nasdaq Stock Market, LLC or the SEC, respectively, to prohibit or terminate the listing of the Common Stock on the Nasdaq Global Market or to deregister the Common Stock under the Exchange Act. The Company has taken no action as of the date hereof that is designed to terminate the registration of the Common Stock under the Exchange Act. Except as disclosed in the 2022 SEC Reports, the Company has not, in the twelve months preceding the date hereof, received any notice from any Person to the effect that the Company is not in compliance with the listing or maintenance requirements of the Nasdaq Global Market and the Company is in compliance with all such listing and maintenance requirements.
3.24 Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.
3.25 FDA and Related Matters. The Company (i) has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other written notice from the FDA or any other similar federal, state, local or foreign governmental or regulatory authority alleging or asserting material noncompliance with any Health Care Laws (defined below) or with respect to any licenses, certificates approvals, clearances, authorizations, exemptions, permits or supplements or amendments thereto required by any Health Care Laws to conduct the business of the Company as described in the 2022 SEC Reports (collectively, “Authorizations”); (ii) possesses all applicable Authorizations and such Authorizations are valid and in full force and effect and the Company is not in violation of any such Authorizations except where such violation would not have a Material Adverse Effect; (iii) has not received written notice of any pending or completed claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party alleging that any product, operation, or activity of the Company is in material violation of any Health Care Laws or Authorizations and the Company does not have any knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (iv) has not received written notice that the FDA or any other federal, state, local or foreign governmental or regulatory authority has taken, is taking or intends to take action to suspend, or revoke any material Authorizations and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority is considering such action; and (v) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions, information and supplements or amendments as required by any Health Care Laws or Authorizations and all such reports, documents, forms, notices, applications, records, claims, submissions, information and supplements or amendments were materially true, complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).
3.26 Clinical Studies. The preclinical studies, tests or clinical studies that have been or are being conducted or sponsored by or on behalf of the Company or in which the Company’s products or investigational products are participating or have participated, or that are described, or the results of which are referred to, in the 2022 SEC Reports (collectively, “Studies”), were, and, if still pending, are being conducted in all material respects in accordance with all Health Care Laws and Authorizations, including, without limitation, 21 C.F.R. Part 50, 54, 56, 58 and 812. Except to the extent disclosed in the 2022 SEC Reports, the Company has made all such filings and obtained all such approvals, authorizations or exemptions as may be required by the FDA or from any other U.S. or foreign government medical device regulatory agency, notified body or health care facility institutional review board required for the conduct of such Studies. The Company has not received any written notices or correspondence from the FDA or any other federal, state, local or foreign governmental or regulatory authority requiring the termination or suspension of any Studies conducted by or on behalf of or sponsored by the Company or in which the Company’s products participated.
3.27 Safety Notices. (a) Except as disclosed in the 2022 SEC Reports, there have been no recalls, field notifications, field corrections, market withdrawals or mandatory replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company’s products (“Safety Notices”) and (b) to the Company’s knowledge, there are no facts that would be reasonably likely to result in (i) a Safety Notice with respect to the Company’s products, (ii) a change in labeling of any of the Company’s products or (iii) a termination or suspension of marketing or testing of any the Company’s products, except, in each of cases (i), (ii) or (iii), such as would not reasonably be expected to be material to the Company.

3.28 Accounting Controls and Disclosure Controls and Procedures. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act applicable to the Company, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP as applied in the United States and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s auditors and the audit committee of the Board of Directors have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Except as disclosed in the 2022 SEC Reports, the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act as of an earlier date than it would otherwise be required to so comply under applicable Law). The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) of the Exchange Act) are designed to provide reasonable assurance that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.
3.29 Price Stabilization of Common Stock. The Company has not taken, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock to facilitate the sale or resale of the Shares.
3.30 Investment Company Act. The Company is not, and immediately after receipt of payment for the Shares will not be, required to register as an “investment company” within the meaning of the Investment Company Act.
3.31 General Solicitation; No Integration or Aggregation. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Shares pursuant to this Agreement. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be (i) integrated with the Shares sold pursuant to this Agreement for purposes of the Securities Act or (ii) aggregated with prior offerings by the Company for the purposes of the rules and regulations of the Nasdaq Global Market.
3.32 Brokers and Finders. Other than the Placement Agent, neither the Company nor any other Person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.
3.33 Reliance by the Purchasers. The Company acknowledges that each of the Purchasers will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Company set forth herein.
3.34 No Disqualification Events. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the knowledge of the Company (having exercised reasonable care with respect thereto), any Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Covered Person” means, with respect to the Company as an “issuer” for purposes of

Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1). Other than the Placement Agent, the Company is not aware of any Person (other than any Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares pursuant to this Agreement.
3.35 Anti-Bribery and Anti-Money Laundering Laws. For the past five years, each of the Company and its officers, directors, supervisors, managers, employees, or to the Company’s knowledge, agents has been in compliance with, and its participation in the offering will not violate, any (a) applicable anti-bribery laws, including but not limited to the U.S. Foreign Corrupt Practices Act of 1977, as amended, and any other applicable Law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including or (b) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code sections 1956 and 1957, the Patriot Act, and the Bank Secrecy Act, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.
3.36 Cybersecurity; Compliance with Data Privacy Laws. The Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (including the data and information of their respective users, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company) (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards, including commercially reasonable disaster recovery and security plans, procedures and facilities for its business, including, without limitation, for its IT Systems and data held or used by or for the Company to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with its business, and there have been no breaches, violations, outages or unauthorized uses of or access to such IT Systems and data, including Personal Data. The Company is presently, and since its inception has been, in material compliance with all applicable Laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal and external policies, industry standards and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification (collectively, “Privacy Obligations”). To ensure compliance with the Privacy Obligations, the Company has in place, complies with, and takes appropriate steps reasonably designed to ensure compliance in all material respects with its policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Privacy Policies”). To the Company’s knowledge, it has at all times made all disclosures to users, employees or other applicable persons required by Privacy Obligations, and no such disclosures made or contained in any external written Privacy Policies have been materially inaccurate or in violation of any Privacy Obligations. The Company (i) has not received written notice of or complaint regarding or indicating non-compliance with, or any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Obligations, and there has not been any event or condition that would reasonably be expected to result in any such notice; (ii) is not currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Obligations; and (iii) is not party to any governmental order, decree, or agreement that imposes any obligation or liability under any Privacy Obligations. The Company has taken all necessary actions to prepare to comply with all other applicable Laws and regulations with respect to Personal Data that have been announced as of the date hereof as becoming effective within 12 months after the date hereof, and for which any noncompliance with same would be reasonably likely to create a material liability, as soon they take effect.
3.37 Transactions with Affiliates and Employees. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the SEC Reports that is not so described.

3.38 Shell Company Status. The Company is not currently, and has never been, an issuer identified in Rule 144 (i)(1) under the Securities Act.
3.39 OFAC. None of the Company or, to the Company’s knowledge, any director, officer, agent, employee, Affiliate or representative of the Company is a Person currently the subject or target of any comprehensive sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized, or resident in a country or territory that is the subject of comprehensive Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute, or otherwise make available such proceeds to any subsidiaries, joint venture partners, or other Person to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding or facilitating, is the subject of Sanctions in any other manner that is reasonably expected to result in a violation or in any other manner that is reasonably expected to result in a violation by any Person (including any Person known to the Company to be participating in the transaction, whether as underwriter, advisor, investor ) of Sanctions. For the past five years, the Company has not knowingly engaged in and is not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of comprehensive Sanctions or with country or territory that is the subject of comprehensive Sanction.
3.40 No Other Representations or Warranties. Except for the representations and warranties of the Company expressly set forth in this Section 3, with respect to the transactions contemplated by this Agreement, the Company (i) expressly disclaims any representations or warranties of any kind or nature, express or implied, including with respect to the condition, value or quality of the Company or any of the assets or properties of the Company, and (ii) specifically disclaims any representation or warranty of merchantability, usage, suitability or fitness for any particular purpose with respect to any of the assets or properties of the Company. Notwithstanding the foregoing, in making the decision to invest in the Shares, the Purchasers will rely, and the Company agrees that the Purchasers may rely, on the information that has been provided in writing to Purchasers by the Company or on behalf of the Company, including the SEC Reports.
4. Representations and Warranties of Each Purchaser. Except as set forth below, each Purchaser, severally for itself and not jointly with any other Purchaser, represents and warrants to the Company and the Placement Agent that the statements contained in this Section 4 are true and correct as of the date hereof and the Closing Date.
4.1 Organization. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.
4.2 Authorization. Such Purchaser has all requisite corporate or similar power and authority to enter into this Agreement and the other Transaction Agreements to which it will be a party and to carry out and perform its obligations hereunder and thereunder. All corporate, member or partnership action on the part of such Purchaser or its stockholders, members or partners necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Agreements to which it will be a party and the consummation of the other transactions contemplated herein has been taken. The signature of the Purchaser on this Agreement is genuine and the signatory has been duly authorized to execute the same on behalf of the Purchaser. Assuming this Agreement constitutes the legal and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
4.3 No Conflict. The execution, delivery and performance of the Transaction Agreements by such Purchaser in accordance with their terms, including the purchase of the Shares in accordance with the terms of this Agreement and the consummation by such Purchaser of the other transactions contemplated hereby, will not conflict with or result in any violation of, breach or default by such Purchaser (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of such Purchaser, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable or (ii) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of such Purchaser to perform its obligations under the Transaction Agreements (such delay or hindrance, a “Purchaser Adverse Effect”).
4.4 Consents. All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement, the issuance of the Shares and the consummation of the other transactions contemplated herein have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Purchaser Adverse Effect.
4.5 Residency. Such Purchaser’s offices in which its investment decision with respect to the Shares was made are located at the address immediately below such Purchaser’s name on Exhibit A.
4.6 Brokers and Finders. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.
4.7 Investment Representations and Warranties. Such Purchaser hereby represents and warrants that it, as of the date hereof is, and on the Closing Date will be, if an entity, an “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act. Such Purchaser further represents and warrants that (x) it is capable of evaluating the merits and risk of such investment, and (y) that it has not been organized for the purpose of acquiring the Shares. Such Purchaser understands and agrees that the offering and sale of the Shares has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein.
4.8 Intent. Such Purchaser is purchasing the Shares solely for investment purposes, for such Purchaser’s own account and not for the account of others, and not with a view towards, or for offer or sale in connection with, any distribution or dissemination thereof. Notwithstanding the foregoing, if such Purchaser is purchasing the Shares as a fiduciary or agent for one or more investor accounts, such Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account. Such Purchaser has no present arrangement to sell the Shares to or through any person or entity. Such Purchaser understands that the Shares must be held indefinitely unless such Shares are resold pursuant to a registration statement under the Securities Act or an exemption from registration is available.
4.9 Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks. Such Purchaser, or such Purchaser’s professional advisors, have such knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement, and the Purchaser has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as such Purchaser has considered necessary to make an informed investment decision. By reason of the business and financial experience of such Purchaser or such Purchaser’s professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), such Purchaser can protect such Purchaser’s own interests in connection with the transactions described in this Agreement. Such Purchaser acknowledges that such Purchaser (i) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Shares. Such Purchaser acknowledges that such Purchaser is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Company’s SEC Reports. Alone, or together with any professional advisor(s), such Purchaser has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for such Purchaser. Such Purchaser is, at this time and in the foreseeable future, able to afford the loss of such Purchaser’s entire investment in the Shares and such Purchaser acknowledges specifically that a possibility of total loss exists.
4.10 Tax Advisors. Such Purchaser has had the opportunity to review with such Purchaser’s own tax advisors the federal, state and local tax consequences of its purchase of the Shares set forth opposite such Purchaser’s name on Exhibit A, where applicable, and the transactions contemplated by this Agreement. Such Purchaser acknowledges that the Company and any of its agents have not provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Agreement.
4.11 Securities Not Registered; Legends. Such Purchaser acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and such Purchaser understands that the Shares have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Shares must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. Such Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of such Purchaser’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. Such Purchaser acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Shares. Such Purchaser acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.
Each Purchaser understands that the Shares may bear one or more legends in substantially the following form and substance:
“THE OFFER AND SALE OF THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), IN RELIANCE UPON REGULATION D PROMULGATED UNDER THE SECURITIES ACT. TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION.”
In addition, the Shares may contain a legend regarding affiliate status of the Purchaser, if applicable.
4.12 Placement Agent. Such Purchaser hereby acknowledges and agrees that: (a) the Placement Agent is acting solely as placement agent in connection with the execution, delivery and performance of the Transaction Agreements and the issuance of the Shares to Purchaser and neither the Placement Agent nor any of its Affiliates, agents or representatives have acted as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary or financial advisor for such Purchaser, the Company or any other person or entity in connection with the execution, delivery and performance of the Transaction Agreements and the issuance and purchase of the Shares; (b) the Placement Agent has not made and does not make any representation or warranty, whether express or implied, of any kind or character, and has not provided any advice or recommendation in connection with the execution, delivery and performance of the Transaction Agreements or with respect to the Shares, nor is such information or advice necessary or desired; (c) neither the Placement Agent nor any of its Affiliates, agents or representatives will have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the execution, delivery and performance of the Transaction Agreements, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company; and (d) neither the Placement Agent nor any of its Affiliates, agents or representatives will have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such Purchaser, the Company or any other person or entity), whether in contract, tort or otherwise, to such Purchaser, or to any person claiming through it, in respect of the execution, delivery and performance of the Transaction Agreements, except in each case for such party’s own gross negligence, willful misconduct or bad faith. No disclosure or offering document has been prepared by the Placement Agent or any of its Affiliates, agents, representatives or counsel in connection with the offer and sale of the Shares. Neither the Placement Agent nor any of its Affiliates, agents, representatives or counsel have made or make any representation as to the quality or value of the Shares and the Placement Agent and any of its Affiliates, agents, representatives or counsel may have acquired non-public information with respect to the Company which Purchaser agrees need not be provided to it. Neither of the Placement Agent nor any of its Affiliates, agents, representatives or counsel has any responsibility with respect to the completeness or accuracy of any information or materials furnished to such Purchaser in connection with the transactions contemplated by the Transaction Agreements.
4.13 Reliance by the Company. Such Purchaser acknowledges that the Company will rely upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein.
4.14 No General Solicitation. Such Purchaser acknowledges and agrees that such Purchaser is purchasing the Shares directly from the Company. Such Purchaser became aware of this offering of the Shares solely by means of direct contact from the Placement Agent or directly from the Company as a result of a pre-existing, substantive relationship with the Company or the Placement Agent, and/or its advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, Affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons. The Shares were offered to such Purchaser solely by direct contact between such Purchaser and the Company, the Placement Agent and/or its representatives. Such Purchaser did not become aware of this offering of the Shares, nor were the Shares offered to such Purchaser, by any other means, and none of the Company, the Placement Agent and/or its representatives acted as investment advisor, broker or dealer to such Purchaser. Such Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.
4.15 No Reliance. Such Purchaser further acknowledges that there have not been and such Purchaser hereby agrees that it is not relying on and has not relied on, any statements, representations, warranties, covenants or agreements made to such Purchaser by or on behalf of the Company, any of its Affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity (including the Placement Agent), expressly or by implication, other than the SEC Reports and those representations, warranties and covenants of the Company expressly set forth in this Agreement.
4.16 Access to Information. In making its decision to purchase the Shares, such Purchaser has relied solely upon independent investigation made by such Purchaser, including such Purchaser’s review of the SEC Reports, and upon the representations, warranties and covenants set forth herein. Such Purchaser acknowledges and agrees that such Purchaser has received such information as such Purchaser deems necessary in order to make an investment decision with respect to the Shares, including, with respect to the Company. Without limiting the generality of the foregoing, such Purchaser acknowledges that such Purchaser has had an opportunity to review the SEC Reports filed prior to the date hereof. The Purchaser acknowledges and agrees that the Purchaser and the Purchaser’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as the Purchaser and such Purchaser’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares and that such Purchaser has independently made his, her or its own analysis and decision to invest in the Company.
4.17 Certain Trading Activities. Other than consummating the transaction contemplated hereby, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser was first contacted by the Company or any other Person regarding the transaction contemplated hereby and ending immediately prior to the date hereof. Notwithstanding the foregoing, (i) in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of the assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement and (ii) in the case of a Purchaser that is affiliated with other funds or investment vehicles or whose investment advisor or sub-advisor that routinely acts on behalf of or pursuant to an understanding with such Purchaser is also an investment advisor or sub-advisor to other funds or investment vehicles, the representation set forth above shall only apply with respect to the personnel of such other funds or investment vehicles or such investment advisor or sub-advisor who had knowledge of the transaction contemplated hereby and not with respect to any personnel who have been effectively walled off by appropriate information barriers. Other than to other Persons party to this Agreement or as otherwise disclosed to the Company or to any Purchaser’s outside attorney, accountant, auditor or investment advisor (only to the extent necessary to permit evaluation of the investment), such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.
4.18 Disqualification Event. To the extent such Purchaser is one of the covered persons identified in Rule 506(d)(1), such Purchaser represents that no Disqualification Event is applicable to such Purchaser or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Such Purchaser hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Purchaser or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section, “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of such Purchaser’s securities for purposes of Rule 506(d) of the Securities Act.
4.19 Compliance with Laws. Such Purchaser is permitted and entitled to acquire the Shares under the laws of all relevant jurisdictions that apply to it, has complied and will fully comply with all such laws relating to the acquisition of the Shares.
5. Covenants.
5.1 Further Assurances. At or prior to the Closing, each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other commercially reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement, subject to the terms and conditions hereof and compliance with applicable Law, including taking commercially reasonable action to facilitate the filing of any document or the taking of commercially reasonable action to assist the other parties hereto in complying with the terms hereof. Each Purchaser agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties with respect to such Purchaser set forth in Section 4 of this Agreement are no longer accurate.
5.2 Listing. The Company shall use commercially reasonable efforts to prepare and timely file the Notification Form: Listing of Additional Shares covering all of the Shares in the manner required by the Nasdaq Global Market (or any analogous notification or approval required by the applicable National Exchange). The Company shall use commercially reasonable efforts to maintain the listing of its Common Stock on a National Exchange and comply with the Company’s reporting, filing and other obligations under the bylaws or rules of such National Exchange.
5.3 Disclosure of Transactions. The Company shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date hereof, file with the SEC a Current Report on Form 8-K (the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the other Transaction Agreements (and including as exhibits to such Current Report on Form 8-K the material Transaction Agreements (including, without limitation, this Agreement and the Registration Rights Agreement)). In addition, effective upon the issuance of the Disclosure Document, the Company acknowledges and agrees that any and all confidentiality or similar obligations under this Agreement, or an agreement entered into in connection with the transactions contemplated by the Transaction Agreements, whether written or oral, between the Company or any of its officers, directors, agents, employees or Affiliates, on the one hand, and any of the Purchasers or any of their respective officers, directors, agents, employees or investment advisers, on the other hand, shall terminate unless otherwise specifically agreed in writing by such Purchaser. Prior to public issuance thereof, the Company shall provide the Purchasers with a reasonable opportunity to review and comment upon the Disclosure Document and any press release announcing the transactions contemplated herein. Notwithstanding anything in this Agreement to the contrary, the Company shall not publicly disclose the name of any Purchaser or any of its Affiliates or advisers, or include the name of any Purchaser or any of its Affiliates or advisers in any press release or filing with the SEC (other than any registration statement contemplated by the Registration Rights Agreement) or any regulatory agency, without the prior written consent of such Purchaser, except (i) as required by the federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Agreements (including signature pages thereto) with the SEC or pursuant to other routine proceedings of regulatory authorities, or (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of the applicable National Exchange, in which case the Company will provide the Purchaser with prior written notice (including by e-mail) of and an opportunity to review such disclosure under this clause (ii).
5.4 Pre-Closing Covenants. From the date hereof until the Closing, except (x) as required or permitted by this Agreement, (y) as required by any applicable Law, judgment or order or as to comply with any notice, directive, guideline or recommendation from a Governmental Authority, or (z) as consented to in writing by the Accelmed Purchaser (which consent shall not be unreasonably conditioned, withheld or delayed), the Company shall operate its businesses in all material respects in the ordinary course of business and the Company shall not:
(a) amend the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws of the Company;
(b) authorize or adopt, or publicly propose, a plan or agreement of complete or partial liquidation or dissolution of the Company;
(c) other than the authorization and issuance of the Shares to the Purchasers and the consummation of the other transactions contemplated by the Transaction Agreements, issue, sell or grant any shares of its capital stock or other equity or voting interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock or other equity or voting interests, or any rights, warrants or options to purchase any shares of its capital stock or other equity or voting interests; provided, that the Company may issue or grant shares of Common Stock or other common equity securities in the ordinary course of business pursuant to equity awards or obligations outstanding on the date of this Agreement and identified to the Accelmed Purchaser prior to the date of this Agreement;
(d) establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or other equity or voting interests;
(e) split, combine, subdivide or reclassify any shares of its capital stock or other equity or voting interests;
(f) assume, guarantee, or issue new indebtedness or make loans, advances or capital contributions in excess of $100,000 in the aggregate, other than (i) borrowings under the CIBC Loan Agreement in effect as of the date of this Agreement, (ii) indebtedness incurred by the Company, the net proceeds of which are applied (on the date on which the indebtedness is incurred) to repurchase, redeem, repay or refinance (including by way of an exchange offer, tender offer or other liability management transaction) indebtedness of the Company existing on the date hereof and (iii) relocation bonuses, signing bonuses and other advances to be paid pursuant to outstanding employee offer letters identified to the Accelmed Purchaser at least twenty-four (24) hours prior to the date of this Agreement;
(g) redeem, purchase or otherwise acquire any of its outstanding shares of capital stock or other equity or voting interests, or any rights, warrants or options to acquire any shares of its capital stock or other equity or voting interests (other than pursuant to the cashless exercise of outstanding equity awards under Company equity compensation plans described in the 2022 SEC Reports);

(h) make any material change in the Company’s financial accounting principles, except as required by changes in GAAP (or any interpretation thereof) or in applicable Law or by any Governmental Authority;
(i) establish any subsidiary or joint venture;
(j) enter into or consummate any transaction or series of transactions constituting a Change of Control;
(k) create or incur any Lien not incurred in the ordinary course of business and consistent with past practice;
(l) make any loans, advances, guarantees or capital contributions to or investments in any Person other than relocation bonuses, signing bonuses and other advances to be paid pursuant to outstanding employee offer letters identified to the Accelmed Purchaser at least twenty-four (24) hours prior to the date of this Agreement;
(m) other than in the ordinary course of business, consistent with past practice, (i) enter into any contract that would be a “material contract” (within the meaning of Regulation S-K, Item 601(b)(10)) or (ii) amend, modify or terminate any material contract, as so defined, or (iii) cancel, modify or waive any debts or claims held by the Company, or (iv) waive any material rights of the Company;
(n) make any capital expenditures or commitments therefor that in the aggregate are in excess of $100,000 and not provided for in the preliminary 2023 budget provided to the Accelmed Purchaser prior to the date of this Agreement;
(o) transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of any material assets, licenses, operations, rights, product lines, businesses or interests therein of the Company, other than pursuant to contracts in effect before the date of this Agreement and identified to the Accelmed Purchaser prior to the date of this Agreement;
(p) grant any increase in (i) the base salary or wages, (ii) bonus opportunities, or (iii) other compensation or benefits payable or to be provided to any employee of the Company, in each case, in excess of $50,000 in the aggregate;
(q) hire any employee who would become an employee of the Company or engage any independent service provider to provide services to the Company with annualized compensation in excess of $125,000;
(r) grant any change in control payment, deferred compensation, severance, termination, retention, equity or equity-based compensation, payment or benefit to any employee of the Company;
(s) other than as required by applicable Law, (i) negotiate, modify, extend, terminate, or enter into any collective bargaining agreement or (ii) recognize or certify a labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Company with respect to the Company;
(t) implement or announce any employee layoffs or furloughs that would require advance notification pursuant to the WARN Act;
(u) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement or other restrictive covenant obligation of any current or former employee or independent contractor of the Company;
(v) sell, assign, license, sublicense, transfer or distribute or subject to any Lien any Company Intellectual Property (other than non-exclusive licenses to customers granted in the ordinary course of business), disclose any Confidential Information or source code to any Person (other than the Purchasers and the Purchaser’s representatives, agents, attorneys and accountants) or abandon or permit to lapse or expire any Company Intellectual Property, except, in each case, in the ordinary course of business or as relates to immaterial Company Intellectual Property;

(w) settle, compromise, grant any waiver or release relating to or otherwise adjust any action, suit, claim, charge, complaint, litigation, investigation, audit, proceeding, arbitration, inquiry, or other similar dispute, whether civil, criminal, administrative or investigative before any governmental entity. affecting the Company or its properties; or
(x) authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.
Other than as expressly set forth in or otherwise contemplated by this Agreement, the Purchaser shall not have the right to directly or indirectly control or direct, or attempt to control or direct, the Company’s business and operations. Each of the Company and the Purchasers shall exercise, consistent with the other terms and conditions of this Agreement, complete control and supervision over their respective businesses.
5.5 Stockholder Approval.
(a) As soon as practicable following the date hereof, the Company shall provide each stockholder entitled to vote at a special meeting of stockholders of the Company (the “Stockholder Meeting”), which Stockholder Meeting shall be promptly called and held no later than ninety (90) days after the date hereof (or 150 days, if the Proxy Statement is reviewed by the SEC) after the date hereof (the “Stockholder Meeting Deadline”), a proxy statement meeting the requirements of Section 14 of the Exchange Act (the “Proxy Statement”) soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions approving all actions necessary to enable the purchase of the Shares by the Purchasers (collectively, the “Stockholder Approval”), including, without limitation, (i) the transactions contemplated hereby in accordance with Nasdaq Listing Rule 5635 (including without limitation Nasdaq Listing Rule 5635(b)) (the “5635 Approval”) and (ii) the amendment and restatement of each of the Amended and Restated Bylaws and the Second Amended and Restated Certificate of Incorporation to read in substantially the forms of Exhibit C and Exhibit D, respectively, in accordance with applicable Law, the rules and regulations of the Nasdaq Global Market, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and the Delaware General Corporation Law, and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolutions (which efforts shall include, without limitation, the requirement to hire a reputable proxy solicitor) and to cause the Board of Directors to recommend to the stockholders that they approve such resolutions.
(b) The Proxy Statement shall be in a form reasonably acceptable to the Accelmed Purchaser and accordingly, the Company shall provide legal counsel to the Accelmed Purchaser with reasonable opportunity to review and comment on the Proxy Statement. The Company shall keep the Accelmed Purchaser apprised of the status of matters relating to the Proxy Statement and the Stockholder Meeting, including promptly furnishing the Accelmed Purchaser and its counsel with copies of notices or other communications related to the Proxy Statement, the Stockholder Meeting or the transactions contemplated hereby received by the Company from the SEC or the applicable National Exchange.
(c) If, despite the Company’s reasonable best efforts, Stockholder Approval is not obtained for all matters on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held every three months thereafter until such Stockholder Approval is obtained.
5.6 Integration. The Company has not sold, offered for sale or solicited offers to buy and shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be required to be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers, or that would be required to be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any National Exchange such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.
5.7 Subsequent Equity Sales. From the date hereof until the close of trading on the date 90 days after the Closing Date (the “Lock-Up Period”), without the consent of Piper Sandler & Co. and the Accelmed Purchaser, the Company shall not (a) issue shares of Common Stock or Common Stock Equivalents, or (b) file with the SEC a registration statement under the Securities Act relating to any shares of Common

Stock or Common Stock Equivalents. Notwithstanding the foregoing, the provisions of this Section 5.7 shall not apply to (i) the issuance of the Shares hereunder; (ii) the transactions contemplated by the Registration Rights Agreement; (iii) the issuance of Common Stock upon the exercise of any options or warrants outstanding on the date hereof or upon the vesting of any restricted stock units outstanding on the date hereof, provided that each director or executive officer that is a recipient of such Common Stock pursuant to this clause (iii) shall execute a lock-up agreement in substantially similar form as Exhibit E attached hereto (the “Lock-Up Agreement”) as of the Closing and such Common Stock shall be subject to such Lock-Up Agreement; and (iv) the issuance of Common Stock or Common Stock Equivalents to employees, directors or consultants pursuant to (A) the vesting or exercise, as applicable, of any stock option, restricted stock unit or other equity incentive award outstanding on the date hereof and disclosed to the Accelmed Purchaser as of the date hereof or (B) any compensation agreements described in the SEC Reports as of the date hereof, provided that each director or executive officer that is a recipient of such Common Stock or Common Stock Equivalents pursuant to this clause (iv) shall execute a Lock-Up Agreement and such Common Stock and/or Common Stock Equivalents shall be subject to such Lock-Up Agreement.
5.8 Use of Proceeds. The Company shall use the proceeds from the sale of the Shares, together with existing cash and cash equivalents, to expand its sales force and operations, to support research and development, and for general corporate purposes, including litigation expenses and interest payments on its outstanding debt. The Company may also use a portion of the proceeds to expand its current business through strategic acquisitions or in-licenses of complimentary companies or technologies or pay principal payments when due on outstanding debt. Although the Company has no specific agreements, commitments, or understandings with respect to any in-licensing activity or acquisitions, it evaluates these opportunities and engage in related discussions with other companies from time-to-time.
5.9 Removal of Legends.
(a) In connection with any sale, assignment, transfer or other disposition of the Shares by a Purchaser pursuant to an effective registration statement or pursuant to Rule 144 or any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by the Purchaser with the requirements of this Agreement, if requested by the Purchaser by notice to the Company, the Company shall request the Transfer Agent to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends within two (2) business days of any such request therefor from such Purchaser, provided that the Company has timely received from the Purchaser customary representations and other documentation reasonably acceptable to the Company in connection therewith. The Company shall be responsible for the fees of its Transfer Agent, its legal counsel and all DTC fees associated with such legend removal.
(b) Subject to receipt from the Purchaser by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and its counsel and the Transfer Agent in connection therewith, upon the earliest of such time as the Shares (i) have been registered under the Securities Act pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision, the Company shall, in accordance with the provisions of this Section 5.9(b) and within three (3) business days of any request therefor from a Purchaser accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions (including blanket opinions) to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement. Any shares subject to legend removal under this Section 5.9 may be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the DTC Fast Automated Securities Transfer (FAST) Program as directed by such Purchaser. The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.

5.10 Furnishing of Information. Until the twelve-month anniversary of the Closing Date, the Company covenants to use commercially reasonable best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.
5.11 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Agreement) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Agreements unless the same consideration is also offered to all of the parties to such Transaction Agreement. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Shares or otherwise.
5.12 Blue Sky Laws. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to each Purchaser at the Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities or “blue sky” laws of the states of the United States following the Closing Date.
5.13 Delivery of Shares After Closing. Subject to the satisfaction of each Purchaser’s obligations under the Transaction Agreements, the Company shall deliver, or cause to be delivered to each Purchaser, a book-entry statement evidencing the Shares purchased by each such Purchaser on the Closing Date within one trading day after the Closing.
5.14 Transfer Taxes. All Transfer Taxes shall be borne and paid by the Company when due. The Company and the Purchasers, as applicable, shall file all necessary Tax Returns and other documentation required to be filed by each of them with respect to all such Transfer Taxes, and, if required by applicable Law, the parties will join in the execution of any such Tax Returns and other documentation.
6. Conditions of Closing.
6.1 Conditions to the Obligation of the Purchasers. The several obligations of each Purchaser to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Shares being purchased by it at the Closing pursuant to this Agreement, are subject to the satisfaction or waiver in writing of the following conditions precedent:
(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by each Purchaser that for purposes of this Section 6.1(a), in the case of any representation and warranty of the Company contained herein which is made as of a specific date, such representation and warranty need be true and correct only as of such specific date) and in the case of any representation and warranty of the Company contained herein which is not qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations and warranties of the Company contained in this Agreement as of the Closing Date.
(b) Performance. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.
(c) No Injunction. No statute, rule, regulation, executive order, writ, judgment, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Agreements, and no such prohibition shall have been threatened in writing.
(d) Consents. The Company shall have obtained the consents, permits, approvals, registrations and waivers necessary for the performance of this Agreement, including the purchase, sale, issuance and delivery of the Shares and the entry into the Registration Rights Agreement and further including, but not limited to, having obtained the Stockholder Approval and the Board of Directors consent to the sale of the Shares to the Purchasers for purposes of Section 203 of the Delaware General Corporation Law.
(e) Designee Letters. A majority of the members of the Board of Directors serving on the Board of Directors as of the Closing Date shall have delivered a duly executed Designee Letter to the Accelmed Purchaser.
(f) Transfer Agent. The Company shall have furnished all required materials to the Transfer Agent to reflect the issuance of the Shares at the Closing.
(g) Adverse Changes. Since the date hereof, no Material Adverse Effect shall have occurred.
(h) Opinion of Company Counsel. The Company shall have delivered to the Purchasers and the Placement Agent the opinion of Wilson Sonsini Goodrich & Rosati, P.C., dated as of the Closing Date, in customary form and substance to be reasonably agreed upon with the Purchasers and the Placement Agent.
(i) Compliance Certificate. The Chief Executive Officer of the Company shall have delivered to the Purchasers at the Closing Date a certificate certifying that the conditions specified in Sections 6.1(a) (Representations and Warranties), 6.1(b) (Performance), 6.1(c) (No Injunction), 6.1(d) (Consents), 6.1(e) (Designee Letters), 6.1(g) (Adverse Changes), and 6.1(m) (Listing Requirements) of this Agreement have been fulfilled.
(j) Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchasers at the Closing Date a certificate certifying (i) the Amended and Restated Certificate of Incorporation, as amended and in effect at Closing; (ii) the Amended and Restated Bylaws, as amended and in effect at Closing; and (iii) resolutions of the Board of Directors (or an authorized committee thereof) approving the Transaction Agreements and the transactions contemplated by the Transaction Agreements.
(k) Irrevocable Transfer Agent Instructions. The Company shall issue irrevocable instructions to the Transfer Agent to issue to the Purchasers (or in such nominee’s name(s) as designated by a Purchaser) book-entry notations representing the Shares set forth on Exhibit A (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Company’s Common Stock) (the “Irrevocable Transfer Agent Instructions”). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6.1(k) (or instructions that are consistent therewith) will be given by the Company to the Transfer Agent in connection with this Agreement (other than those instructions contemplated in Section 5.9) and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the other Transaction Agreements, any registration statement filed under the Securities Act, and applicable Law. The Company acknowledges that a breach by it of its obligations under this Section 6.1(k) will cause irreparable harm to a Purchaser. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6.1(k) will be inadequate and agrees, in the event of a breach by the Company of the provisions of this Section 6.1(k), that a Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.
(l) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit B (the “Registration Rights Agreement”) to the Purchasers.
(m) Listing Requirements. The listing and trading of the Common Stock on the applicable National Exchange shall not have been suspended. The listing and trading of the Common Stock on the applicable National Exchange shall not have been threatened either (i) in writing by the SEC or such applicable National Exchange or (ii) by falling below the minimum listing maintenance requirements of such National Exchange (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods), other than the minimum stock price requirements of such National Exchange. The Company shall have filed with the applicable National Exchange a Notification Form: Listing of Additional Shares for the listing of the Shares (in the case of the Nasdaq Global Market) or any analogous notification or approval required by the applicable National Exchange.
(n) Lock-Up Agreement. The Company shall have delivered Lock-Up Agreements (in the form attached to Exhibit E hereto), executed by each director and executive officer (as defined under Rule 3b-7 of the Exchange Act) and the stockholders of the Company that are Affiliates (as defined under Rule 405 of the Securities Act) of the Company or the Company’s directors and executive officers.
(o) Good Standing. The Company shall have delivered a certificate evidencing the good standing of the Company in Delaware issued by the Secretary of State of Delaware, as of a date within five business days of the Closing Date.
(p) IRS Form W-9. The Company shall have delivered a properly completed and executed IRS Form W-9.
(q) Board Size. The Company shall have taken all necessary action to (i) increase the size of the Company’s Board of Directors to eight (8) directors and (ii) appoint Uri Geiger to the Board of Directors.
6.2 Conditions to the Obligation of the Company. The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to each Purchaser the Shares to be purchased by it at the Closing pursuant to this Agreement, is subject to the satisfaction or waiver in writing of the following conditions precedent:
(a) Representations and Warranties. The representations and warranties contained herein of each Purchaser shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of a Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects; provided that the representations and warranties of a Purchaser contained in Sections 4.1 and 4.2 shall be true and correct in all respects) and consummation of the Closing shall constitute a reaffirmation by the Purchaser of each of the representations, warranties, covenants and agreements of the Purchaser contained in this Agreement as of the Closing Date.
(b) Performance. Each Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed or observed by such Purchaser on or prior to the Closing Date.
(c) Injunction. The purchase of and payment for the Shares by each Purchaser shall not be prohibited or enjoined by any law or governmental or court order or regulation.
(d) Registration Rights Agreement. Each Purchaser shall have executed and delivered the Registration Rights Agreement to the Company in the form attached as Exhibit B.
(e) Payment. The Company shall have received payment, by (i) wire transfer of immediately available funds, (ii) cancellation of a promissory note issued by the Company to a Purchaser, the terms and issuance of which was approved by Accelmed at the time of issuance, or (iii) a combination thereof, in the full amount of the Purchase Price for the number of Shares being purchased by each Purchaser at the Closing as set forth in Exhibit A, provided that in the event that Closing does not occur on the Closing Date, the Company shall promptly return the full amount of such payment to the respective Purchaser, by wire transfer of immediately available funds, and in any event no later than the 1st business day following the scheduled Closing Date.
7. Termination. This Agreement shall terminate and be void and of no further force and effect, and all obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of: (a) the mutual written agreement of the Company and each of the Purchasers (solely as to itself), (b) if, on the Closing Date, any of the conditions of Closing set forth in Section 6 have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver, or are not capable of being satisfied and, as a result thereof, the transactions contemplated by this Agreement will not be and are not consummated, or (c) if the Closing has not occurred on or before June 30, 2023, other than as a result of a Willful Breach of a Purchaser’s obligations hereunder; provided, however, that nothing herein shall relieve any party to this Agreement of any liability for common law fraud or for any Willful Breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement and each party will be entitled to seek any remedies at law or in equity to recover losses, liabilities or damages arising from any such Willful Breach. “Willful Breach” means a deliberate act or deliberate failure to act, taken with the actual knowledge that such act or failure to act would result in or constitute a material breach of this Agreement.
8. Accelmed Purchaser Rights.
8.1 Board Rights.
(a) As of the Closing Date, the Board of Directors shall consist of eight (8) directors. From and after the Closing Date and for so long as the Accelmed Purchaser and its Affiliates beneficially own twenty-five percent (25%) or more of the Company’s outstanding Common Stock (the “Accelmed Rights Period”), the Accelmed Purchaser shall be entitled to designate for appointment to the Board of Directors as a director (an “Accelmed Director”) the lesser of (i) a majority of the Board of Directors, and (ii) if the Company is listed at such time on a National Exchange, the number of directors equal to: (A) the quotient of the number of shares issued and outstanding common stock then owned by the Accelmed Purchaser divided by the total number of shares of the Company common stock issued and outstanding, (B) multiplied by the total number of directors on the Board of Directors, with the number of directors rounded down, except where the result would be that the Accelmed Purchaser would own greater than 50% of the outstanding common stock of the Company and, solely as a result of such rounding down, would not be entitled to designate a majority of the total number of directors on the Board of Directors, in which case, such result would be rounded up. Initially, the Accelmed Directors shall be Uri Geiger and the Initially Designated Directors. In addition, during the Accelmed Rights Period, the Accelmed Purchaser shall be entitled to designate one (1) individual for appointment as a non-voting Board of Directors observer (an “Accelmed Observer” and, together with the Accelmed Directors, the “Accelmed Designees”).
(b) Pursuant to the Designee Letters, at Closing, the Initially Designated Directors shall be deemed the Accelmed Designees. During the period that the Accelmed Purchaser is entitled to designate the Accelmed Designees for appointment to the Board of Directors pursuant to Section 8.1(a), in the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of an Accelmed Designee, the Company agrees to take at any time and from time to time all commercially reasonable actions necessary to cause the vacancy created thereby to be filled as promptly as practicable by a new designee of the Accelmed Purchaser designated in accordance with this Section 8.1.
(c) During the period that the Accelmed Purchaser is entitled to designate Accelmed Directors for appointment to the Board of Directors pursuant to Section 8.1(a), the Company shall include in the slate of nominees recommended by the Board of Directors, at all of the Company’s applicable annual or special meetings of stockholders at which directors are to be elected (or in any written consent for election of directors), the Accelmed Directors designated in accordance with this Section 8.1, and the Company shall use its reasonable best efforts to cause the election of such Accelmed Directors to the Board of Directors, in connection therewith.
(d) In the event that the aggregate ownership of Common Stock of the Accelmed Purchaser and its Affiliates falls below the applicable threshold set forth in Section 8.1(a), the Accelmed Designees shall immediately tender their resignation as a director and an observer, as applicable, and the Company may take all commercially reasonable actions within its control to cause the removal of such Accelmed Designees.
(e) Notwithstanding anything to the contrary in this Section 8.1, the appointment and service of any such Accelmed Designee on the Board of Directors, whether as a director or observer, as applicable, shall be subject to and conditioned upon: (i) such Accelmed Designees providing all such information (including information necessary to determine the nominee’s independence status under various requirements and institutional investor guidelines as well as information necessary to determine any disclosure obligations of the Company) as the Board of Directors may reasonably request, including all information required to be disclosed for directors, candidates for directors and their respective Affiliates in a proxy statement or other filing in accordance with applicable Law or any stock exchange rules or listing standards. For the avoidance of doubt, the Company acknowledges that the requirements of this Section 8.1(e) has been satisfied as of the date of this Agreement with respect to the Initially Designated Directors.
(f) The Company shall reimburse the Accelmed Designees (or the employer of such Accelmed Designees, if applicable) for all reasonable travel and other reasonable and documented out-of-pocket expenses related to his or her role as such and relating to the performance of his or her duties on the Board of Directors, as applicable, on the same terms as other members of the Board of Directors. At any time that an Accelmed Director serves as a member of the Board of Directors, the Company agrees to have in effect, at the expense of the Company, a director and officer liability insurance policy for the benefit of the Company and such Accelmed Director to the same extent as the Company provides such insurance covering the other members of the Board of Directors.
(g) The Company hereby acknowledges that, in addition to the rights provided to the Accelmed Designees pursuant to the Company’s Amended and Restated Certificate of Incorporation and Bylaws and any indemnification agreements that such Accelmed Designees may enter into with the Company from time to time (collectively, the “Indemnification Obligations”) (as beneficiaries of any such rights the Accelmed Designees are herein referred to as a “Board Indemnitee”), the Board Indemnitees may have certain rights to indemnification and/or advancement of expenses provided by, and/or insurance obtained by, the Accelmed Purchaser or its Affiliates, whether now or in the future (collectively, the “Affiliate Indemnitors”). Notwithstanding anything to the contrary in any of the Indemnification Obligations or this Agreement, the Company hereby agrees that, with respect to its indemnification and advancement obligations to any Accelmed Designee under the Indemnification Obligations, the Company (i) is the indemnitor of first resort (i.e., its obligations to indemnify the Board Indemnitees are primary and any obligation of the Affiliate Indemnitors or their insurers to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any of the Board Indemnitees (or any Affiliate thereof) is secondary and excess), (ii) shall be required to advance the full amount of expenses incurred by each Board Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by each Board Indemnitee or on such Person’s behalf, in each case, to the extent legally permitted and required by the Indemnification Obligations, without regard to any rights such Board Indemnitees may have against the Affiliate Indemnitors or their insurers, and (iii) irrevocably waives, relinquishes and releases the Affiliate Indemnitors and such insurers from any and all claims against the Affiliate Indemnitors or such insurers for contribution, by way of subrogation or any other recovery of any kind in respect thereof. In furtherance and not in limitation of the foregoing, the Company agrees that in the event that any Affiliate Indemnitor or its insurer should advance any expenses or make any payment to a Board Indemnitee for matters for which the Company is required to advance expenses or indemnify a Board Indemnitee pursuant to the Indemnification Obligations, the Company shall reimburse such Affiliate Indemnitor or insurer to the extent of its obligations under the Indemnification Obligations. The Company agrees that the Board Indemnitees are third party beneficiaries of this Section 8.1(g), able to enforce this Section 8.1(g) according to its terms as if a party hereto. Nothing contained in the Indemnification Obligations shall limit the scope of this Section 8.1(g) or the other terms set forth in this Agreement.
8.2 Accelmed Information Rights. The Company acknowledges that Accelmed Designees may, subject to such Accelmed Designees’ fiduciary duties and Accelmed Purchaser’s obligation to maintain the confidentiality thereof, provide Confidential Information to the Accelmed Purchaser, provided that the Company may identify specific materials to the Accelmed Designees which Designated Director shall not provide to the Accelmed Purchaser if Company determines, in its reasonable judgment, that providing such materials to the Accelmed Purchaser would reasonably be expected to (i) result in the disclosure of trade secrets or competitively sensitive information, (ii) violate applicable Law, an applicable judgment, order or a contract or obligation of confidentiality owing to a third party, (iii) jeopardize the protection of an attorney-client privilege, attorney work product protection or other legal privilege, after receiving reasonable advice from counsel (including internal counsel) with respect to such matter (provided, however, that the Company shall use reasonable efforts to provide alternative, redacted or substitute documents or information in a manner that would not result in the loss of the ability to assert attorney-client privilege, attorney work product protection or other legal privileges), or (iv) expose the Company to risk of liability for disclosure of personal information (provided, however, that the Company shall use its commercially reasonable efforts to provide such information in a manner that would not expose the Company to such risk). For the avoidance of doubt nothing in the foregoing sentence shall restrict the Accelmed Designees’ right to receive full access to such materials.
9. Miscellaneous Provisions.
9.1 Public Statements or Releases; Use of Name and Logo.
(a) Except as set forth in Section 5.3, neither the Company nor any Purchaser shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior approval of the other parties. Notwithstanding the foregoing, and subject to compliance with Section 5.3, nothing in this Section 9.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law, including applicable securities laws, or under the rules of any national securities exchange.
(b) The Company grants the Purchasers permission to use the Company’s names and logos in marketing materials, limited to customary tombstone announcements, of the Purchasers and their respective Affiliates.
9.2 Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All matters to be agreed to by any party hereto must be agreed to in writing by such party unless otherwise indicated herein. References to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto).
9.3 Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail with receipt confirmed during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:
(a)	If to the Company, addressed as follows:

Minerva Surgical, Inc.
4255 Burton Drive
Santa Clara, CA 95054
Attention: David Clapper & Joel Jung
Email: daveclapper@minervasurgical.com;
joel.jung@minervasurgical.com

with a copy (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, CA 94304
Attention: Philip Oettinger
E-mail: poettinger@wsgr.com

(b) If to any Purchaser, at its address set forth on Exhibit A or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 9.3.
Any Person may change the address or e-mail address to which notices and communications to it are to be addressed by notification as provided for herein.
9.4 Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable Laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.
9.5 Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury.
(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction, except to the extent that mandatory principles of Delaware law may apply.
(b) The Company and each of the Purchasers hereby irrevocably and unconditionally:
(i) submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the general jurisdiction of the any state court or United States Federal court sitting in the State of Delaware;
(ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable Law;
(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 9.3 or at such other address of which the other party shall have been notified pursuant thereto;
(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;
(v) agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;
(vi) agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and
(vii) irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.
9.6 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.
9.7 Expenses. Each party shall pay its own out-of-pocket fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by such party, incurred in connection with the proposed investment in the Shares, the negotiation of the Transaction Agreements and the consummation of the transactions contemplated thereby provided, that the Company shall reimburse the Accelmed Purchaser for reasonable out-of-pocket fees and expenses (including attorney’s fees and expenses) incurred in connection with the transactions contemplated by this Agreement.
9.8 Assignment. None of the parties may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, in the case of a Purchaser, and (y) the Purchasers, in the case of the Company, provided that a Purchaser may, without the prior consent of the Company, assign its rights to purchase the Shares hereunder to any of its Affiliates or to any other investment funds or accounts managed or advised by the investment manager who acts on behalf of such Purchaser (provided each such assignee agrees to be bound by the terms of this Agreement and, to the extent applicable, makes the same representations and warranties set forth in Section 4 hereof). In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.
9.9 Confidential Information.
(a) Each Purchaser covenants that until such time as the transactions contemplated by this Agreement and other disclosures by the Company are publicly disclosed by the Company, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to such Purchaser’s Affiliates, directors, officers, and employees, outside attorneys, accountants, auditors or investment advisors, in each case only to the extent necessary to permit evaluation of the investment or the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.
(b) The Company may request from the Purchasers such additional information as the Company may deem necessary to evaluate the eligibility of the Purchaser to acquire the Shares, and the Purchaser shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that the Company agrees to keep any such information provided by the Purchaser confidential, except (i) as required by the federal securities laws, rules or regulations and (ii) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of Nasdaq Stock Market, LLC. The Purchaser acknowledges that the Company may file a copy of this Agreement and the Registration Rights Agreement with the SEC as exhibit to a periodic report or a registration statement of the Company.
9.10 Business Opportunities. Notwithstanding anything herein to the contrary and to the fullest extent permitted by Section 122(17) of the Delaware General Corporation Law (or any successor provision) and except as provided herein or as may be otherwise expressly agreed in writing by the Company and the Accelmed Purchaser, the Company, on behalf of itself and its subsidiaries, if any, renounces any interest or expectancy of the Company and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities, that are from time to time presented to the Accelmed Purchaser or any of the Accelmed Purchaser’s officers, representatives, directors, agents, stockholders, members, partners, Affiliates, subsidiaries or Accelmed Designees (other than the Initially Designated Directors) and no such Person shall be liable to the Company or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Person pursues or acquires such business opportunity, directs such business opportunity to another Person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its subsidiaries unless (i) in the case of any Person who is an Accelmed Director (other than an Initially Designated Director), such business opportunity is offered to such Person in his or her capacity as a director of the Company or such business opportunity is identified to such Person as a result of any information obtained by such Person during the course of his or her performance of duties as a member of the Board of Directors or a s a result of Confidential Information furnished to such Person pursuant to this Agreement and (ii) in the case of the Accelmed Purchaser or any of Accelmed Purchaser’s officers, representatives, directors, agents, stockholders, members, partners, Affiliates, subsidiaries, such business opportunity is identified by such Person as a result of any such Confidential Information so furnished to such Person. Neither the alteration, amendment or repeal of this Section 9.10, nor the adoption of any provision of the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws inconsistent with this Section 9.10, nor, to the fullest extent permitted by Delaware law, any modification of law, shall eliminate or reduce the effect of this Section 9.10. This Section 9.10 shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director, officer, employee or agent of the Company under its Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, any other agreement between the Company and such director, officer, employee or agent or applicable Law. The Company shall not maintain, adopt or impose any code of conduct, by-law, organizational document or other binding rule or policy that is inconsistent with Section 9.10.
9.11 Reliance by and Exculpation of Placement Agent.
(a) Each Purchaser hereto agrees for the express benefit of the Placement Agent, its Affiliates, and its representatives, that (i) the Placement Agent, its Affiliates and its representatives have not made, and will not make any representations or warranties with respect to the Company or the offer and sale of the Shares, and such Purchaser will not rely on any statements made by the Placement Agent, orally or in writing, to the contrary, (ii) such Purchaser will be responsible for conducting its own due diligence investigation with respect to the Company and the offer and sale of the Shares, (iii) the Purchaser will be purchasing Shares based on the results of its own due diligence investigation of the Company and the Placement Agent and each of its directors, officers, employees, representatives, and controlling persons have made no independent investigation with respect to the Company, the Shares, or the accuracy, completeness, or adequacy of any information supplied to the Purchaser by the Company, (iv) such Purchaser has negotiated the offer and sale of the Shares directly with the Company, and such Placement Agent will not be responsible for the ultimate success of any such investment and (v) the decision to invest in the Company will involve a significant degree of risk, including a risk of total loss of such investment. Each Purchaser further represents and warrants to the Placement Agent that it, including any fund or funds that it manages or advises that participates in the offer and sale of the Shares, is permitted under its constitutive documents (including, without limitation, all limited partnership agreements, charters, bylaws, limited liability company agreements, all applicable side letters with investors, and similar documents) to make investments of the type contemplated by this Agreement. This Section 9.11 shall survive any termination of this Agreement.
(b) The Company agrees and acknowledges that the Placement Agent may rely on its representations, warranties, agreements and covenants contained in this Agreement, and each Purchaser agrees that the Placement Agent may rely on such Purchaser’s representations and warranties contained in Section 4 of this Agreement as if such representations and warranties, as applicable, were made directly to the Placement Agent.
(c) The Company agrees and acknowledges that (1) the Placement Agent is acting solely as placement agent in connection with the execution, delivery and performance of the Transaction Agreements and the issuance of the Shares to the Purchasers and neither the Placement Agent nor any of its Affiliates, have acted as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary or financial advisor for any Purchaser, the Company or any other person or entity in connection with the execution, delivery and performance of the Transaction Agreements and the issuance and purchase of the Shares; and (2) the Placement Agent has not made and does not make any representation or warranty, whether express or implied, of any kind or character, and has not provided any advice or recommendation in connection with the execution, delivery and performance of the Transaction Agreements or with respect to the Shares.
(d) Neither the Placement Agent nor any of its Affiliates, agents or representatives (1) shall be liable for any improper payment made in accordance with the information provided by the Company; (2) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to the Transaction Agreements or in connection with any of the transactions contemplated therein, including any offering or marketing materials; or (3) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by the Transaction Agreements or (y) for anything which any of them may do or refrain from doing in connection with the Transaction Agreements, except in each case for such party’s own gross negligence, willful misconduct or bad faith.
(e) The Company agrees that the Placement Agent, its Affiliates, agents and representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, including the representations made by the Company and the Purchasers herein, and (2) be indemnified by the Company for acting as the Placement Agent hereunder pursuant to the indemnification provisions set forth in the Engagement Letter, dated as of September 27, 2022, between the Company and the Placement Agent.
9.12 Third Parties. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, the Placement Agent is an intended third-party beneficiary of the representations and warranties of the Company and of each Purchaser set forth in Section 3, Section 4, Section 6.1(h) and Section 9.11 respectively, of this Agreement.
9.13 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as, and the Company acknowledges that the Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement. The Company acknowledges and each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser also acknowledges that Wilson Sonsini Goodrich & Rosati, P.C. has rendered legal advice to the Company and not to such Purchaser. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company has elected to provide all Purchasers with the same terms and Transaction Agreements for the convenience of the Company and not because it was required or requested to do so by any Purchaser.
9.14 Counterparts. This Agreement may be executed in facsimile or other electronic counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same document. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable Law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
9.15 Entire Agreement; Amendments. This Agreement and the other Transaction Agreements constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No amendment, modification, alteration, waiver, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Accelmed Purchaser. The Company, on the one hand, and each Purchaser, on the other hand, may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction by such Purchaser or the Company, respectively, with any term or provision hereof or any condition hereto to be performed, complied with or satisfied by such Purchaser or the Company, respectively.

9.16 Survival. The covenants, representations and warranties made by each party hereto contained in this Agreement shall survive the Closing and the delivery of the Shares in accordance with their respective terms. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder. All covenants and other agreements made by a party to this Agreement herein or pursuant hereto to be performed following the Closing shall survive until all obligations set forth therein shall have been performed or satisfied or they shall have terminated in accordance with their terms.
9.17 Mutual Drafting. This Agreement is the joint product of each Purchaser and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.
9.18 Waiver of Conflicts. Each party to this Agreement acknowledges that Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Company, has in the past performed and may continue to perform legal services for certain of the Purchasers in matters unrelated to the transactions described in this Agreement, including the representation of such Purchasers in venture capital financings and other matters. Accordingly, (a) each party to this Agreement hereby acknowledges that they have had an opportunity to ask for information relevant to this disclosure; and (b) the Company hereby gives its informed consent to Wilson Sonsini Goodrich & Rosati, P.C.’s representation of certain of the Purchasers in such unrelated matters and each of the Purchasers hereby gives its informed consent to Wilson Sonsini Goodrich & Rosati, P.C.’s representation of the Company in connection with this Agreement and the transactions contemplated hereby.
[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
COMPANY:

MINERVA SURGICAL, INC.

By:	/s/ David M. Clapper
Name:	David M. Clapper
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
PURCHASER:

ACCELMED PARTNERS II LP

By:	Accelmed Partners II (GP), L.P., its General Partner

By:	Accelmed Partners II LLC, its Manager
By:	/s/ Uri Geiger
Name:	Uri Geiger
Title:	Managing Partner

Address:

848 Brickell Avenue Miami, FL 33131

Email: Uri@accelmed.com

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
PURCHASER:

NEW ENTERPRISE ASSOCIATES 13, L.P.

By:	/s/ Louis Citron
Name:	Louis Citron
Title:	Chief Administrative Officer and Chief Legal Officer

Address:

1954 Greenspring Drive, Suite 600 Timonium, MD 21093

Email: LCitron@nea.com

EXHIBIT A

PURCHASERS
Purchaser Name and Address	Number of Shares	Aggregate Purchase Price for Shares
Accelmed Partners II LP 848 Brickell Avenue Miami, FL 33131	122,189,638	$24,999,999.93

New Enterprise Associates 13, L.P. 1954 Greenspring Drive, Suite 600, Timonium, MD 21093	24,437,927	$4,999,999.86

EXHIBIT B
FORM OF REGISTRATION RIGHTS AGREEMENT

FORM OF REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made as of [  ], 2023 by and among Minerva Surgical, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and the undersigned purchasers (each, a “Purchaser” and collectively, the “Purchasers”).
RECITALS
WHEREAS, the Company and the Purchasers are parties to the Share Purchase Agreement, dated as of December 27, 2022 (the “Purchase Agreement”), pursuant to which the Purchasers are purchasing shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”); and
WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, and pursuant to the terms of the Purchase Agreement, the parties desire to enter into this Agreement in order to grant certain rights to the Purchasers as set forth below.
NOW, THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
AGREEMENT
1. Certain Definitions. Unless the context otherwise requires, the following terms, for all purposes of this Agreement, shall have the meanings specified in this Section 1. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement.
“Agreement” has the meaning set forth in the recitals.
“Allowed Delay” has the meaning set forth in Section 2.1(b)(ii).
“Board” means the board of directors of the Company.
“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the State of New York are generally are open for use by customers on such day.
“Common Stock” has the meaning set forth in the recitals.
“Company” has the meaning set forth in the recitals.
“Effective Date” means the date that a Registration Statement filed pursuant to Section 2.1(a) is first declared effective by the SEC.
“Effectiveness Deadline” means, with respect to the Shelf Registration Statement or New Registration Statement, [ ], 2023; provided, however, that if the Company is notified by the SEC (either orally or in writing, whichever is earlier) that the Shelf Registration Statement or the New Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Deadline as to such Shelf Registration Statement shall be the fifth (5th) Business Day following the date on which the Company is so notified if such date precedes the dates otherwise required above; provided, further, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business; provided, further, that if the SEC is closed for operations due to a government shutdown or lapse in appropriations, the Effectiveness Deadline shall be extended by the same amount of days that the SEC remains closed for operations and provided, further, that if the Shelf Registration Statement or the New Registration Statement is reviewed by the SEC, the fifth (5th) Business Day following the completion of such review.
“Effectiveness Period” has the meaning set forth in Section 2.1(b)(i).

“Event” has the meaning set forth in Section 2.1(d).
“Event Date” has the meaning set forth in Section 2.1(d).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Filing Deadline” has the meaning set forth in Section 2.1(a).
“FINRA” means the Financial Industry Regulatory Authority.
“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
“Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.
“Holder” means any Purchaser or its permitted assignee owning or having the right to acquire Registrable Securities.
“Liquidated Damages” has the meaning set forth in Section 2.1(d).
“Losses” has the meaning set forth in Section 2.5(a).
“New Registration Statement” has the meaning set forth in Section 2.1(a).
“Participating Holder” means with respect to any registration, any Holder of Registrable Securities covered by the applicable Registration Statement.
“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.
“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Shelf Registration Statement in reliance upon Rule 430A or Rule 430B promulgated under the Securities Act), all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.
“Register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.
“Registrable Securities” means (i) the Shares, and (ii) any shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, Shares, whether by merger, charter amendment or otherwise; provided, that the Holder has completed and delivered to the Company a selling stockholder questionnaire in the form attached to this Agreement as Annex C (a “Selling Stockholder Questionnaire”) and any other information regarding the Holder and the distribution of the Registrable Securities as the Company may, from time to time, reasonably request for inclusion in a Registration Statement pursuant to applicable law. Notwithstanding the foregoing, Shares or any such shares of Common Stock, and only with respect to such shares, shall cease to be Registrable Securities for all purposes hereunder upon the earliest to occur of the following: (a) the sale by any Person of such Shares or shares of Common Stock either pursuant to a registration statement under the Securities Act or under Rule 144, (b) such Shares or shares of Common Stock are transferred and new certificates for such Shares not bearing a legend restricting further transfer have been delivered by Company and subsequent public distribution of such Shares are eligible for sale without restriction by the Purchaser holding such security without any registration under the Securities Act or pursuant to Rule 144, including without any manner of sale or volume limitations, and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act, or (c) such Shares cease to be outstanding.
“Registration Statement” means any registration statement of the Company that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
“Remainder Registration Statement” has the meaning set forth in Section 2.1(a).
“Required Holders” means the Holders holding a majority of the Registrable Securities outstanding from time to time.
“Rule 144” means Rule 144 as promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC having substantially the same effect as such Rule.
“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
“SEC Guidance” means any publicly-available written or oral guidance, comments, requirements or requests of the SEC staff under the Securities Act; provided, that any such oral guidance, comments, requirements or requests are reduced to writing by the SEC.
“Securities Act” means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
“Shares” means the shares of Common Stock issued or issuable to the Purchasers pursuant to the Purchase Agreement.
“Shelf Registration Statement” has the meaning set forth in Section 2.1(a).
“Transaction Agreements” means this Agreement, the Purchase Agreement, the Lock-Up Agreements, all exhibits and schedules thereto and hereto and any other documents or agreement executed in connection with the transactions contemplated hereunder or thereunder.
2. Registration Rights.
2.1 Shelf Registration.
(a) Registration Statements. On or prior to [ ]1 (the “Filing Deadline”), the Company shall use commercially reasonable efforts to prepare and file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities), subject to the provisions of Section 2.1(c), for the resale of the Registrable Securities pursuant to an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”). Such Shelf Registration Statement shall, subject to the limitations of Form S-3, include the aggregate amount of Registrable Securities to be registered therein and shall contain (except if otherwise required pursuant to written comments received from the SEC upon a review of such Shelf Registration Statement) the “Plan of Distribution” substantially in the form of Annex A and substantially the “Selling Stockholder” section in the form of Annex B, in each case, which may be modified to respond to comments, if any, provided by the SEC. To the extent the staff of the SEC does not permit all of the Registrable Securities to be registered on the Shelf Registration Statement filed pursuant to this Section 2.1(a) or for any other reason any Registrable Securities are not then included in a Registration Statement filed under this Agreement, the Company shall (i) inform each of the Participating Holders thereof and use its commercially reasonable efforts to file amendments to the Shelf Registration Statement as required by the SEC and/or (ii) withdraw the Shelf Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to the filing such amendment or New Registration Statement, the Company shall use its commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a
[1]	To be 30 days following the date of this Agreement.

particular Registration Statement as a secondary offering, unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of unregistered Shares held by such Holders, subject to a determination by the SEC that certain Holders must be reduced first based on the number of Shares held by such Holders. In the event the Company amends the Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC or SEC Guidance provided to the Company or to registrants of securities in general, one or more Registration Statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Shelf Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statement”). In no event shall any Participating Holder be identified as a statutory underwriter in the Registration Statement unless in response to a comment or request from the staff of the SEC or another regulatory agency; provided, however, that if the SEC requests that a Participating Holder be identified as a statutory underwriter in the Registration Statement, such Holder will have an opportunity to withdraw from the Registration Statement.
(b) Effectiveness.
(i) The Company shall use commercially reasonable efforts to have each Registration Statement declared effective as soon as practicable but in no event later than the Effectiveness Deadline (including filing with the SEC a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act), and shall use its commercially reasonable efforts to keep the Shelf Registration Statement or New Registration Statement continuously effective under the Securities Act until the earlier of (A) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holders, or (B) the date that all the Shares cease to be Registrable Securities (the “Effectiveness Period”); provided, that, the Company will not be obligated to update the Registration Statement and no sales may made under the applicable Registration Statement during any Allowed Delay of which the Holders have received notice. The Company shall notify the Participating Holders of the effectiveness of a Registration Statement by e-mail as promptly as practicable, and shall, if requested provide the Participating Holders with copies of the final Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.
(ii) On not more than three occasions and for not more than forty-five (45) consecutive days or for a total of not more than ninety (90) days, in each case in any twelve (12) month period, the Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section 2 if (A) the negotiation or consummation of a transaction by the Company is pending or an event has occurred, which negotiation, consummation or event, the Board reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Board, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements, or (B) the Company determines in good faith, upon advice of legal counsel, that such suspension is necessary to amend or supplement the Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (1) notify each Participating Holder in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of a Participating Holder) disclose to such Participating Holder any material non-public information giving rise to an Allowed Delay, (2) advise the Participating Holders in writing to cease all sales under such Registration Statement until the end of the Allowed Delay and (3) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

(c) In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Holders and (ii) undertake to register the Registrable Securities on Form S-3 promptly after such form is available; provided, that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.
(d) If: (i) the initial Registration Statement is not filed with the SEC on or prior to the Filing Deadline, (ii) the initial Registration Statement or the New Registration Statement, as applicable, is not declared effective by the SEC (or otherwise does not become effective) for any reason on or prior to the Effectiveness Deadline, or (iii) an Allowed Delay applicable to a Required Registration Statement exceeds the length of the Allowed Delay, and, for purposes of clauses (i) and (ii), the date on which such Event occurs, or for purposes of clause (iii) the date on which such Allowed Delay is exceeded, being referred to as an (“Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty (“Liquidated Damages”), equal to 0.5% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities held by such Holder on the Event Date. The parties agree that notwithstanding anything to the contrary herein or in the Purchase Agreement, no Liquidated Damages shall be payable (i) if as of the relevant Event Date, the Registrable Securities may be sold by the Holders without volume or manner of sale restrictions under Rule 144, as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Holder and the Company’s transfer agent, (ii) to a Holder causing an Event that relates to or is caused by any action or inaction taken by such Holder, (iii) to a Holder in the event it is unable to lawfully sell any of its Registrable Securities because of possession of material non-public information or (iv) with respect to any period after the expiration of the Effectiveness Period (it being understood that this clause shall not relieve the Company of any Liquidated Damages accruing prior to the expiration of the Effectiveness Period). If the Company fails to pay any Liquidated Damages pursuant to this Section 2.1(d) in full within ten (10) Business Days after the date payable, the Company will pay interest on the amount of Liquidated Damages then owing to the Holder at a rate of 0.5% per month on an annualized basis (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder.
2.2 Expenses. The Company will pay all expenses associated with each Registration Statement, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.
2.3 Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will:
(a) prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and provide copies to and permit each Participating Holder to review each Registration Statement and all amendments and supplements thereto prior to their filing with the SEC and a reasonable opportunity to furnish comments thereon (it being acknowledged and agreed that if a Participating Holder does not object to or comment on the aforementioned documents, then the Participating Holder shall be deemed to have consented to and approved the use of such documents);
(b) file with the SEC a Registration Statement relating to the Registrable Securities including all exhibits and financial statements required by the SEC to be filed therewith, and use commercially reasonable efforts to cause such Registration Statement to become effective under the Securities Act;

(c) prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and the related Prospectus as may be necessary to keep such Registration Statement effective for the Effectiveness Period and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby;
(d) (i) notify the Participating Holders by facsimile or e-mail as promptly as practicable after any Registration Statement is declared effective or any post-effective amendment to a Registration Statement is declared effective, and shall simultaneously provide the Participating Holders with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby (provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the EDGAR system), (ii) promptly notify the Participating Holders no later than one (1) trading day following the date (A) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or any order by the SEC preventing or suspending the use of any preliminary or final Prospectus or the initiation of any proceedings for such purposes, (B) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction and (C) of the receipt by the Company of any notification with respect to the initiation or threatening of any proceeding for the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction;
(e) promptly notify the Participating Holders, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (provided that such notice shall not, without the prior written consent of a Participating Holder, disclose to such Participating Holder any material nonpublic information regarding the Company), and promptly prepare, file with the SEC and furnish to such Holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;
(f) promptly incorporate in a Prospectus supplement, Free Writing Prospectus or post-effective amendment to the applicable Registration Statement such information as the Participating Holders reasonably request to be included therein relating to the plan of distribution with respect to such Registrable Securities, and make all required filings of such Prospectus supplement, Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Free Writing Prospectus or post-effective amendment;
(g) furnish to each Participating Holder whose Registrable Securities are included in any Registration Statement (i) promptly after the same is prepared and filed with the SEC, if requested by the Participating Holder, one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Participating Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Participating Holder that are covered by such Registration Statement;
(h) on or prior to the date on which the Registration Statement is declared effective, use its commercially reasonable efforts to register or qualify, or cooperate with the Participating Holders and their respective counsel, in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for offer and sale under the applicable state securities or “Blue Sky” laws of those jurisdictions within the United States as any Participating Holder or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification (or exemption therefrom) in effect during the Effectiveness Period, provided that the Company shall not be required to qualify generally to do business or as a dealer in securities in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;
(i) within two (2) Business Days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver to the transfer agent for such Registrable Securities (with copies to each Participating Holder whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC;
(j) cooperate with each Participating Holder participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA or any other securities regulatory authority;
(k) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Participating Holders in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Participating Holders are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, an earnings statement covering satisfying the provisions of Section 11(a) of the Securities Act;
(l) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;
(m) use commercially reasonable efforts to maintain the listing of all Registrable Securities on each securities exchange on which the Common Stock is then listed or quoted and on each inter-dealer quotation system on which any of the Common Stock is then quoted;
(n) if requested by a Holder, the Company shall (i) as soon as practicable, incorporate in a prospectus supplement or post-effective amendment such information as a Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable, make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by a Holder holding any Registrable Securities; and
(o) with a view to making available to the Purchasers the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Purchasers to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the date as all of the Registrable Securities shall have been otherwise transferred, new certificates for such Registrable Securities not bearing a legend restricting further transfer shall have been delivered by Company and subsequent public distribution of such Shares shall not require registration under the Securities Act or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to each Purchaser upon request, as long as such Purchaser owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company’s most recent Annual Report on

Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Purchaser of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.
2.4 Obligations of the Purchasers.
(a) Notwithstanding any other provision of the Agreement, no Holder of Registrable Securities may include any of its Registrable Securities in the Registration Statement pursuant to this Agreement unless the Holder furnishes to the Company a completed and signed Selling Stockholder Questionnaire at least five (5) Business Days prior to the first anticipated filing date of any Registration Statement if such Purchaser elects to have any of its Registrable Securities included in the Registration Statement; provided, however, the Company must notify the Holder of an anticipated filing of a Registration Statement at least fifteen (15) Business Days prior to the first anticipated filing date of any Registration Statement. Each Holder who intends to include any of its Registrable Securities in the Registration Statement shall promptly furnish the Company in writing such other information as the Company may reasonably request in writing. Each Holder acknowledges and agrees that the information in the Selling Stockholder Questionnaire or provided in response to a request for further information as described in this Section 2.4(a) will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement. The Company shall not be obligated to file more than one post-effective amendment or supplement in any sixty (60) day period following the date such Registration Statement is declared effective for the purposes of naming Holders as selling security holders who are not named in such Registration Statement at the time of effectiveness.
(b) Each Purchaser, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Purchaser has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement. The Company may require each selling Holder to furnish to the Company a certified statement as to (i) the number of shares of Common Stock beneficially owned by such Holder and any affiliate thereof, (ii) any FINRA affiliations, (iii) any natural persons who have the power to vote or dispose of the shares of Common Stock and (iv) any other information as may be requested by the SEC, FINRA or any state securities commission. Each Holder agrees by its acquisition of such Registrable Securities that, it will not commence a disposition of Registrable Securities under the Registration Statement until such Holder has received written confirmation from the Company of the availability of the Registration Statement.
(c) Each Purchaser agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2.1(b) or (ii) the happening of any event of the kind described in Section 2.3(d) and Section 2.3(e) hereof, such Purchaser will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Purchaser is advised by the Company that such dispositions may again be made and/or the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed and, if so directed by the Company, each Holder will deliver to the Company or destroy (at the Company’s expense) all copies, other than permanent file copies then in its possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.
2.5 Indemnification.
(a) Indemnification by the Company. The Company will indemnify and hold harmless each Participating Holder and its officers, directors, members, employees, investment advisers and agents, successors and assigns, and each other person, if any, who controls such Participating Holder within the meaning of the Securities Act, against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) (collectively, “Losses”), actually incurred, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof or arising out of or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading; or (ii) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; and will reimburse such Participating Holder who sells Registrable Securities covered by such Registration Statement, and each such officer, director, employee, agent or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such Loss or action; provided, however, that the Company will not be liable in any such case to the extent that any such Losses arise out of or are based upon (x) an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon or in conformity with information furnished by such Purchaser or any such controlling person in writing specifically for use in such Registration Statement or Prospectus (preliminary, final or summary) or any amendment or supplement thereto or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that each Holder has approved Annex A hereto for this purpose), (y) the use by a Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that such Prospectus is outdated or defective or (z) a Purchaser’s (or any other indemnified Person’s) failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required, pursuant to Rule 172 under the Securities Act (or any successor rule) to the Persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such Prospectus or supplement.
(b) Indemnification by the Participating Holders. Each Purchaser agrees, severally but not jointly with any other Purchaser, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders, agents, and each person who controls the Company (within the meaning of the Securities Act and the Exchange Act) against any Losses (i) arising out of, based on, or resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in any Registration Statement or Prospectus (preliminary, final or summary) or any amendment or supplement thereto or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished by such Purchaser to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto, or a document incorporated by reference into any of the foregoing; or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) related to the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 2.5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.
(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party (provided, however, that such indemnified party shall, at the expense of the indemnified party, be entitled to counsel of its own choosing to monitor such defense); provided that, subject to the preceding sentence, any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed to pay such fees or expenses, or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (C) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party, or any officer, director, employee, agent, affiliate, or controlling person of such indemnified party and shall survive the transfer of the Shares.
(d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 2.5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue statement or omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.
3. Miscellaneous.
3.1 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each of the parties hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
3.2 Assignments and Transfers by Purchasers. The provisions of this Agreement shall be binding upon and inure to the benefit of the Purchasers and their respective successors and assigns. A Holder may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Holder to such person, provided that such Holder complies with all laws applicable thereto, and the provisions of the Purchase Agreement, and provides written notice of assignment to the Company promptly after such assignment is effected, and such person agrees in writing to be bound by all of the provisions contained herein.
3.3 Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise), provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Holders in connection with such transaction unless such securities are otherwise freely tradable by the Holders after giving effect to such transaction.
3.4 Entire Agreement; Amendment. This Agreement and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any previous agreements among the parties relative to the specific subject matter hereof are superseded by this Agreement. This Agreement may be amended only by a writing signed by the Company and the Required Holders, provided that (i) this Agreement may not be amended with respect to any Purchaser without the written consent of such Purchaser unless such amendment applies to all Purchasers in the same fashion and (ii) the consent of each Purchaser is required for any amendment to Section 2.1(d), Section 2.5 or the definition of “Registrable Securities.” The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act of the Required Holders.
3.5 Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 8.3 of the Purchase Agreement.
3.6 Third Parties. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto; provided, that the indemnified parties are intended third party beneficiaries of Section 2.5.
3.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
3.8 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
3.9 Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
3.10 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.
3.11 Consents. Any permission, consent, or approval of any kind or character under this Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.
3.12 SPECIFIC PERFORMANCE. THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS

AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH ITS SPECIFIC INTENT OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS, WITHOUT BOND, TO PREVENT OR CURE BREACHES OF THE PROVISIONS OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED BY LAW OR EQUITY, AND ANY PARTY SUED FOR BREACH OF THIS AGREEMENT EXPRESSLY WAIVES ANY DEFENSE THAT A REMEDY IN DAMAGES WOULD BE ADEQUATE.
3.13 Construction of Agreement. No provision of this Agreement shall be construed against either party as the drafter thereof.
3.14 Section References. Unless otherwise stated, any reference contained herein to a Section or subsection refers to the provisions of this Agreement.
3.15 Variations of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the day and year first written above.
COMPANY:

MINERVA SURGICAL, INC.

By:
Name:
Title:
[Company Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the day and year first written above.
PURCHASER:

By:
Name:
Title:
[Purchaser Signature Page to Registration Rights Agreement]

Annex A
PLAN OF DISTRIBUTION
We are registering the shares of common stock (the “Common Stock”), par value $0.001 per share, of the Company (the “Securities”); to permit the resale of these Securities by the holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the Securities. We will bear all fees and expenses incident to our obligation to register the Securities.
The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling the Securities or interests in the Securities received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Securities or interests in shares of the Securities on any stock exchange, market or trading facility on which the Securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
Sales of the Securities by the selling stockholders named in this prospectus may be made from time to time in one or more transactions in the over-the-counter market, on any exchange or quotation system on which shares of our Common Stock may be listed or quoted, in negotiated transactions or in a combination of any such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Securities may be offered directly, to or through agents designated from time to time or to or through brokers or dealers, or through any combination of these methods of sale. The methods by which the Securities may be sold include:
•
block trades (which may involve crosses) in which the broker or dealer will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resales by the broker or dealer for its own account pursuant to this prospectus;
•	exchange distributions or secondary distributions in accordance with the rules of the applicable exchange;
•	ordinary brokerage transactions and transactions in which the broker or dealer solicits purchasers;
•	privately negotiated transactions;
•	the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	the settlement of short sales;
•	a combination of any of the foregoing methods of sale; and
•	any other method permitted by applicable law.
An agent, broker or dealer may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the Securities for whom such brokers or dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker or dealer might be in excess of customary commissions). A member firm of an exchange on which our shares of Common Stock are traded may be engaged to act as the selling stockholders’ agent in the sale of Securities by the selling stockholders.
In connection with distributions of the Securities offered by this prospectus or otherwise, the selling stockholders may enter into hedging transactions with brokers or dealers or other financial institutions with respect to our Common Stock. In connection with these transactions, the brokers or dealers or other financial institutions may engage in short sales of our Common Stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell our Common Stock short to effect its hedging transactions and deliver the Securities covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge the Securities to broker-dealers that in turn may sell such Securities.
In addition, any of the Securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Annex A
The aggregate proceeds to the selling stockholders from the sale of the Securities offered by it pursuant to this prospectus will be the purchase price of the shares less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of the Securities to be made directly or through agents.
To the extent required, the Securities to be sold, the name of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
Each broker-dealer that receives the Securities for its own account pursuant to this prospectus must acknowledge that it will deliver the prospectus in connection with any sale of the Securities. If required, this prospectus may be amended or supplemented on a continual basis to describe a specific plan of distribution. We will make copies of this prospectus available to the selling stockholders, brokers and dealers for purposes of satisfying the prospectus delivery requirements of the Securities Act, if applicable.
In order to comply with the securities laws of some states, if applicable, the Securities offered by this prospectus may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with as part of such sale.
The selling stockholders and any other person participating in such distribution will be subject to certain provisions of the Exchange Act. The Exchange Act rules include Regulation M, which may limit the timing of purchases and sales of any of our Common Stock by the selling stockholders and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of our Common Stock to engage in market-making activities with respect to the Securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the Securities and the ability of any person to engage in market-making activities with respect to the securities.
The selling stockholders and any brokers, dealers, agents or others that participate with the selling stockholders in the distribution of the Securities offered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any underwriting discounts, commissions or fees received by such persons and any profit on the resale of the Securities purchased by such persons may be deemed to be underwriting commissions or discounts under the Securities Act. If any of the selling stockholders is deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders, brokers and dealers for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable.
There can be no assurance that the selling stockholders will sell any or all of the Securities offered hereby.
We will bear all fees and expenses in connection with the preparation and filing of the registration statement of which this prospectus is a part. The fees and expenses of registration to be borne by us referred to in the foregoing sentence shall include registration, filing and qualification fees, word processing, duplicating, printers’ and accounting fees, listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, fees and disbursements of our counsel. We estimate that the total expenses payable by us in connection with the preparation and filing of the registration statement of which this prospectus is a part will be $[  ]. We will indemnify the selling stockholders against liabilities, including certain liabilities under the Securities Act. We may be indemnified by the selling stockholders against liabilities, including certain liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus.
Any underwriter, dealers and agents engaged by the selling stockholders may engage in transactions with us or the selling stockholders, or perform services for us or the selling stockholders, in the ordinary course of business.

Annex B
SELLING STOCKHOLDERS
The Securities being offered by the selling stockholders are those issued to the selling stockholders pursuant to that certain Share Purchase Agreement, dated as of December 27, 2022 by and among us and the selling stockholders. We are registering these Securities in order to permit the selling stockholders to offer the shares for resale from time to time.
The table below lists the selling stockholders and other information regarding the beneficial ownership of the Securities by each of the selling stockholders. The second column lists the number of the Securities beneficially owned by each selling stockholder, based on its ownership of the Securities.
The amounts listed in the third and fourth columns reflect the number of shares being offered by each selling stockholder and the number of shares remaining following the sale of such shares, respectively. The amounts listed do not assume sales by any other selling stockholder and are subject to the maximum number of shares that may be resold under this prospectus.
The selling shareholders may sell all, some or none of their Securities in this offering. See “Plan of Distribution.”
[Selling Stockholder Table to be Included]

Annex C
Selling Stockholder Notice and Questionnaire
The undersigned beneficial owner of Registrable Securities understands that the Company has filed or intends to file with the SEC a Registration Statement for the registration and resale under Rule 415 of the Securities Act of 1933, as amended, of Registrable Securities in accordance with the terms of a Registration Rights Agreement, dated [•], 2023 (the “Registration Rights Agreement”), among the Company and the Holders named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Registration Rights Agreement.
In order to sell or otherwise dispose of any Registrable Securities pursuant to the Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling stockholder in the related prospectus or a supplement thereto (as so supplemented, the “Prospectus”), deliver the Prospectus to purchasers of Registrable Securities (including pursuant to Rule 172 under the Securities Act) and be bound by the provisions of the Registration Rights Agreement (including certain indemnification provisions, as described below). Any beneficial owner of Registrable Securities wishing to include its Registrable Securities in the Registration Statement must deliver to the Company a properly completed and signed Notice and Questionnaire.
Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus. Accordingly, beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.
NOTICE
The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby gives notice to the Company of its intention to have its Registrable Securities owned by it and listed below in Item (3), unless otherwise specified in Item (3), included for resale in the Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands and agrees that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.
The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:
QUESTIONNAIRE
1. Name.
(a)  Full Legal Name of Selling Stockholder:
(b) Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below Item 3 below:
(c) Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):
2. Address for Notices to Selling Stockholder.
Telephone:
Fax:
Contact Person:
Email address of Contact Person:
3. Beneficial Ownership of Registrable Securities.
(a) Type and Number of Registrable Securities beneficially owned:
(b) Number of shares of Common Stock to be registered pursuant to this Notice for resale:

Annex C
4. Broker-Dealer Status.
(a) Are you a broker-dealer?
Yes   No
(b) If “yes” to Section 4(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?
Yes   No
Note: If no, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.
(c) Are you an affiliate of a broker-dealer?
Yes   No
Note: If yes, provide a narrative explanation below:
d If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?
Yes   No
Note: If no, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.
5. Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder.
Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.
Type and amount of other securities beneficially owned:

6. Relationships with the Company. Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.
State any exceptions here:

7. Plan of Distribution. The undersigned has reviewed the form of Plan of Distribution attached as Annex A to the Registration Rights Agreement, and hereby confirms that, except as set forth below, the information contained therein regarding the undersigned and its plan of distribution is correct and complete.
State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the effective date of any applicable Registration Statement. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing, by hand delivery, confirmed or facsimile transmission, first-class mail or air courier guaranteeing overnight delivery at the address set forth below. In the absence of any such notification, the Company shall be entitled to continue to rely on the accuracy of the information in this Notice and Questionnaire.

Annex C
By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (7) above and the inclusion of such information in the Registration Statement and the Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of any such Registration Statement and the Prospectus.
By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M in connection with any offering of Registrable Securities pursuant to the Registration Statement. The undersigned also acknowledges that it understands that the answers to this Questionnaire are furnished for use in connection with Registration Statements filed pursuant to the Registration Rights Agreement and any amendments or supplements thereto filed with the SEC pursuant to the Securities Act.
The undersigned hereby acknowledges and is advised of the following Interpretation A.65 of the July 1997 SEC Manual of Publicly Available Telephone Interpretations regarding short selling:
“An Issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling stockholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement become effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”
By returning this Questionnaire, the undersigned will be deemed to be aware of the foregoing interpretation.
I confirm that, to the best of my knowledge and belief, the foregoing statements (including the answers to this Questionnaire) are correct.
[Signature page follows.]

Annex C
IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.
[ ]

By:
Name:
Title:
Dated:	[ ]

PLEASE EMAIL A .PDF COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO: [  ]

EXHIBIT E
FORM OF LOCK-UP AGREEMENT

FORM OF LOCK-UP AGREEMENT
PIPER SANDLER & CO.
As Placement Agent
Accelmed Partners II LP
848 Brickell Avenue
Miami, FL 33131
New Enterprise Associates 13 L.P.
1954 Greenspring Drive, Suite 600,
Timonium MD 21093
As Purchasers
c/o Piper Sandler & Co.
U.S. Bancorp Center
800 Nicollet Mall
Minneapolis, Minnesota 55402
Re:
Minerva Surgical, Inc. — Private Placement
Ladies and Gentlemen:
The undersigned understands that you have agreed to act as placement agent (the “Placement Agent”) in connection with a private placement (the “Placement”) of shares (the “Securities”) of common stock, par value $0.001 per share (the “Common Stock”), of Minerva Surgical, Inc. (the “Company”) to Accelmed Partners II LP (“Accelmed”) and certain other purchasers.
In consideration of the Placement Agent’s agreement to act as Placement Agent and Accelmed’s purchase of a portion of the Securities in the Placement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of each of the Placement Agent and Accelmed, the undersigned will not, and will not cause any direct or indirect affiliate to, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business 60 days after the date of the closing of the Placement (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock (including without limitation, shares of Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, the “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer of any economic consequences of ownership, in whole or in part, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise. The undersigned further confirms that it has furnished each of the Placement Agent and Accelmed with the details of any transaction the undersigned, or any of its affiliates, is a party to as of the date hereof, which transaction would have been restricted by this Letter Agreement if it had been entered into by the undersigned during the Restricted Period.

Notwithstanding the foregoing, the undersigned may:
(a) transfer the undersigned’s Lock-Up Securities:
(i) as a bona fide gift or gifts, or for bona fide estate planning purposes,
(ii) by will or intestacy,
(iii) to any member of the undersigned’s immediate family or any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin),
(iv) to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests,
(v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above,
(vi) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a transfer or distribution to members, partners, stockholders or other equity holders of the undersigned,
(vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or similar court order,
(viii) if from a service provider, to the Company upon death, disability or termination of service, in each case, of such service provider,
(ix) as part of a sale of the undersigned’s Lock-Up Securities acquired in the Placement or in open market transactions after the closing date of the Placement,
(x) to the Company in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax withholdings and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Company’s filings with the SEC, or
(xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement;

provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi) and (vii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to each of the Placement Agent and Accelmed a lock-up letter in the form of this Letter Agreement, (B) in the case of any transfer or distribution pursuant to clause (a)(i), (iii), (iv), (v), (vi) and (ix), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above) and (C) in the case of any transfer or distribution pursuant to clause (a)(vii), (viii) and (x) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;
(b) exercise outstanding options, settle restricted stock units or other equity awards or exercise warrants pursuant to plans described in the Company’s filings with the SEC; provided that any Lock-up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement;
(c) convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of Common Stock or warrants to acquire shares of Common Stock; provided that any such shares of Common Stock or warrants received upon such conversion shall be subject to the terms of this Letter Agreement; and
(d) establish trading or distribution plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Lock-Up Securities; provided that (1) such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period and (2) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer, sale or other disposition of Lock-Up Securities may be made under such plan during the Restricted Period.
If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.
In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned. This Letter Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
The undersigned acknowledges and agrees that each of the Placement Agent and Accelmed has not provided any recommendation or investment advice nor has either the Placement Agent or Accelmed solicited any action from the undersigned with respect to the Placement of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Placement Agent may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Placement, the Placement Agent is not making a recommendation to you to enter into this Letter Agreement, and nothing set forth in such disclosures is intended to suggest that the Placement Agent is making such a recommendation.

The undersigned shall be automatically be released from all obligations under this Letter Agreement if (A) prior to the execution of definitive securities purchase agreement in connection with the Placement, either the Company, on the one hand, or each of the Placement Agent and Accelmed, on the other hand, notifies the other in writing prior to the execution of definitive securities purchase agreement in connection with the Placement that it does not intend to proceed with the Placement or (B) January 31, 2023, in the event the definitive securities purchase agreement in connection with the Placement has not been executed by such date.
This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.
[Signature page follows]

Very truly yours,
IF A NATURAL PERSON:		IF AN ENTITY OR TRUST:

By:
	(Duly authorized signature)		(Please print complete name of entity)

Name:		By:
	(Please print full name)		(Duly authorized signature)

Name:
(Please print full name)

Title:
(Please print full title)
Address:		Address:

Email:		Email:

Date:		Date:
[Signature Page to Lock-up Agreement]

Appendix B
Minerva Surgical, Inc.
4255 Burton Drive
Santa Clara, CA 95054
Attention: David Clapper & Joel Jung
Re:  Side Letter and Voting Agreement
To Whom it May Concern:
This letter agreement (this “Agreement”) is entered into as of December 27, 2022, by and among Minerva Surgical, Inc., a Delaware corporation (the “Company”), and the undersigned stockholders of the Company, (each a “Stockholder” and collectively, the “Stockholders”).
Each Stockholder agrees to vote, or cause to be voted, all shares of capital stock of the Company owned by such Stockholder or over which such Stockholder has voting control (the “Shares”), from time to time and at all times, in whatever manner as shall be necessary to ensure that at any special meeting of stockholders held or pursuant to any written consent of the stockholders of the Company solely to (each a “Matter” and collectively, the “Matters”):
(a) Approve the private placement of securities sold to Accelmed Partners II LP (“Accelmed”) pursuant to the Share Purchase Agreement (the “Purchase Agreement”), dated on even date herewith, by and among the Company and each of the purchasers set forth therein, in accordance with Nasdaq Listing Rule 5635(b) (the “Transaction”), including any matter necessary for the consummation of the Transaction and the other transactions contemplated by the Purchase Agreement;
(b) Amend and restate the Company’s Amended and Restated Certificate of Incorporation, dated October 26, 2021, as may be amended from time to time (the “Charter”), and its Amended and Restated Bylaws, dated October 26, 2021 (the “Bylaws”), as may be amended from time to time, to read in substantially the form of Exhibit A (the “Charter Amendment”) and Exhibit B (the “Bylaws Amendment”) attached hereto (and together with the Matters set forth in (a), the “Accelmed Transaction Matters”);
(c) Approve an amendment to the Charter to effect a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a reverse stock split ratio ranging from 5:1 to 25:1;
(d) Approve an amendment to the Charter to effect an increase in the Company’s authorized capitalization to 300,000,000 shares of Common Stock and 15,000,000 shares of Preferred Stock;
(e) Approve an amendment to the Company’s 2021 Equity Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder by an amount of shares not to exceed 20% of the Company’s fully-diluted capitalization at the time of such increase;
(f) Approve an amendment to the Company’s 2021 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by an amount of shares not to exceed 2% of the Company’s fully-diluted capitalization at the time of such increase; and
(g) Approve one or more adjournments of any special meeting of stockholders in connection with the matters set forth herein, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, one or more of the other proposals to be voted on at any special meeting of stockholders in connection with the matters set forth herein.
Each Stockholder hereby represents and warrants follows:
(a) such Stockholder has the full power and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder;
(b) this Agreement has been duly executed and delivered by or on behalf of such Stockholder and constitutes a valid and binding agreement with respect to such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally;

(c) such Stockholder beneficially owns the number of Shares indicated opposite such Stockholder’s name on Schedule 1 free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever (“Liens”), and has sole or shared, and otherwise unrestricted, voting power with respect to such Shares and none of the Shares are subject to any voting trust or other agreement, arrangement, or restriction with respect to the voting of the Shares, except as contemplated by this Agreement;
(d) the execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of his obligations hereunder and the compliance by such Stockholder with any provisions hereof will not, violate or conflict with, result in a material breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any Shares pursuant to, any agreement, instrument, note, bond, mortgage, contract, lease, license, permit or other obligation or any order, arbitration award, judgment or decree to which such Stockholder is a party or by which such Stockholder is bound, or any law, statute, rule or regulation to which such Stockholder is subject or, in the event that such Stockholder is a corporation, partnership, trust or other entity, any bylaw or other organizational document of such Stockholder; and
(e) the execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by such Stockholder except for applicable requirements, if any, of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Stockholder of his obligations under this Agreement in any material respect.
Each Stockholder hereby constitutes and appoints as the proxies of such Stockholder and hereby grants a power of attorney to Ross A. Jaffe, M.D. and David M. Clapper, with full power of substitution, with respect to the matters set forth herein, and hereby authorizes each of them to represent and vote, if and only if the Stockholder (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such Stockholder’s Shares in favor of the Matters or to take any action reasonably necessary to effect intent of this Agreement. Each of the proxy and power of attorney granted pursuant to this Agreement is given in consideration of the agreements and covenants of the parties to this Agreement in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to the provisions below. Each Stockholder hereby revokes any and all previous proxies or powers of attorney with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to the provisions below, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.
From and after the date hereof until the Expiration Date, and except as set out herein, each Stockholder shall not, directly or indirectly, (a) sell, assign, transfer, tender, or otherwise dispose of including, without limitation, by the creation of any Liens any Shares, (b) deposit any Shares into a voting trust or enter into a voting agreement or similar arrangement with respect to such Shares or grant any proxy or power of attorney with respect thereto, (c) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect, or (d) take any action that would have the effect of preventing or disabling the Stockholder from performing the Stockholder’s obligations under this Agreement.
This Agreement shall terminate on the Expiration Date. As used in this Agreement, the term “Expiration Date” shall mean the earlier to occur of (a) the date of the approval of each of the Accelmed Transaction Matters at the Company stockholders’ meeting and effecting of each of the Accelmed Transaction Matters and the events and transactions contemplated thereby (including, but not limited to, the closing of the Transaction, the filing of the Charter Amendment and the Company’s Board of Directors’ adoption of the Bylaws Amendment), (b) such date and time as the Purchase Agreement shall be terminated pursuant to its terms, (c) upon mutual written agreement of the parties and Accelmed; and (d) the consummation of a merger or consolidation of the Company that is effected (A) for independent business reasons unrelated to extinguishing such rights and (B) for purposes other than (1) the reincorporation of the Company in a different state or (2) the formation of a holding company that will be owned exclusively by the Company’s stockholders and will hold all of the outstanding shares of capital stock of the Company’s successor.
The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in any competent jurisdiction, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.
The parties hereto agree that Accelmed shall be a third party beneficiary of the rights set forth in the immediately preceding paragraph (the “Specific Enforcement Rights”), and Accelmed shall have the right to enforce the Specific Enforcement Rights directly to the extent it deems such enforcement necessary or advisable in its sole and absolute discretion. The parties hereto agree that nothing in this Agreement shall be construed to create a “group” as defined under Section 13(d)(3) of the Exchange Act between Accelmed and any of the parties to this Agreement with respect to the securities of the Company.
All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be. This Agreement may not be assigned by any Stockholder without the prior written consent of the Company.
This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law. This Agreement may not be modified or amended or the rights of any party hereunder waived unless such modification, amendment or waiver is effected by a written instrument expressly modifying, amending or waiving this Agreement or the rights of a party hereunder that is signed by (i) the Company, (ii) each of the Stockholders and (iii) Accelmed. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
(Remainder of Page Intentionally Left Blank)

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.
MINERVA SURGICAL, INC.:

By:	/s/ David M. Clapper
David M. Clapper
Chief Executive Officer

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.
STOCKHOLDER:

New Enterprise Associates 13, L.P.

By:	/s/ Louis Citron
Name: Louis Citron
Title: Chief Administrative Officer and Chief Legal Officer

NEA Partners 13, L.P.

By:	/s/ Louis Citron
Name: Louis Citron
Title: Chief Administrative Officer and Chief Legal Officer

NEA 13 GP, LTD.

By:	/s/ Louis Citron
Name: Louis Citron
Title: Chief Administrative Officer and Chief Legal Officer

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.
STOCKHOLDER:

CVF, LLC

By:	/s/ Rick Robb
Name: Rick Robb
Title:

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.
STOCKHOLDER:

Versant Venture Capital IV, L.P.
By:	Versant Ventures IV, LLC
Its: General Partner

By:	/s/ Ross A. Jaffe
Name: Ross A. Jaffe
Title:

Versant Side Fund IV, L.P.
By: Versant Ventures IV, LLC
Its: General Partner

By:	/s/ Ross A. Jaffe
Name: Ross A. Jaffe
Title:

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.
STOCKHOLDER:

Vivo Ventures Fund VII, L.P.

By:	/s/ Frank Kung
Name: Frank Kung
Title:

Vivo Ventures VII Affiliates Fund, L.P.

By:	/s/ Frank Kung
Name: Frank Kung
Title:

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.
STOCKHOLDER:

Boston Scientific Corporation

By:	/s/ Michael Ryan
Name: Michael Ryan
Title:

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.
STOCKHOLDER:

The Jaffe Family Trust dated 7/9/91

By:	/s/ Ross A. Jaffe
Name: Ross A. Jaffe
Title: Trustee

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.
STOCKHOLDER:

Jill D. Anderson

By:	/s/ Jill D. Anderson

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.
STOCKHOLDER:

Ali Behbahani, M.D.

By:	/s/ Ali Behbahani, M.D.

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.
STOCKHOLDER:

Catherine Coste

By:	/s/ Catherine Coste

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.
STOCKHOLDER:

Ross A. Jaffe, M.D.

By:	/s/ Ross A. Jaffe, M.D.

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.
STOCKHOLDER:

David M. Renzi

By:	/s/ David M. Renzi

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.
STOCKHOLDER:

Niquette Hunt

By:	/s/ Niquette Hunt

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.
STOCKHOLDER:

Derrick Sung

By:	/s/ Derrick Sung

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.
STOCKHOLDER:

Thomas Pendlebury

By:	/s/ Thomas Pendlebury

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.
STOCKHOLDER:

Eugene V. Skalnyi, M.D.

By:	/s/ Eugene V. Skalnyi, M.D.

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.
STOCKHOLDER:

Dominique J. Filloux

By:	/s/ Dominique J. Filloux

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.
STOCKHOLDER:

Joel R. Jung

By:	/s/ Joel R. Jung

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.
STOCKHOLDER:

Wendy Bowman

By:	/s/ Wendy Bowman

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.
STOCKHOLDER:

Joanne Long

By:	/s/ Joanne Long

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.
STOCKHOLDER:

David M. Clapper

By:	/s/ David M. Clapper

Appendix C
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
MINERVA SURGICAL, INC.
a Delaware corporation
Minerva Surgical, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), does hereby certify as follows:
A. The original Certificate of Incorporation of the Company was filed with the Secretary of State of the State of Delaware on November 3, 2008.
B. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”) by the Board of Directors of the Company (the “Board of Directors”) and has been duly approved by the  ~~written~~   consent of the stockholders of the Company in accordance with Section  ~~228~~  211 of the DGCL.
C. The text of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:
ARTICLE I
The name of the Company is Minerva Surgical, Inc.
ARTICLE II
The address of the Company’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III
The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
ARTICLE IV
Section 1. This Company is authorized to issue two classes of stock, to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of stock that the Company shall have authority to issue is  ~~105,000,000~~  315,000,000 shares, of which  ~~100,000,000~~  300,000,000 shares are Common Stock, $0.001 par value per share, and  ~~5,000,000~~  15,000,000 shares are Preferred Stock, $0.001 par value per share.
Section 2. Each share of Common Stock outstanding as of the applicable record date shall entitle the holder thereof to one (1) vote on any matter submitted to a vote at a meeting of stockholders.
Section 3. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors  ~~(authority to do so being hereby expressly vested in the Board of Directors). The    Board of Directors is further authorized   , subject to~~     and approved by the affirmative vote
of the holders of a majority of the voting power of
 all the then-outstanding shares of capital stock. Subject to the foregoing and limitations prescribed by law, the
Board of Directors is further authorized to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any series of Preferred Stock, including, without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in this Amended and Restated Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series (as approved by the requisite stockholders). Except as may be otherwise specified by the terms of any series of

Preferred Stock, if the number of shares of any series of Preferred Stock is so decreased, then the Company shall take all such steps as are necessary to cause the shares constituting such decrease to resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
Section 4. Except as otherwise required by law or provided in this Amended and Restated Certificate of Incorporation, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).
Section 5. The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of the Company entitled to vote thereon, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased, unless a vote of any holders of one or more series of Preferred Stock is required pursuant to the terms of any certificate of designation relating to any series of Preferred Stock, irrespective of the provisions of Section 242(b)(2) of the DGCL.
ARTICLE V
 ~~Section 1.~~   Subject to the rights of holders of Preferred Stock, the number of directors that constitutes the entire Board of Directors of the Company shall be fixed only by resolution of the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. For the purposes of this Amended and Restated Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directorships whether or not there exist any vacancies or other unfilled seats in previously authorized directorships. At each annual meeting of stockholders, directors of the Company shall be elected to hold office until the  ~~expiration of the term for which they are elected~~   next annual meeting of stockholders and until their successors have been duly elected and qualified or until their earlier resignation or removal; except that if any such meeting shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the Bylaws and DGCL.
 ~~Section 2. From and after the effectiveness of this Amended and Restated Certificate of Incorporation, the directors of the Company (other than any who may be elected by holders of Preferred Stock under specified circumstances) shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. Directors already in office shall be assigned to each class at the time such classification becomes effective in accordance with a resolution or resolutions adopted by the Board of Directors. At the first    annual meeting of stockholders    following the date hereof, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date hereof, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date hereof, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. If the number of directors is changed, any newly created directorships or decrease in directorships shall be so apportioned hereafter among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.~~
ARTICLE VI
Section 1.  ~~From and after the effectiveness of this Amended and Restated Certificate of Incorporation, only for so long as the Board of Directors is classified and subject~~  Subject to the rights of holders of Preferred Stock, any director or the entire Board of Directors may be removed from office at any time, but only  ~~for cause, and only~~   by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Company entitled to vote in the election of directors.
Section 2. Except as otherwise provided for or fixed by or pursuant to the provisions of ARTICLE IV hereof in relation to the rights of the holders of Preferred Stock to elect directors under specified circumstances or except as otherwise provided by resolution of a majority of the Whole Board, newly created directorships resulting from any increase in the number of directors, created in accordance with the Bylaws of the Company, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and not by the stockholders. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next  ~~election of the class for which such director shall have been chosen~~  annual meeting of stockholders and until his or her successor shall have been duly elected and qualified, or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
ARTICLE VII
Section 1. The Company is to have perpetual existence.
Section 2. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Amended and Restated Certificate of Incorporation or the Bylaws of the Company, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company.
Section 3. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Company. The affirmative vote of at least a majority of the Whole Board shall be required in order for the Board of Directors to adopt, amend, alter or repeal the Company’s Bylaws. The Company’s Bylaws may also be adopted, amended, altered or repealed by the stockholders of the Company. Notwithstanding the above or any other provision of this Amended and Restated Certificate of Incorporation, the Bylaws of the Company may not be amended, altered or repealed except in accordance with the provisions of the Bylaws relating to amendments to the Bylaws. No Bylaw hereafter legally adopted, amended, altered or repealed shall invalidate any prior act of the directors or officers of the Company that would have been valid if such Bylaw had not been adopted, amended, altered or repealed.
Section 4. The election of directors need not be by written ballot unless the Bylaws of the Company shall so provide.
Section 5. No stockholder will be permitted to cumulate votes at any election of directors.
ARTICLE VIII
Section 1.  ~~From and after the closing    of a    firm commitment underwritten initial public offering of securities    of the    Company pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, and subject to the rights of    holders of    Preferred Stock, any action~~  Any action, including any vote required or permitted to be taken by the stockholders of the Company  ~~must be effected    at a    duly called annual or special    meeting of stockholders    of the Company and may not be effected by any consent in writing by such stockholders.~~  , may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action so taken is signed by the holders of outstanding shares of capital stock entitled to be voted with respect to the subject matter thereof having not less than the minimum number of votes that would be necessary to authorize or take such action   at a meeting at which all shares entitled to vote thereon were present and voted.
Section 2. Subject to the terms of any series of Preferred Stock, special meetings of stockholders of the Company may be called only by the Chairperson of the Board of Directors, the Chief Executive Officer, the President  ~~or~~  , the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board ~~, but a special meeting may not be called by any other person or persons and any power of stockholders to call a special meeting of stockholders is specifically denied~~   or by written notice to the Company signed by the holders of a majority of all the votes entitled to be cast on such issue proposed therein. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.
Section 3. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner and to the extent provided in the Bylaws of the Company.

ARTICLE IX
Section 1. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended from time to time, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Section 2. Subject to any provisions in the Bylaws of the Company related to indemnification of directors of the Company, the Company shall indemnify, to the fullest extent permitted by applicable law, any director of the Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Company shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors.
Section 3. The Company shall have the power to indemnify, to the extent permitted by applicable law, any officer, employee or agent of the Company who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.
Section 4. Neither any amendment nor repeal of any Section of this ARTICLE IX, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation or the Bylaws of the Company inconsistent with this ARTICLE IX, shall eliminate or reduce the effect of this ARTICLE IX in respect of any matter occurring, or any Proceeding accruing or arising or that, but for this ARTICLE IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
ARTICLE X
Meetings of stockholders may be held within or outside of the State of Delaware, as the Bylaws may provide. The books of the Company may be kept (subject to any provision of applicable law) outside of the State of Delaware at such place or places or in such manner or manners as may be designated from time to time by the Board of Directors or in the Bylaws of the Company.
ARTICLE XI
The Company reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation ~~; provided, however, that notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote, the Board of Directors acting pursuant to a resolution adopted by    a majority    of the Whole Board and the affirmative vote of 66 2/3%    of the voting power of    the then outstanding voting securities of the Company, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Section 3 of ARTICLE IV, Section 2 of ARTICLE V, Section 1 of ARTICLE VI, Section 2 of ARTICLE VI, Section 5 of ARTICLE VII, Section 1 of ARTICLE VIII, Section 2 of ARTICLE VIII, Section 3 of ARTICLE VIII, or this ARTICLE XI of this Amended and Restated Certificate of Incorporation~~  .

IN WITNESS WHEREOF, Minerva Surgical, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by the President and Chief Executive Officer of the Company on this  ~~26th~~  [  ] day of  ~~October 2021~~  [  ] 2023.
By:	~~/s/ David Clapper~~
David Clapper[ ]
President and Chief Executive Officer

Appendix D
CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
MINERVA SURGICAL, INC.
Minerva Surgical, Inc., a Delaware corporation (the “Corporation”), hereby certifies as follows:
1. The name of the Corporation is Minerva Surgical, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 3, 2008.
2. The terms and provisions of this Certificate of Amendment of Amended and Restated Certificate of Incorporation have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”) by the Board of Directors of the Company (the “Board of Directors”) and have been duly approved by the consent of the stockholders of the Company in accordance with Section 211 of the DGCL.
3. The following amendment to the Amended and Restated Certificate of Incorporation shall be effective on [  ], 2023, and the effective time shall be 12:01 a.m., Eastern Time.
4. Section 1 of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:
“Section 1. Effectively immediately on [  ], 2023, at 12:01 a.m., Eastern Time, each [ ] ([  ]) outstanding shares of Common Stock are hereby exchanged and combined, automatically and without further action, into one (1) share of Common Stock, respectively (the “Reverse Stock Split”). The Reverse Stock Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Common Stock of the Corporation. The Reverse Stock Split shall be effected on a certificate-by-certificate basis and no fractional shares shall be issued upon the exchange and combination. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay an amount of cash equal to the product of (i) the fractional share to which the holder would otherwise be entitled and (ii) the closing price per share on the trading day immediately preceding the effective time of the Reverse Stock Split (as adjusted to give effect to the Reverse Stock Split), without interest. All other rights, preferences and privileges of the Company’s Common Stock shall be adjusted to reflect the Reverse Stock Split pursuant to the terms of the Amended and Restated Certificate of Incorporation in existence as of immediately prior to the filing of the Certificate of Amendment.
After giving effect to the Reverse Stock Split, the total number of shares of all classes of capital stock that the Corporation is authorized to issue is 315,000,000 shares, consisting of 300,000,000 shares of Common Stock, having a par value of $0.001 (the “Common Stock”), and 15,000,000 shares of Preferred Stock, having a par value of $0.001 (the “Preferred Stock”).”
[signature page follows]
D-1

IN WITNESS WHEREOF, this Certificate of Amendment of Amended and Restated Certificate of Incorporation has been duly executed by an authorized officer of the Corporation’s on [  ], 2023.
MINERVA SURGICAL, INC.

[ ]
President and Chief Executive Officer
[Certificate of Amendment to Amended and Restated Certificate of Incorporation]
D-2

Appendix E
AMENDED AND RESTATED BYLAWS OF
MINERVA SURGICAL, INC.
(effective as of  ~~the~~
 ~~closing of the Company’s initial public offering, on October 26, 2021~~   [    ], 2023)

E-i

E-ii

BYLAWS OF MINERVA SURGICAL, INC.
ARTICLE I - CORPORATE OFFICES
1.1 REGISTERED OFFICE
The registered office of Minerva Surgical, Inc. (the “Company”) shall be fixed in the Company’s certificate of incorporation, as the same may be amended from time to time.
1.2 OTHER OFFICES
The Company may at any time establish other offices.
ARTICLE II - MEETINGS OF STOCKHOLDERS
2.1 PLACE OF MEETINGS
Meetings of stockholders shall be held at a place, if any, within or outside the State of Delaware, determined by the board of directors of the Company (the “Board of Directors”). The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Company’s principal executive office.
2.2 ANNUAL MEETING
The annual meeting of stockholders shall be held each year. The Board of Directors shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and any other proper business, brought in accordance with Section 2.4 of these bylaws, may be transacted. The Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board may cancel, postpone or reschedule any previously scheduled annual meeting at any time, before or after the notice for such meeting has been sent to the stockholders. For the purposes of these bylaws, the term “Whole Board” shall mean the total number of authorized directorships whether or not there exist any vacancies or other unfilled seats in previously authorized directorships.
2.3 SPECIAL MEETING
(a) A special meeting of the stockholders, other than as required by statute, may be called at any time by (i) the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board, (ii) the chairperson of the Board of Directors, (iii) the chief executive officer  ~~or~~  , (iv) the president ~~, but a special meeting may not be called by any other person or persons and any power of stockholders to call a special meeting of stockholders is specifically denied~~   or (v) written notice to the Company signed by the holders of a majority of all the votes entitled to be cast on such issue proposed therein. The Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.
(b) The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of a majority of the Whole Board, the chairperson of the Board of Directors, the chief executive officer  ~~or~~, the president or the stockholders having called such meeting pursuant to Section 2.3(a). Nothing contained in this Section 2.3(b) shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.
2.4 ADVANCE NOTICE PROCEDURES
(a) Annual Meetings of Stockholders.
(i) Nominations of persons for election to the Board of Directors or the proposal of other business to be transacted by the stockholders at an annual meeting of stockholders may be made only (1) pursuant to the Company’s notice of meeting (or any supplement thereto); (2) by or at the direction of the Board of Directors; (3) as may be provided in the certificate of designations for any class or series of preferred stock; or (4) by any stockholder of the Company who (A) is a stockholder of record at the time of giving of the notice contemplated by Section 2.4(a)(ii); (B) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the annual meeting; (C) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the annual meeting; (D) is a stockholder of record at the time of the annual meeting; and (E) complies with the procedures set forth in this Section 2.4(a).
(ii) For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (4) of Section 2.4(a)(i), the stockholder must have given timely notice in writing to the secretary and any such nomination or proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be received by the secretary at the principal executive offices of the Company no earlier than 8:00 a.m., local time, on the 120th day and no later than 5:00 p.m., local time, on the 90th day prior to the day of the first anniversary of the preceding year’s annual meeting of stockholders. However, if no annual meeting of stockholders was held in the preceding year, or if the date of the applicable annual meeting has been changed by more than 25 days from the first anniversary of the preceding year’s annual meeting, then to be timely such notice must be received by the secretary at the principal executive offices of the Company no earlier than 8:00 a.m., local time, on the 120th day prior to the day of the annual meeting and no later than 5:00 p.m., local time, on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company. In no event will the adjournment, rescheduling or postponement of any annual meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. If the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors at least 10 days before the last day that a stockholder may deliver a notice of nomination pursuant to the foregoing provisions, then a stockholder’s notice required by this Section 2.4(a)(ii) will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the secretary at the principal executive offices of the Company no later than 5:00 p.m., local time, on the 10th day following the day on which such public announcement is first made. “Public announcement” means disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 (as amended and inclusive of rules and regulations thereunder, the “1934 Act”).
(iii) A stockholder’s notice to the secretary must set forth:
(1) as to each person whom the stockholder proposes to nominate for election as a director:
(A) such person’s name, age, business address, residence address and principal occupation or employment; the class and number of shares of the Company that are held of record or are beneficially owned by such person and a description of any Derivative Instruments (defined below) held or beneficially owned thereby or of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of such person; and all information relating to such person that is required to be disclosed in solicitations of proxies for the contested election of directors, or is otherwise required, in each case pursuant to the Section 14 of the 1934 Act;
(B) such person’s written consent to being named in such stockholder’s proxy statement as a nominee of such stockholder and to serving as a director of the Company if elected;
(C) a reasonably detailed description of any direct or indirect compensatory, payment, indemnification or other financial agreement, arrangement or understanding that such person has, or has had within the past three years, with any person or entity other than the Company (including the amount of any payment or payments received or receivable thereunder), in each case in connection with candidacy or service as a director of the Company (a “Third-Party Compensation Arrangement”); and

(D) a description of any other material relationships between such person and such person’s respective affiliates and associates, or others acting in concert with them, on the one hand, and such stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert with them, on the other hand;
(2) as to any other business that the stockholder proposes to bring before the annual meeting:
(A) a brief description of the business desired to be brought before the annual meeting;
(B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if applicable, the text of any proposed amendment to these bylaws or the Company’s certificate of incorporation);
(C) the reasons for conducting such business at the annual meeting;
(D) any material interest in such business of such stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates and associates, or others acting in concert with them; and
(E) a description of all agreements, arrangements and understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates or associates or others acting in concert with them, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and
(3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:
(A) the name and address of such stockholder (as they appear on the Company’s books), of such beneficial owner and of their respective affiliates or associates or others acting in concert with them;
(B) for each class or series, the number of shares of stock of the Company that are, directly or indirectly, held of record or are beneficially owned by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them;
(C) a description of any agreement, arrangement or understanding between such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, and any other person or persons (including, in each case, their names) in connection with the proposal of such nomination or other business;
(D) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, with respect to the Company’s securities (any of the foregoing, a “Derivative Instrument”), or any other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for or increase or decrease the voting power of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, with respect to the Company’s securities;
(E) any rights to dividends on the Company’s securities owned beneficially by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, that are separated or separable from the underlying security;
(F) any proportionate interest in the Company’s securities or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder,

such beneficial owner or their respective affiliates or associates or others acting in concert with them, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;
(G) any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with, them is entitled to based on any increase or decrease in the value of the Company’s securities or Derivative Instruments, including, without limitation, any such interests held by members of the immediate family of such persons sharing the same household;
(H) any significant equity interests or any Derivative Instruments in any principal competitor of the Company that are held by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them;
(I) any direct or indirect interest of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, in any contract with the Company, any affiliate of the Company or any principal competitor of the Company (in each case, including any employment agreement, collective bargaining agreement or consulting agreement);
(J) a representation and undertaking that the stockholder is a holder of record of stock of the Company as of the date of submission of the stockholder’s notice and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting;
(K) a representation and undertaking that such stockholder or any such beneficial owner intends, or is part of a group that intends, to (x) deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Company’s then-outstanding stock required to approve or adopt the proposal or to elect each such nominee; or (y) otherwise solicit proxies from stockholders in support of such proposal or nomination;
(L) any other information relating to such stockholder, such beneficial owner, or their respective affiliates or associates or others acting in concert with them, or director nominee or proposed business that, in each case, would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee (in a contested election of directors) or proposal pursuant to Section 14 of the 1934 Act; and
(M) such other information relating to any proposed item of business as the Company may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action.
(iv) In addition to the requirements of this Section 2.4, to be timely, a stockholder’s notice (and any additional information submitted to the Company in connection therewith) must further be updated and supplemented (1) if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date(s) for determining the stockholders entitled to notice of, and to vote at, the meeting and as of the date that is 10 business days prior to the meeting or any adjournment, rescheduling or postponement thereof and (2) to provide any additional information that the Company may reasonably request. Such update and supplement or additional information, if applicable, must be received by the secretary at the principal executive offices of the Company, in the case of a request for additional information, promptly following a request therefor, which response must be delivered not later than such reasonable time as is specified in any such request from the Company or, in the case of any other update or supplement of any information, not later than five business days after the record date(s) for the meeting (in the case of any update and supplement required to be made as of the record date(s)), and not later than eight business days prior to the date for the meeting or any adjournment, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment, rescheduling or postponement thereof). The failure to timely provide such update, supplement or additional information shall result in the nomination or proposal no longer being eligible for consideration at the meeting.

(b) Special Meetings of Stockholders. Except to the extent required by the DGCL, and subject to Section 2.3(a), special meetings of stockholders may be called only in accordance with the Company’s certificate of incorporation and these bylaws. Only such business will be conducted at a special meeting of stockholders as has been brought before the special meeting pursuant to the Company’s notice of meeting. If the election of directors is included as business to be brought before a special meeting in the Company’s notice of meeting, then nominations of persons for election to the Board of Directors at such special meeting may be made by any stockholder who (i) is a stockholder of record at the time of giving of the notice contemplated by this Section 2.4(b); (ii) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the special meeting; (iii) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the special meeting; (iv) is a stockholder of record at the time of the special meeting; and (v) complies with the procedures set forth in this Section 2.4(b). For nominations to be properly brought by a stockholder before a special meeting pursuant to this Section 2.4(b), the stockholder’s notice must be received by the secretary at the principal executive offices of the Company no earlier than 8:00 a.m., local time, on the 120th day prior to the day of the special meeting and no later than 5:00 p.m., local time, on the 10th day following the day on which public announcement of the date of the special meeting was first made. In no event will any adjournment, rescheduling or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice. A stockholder’s notice to the Secretary must comply with the applicable notice requirements of Section 2.4(a)(iii).
(c) Other Requirements.
(i) To be eligible to be a nominee by any stockholder for election as a director of the Company, the proposed nominee must provide to the secretary, in accordance with the applicable time periods prescribed for delivery of notice under Section 2.4(a)(ii) or Section 2.4(b):
(1) a signed and completed written questionnaire (in the form provided by the secretary at the written request of the nominating stockholder, which form will be provided by the secretary within 10 days of receiving such request) containing information regarding such nominee’s background and qualifications and such other information as may reasonably be required by the Company to determine the eligibility of such nominee to serve as a director of the Company or to serve as an independent director of the Company;
(2) a written representation and undertaking that, unless previously disclosed to the Company, such nominee is not, and will not become, a party to any voting agreement, arrangement, commitment, assurance or understanding with any person or entity as to how such nominee, if elected as a director, will vote on any issue;
(3) a written representation and undertaking that, unless previously disclosed to the Company, such nominee is not, and will not become, a party to any Third-Party Compensation Arrangement;
(4) a written representation and undertaking that, if elected as a director, such nominee would be in compliance, and will continue to comply, with the Company’s corporate governance guidelines as disclosed on the Company’s website, as amended from time to time; and
(5) a written representation and undertaking that such nominee, if elected, intends to serve a full term on the Board of Directors.
(ii) At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director must furnish to the secretary the information that is required to be set forth in a stockholder’s notice of nomination that pertains to such nominee.
(iii) No person will be eligible to be nominated by a stockholder for election as a director of the Company unless nominated in accordance with the procedures set forth in this Section 2.4. No business proposed by a stockholder will be conducted at a stockholder meeting except in accordance with this Section 2.4.
(iv) The chairperson of the applicable meeting of stockholders will, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws or that business was not properly brought before the meeting. If the chairperson of the meeting should so determine, then the chairperson of the meeting will so declare to the meeting and the defective nomination will be disregarded or such business will not be transacted, as the case may be.
(v) Notwithstanding anything to the contrary in this Section 2.4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear in person at the meeting to present a nomination or other proposed business, such nomination will be disregarded or such proposed business will not be transacted, as the case may be, notwithstanding that proxies in respect of such nomination or business may have been received by the Company and counted for purposes of determining a quorum. For purposes of this Section 2.4, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.
(vi) Without limiting this Section 2.4, a stockholder must also comply with all applicable requirements of the 1934 Act with respect to the matters set forth in this Section 2.4, it being understood that (1) any references in these bylaws to the 1934 Act are not intended to, and will not, limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.4; and (2) compliance with clause (4) of Section 2.4(a)(i) and with Section 2.4(b) are the exclusive means for a stockholder to make nominations or submit other business (other than as provided in Section 2.4(c)(vii)).
(vii) Notwithstanding anything to the contrary in this Section 2.4, the notice requirements set forth in these bylaws with respect to the proposal of any business pursuant to this Section 2.4 will be deemed to be satisfied by a stockholder if (1) such stockholder has submitted a proposal to the Company in compliance with Rule 14a-8 under the 1934 Act; and (2) such stockholder’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for the meeting of stockholders. Subject to Rule 14a-8 and other applicable rules and regulations under the 1934 Act, nothing in these bylaws will be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Company’s proxy statement any nomination of a director or any other business proposal.
2.5 NOTICE OF STOCKHOLDERS’ MEETINGS
Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the DGCL, the certificate of incorporation or these bylaws, the notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.
2.6 QUORUM
The holders of a majority of the voting power of the capital stock of the Company issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise provided by law, the certificate of incorporation or these bylaws.
If, however, such quorum is not present or represented at any meeting of the stockholders, then either (a) the chairperson of the meeting, or (b) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting.
2.7 ADJOURNED MEETING; NOTICE
When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL and Section 2.11 of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
2.8 CONDUCT OF BUSINESS
The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business and discussion as seem to the chairperson in order. The chairperson of any meeting of stockholders shall be designated by the Board of Directors; in the absence of such designation, the chairperson of the Board of Directors, if any, or the chief executive officer (in the absence of the chairperson of the Board of Directors) or the president (in the absence of the chairperson of the Board of Directors and the chief executive officer), or in their absence any other executive officer of the Company, shall serve as chairperson of the stockholder meeting. The chairperson of any meeting of stockholders shall have the power to adjourn the meeting to another place, if any, date or time, whether or not a quorum is present.
2.9 VOTING
The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.
Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.
Except as otherwise provided by law, the certificate of incorporation, these bylaws or the rules of the stock exchange on which the Company’s securities are listed, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders and broker non-votes and abstentions will be considered for purposes of establishing a quorum ~~, but will not be considered as votes cast for or against a proposal~~  . Except as otherwise required by law, the certificate of incorporation or these bylaws, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of the voting power of the outstanding shares of such class or series or classes or series present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of such class or series or classes or series  ~~(and broker non-votes and abstentions will not be considered as votes cast for or against a proposal)~~  , except as otherwise provided by law, the certificate of incorporation, these bylaws or the rules of the stock exchange on which the securities of the Company are listed.
2.10 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING
 ~~Subject to the rights of holders of preferred stock    of the   Company, any action required or permitted    to be taken    by the stockholders of    the Company    must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders.~~

Any action, including any vote required or permitted to be taken by the stockholders of the Company, may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action so taken is signed by the holders of outstanding shares of capital stock entitled to be voted with respect to the subject matter thereof having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (as determined in accordance with Section 2.11 hereof).
Any action taken by written consent shall be delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the
 Company having custody of the records of proceedings of meetings of stockholders. Delivery made to the Company’s registered office shall be by hand, by nationally recognized overnight courier or electronic transmission. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless written consents signed by the requisite number of stockholders entitled to vote with respect to the subject matter thereof are delivered to the Company, in the manner required by this Article 2, within 60 days of the first date on which a consent is so delivered to the Company in the manner required by this Article 2.
Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given by the Company to those stockholders who have not consented in writing. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the stockholders.
2.11 RECORD DATES
In order that the Company may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.
If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by Chapter 1 of the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company in accordance with Section 2.10.
If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by Chapter 1 of the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the DGCL and this Section 2.11 at the adjourned meeting.
In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

2.12 PROXIES
Each stockholder entitled to vote at a meeting of stockholders, or such stockholder’s authorized officer, director, employee or agent, may authorize another person or persons to act for such stockholder by proxy authorized by a document or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.
2.13 LIST OF STOCKHOLDERS ENTITLED TO VOTE
The Company shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Company shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the Company’s principal place of business. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company.  ~~If the meeting is to be held at a place, then a list    of stockholders entitled to vote    at the    meeting shall be    produced and kept    at the    time and place    of the    meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list    shall be    provided with the notice    of the    meeting.~~
2.14 INSPECTORS OF ELECTION
Before any meeting of stockholders, the Company shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act.
Such inspectors shall:
(a) ascertain the number of shares outstanding and the voting power of each;
(b) determine the shares represented at the meeting and the validity of proxies and ballots;
(c) count all votes and ballots;
(d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and
(e) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.
The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are multiple inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.
ARTICLE III - DIRECTORS
3.1 POWERS
The business and affairs of the Company shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided in the DGCL or the certificate of incorporation.

3.2 NUMBER OF DIRECTORS
The Board of Directors shall consist of one or more members, each of whom shall be a natural person. Unless the certificate of incorporation fixes the number of directors, the number of directors shall be determined from time to time by resolution of a majority of the Whole Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.
3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS
Whether elected at an annual election of directors or to fill an interim vacancy, each director shall hold office until the next succeeding annual election or until his or her successor is elected and qualified or until his or her earlier resignation or removal. The certificate of incorporation or these bylaws may prescribe other qualifications for directors.
 ~~Except as provided in Section  3.4  of these bylaws, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors.~~
 ~~If so provided in the certificate of incorporation, the directors of the Company shall be divided into three classes.~~
3.4 RESIGNATION AND VACANCIES
Any director may resign at any time upon notice given in writing or by electronic transmission to the Company. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the certificate of incorporation or these bylaws, when one or more directors resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.
Unless otherwise provided in the certificate of incorporation or these bylaws or permitted in the specific case by resolution of the Board of Directors, and subject to the rights of holders of Preferred Stock, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by stockholders.  ~~If the directors are divided into classes, a person so chosen    to fill    a vacancy or newly created directorship shall    hold office until the next election of    the class for which such director shall have been chosen and    until his or her successor    shall have been duly    elected and qualified.~~
3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE
The Board of Directors may hold meetings, both regular and special, either within or outside the State of Delaware.
Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
3.6 REGULAR MEETINGS
Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.
3.7 SPECIAL MEETINGS; NOTICE
Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairperson of the Board of Directors, the chief executive officer, the president, the secretary or a majority of the Whole Board.

Notice of the time and place of special meetings shall be:
(a) delivered personally by hand, by courier or by telephone;
(b) sent by United States first-class mail, postage prepaid;
(c) sent by facsimile;
(d) sent by electronic mail; or
(e) otherwise given by electronic transmission (as defined in Section 232 of the DGCL), directed to each director at that director’s address, telephone number, facsimile number, electronic mail address or other contact for notice by electronic transmission, as the case may be, as shown on the Company’s records.
If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile, (iii) sent by electronic mail or (iv) otherwise given by electronic transmission, it shall be delivered, sent or otherwise directed to each director, as applicable, at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the Company’s principal executive office) nor the purpose of the meeting, unless required by statute.
3.8 QUORUM; VOTING
At all meetings of the Board of Directors, a majority of the Whole Board shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
The affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws.
If the certificate of incorporation provides that one or more directors shall have more or less than one vote per director on any matter, except as may otherwise be expressly provided herein or therein and denoted with the phrase “notwithstanding the final paragraph of Section 3.8 of the bylaws” or language to similar effect, every reference in these bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.
3.9 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING
Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 3.9 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.
3.10 FEES AND COMPENSATION OF DIRECTORS
Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors.
3.11 REMOVAL OF DIRECTORS
Any director or the entire Board of Directors may be removed from office by stockholders of the Company in the manner specified in the certificate of incorporation and applicable law. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

ARTICLE IV - COMMITTEES
4.1 COMMITTEES OF DIRECTORS
The Board of Directors may, by resolution passed by a majority of the Whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers that may require it; but no such committee shall have the power or authority to (a) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopt, amend or repeal any bylaw of the Company.
4.2 COMMITTEE MINUTES
Each committee and subcommittee shall keep regular minutes of its meetings.
4.3 MEETINGS AND ACTION OF COMMITTEES
Meetings and actions of committees and subcommittees shall be governed by, and held and taken in accordance with, the provisions of:
(a) Section 3.5 (place of meetings and meetings by telephone);
(b) Section 3.6 (regular meetings);
(c) Section 3.7 (special meetings and notice);
(d) Section 3.8 (quorum; voting);
(e) Section 3.9 (action without a meeting); and
(f) Section 7.4 (waiver of notice)
with such changes in the context of those bylaws as are necessary to substitute the committee or subcommittee and its members for the Board of Directors and its members. However, (i) the time and place of regular meetings of committees or subcommittees may be determined either by resolution of the Board of Directors or by resolution of the committee or subcommittee; (ii) special meetings of committees or subcommittees may also be called by resolution of the Board of Directors or the committee or the subcommittee; and (iii) notice of special meetings of committees and subcommittees shall also be given to all alternate members who shall have the right to attend all meetings of the committee or subcommittee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.
Any provision in the certificate of incorporation providing that one or more directors shall have more or less than one vote per director on any matter shall apply to voting in any committee or subcommittee, unless otherwise provided in the certificate of incorporation or these bylaws.
4.4 SUBCOMMITTEES
Unless otherwise provided in the certificate of incorporation, these bylaws or the resolutions of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.
ARTICLE V - OFFICERS
5.1 OFFICERS
The officers of the Company shall be a president and a secretary. The Company may also have, at the discretion of the Board of Directors, a chairperson of the Board of Directors, a vice chairperson of the Board of

Directors, a chief executive officer, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.
5.2 APPOINTMENT OF OFFICERS
The Board of Directors shall appoint the officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.
5.3 SUBORDINATE OFFICERS
The Board of Directors may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers as the business of the Company may require. Each of such officers shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board of Directors may from time to time determine.
5.4 REMOVAL AND RESIGNATION OF OFFICERS
Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of removal.
Any officer may resign at any time by giving notice, in writing or by electronic transmission, to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.
5.5 VACANCIES IN OFFICES
Any vacancy occurring in any office of the Company shall be filled by the Board of Directors or as provided in Section 5.3.
5.6 REPRESENTATION OF SECURITIES OF OTHER ENTITIES
The chairperson of the Board of Directors, the chief executive officer, the president, any vice president, the treasurer, the secretary or assistant secretary of this Company or any other person authorized by the Board of Directors or the chief executive officer, the president or a vice president, is authorized to vote, represent and exercise on behalf of this Company all rights incident to any and all shares or other securities of any other entity or entities, and all rights incident to any management authority conferred on the Company in accordance with the governing documents of any entity or entities, standing in the name of this Company, including the right to act by written consent. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7 AUTHORITY AND DUTIES OF OFFICERS
All officers of the Company shall respectively have such authority and perform such duties in the management of the business of the Company as may be designated from time to time by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.
ARTICLE VI - STOCK
6.1 STOCK CERTIFICATES; PARTLY PAID SHARES
The shares of the Company shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Unless otherwise provided by resolution of the Board of Directors, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Company by any two officers of the Company representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Company shall not have power to issue a certificate in bearer form.
The Company may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly-paid shares, or upon the books and records of the Company in the case of uncertificated partly-paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully-paid shares, the Company shall declare a dividend upon partly-paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.
6.2 SPECIAL DESIGNATION ON CERTIFICATES
If the Company is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Company shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Company shall issue to represent such class or series of stock, a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to this Section 6.2 or Sections 156, 202(a), 218(a) or 364 of the DGCL or with respect to this Section 6.2 a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.
6.3 LOST CERTIFICATES
Except as provided in this Section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Company and cancelled at the same time. The Company may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

6.4 DIVIDENDS
The Board of Directors, subject to any restrictions contained in the certificate of incorporation or applicable law, may declare and pay dividends upon the shares of the Company’s capital stock. Dividends may be paid in cash, in property, or in shares of the Company’s capital stock, subject to the provisions of the certificate of incorporation. The Board of Directors may set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.
6.5 TRANSFER OF STOCK
Transfers of record of shares of stock of the Company shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer.
6.6 STOCK TRANSFER AGREEMENTS
The Company shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Company to restrict the transfer of shares of stock of the Company of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.
6.7 REGISTERED STOCKHOLDERS
The Company:
(a) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and notices and to vote as such owner; and
(b) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
ARTICLE VII - MANNER OF GIVING NOTICE AND WAIVER
7.1 NOTICE OF STOCKHOLDERS’ MEETINGS
Notice of any meeting of stockholders shall be given in the manner set forth in the DGCL.
7.2 NOTICE TO STOCKHOLDERS SHARING AN ADDRESS
Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Company under the provisions of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Company. Any stockholder who fails to object in writing to the Company, within 60 days of having been given written notice by the Company of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice. This Section 7.2 shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.
7.3 NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL
Whenever notice is required to be given, under the DGCL, the certificate of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Company is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

7.4 WAIVER OF NOTICE
Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.
ARTICLE VIII - INDEMNIFICATION
8.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS
Subject to the other provisions of this Article VIII, the Company shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
8.2 INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE COMPANY the COMPANY
Subject to the other provisions of this Article VIII, the Company shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
8.3 SUCCESSFUL DEFENSE
To the extent that a present or former director or officer (for purposes of this Section 8.3 only, as such term is defined in Section 145(c)(1) of the DGCL) of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The Company may indemnify any other person who is not a present or former director or officer of the Company against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent he or she has been successful on the merits or otherwise in defense of any suit or proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein.

8.4 INDEMNIFICATION OF OTHERS
Subject to the other provisions of this Article VIII, the Company shall have power to indemnify its employees and agents, or any other persons, to the extent not prohibited by the DGCL or other applicable law. The Board of Directors shall have the power to delegate to any person or persons identified in subsections (1) through (4) of Section 145(d) of the DGCL the determination of whether employees or agents shall be indemnified.
8.5 ADVANCED PAYMENT OF EXPENSES
Expenses (including attorneys’ fees) actually and reasonably incurred by an officer or director of the Company in defending any Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article VIII or the DGCL. Such expenses (including attorneys’ fees) actually and reasonably incurred by former directors and officers or other employees and agents of the Company or by persons serving at the request of the Company as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Company deems appropriate. The right to advancement of expenses shall not apply to any Proceeding (or any part of any Proceeding) for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding (or any part of any Proceeding) referenced in Section 8.6(b) or 8.6(c) prior to a determination that the person is not entitled to be indemnified by the Company.
Notwithstanding the foregoing, unless otherwise determined pursuant to Section 8.8, no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company, in which event this paragraph shall not apply) in any Proceeding if a determination is reasonably and promptly made (a) by a vote of the directors who are not parties to such Proceeding, even though less than a quorum, or (b) by a committee of such directors designated by the vote of the majority of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, that facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.
8.6 LIMITATION ON INDEMNIFICATION
Subject to the requirements in Section 8.3 and the DGCL, the Company shall not be obligated to indemnify any person pursuant to this Article VIII in connection with any Proceeding (or any part of any Proceeding):
(a) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;
(b) for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);
(c) for any reimbursement of the Company by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Company, as required in each case under the 1934 Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);
(d) initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Company or its directors, officers, employees, agents or other indemnitees, unless (i) the Board of Directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (iii) otherwise required to be made under Section 8.7 or (iv) otherwise required by applicable law; or
(e) if prohibited by applicable law.

8.7 DETERMINATION; CLAIM
If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within 90 days after receipt by the Company of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The Company shall indemnify such person against any and all expenses that are actually and reasonably incurred by such person in connection with any action for indemnification or advancement of expenses from the Company under this Article VIII, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the Company shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.
8.8 NON-EXCLUSIVITY OF RIGHTS
The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Company is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.
8.9 INSURANCE
The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the DGCL.
8.10 SURVIVAL
The rights to indemnification and advancement of expenses conferred by this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
8.11 EFFECT OF REPEAL OR MODIFICATION
A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the certificate of incorporation or these bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
8.12 CERTAIN DEFINITIONS
For purposes of this Article VIII, references to the “Company” shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving company as such person would have with respect to such constituent company if its separate existence had continued. For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article VIII.
ARTICLE IX - GENERAL MATTERS
9.1 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS
Except as otherwise provided by law, the certificate of incorporation or these bylaws, the Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute any document or instrument in the name of and on behalf of the Company; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
9.2 FISCAL YEAR
The fiscal year of the Company shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.
9.3 SEAL
The Company may adopt a corporate seal, which shall be adopted and which may be altered by the Board of Directors. The Company may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
9.4 CONSTRUCTION; DEFINITIONS
Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes a corporation, partnership, limited liability company, joint venture, trust or other enterprise, and a natural person. Any reference in these bylaws to a section of the DGCL shall be deemed to refer to such section as amended from time to time and any successor provisions thereto.
9.5 FORUM SELECTION
Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, stockholder, officer or other employee of the Company to the Company or the Company’s stockholders, (c) any action arising pursuant to any provision of the DGCL or the certificate of incorporation or these bylaws (as either may be amended from time to time) or (d) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than such court or for which such court does not have subject matter jurisdiction.
Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.
Any person or entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to the provisions of this Section 9.5. For the avoidance of doubt, nothing contained in this Section 9.5 shall apply to any action brought to enforce a duty or liability created by the 1934 Act or any successor thereto.
ARTICLE X - AMENDMENTS
These bylaws may be adopted, amended or repealed by the stockholders entitled to vote ~~; provided, however, that the affirmative vote of    the holders of    at least 66 2/3% of the total voting power of outstanding voting~~

~~securities, voting together as a single class, shall be required for    the stockholders of the Company    to alter, amend or repeal, or adopt any bylaw inconsistent with, the following provisions of these bylaws: Article II, Sections 3.1, 3.2, 3.4 and 3.11 of Article III, Article VIII, Section 9.5 of Article IX or this Article X (including, without limitation, any such Article or Section as renumbered as a result of any amendment, alteration, change, repeal, or adoption of any other Bylaw). The    Board of Directors    shall also have the power to adopt, amend or repeal bylaws; provided, however, that a bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed~~   or by the Board of Directors.

Appendix F
MINERVA SURGICAL, INC.
2021 EQUITY INCENTIVE PLAN
(Adopted on October 13, 2021; amended on [ ], 2023)
1. Purposes of the Plan; Award Types.
(a) Purposes of the Plan. The purposes of this Plan are to attract and retain personnel for positions with the Company Group, to provide additional incentive to Employees, Directors, and Consultants (collectively, “Service Providers”), and to promote the success of the Company’s business.
(b) Award Types. The Plan permits the grant of Incentive Stock Options to any ISO Employee and the grant of Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Performance Awards to any Service Provider.
2. Definitions. The following definitions are used in this Plan:
(a) “Administrator” means Administrator as defined in Section 4(a).
(b) “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of Shares under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and, only to the extent applicable with respect to an Award or Awards, the tax, securities, exchange control, and other laws of any jurisdictions other than the United States where Awards are, or will be, granted under the Plan. Reference to a section of an Applicable Law or regulation related to that section shall include such section or regulation, any valid regulation issued under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Awards.
(d) “Award Agreement” means the written or electronic agreement setting forth the terms applicable to an Award granted under the Plan. The Award Agreement is subject to the terms of the Plan.
(e) “Board” means the Board of Directors of the Company.
(f) “Change in Control” means the occurrence of any of the following events:
(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, that for this subsection, the acquisition of additional stock by any one Person, who prior to such acquisition is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control and provided, further, that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board also will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this Section 2(f)(i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(ii) A change in the effective control of the Company which occurs on the date a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the appointment or election. For purposes of this Section 2(f)(ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, that for this Section 2(f)(iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets:
(1) a transfer to an entity controlled by the Company’s stockholders immediately after the transfer, or
(2) a transfer of assets by the Company to:
(A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock,
(B) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company,
(C) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or
(D) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in Section 2(f)(iii)(2)(A) to Section 2(f)(iii)(2)(C).
For this definition, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For this definition, persons will be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. For the avoidance of doubt, wholly-owned subsidiaries of the Company shall not be considered “Persons” for purposes of this Section 2(f).
For purposes of this Section 2(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. For the avoidance of doubt, wholly-owned subsidiaries of the Company shall not be considered “Persons” for purposes of this Section 2(f).
(iv) A transaction will not be a Change in Control:
(1) unless the transaction qualifies as a change in control event within the meaning of Code Section 409A; or
(2) if its primary purpose is to (1) change the jurisdiction of the Company’s incorporation, or (2) create a holding company owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(g) “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a section of the Code or regulation related to that section shall include such section or regulation, any valid regulation issued or other official applicable guidance of general or direct applicability promulgated under such section or regulation, and any comparable provision of any future legislation, regulation or official guidance of general or direct applicability amending, supplementing or superseding such section or regulation.
(h) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board.
(i) “Common Stock” means the common stock of the Company.
(j) “Company” means Minerva Surgical, Inc., a Delaware corporation, or any of its successors.

(k) “Company Group” means the Company, any Parent or Subsidiary, and any entity that, from time to time and at the time of any determination, directly or indirectly, is in control of, is controlled by or is under common control with the Company.
(l) “Consultant” means any natural person engaged by a member of the Company Group to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities. A Consultant must be a person to whom the issuance of Shares registered on Form S-8 under the Securities Act is permitted.
(m) “Director” means a member of the Board.
(n) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(o) “Employee” means any person, including Officers and Directors, providing services as an employee to the Company or any member of the Company Group. However, with respect to Incentive Stock Options, an Employee must be employed by the Company or any Parent or Subsidiary of the Company (such an Employee, an “ISO Employee”). Notwithstanding, Options awarded to individuals not providing services to the Company or a Subsidiary of the Company should be carefully structured to comply with the payment timing rule of Code Section 409A. Neither service as a Director nor payment of a director’s fee by the Company will constitute “employment” by the Company.
(p) “Exchange Act” means the U.S. Securities Exchange Act of 1934.
(q) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower Exercise Prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the Exercise Price of an outstanding Award is increased or reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.
(r) “Exercise Price” means the price payable per share to exercise an Award.
(s) “Expiration Date” means the last possible day on which an Option or Stock Appreciation Right may be exercised. Any exercise must be completed before midnight U.S. Pacific Time between the Expiration Date and the following date; provided, however, that any broker-assisted cashless exercise of an Option granted hereunder must be completed by the close of market trading on the Expiration Date.
(t) “Fair Market Value” means, as of any date, the value of a Share, determined as follows:
(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, the Fair Market Value will be the closing sales price for a Share (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported by such source as the Administrator determines to be reliable. If the determination date for the Fair Market Value occurs on a non-Trading Day (i.e., a weekend or holiday), the Fair Market Value will be such price on the immediately preceding Trading Day, unless otherwise determined by the Administrator;
(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date on the last Trading Day such bids and asks were reported), as reported by such source as the Administrator determines to be reliable;

(iii) For any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public set forth in the final prospectus included within the registration statement on Form S-1 filed with the United States Securities and Exchange Commission for the initial public offering of the Common Stock; or
(iv) Absent an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
Notwithstanding the foregoing, if the determination date for the Fair Market Value occurs on a weekend, holiday or other day other than a Trading Day, the Fair Market Value will be the price as determined under subsections (t)(i) or (t)(ii) above on the immediately preceding Trading Day, unless otherwise determined by the Administrator. In addition, for purposes of determining the fair market value of shares for any reason other than the determination of the Exercise Price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. Note that the determination of fair market value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.
(u) “Fiscal Year” means a fiscal year of the Company.
(v) “Grant Date” means Grant Date as defined in Section 4(c).
(w) “Incentive Stock Option” means an Option that is intended to qualify and does qualify as an incentive stock option within the meaning of Code Section 422.
(x) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(z) “Option” means a stock option to acquire Shares granted under Section 6.
(aa) “Outside Director” means a Director who is not an Employee.
(bb) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).
(cc) “Participant” means the holder of an outstanding Award.
(dd) “Performance Awards” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be cash- or stock-denominated and may be settled for cash, Shares or other securities or a combination of the foregoing under Section 10.
(ee) “Performance Period” means Performance Period as defined in Section 10(a)
(ff) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
(gg) “Plan” means this 2021 Equity Incentive Plan.
(hh) “Registration Date” means the effective date of the first Registration Statement.
(ii) “Registration Statement” means a registration statement filed by the Company and declared effective under Section 12(b) of the Exchange Act, with respect to any class of the Company’s securities.
(jj) “Restricted Stock” means Shares issued under an Award granted under Section 8 or issued as a result of the early exercise of an Option.
(kk) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value, granted under Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ll) “Securities Act” means U.S. Securities Act of 1933.
(mm) “Service Provider” means an Employee, Director or Consultant.
(nn) “Share” means a share of the Common Stock as adjusted in accordance with Section 13 of the Plan.
(oo) “Stock Appreciation Right” means an Award granted under Section 7.
(pp) “Subsidiary” means a “subsidiary corporation” as defined in Code Section 424(f), in relation to the Company.
(qq) “Tax Withholdings” means tax, social insurance and social security liability or premium obligations in connection with the Awards, including, without limitation, (i) all federal, state, and local income, employment and any other taxes (including the Participant’s U.S. Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or a member of the Company Group, (ii) the Participant’s and, to the extent required by the Company, the fringe benefit tax liability of the Company or a member of the Company Group, if any, associated with the grant, vesting, or exercise of an Award or sale of Shares issued under the Award, and (iii) any other taxes or social insurance or social security liabilities or premium the responsibility for which the Participant has, or has agreed to bear, with respect to such Award, the Shares subject to, or other amounts or property payable under, an Award, or otherwise associated with or related to participation in the Plan and with respect to which the Company or the applicable member of the Company Group has either agreed to withhold or has an obligation to withhold.
(rr) “Ten Percent Owner” means Ten Percent Owner as defined in Section 6(b)(i).
(ss) “Trading Day” means a day on which the primary stock exchange or national market system (or other trading platform, as applicable) on which the Common Stock trades is open for trading.
(tt) “Transaction” means Transaction as defined in Section 14(a).
3. Shares Subject to the Plan.
(a) Allocation of Shares to Plan. The maximum aggregate number of Shares that may be issued under the Plan is:
(i) 39,595,159 Shares, plus
(ii) any Shares subject to awards granted under the Company’s 2008 Stock Plan (the “Existing Plan”) that, on or after the Registration Date, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of Shares to be added to the Plan under this clause (ii) equal to 2,154,771 Shares, plus
(iii) any additional Shares that become available for issuance under the Plan under Sections 3(b) and 3(c).
The Shares may be authorized but unissued Common Stock or Common Stock issued and then reacquired by the Company.
(b) Automatic Share Reserve Increase. The number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2023 Fiscal Year, in an amount equal to the least of:
(i) 91,100,480 Shares,
(ii) five percent (5%) of the total number of shares of all classes of common stock of the Company outstanding on the last day of the immediately preceding Fiscal Year, and
(iii) a lesser number of Shares determined by the Administrator.

(c) Share Reserve Return.
(i) Options and Stock Appreciation Rights. If an Option or Stock Appreciation Right expires or becomes unexercisable without having been exercised in full or is surrendered under an Exchange Program, the unissued Shares subject to the Option or Stock Appreciation Right will become available for future issuance under the Plan.
(ii) Stock Appreciation Rights. Only Shares actually issued pursuant to a Stock Appreciation Right (i.e., the net Shares issued) will cease to be available under the Plan; all remaining Shares originally subject to the Stock Appreciation Right will remain available for future issuance under the Plan.
(iii) Full-Value Awards. Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, or stock-settled Performance Awards that are reacquired by the Company due to failure to vest or are forfeited to the Company will become available for future issuance under the Plan.
(iv) Withheld Shares. Shares used to pay the Exercise Price of an Award or to satisfy Tax Withholdings related to an Award will become available for future issuance under the Plan.
(v) Cash-Settled Awards. If any portion of an Award under the Plan is paid to a Participant in cash rather than Shares, that cash payment will not reduce the number of Shares available for issuance under the Plan.
(d) Incentive Stock Options. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a) plus, to the extent allowable under Code Section 422, any Shares that become available for issuance under the Plan under Sections 3(b) and 3(c).
(e) Adjustment. The numbers provided in Sections 3(a), 3(b), and 3(d) will be adjusted as a result of changes in capitalization and any other adjustments under Section 13.
(f) Substitute Awards. If the Committee grants Awards in substitution for equity compensation awards outstanding under a plan maintained by an entity acquired by or becomes a part of any member of the Company group, the grant of those substitute Awards will not decrease the number of Shares available for issuance under the Plan.
(g) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4. Administration of the Plan.
(a) Procedure.
(i) The Plan will be administered by the Board or a Committee (the “Administrator”). Different Administrators may administer the Plan with respect to different groups of Service Providers. The Board may retain the authority to concurrently administer the Plan with a Committee and may revoke the delegation of some or all authority previously delegated.
(ii) To the extent permitted by Applicable Laws, the Board or a Committee may delegate to one or more subcommittees of the Board or a Committee or officers the authority to grant Awards to Employees of the Company or any of its Subsidiaries, provided that the delegation must comply with any limitations on the authority required by Applicable Laws, including the total number of Shares that may be subject to the Awards granted by such officer(s). This delegation may be revoked at any time by the Board or Committee.
(b) Powers of the Administrator. Subject to the terms of the Plan, any limitations on delegations specified by the Board, and any requirements imposed by Applicable Laws, the Administrator will have the authority, in its sole discretion, to make any determinations and perform any actions deemed necessary or advisable to administer the Plan including:
(i) to determine the Fair Market Value;
(ii) to approve forms of Award Agreements for use under the Plan;

(iii) to select the Service Providers to whom Awards may be granted and grant Awards to such Service Providers;
(iv) to determine the number of Shares to be covered by each Award granted;
(v) to determine the terms and conditions, consistent with the Plan, of any Award granted. Such terms and conditions may include, but are not limited to, the Exercise Price, the time(s) when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating to an Award;
(vi) to institute and determine the terms and conditions of an Exchange Program;
(vii) to construe interpret the Plan and make any decisions necessary to administer the Plan, including but not limited to determining whether and when a Change in Control has occurred;
(viii) to establish, amend and rescind rules and regulations and adopt sub-plans relating to the Plan, including rules, regulations and sub-plans for the purposes of facilitating compliance with applicable non-U.S. laws, easing the administration of the Plan and/or obtaining tax-favorable treatment for Awards granted to Service Providers located outside the U.S., in each case as the Administrator may deem necessary or advisable;
(ix) to interpret, modify or amend each Award (subject to Section 19), including extending the Expiration Date and the post-termination exercisability period of such modified or amended Awards;
(x) to allow Participants to satisfy tax withholding obligations in any manner permitted by Section 16;
(xi) to delegate ministerial duties to any of the Company’s employees;
(xii) to authorize any person to take any steps and execute, on behalf of the Company, any documents required for an Award previously granted by the Administrator to be effective;
(xiii) to temporarily suspend the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes, provided that, unless prohibited by Applicable Laws, such suspension shall be lifted in all cases not less than 10 Trading Days before the last date that the Award may be exercised;
(xiv) to allow Participants to defer the receipt of the payment of cash or the delivery of Shares otherwise due to any such Participants under an Award; and
(xv) to make any determinations necessary or appropriate under Section 13
(c) Grant Date. The grant date of an Award (“Grant Date”) will be the date that the Administrator makes the determination granting such Award or may be a later date if such later date is designated by the Administrator on the date of the determination or under an automatic grant policy. Notice of the determination will be provided to each Participant within a reasonable time after the Grant Date.
(d) Waiver. The Administrator may waive any terms, conditions or restrictions.
(e) Fractional Shares. Except as otherwise provided by the Administrator, any fractional Shares that result from the adjustment of Awards will be canceled. Any fractional Shares that result from vesting percentages will be accumulated and vested on the date that an accumulated full Share is vested.
(f) Electronic Delivery. The Company may deliver by e-mail or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company or another member of the Company Group) all documents relating to the Plan or any Award and all other documents that the Company is required to deliver to its security holders (including prospectuses, annual reports and proxy statements).
(g) Choice of Law; Choice of Forum. The Plan, all Awards and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under this Plan, a Participant’s acceptance of an Award is his or her consent to the jurisdiction of the State of Delaware, and agreement that any such litigation will be conducted in Delaware Court of Chancery, or the federal courts for the United States for the District of Delaware, and no other courts, regardless of where a Participant’s services are performed.
(h) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.
5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
6. Stock Options.
(a) Stock Option Award Agreement. Each Option will be evidenced by an Award Agreement that will specify the number of Shares subject to the Option, per share Exercise Price, its Expiration Date, and such other terms and conditions as the Administrator determines. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. An Option not designated as an Incentive Stock Option is a Nonstatutory Stock Option.
(b) Exercise Price. The Exercise Price for the Shares to be issued upon exercise of an Option will be determined by the Administrator and stated in the Award Agreement, subject to the following:
(i) In the case of an Incentive Stock Option:
(1) granted to an ISO Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary (a “Ten Percent Owner”), the Exercise Price for the Shares to be issued will be no less than 110% of the Fair Market Value per Share on the date of grant; and
(2) granted to any ISO Employee other than a Ten Percent Owner, the Exercise Price for the Shares to be issued will be no less than 100% of the Fair Market Value per Share on the date of grant.
(ii) In the case of a Nonstatutory Stock Option, the Exercise Price for the Shares to be issued will be no less than 100% of the Fair Market Value per Share on the date of grant.
(iii) Notwithstanding the foregoing, Options may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code or (ii) to a Service Provider that is not a U.S. taxpayer.
(c) Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option. Unless the Administrator determines otherwise, the consideration may consist of any one or more or combination of the following, to the extent permitted by Applicable Laws:
(i) cash;
(ii) check or wire transfer;
(iii) promissory note, if and to the extent approved by the Company;
(iv) other Shares that have a fair market value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option will be exercised. To the extent not prohibited by the Administrator, this shall include the ability to tender Shares to exercise the Option and then use the Shares received on exercise to exercise the Option with respect to additional Shares;
(v) consideration received by the Company under a cashless exercise arrangement (whether through a broker or otherwise) implemented by the Company for the exercise of Options that has been approved by the Administrator, if and to the extent permitted by the Company with respect to a particular Award;
(vi) consideration received by the Company under a net exercise program under which Shares are withheld from otherwise deliverable Shares that has been approved by the Administrator, if and to the extent permitted by the Company with respect to a particular Award; and

(vii) any other consideration or method of payment to issue Shares (provided that other forms of considerations may only be approved by the Administrator).
The Administrator has the power to remove or limit any of the above forms of consideration for exercising an Option except for the payment of cash at any time in its sole discretion.
(d) Term of Option. The term of each Option will be determined by the Administrator and stated in the Award Agreement, provided that, in the case of an Incentive Stock Option: (a) granted to a Ten Percent Owner, the Option may not be exercisable after the expiration of 5 years from the date such Option is granted, or such shorter term as may be provided in the Award Agreement; and (b) granted to an ISO Employee other than a Ten Percent Owner, the Option may not be exercisable after the expiration of 10 years from the date such Option is granted term, or such shorter term as may be provided in the Award Agreement.
(e) Incentive Stock Option Limitations.
(i) To the extent that the aggregate fair market value of the shares with respect to which incentive stock options under Code Section 422(b) are exercisable for the first time by a Participant during any calendar year (under all plans and agreements of the Company Group) exceeds $100,000, the incentive stock options whose value exceeds $100,000 will be treated as nonstatutory stock options. Incentive stock options will be considered in the order in which they were granted. For this purpose, the fair market value of the shares subject to an option will be determined as of the grant date of each option.
(ii) If an Option is designated in the Administrator action that granted it as an Incentive Stock Option but the terms of the Option do not comply with Sections 6(b) and 6(d), then the Option will not qualify as an Incentive Stock Option.
(f) Exercise of Option. An Option is exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholdings). Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, despite the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. An Option may not be exercised for a fraction of a Share. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan (except as provided in Section 3(c) and for purchase under the Option, by the number of Shares as to which the Option is exercised.
(i) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon such cessation as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within thirty (30) days of such cessation, or such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6(d), as applicable) to the extent that the Option is vested on the date of cessation. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if on the date of such cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(ii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within six (6) months of cessation, or such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6(d), as applicable) to the extent the Option is vested on the date of cessation. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if on the date of cessation the Participant is not vested as to his or her entire Option, the

Shares covered by the unvested portion of the Option will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iii) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within six (6) months following the Participant’s death, or within such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6(d), as applicable) to the extent that the Option is vested on the date of death, by the Participant’s designated beneficiary, provided the Administrator has permitted the designation of a beneficiary and provided such beneficiary has been designated prior to the Participant’s death in a form (if any) acceptable to the Administrator. If the Administrator has not permitted the designation of the beneficiary or if no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. If the Option is exercised pursuant to this Section 6(f)(iii), Participant’s designated beneficiary or personal representative shall be subject to the terms of this Plan and the Award Agreement, including but not limited to the restrictions on transferability and forfeitability applicable to the Service Provider. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(g) Expiration of Options. Subject to Section 6(d), an Option’s Expiration Date will be set forth in the Award Agreement. An Option may expire before its expiration date under the Plan (including pursuant to Sections 6(f), 13, 14, or 17(c) or under the Award Agreement.
(h) Tolling of Expiration. If exercising an Option prior to its expiration is not permitted because of Applicable Laws, other than the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted, the Option will remain exercisable until 30 days after the first date on which exercise no longer would be prevented by such provisions; provided, however, that this tolling of expiration shall not apply if and to the extent the holder of such Option is a United States taxpayer and the tolling would result in a violation of Section 409A such that the Option would be subject to additional taxation or interest under Section 409A. If this would result in the Option remaining exercisable past its Expiration Date, then unless earlier terminated pursuant to Section 14, the Option will remain exercisable only until the end of the later of (x) the first day on which its exercise would not be prevented by Section 20(a) and (y) its Expiration Date.
7. Stock Appreciation Rights.
(a) Stock Appreciation Right Award Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the number of Shares subject to the Stock Appreciation Right, its per share Exercise Price, its Expiration Date, and such other terms and conditions as the Administrator determines.
(b) Exercise Price. The Exercise Price of a Stock Appreciation Right will be determined by the Administrator, provided that in the case of a Stock Appreciation Right granted to a U.S. taxpayer, the Exercise Price will be no less than 100% of the Fair Market Value of a Share on the date of grant.
(c) Payment of Stock Appreciation Right Amount. Payment upon Stock Appreciation Right exercise may be made in cash, in Shares (which, on the date of exercise, have an aggregate Fair Market Value equal to the amount of payment to be made under the Award), or any combination of cash and Shares, with the determination of form of payment made by the Administrator. When a Participant exercises a Stock Appreciation Right, he or she will be entitled to receive a payment from the Company equal to:
(i) the excess, if any, between the fair market value on the date of exercise over the Exercise Price multiplied by

(ii) the number of Shares with respect to which the Stock Appreciation Right is exercised.
(d) Exercise of Stock Appreciation Right. A Stock Appreciation Right is exercised when the Company receives a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Stock Appreciation Right. Shares issued upon exercise of a Stock Appreciation Right will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to a Stock Appreciation Right, despite the exercise of the Stock Appreciation Right. The Company will issue (or cause to be issued) such Shares promptly after the Stock Appreciation Right is exercised. A Stock Appreciation Right may not be exercised for a fraction of a Share. Exercising a Stock Appreciation Right in any manner will decrease (x) the number of Shares thereafter available under the Stock Appreciation Right by the number of Shares as to which the Stock Appreciation Right is exercised and (y) the number of Shares thereafter available under the Plan by the number of Shares issued upon such exercise.
(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right’s Expiration Date will be set forth in the Award Agreement. A Stock Appreciation Right may expire before its expiration date under the Plan (including pursuant to Sections 13, 14, or 17(c)) or under the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) relating to the maximum term and Section 6(f) relating to exercise also will apply to Stock Appreciation Rights.
(f) Tolling of Expiration. If exercising a Stock Appreciation Right prior to its expiration is not permitted because of Applicable Laws, other than the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted, the Stock Appreciation Right will remain exercisable until 30 days after the first date on which exercise no longer would be prevented by such provisions; provided, however, that this tolling of expiration shall not apply if and to the extent the holder of such Stock Appreciation Right is a United States taxpayer and the tolling would result in a violation of Section 409A such that the Stock Appreciation Right would be subject to additional taxation or interest under Section 409A. If this would result in the Stock Appreciation Right remaining exercisable past its Expiration Date, then unless earlier terminated pursuant to Section 14, the Stock Appreciation Right will remain exercisable only until the end of the later of (x) the first day on which its exercise would not be prevented by Section 20(a) and (y) its Expiration Date.
8. Restricted Stock.
(a) Restricted Stock Award Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the number of Shares subject to the Award of Restricted Stock and such other terms and conditions as the Administrator determines. For the avoidance of doubt, Restricted Stock may be granted without any Period of Restriction (e.g., vested stock bonuses). Unless the Administrator determines otherwise, Shares of Restricted Stock will be held in escrow while unvested.
(b) Restrictions.
(i) Except as provided in this Section 8(b) or the Award Agreement, while unvested, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated.
(ii) While unvested, Service Providers holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(iii) Service Providers holding a Share covered by an Award of Restricted Stock will not be entitled to receive dividends and other distributions paid with respect to such Shares while such Shares are unvested, unless the Administrator provides otherwise. If the Administrator provides that dividends and distributions will be received and any such dividends or distributions are paid in cash they will be subject to the same provisions regarding forfeitability as the Shares with respect to which they were paid and if such dividend or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares with respect to which they were paid and, unless the Administrator determines otherwise, the Company will hold such dividends until the restrictions on the Shares with respect to which they were paid have lapsed.

(iv) Except as otherwise provided in this Section 8(b) or an Award Agreement, a Share covered by each Award of Restricted Stock made under the Plan will be released from escrow when practicable after the last day of the applicable Period of Restriction.
(v) The Administrator may impose, prior to grant, or remove any restrictions on Shares covered by an Award of Restricted Stock.
9. Restricted Stock Units.
(a) Restricted Stock Unit Award Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the number of Restricted Stock Units subject to the Award of Restricted Stock Units and such other terms and conditions as the Administrator determines.
(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria, if any, that, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (that may include continued employment or service) or any other basis determined by the Administrator in its sole discretion.
(c) Earning Restricted Stock Units. Upon meeting any applicable vesting criteria, the Participant will have earned the Restricted Stock Units and will be paid as determined in Section 9(d). The Administrator may reduce or waive any criteria that must be met to earn the Restricted Stock Units.
(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made at the time(s) set forth in the Award Agreement and determined by the Administrator. Unless otherwise provided in the Award Agreement, the Administrator may settle earned Restricted Stock Units in cash, Shares, or a combination of both.
10. Performance Awards.
(a) Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify the specify any time period during which any performance objectives or other vesting provisions, if any, will be measured (“Performance Period”), and such other terms and conditions as the Administrator determines.
(b) Objectives or Vesting Provisions and Other Terms. The Administrator will set objectives or vesting provisions that, depending on the extent to which the objectives or vesting provisions are met, will determine the value of the payout for the Performance Awards. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (that may include continued employment or service) or any other basis determined by the Administrator in its sole discretion.
(c) Form and Timing of Payment. Payment of earned Performance Awards will be made at the time(s) specified in the Award Agreement. Payment with respect to earned Performance Awards will be made in cash, in Shares of equivalent value, or any combination of cash and Shares, with the determination of form of payment made by the Administrator at the time of payment or, in the discretion of the Administrator, at the time of grant.
(d) Value of Performance Awards. Each Performance Award’s threshold, target, and maximum payout values will be established by the Administrator on or before the Grant Date.
(e) Earning Performance Awards. After an applicable Performance Period has ended, the holder of a Performance Award will be entitled to receive a payout for the Performance Award earned by the Participant over the Performance Period. The Administrator may reduce or waive any performance objectives or other vesting provisions for such Performance Award.
11. Leaves of Absence/ Reduced or Part-time Work Schedule/Transfer Between Locations/Change of Status.
(a) Leaves of Absence/ Reduced or Part-time Work Schedule/Transfer Between Locations. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder will be adjusted or suspended during any unpaid leave of absence in accordance with the Company’s leave of absence policy in effect at the time of such leave. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or within the Company Group. In addition, unless the Administrator provides otherwise or as otherwise required by Applicable Laws, if, after the date of grant of a Participant’s Award, the Participant commences working on a part-time or reduced work schedule basis, the vesting of such Award will be adjusted in accordance with the Company’s reduced work schedule/ part-time policy then in effect. Adjustments or suspensions of vesting pursuant to this Section shall be accomplished in a manner that is exempt from or complies with the requirements of Code Section 409A and the regulations and guidance thereunder.
(b) Employment Status. A Participant will not cease to be a Service Provider in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company (or member of the Company Group) or between the Company or any member of the Company Group.
(c) Incentive Stock Options. With respect to Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by a Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
12. Transferability of Awards. Unless determined otherwise by the Administrator, or otherwise required by Applicable Laws, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, the Award will be limited by any additional terms and conditions imposed by the Administrator. Any unauthorized transfer of an Award will be void.
13. Adjustments; Dissolution or Liquidation.
(a) Adjustments. If any extraordinary dividend or other extraordinary distribution (whether in cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, other change in the corporate structure of the Company affecting the Shares, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any of its successors) affecting the Shares occurs (including a Change in Control), the Administrator, to prevent diminution or enlargement of the benefits or potential benefits intended to be provided under the Plan, will adjust the number and class of shares that may be delivered under the Plan and/or the number, class, and price of shares covered by each outstanding Award, and the numerical Share limits in Section 3. Notwithstanding the foregoing, the conversion of any convertible securities of the Company and ordinary course repurchases of Shares or other securities of the Company will not be treated as an event that will require adjustment.
(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant, at such time prior to the effective date of such proposed transaction as the Administrator determines. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
14. Change in Control or Merger.
(a) Administrator Discretion. If a Change in Control or a merger of the Company with or into another corporation or other entity occurs (each, a “Transaction”), each outstanding Award will be treated as the Administrator determines (subject to the provisions of this Section), without a Participant’s consent, including that such Award be continued by the successor corporation or a Parent or Subsidiary of the successor corporation (or an affiliate thereof) or that the vesting of any such Awards may accelerate automatically upon consummation of a Transaction.
(b) Identical Treatment Not Required. The Administrator need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Administrator may take different actions with respect to the vested and unvested portions of an Award. The Administrator will not be required to treat all Awards similarly in the Transaction.

(c) Continuation. An Award will be considered continued if, following the Change in Control or merger:
(i) the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Transaction, the consideration (whether stock, cash, or other securities or property) received in the Transaction by holders of Shares for each Share held on the effective date of the Transaction (and if holders were offered a choice of consideration, the type of consideration received by the holders of a majority of the outstanding Shares) and the Award otherwise is continued in accordance with its terms (including vesting criteria, subject to Section 14(c)(iii) below and Section 13(a); provided that if the consideration received in the Transaction is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercising an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, or Performance Award, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Transaction; or
(ii) the Award is terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the Transaction. Any such cash or property may be subjected to any escrow applicable to holders of Common Stock in the Change in Control. If as of the date of the occurrence of the Transaction the Administrator determines that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment. The amount of cash or property can be subjected to vesting and paid to the Participant over the original vesting schedule of the Award.
(iii) Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Transaction corporate structure will not invalidate an otherwise valid Award assumption.
(d) Modification. The Administrator will have authority to modify Awards in connection with a Change in Control or merger:
(i) in a manner that causes the Awards to lose their tax-preferred status,
(ii) to terminate any right a Participant has to exercise an Option prior to vesting in the Shares subject to the Option (i.e., “early exercise”), so that following the closing of the Transaction the Option may only be exercised only to the extent it is vested;
(iii) to reduce the Exercise Price subject to the Award in a manner that is disproportionate to the increase in the number of Shares subject to the Award, as long as the amount that would be received upon exercise of the Award immediately before and immediately following the closing of the Transaction is equivalent and the adjustment complies with U.S. Treasury Regulation Section 1.409A-1(b)(v)(D); and
(iv) to suspend a Participant’s right to exercise an Option during a limited period of time preceding and or following the closing of the Transaction without Participant consent if such suspension is administratively necessary or advisable to permit the closing of the Transaction.
(e) Non-Continuation. If the successor corporation does not continue an Award (or some portion such Award), the Participant will fully vest in (and have the right to exercise) 100% of the then-unvested Shares subject to his or her outstanding Options and Stock Appreciation Rights, all restrictions on 100% of the Participant’s outstanding Restricted Stock and Restricted Stock Units will lapse, and, regarding 100% of Participant’s outstanding Awards with performance-based vesting, all performance goals or other vesting criteria will be treated as achieved at 100% of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In no event will vesting of an Award accelerate as to more than 100% of the Award. Unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if Options or Stock Appreciation Rights are not continued when a Change in Control or a merger of the Company with or into another corporation or other entity occurs, the Administrator will notify the Participant in writing or electronically that the Participant’s vested Options or Stock Appreciation Rights (after considering the foregoing vesting acceleration, if any) will be exercisable for a period of time determined by the Administrator in its sole discretion and all of the Participant’s Options or Stock Appreciation Rights will terminate upon the expiration of such period (whether vested or unvested).
15. Outside Director Awards.
(a) Outside Director Limits. No Outside Director may be paid, issued or granted, in any Fiscal Year, cash retainer fees and equity awards (including any Awards issued under this Plan) with an aggregate value greater than $600,000, increased to $900,000 in connection with his or her initial service (with the value of each equity award based on its grant date fair value (determined in accordance with U.S. generally accepted accounting principles)). Any cash compensation paid or Awards granted to an individual for his or her services as an Employee, or for his or her services as a Consultant (other than as an Outside Director), will not count for purposes of the limitation under this Section 15(a).
(b) Outside Director Acceleration. With respect to Awards granted to an Outside Director, in the event of a Change in Control, the Participant will fully vest in and have the right to exercise outstanding Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on other outstanding Awards will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement, a Company policy related to Director compensation, or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, that specifically references this default rule.
16. Tax Matters.
(a) Withholding Requirements. Prior to the delivery of any Shares or cash under an Award (or exercise thereof) or such earlier time as any Tax Withholding are due, the Company may deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any Tax Withholding with respect to such Award or Shares subject to an Award (including upon exercise of an Award).
(b) Withholding Arrangements. The Administrator, in its sole discretion and under such procedures as it may specify from time to time, may elect to satisfy such Tax Withholding, in whole or in part (including in combination) by (without limitation) (i) requiring the Participant to pay cash, check or other cash equivalents, (ii) withholding otherwise deliverable cash (including cash from the sale of Shares issued to the Participant) or Shares having a fair market value equal to the amount required to be withheld or such greater amount (including up to a maximum statutory amount) as the Administrator may determine or permit if such amount does not result in unfavorable financial accounting treatment, as the Administrator determines in its sole discretion, (iii) forcing the sale of Shares issued pursuant to an Award (or exercise thereof) having a fair market value equal to the minimum statutory amount applicable in a Participant’s jurisdiction or a greater amount as the Administrator may determine or permit if such greater amount would not result in unfavorable financial accounting treatment, as the Administrator determines in its sole discretion, (iv) requiring the Participant to deliver to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or a greater amount as the Administrator may determine or permit if such greater amount would not result in unfavorable financial accounting treatment, as the Administrator determines in its sole discretion, (v) requiring the Participant to engage in a cashless exercise transaction (whether through a broker or otherwise) implemented by the Company in connection with the Plan, (vi) having the Company or a Parent or Subsidiary withhold from wages or any other cash amount due or to become due to the Participant and payable by the Company or any Parent or Subsidiary, or (vii) such other consideration and method of payment for the meeting of Tax Withholding as the Administrator may determine to the extent permitted by Applicable Laws, provided that, in all instances, the satisfaction of the Tax Withholding will not result in any adverse accounting consequence to the Company, as the Administrator may determine in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date the amount of tax to be withheld is calculated or such other date as Administrator determines is applicable or appropriate with respect to the Tax Withholding calculation.
(c) Compliance With Code Section 409A. Unless the Administrator determines that compliance with Code Section 409A is not necessary, it is intended that Awards will be designed and operated so that they are either exempt or excepted from the application of Code Section 409A or comply with any requirements necessary to avoid the imposition of additional tax under Code Section 409A(a)(1)(B) so that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A and the Plan and each Award Agreement will be interpreted consistent with this intent. This Section 16(c) is not a guarantee to any Participant of the consequences of his or her Awards. In no event will the Company have any responsibility, liability or obligation to reimburse, indemnify or hold harmless Participant for any taxes that may be imposed or other costs that may be incurred, as a result of Section 409A.
17. Other Terms.
(a) No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right regarding continuing the Participant’s relationship as a Service Provider with the Company or member of the Company Group, nor will they interfere with the Participant’s right, or the Participant’s employer’s right, to terminate such relationship at any time free from any liability or claim under the Plan.
(b) Interpretation and Rules of Construction. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”
(c) Plan Governs. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of any Grant Agreement, the terms and conditions of the Plan will prevail.
(d) Forfeiture Events.
(i) All Awards granted under the Plan will be subject to recoupment under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including without limitation to any reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 17(d)(i) is specifically mentioned and waived in an Award Agreement or other document, no recovery of compensation under a clawback policy or otherwise will be an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or a member of the Company Group.
(ii) The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but will not be limited to, termination of such Participant’s status as Service Provider for cause or any specified action or inaction by a Participant that would constitute cause for termination of such Participant’s status as a Service Provider.
18. Term of Plan. Subject to Section 21, the Plan will become effective upon the business day immediately prior to the Registration Date. It will continue in effect until terminated under Section 19, but no Incentive Stock Options may be granted after ten (10) years from the date the Plan is adopted by the Board and Section 3(b) will operate only until the tenth (10th) anniversary of the date the Plan is adopted by the Board.
19. Amendment and Termination of the Plan.
(a) Amendment and Termination. The Administrator, in its sole discretion, may amend, alter, suspend or terminate the Plan or any part thereof, at any time and for any reason.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary or desirable to comply with Applicable Laws.
(c) Consent of Participants Generally Required. Subject to Section 19(d) below, no amendment, alteration, suspension or termination of the Plan or an Award under it will materially impair the rights of any Participant without a signed, written agreement authorized by the Administrator between the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it regarding Awards granted under the Plan prior to such termination.
(d) Exceptions to Consent Requirement.
(i) A Participant’s rights will not be deemed to have been impaired by any amendment, alteration, suspension or termination if the Administrator, in its sole discretion, determines that the amendment, alteration, suspension or termination taken as a whole, does not materially impair the Participant’s rights; and
(ii) Subject to any limitations of Applicable Laws, the Administrator may amend the terms of any one or more Awards without the affected Participant’s consent even if it does materially impair the Participant’s right if such amendment is done
(ii) in a manner specified by the Plan,
(iii) to maintain the qualified status of the Award as an Incentive Stock Option under Code Section 422,
(iv) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award only because it impairs the qualified status of the Award as an Incentive Stock Option under Code Section 422,
(v) to clarify the manner of exemption from Code Section 409A or compliance with any requirements necessary to avoid the imposition of additional tax or interest under Code Section 409A(a)(1)(B), or
(vi) to comply with other Applicable Laws.
20. Conditions Upon Issuance of Shares.
(a) Legal Compliance. The Company will make good faith efforts to comply with all Applicable Laws related to the issuance of Shares. Shares will not be issued pursuant to an Award, including without limitation upon exercise or vesting thereof, as applicable, unless the issuance and delivery of such Shares and exercise or vesting of the Award, as applicable, will comply with Applicable Laws. If required by the Administrator, issuance will be further subject to the approval of counsel for the Company with respect to such compliance. If the Company determines it to be impossible or impractical to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any Applicable Laws, registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability regarding the failure to issue or sell such Shares as to which such authority, registration, qualification or rule compliance was not obtained and the Administrator reserves the authority, without the consent of a Participant, to terminate or cancel Awards with or without consideration in such a situation.
(b) Investment Representations. As a condition to the exercise or vesting of an Award, the Company may require the person exercising such Award to represent and warrant during any such exercise or vesting that the Shares are being purchased only for investment and with no present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
(c) Failure to Accept Award. If a Participant has not accepted an Award to the extent such acceptance has been requested or required by the Company or has not taken all administrative and other steps (e.g., setting up an account with a broker designated by the Company) necessary for the Company to issue Shares upon the vesting, exercise, or settlement of the Award prior to the first date the Shares subject to such Award are scheduled to vest, then the portion of the Award scheduled to vest on such date will be cancelled on such date and such Shares subject to the Award immediately will revert to the Plan for no additional consideration unless otherwise provided by the Administrator.
21. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

Appendix G
MINERVA SURGICAL, INC.

2021 EMPLOYEE STOCK PURCHASE PLAN
1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock through accumulated Contributions. The Company intends for the Plan to have two components: a component that is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “423 Component”) and a component that is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “Non-423 Component”). The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. An option to purchase shares of Common Stock under the Non-423 Component will be granted pursuant to rules, procedures, or sub-plans adopted by the Administrator designed to achieve tax, securities laws, or other objectives for Eligible Employees and the Company. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
2. Definitions.
(a) “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.
(b) “Affiliate” means any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.
(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.
(d) “Board” means the Board of Directors of the Company.
(e) “Change in Control” means the occurrence of any of the following events:
(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12)-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection, the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final U.S. Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(f) “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(g) “Committee” means a committee of the Board appointed in accordance with Section 14 hereof.
(h) “Common Stock” means the common stock of the Company.
(i) “Company” means Minerva Surgical, Inc., a Delaware corporation, or any successor thereto.
(j) “Compensation” includes an Eligible Employee’s base straight time gross earnings but excludes payments for incentive compensation, bonuses, payments for overtime and shift premium, equity compensation income and other similar compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.
(k) “Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.
(l) “Designated Company” means any Subsidiary or Affiliate of the Company that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies, provided, however that at any given time, a Subsidiary that is a Designated Company under the 423 Component will not be a Designated Company under the Non-423 Component.
(m) “Director” means a member of the Board.
(n) “Eligible Employee” means any individual who is a common law employee providing services to the Company or a Designated Company and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under applicable local law) for purposes of any separate Offering or the Non-423 Component. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (for each Offering under the 423 Component, on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering under the 423 Component in an identical manner to all highly compensated individuals of the Employer whose Eligible Employees are participating in that Offering under the 423 Component. Each exclusion will be applied with respect to an Offering in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii). Such exclusions may be applied with respect to an Offering under the Non-423 Component without regard to the limitations of Treasury Regulation Section 1.423-2.
(o) “Employer” means the employer of the applicable Eligible Employee(s).
(p) “Enrollment Date” means the first Trading Day of an Offering Period.
(q) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
(r) “Exercise Date” means the last Trading Day of the Purchase Period. Notwithstanding the foregoing, in the event that an Offering Period is terminated prior to its expiration pursuant to Section 20(a), the Administrator, in its sole discretion, may determine that any Purchase Period also terminating under such Offering Period will terminate without options being exercised on the Exercise Date that otherwise would have occurred on the last Trading Day of such Purchase Period.
(s) “Fair Market Value” means, as of any date, closing sales price for Common Stock as quoted on any established stock exchange or national market system (including without limitation the New York Stock Exchange, NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market) on which the Common Stock is listed on the date of determination (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the determination date for the Fair Market Value occurs on a non-trading day (i.e., a weekend or holiday), the Fair Market Value will be such price on the immediately preceding trading day, unless otherwise determined by the Administrator. In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator. The determination of fair market value for purposes of tax withholding may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.
(t) “Fiscal Year” means a fiscal year of the Company.
(u) “New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.
(v) “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).
(w) “Offering Periods” means a period beginning on such date as may be determined by the Administrator in its discretion and ending on such Exercise Date as may be determined by the Administrator in its discretion, in each case on a uniform and nondiscriminatory basis. The duration and timing of Offering Periods may be changed pursuant to Sections 4, 20 and 30.
(x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(y) “Participant” means an Eligible Employee that participates in the Plan.
(z) “Plan” means this Minerva Surgical, Inc. 2021 Employee Stock Purchase Plan.
(aa) “Purchase Period” means the period during an Offering Period during which shares of Common Stock may be purchased on a Participant’s behalf in accordance with the terms of the Plan. Unless otherwise determined by the Administrator, Purchase Periods will coincide with Offering Periods.
(bb) “Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other Applicable Law, regulation or stock exchange rule) or pursuant to Section 20.
(cc) “Registration Date” means the effective date of the Registration Statement.
(dd) “Registration Statement” means the registration statement on Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Common Stock.
(ee) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(ff) “Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.
(gg) “U.S. Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation will include such Treasury Regulation, the section of the Code under which such regulation was promulgated, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such Section or regulation.
3. Eligibility.
(a) Offering Periods. Any Eligible Employee on a given Enrollment Date will be eligible to participate in the Plan, subject to the requirements of Section 5.
(b) Non-U.S. Employees. Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, Eligible Employees may be excluded from participation in the Plan or an Offering if the Administrator determines that participation of such Eligible Employees is not advisable or practicable.
(c) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.
4. Offering Periods. The Plan will be implemented by consecutive Offering Periods commencing and ending on such dates as determined by the Administrator. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period may last more than twenty-seven (27) months.
5. Participation. An Eligible Employee may participate in the Plan pursuant to Section 3(a) by (i) submitting to the Company’s stock administration office (or its designee) a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose or (ii) following an electronic or other enrollment procedure determined by the Administrator, in either case on or before a date determined by the Administrator prior to an applicable Enrollment Date.
6. Contributions.
(a) At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have Contributions (in the form of payroll deductions or otherwise, to the extent permitted by the Administrator) made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation that he or she receives on the pay day. The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Purchase Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.
(b) In the event Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day on or prior to the last Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof; provided, however, that for the first Offering Period, payroll deductions will commence on the first pay day on or following the end of the Enrollment Window.
(c) All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages of his or her Compensation only. A Participant may not make any additional payments into such account.
(d) A Participant may discontinue his or her participation in the Plan as provided under Section 10. Unless otherwise determined by the Administrator, during a Purchase Period, a Participant may not increase the rate of his or her Contributions and may only decrease the rate of his or her Contributions one (1) time and such decrease must be to a Contribution rate of zero percent (0%). Any such decrease during a Purchase Period requires the Participant (i) properly completing and submitting to the Company’s stock administration office (or its designee) a new subscription agreement authorizing the change in Contribution rate in the form provided by the Administrator for such purpose or (ii) following an electronic or other procedure prescribed by the Administrator, in either case on or before a date determined by the Administrator prior to an applicable Exercise Date. If a Participant has not followed such procedures to change the rate of Contributions, the rate of his or her Contributions will continue at the originally elected rate throughout the Purchase Period and future Offering Periods and Purchase Periods (unless the Participant’s participation is terminated as provided in Sections 10 or 11). The Administrator may, in its sole discretion, amend the nature and/or number of Contribution rate changes that may be made by Participants during any Offering Period or Purchase Period and may establish other conditions or limitations as it deems appropriate for Plan administration. Any change in the rate of Contributions made pursuant to this Section 6(d) will be effective as of the first (1st) full payroll period following five (5) business days after the date on which the change is made by the Participant (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c), a Participant’s Contributions may be decreased to zero percent (0%) at any time during a Purchase Period. Subject to Section 423(b)(8) of the Code and Section 3(c) hereof, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.
(f) Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Participants to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law, (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code; or (iii) the Participants are participating in the Non-423 Component.
(g) At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).
7. Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Purchase Period more than a fixed number of shares of Common Stock (subject to any adjustment pursuant to Section 19) in an amount that the Administrator may establish from time to time, in its discretion and on a uniform and nondiscriminatory basis, for all options to be granted on any Enrollment Date, and provided further that such purchase will be subject to the limitations set forth in Sections 3(c) and 13. The Eligible Employee may accept the grant of such option (i) with respect to the first Offering Period by submitting a properly completed subscription agreement in accordance with the requirements of Section 5 on or before the last day of the Enrollment Window, and (ii) with respect to any subsequent Offering Period under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Purchase Period. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.
8. Exercise of Option.
(a) Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on each Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account. No fractional shares of Common Stock will be purchased; any Contributions accumulated in a Participant’s account, which are not sufficient to purchase a full share will be retained in the Participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10. Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.
9. Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.
10. Withdrawal.
(a) A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose (which may be similar to the form attached hereto as Exhibit B), or (ii) following an electronic or other withdrawal procedure determined by the Administrator. The Administrator may set forth a deadline of when a withdrawal must occur to be effective prior to a given Exercise Date in accordance with policies it may approve from time to time. All of the Participant’s Contributions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.
(b) A Participant’s withdrawal from an Offering Period will not have any effect on his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.
11. Termination of Employment. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant’s option will be automatically terminated. Unless otherwise provided by the Administrator, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company will not be treated as terminated under the Plan; however, if a Participant transfers from an Offering under the 423 Component to the Non-423 Component, the exercise of the option will be qualified under the 423 Component only to the extent it complies with Section 423 of the Code, unless otherwise provided by the Administrator.

12. Interest. No interest will accrue on the Contributions of a participant in the Plan, except as may be required by Applicable Law, as determined by the Company, and if so required by the laws of a particular jurisdiction, will apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).
13. Stock.
(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 4,045,183 shares of Common Stock. The number of shares of Common Stock available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2023 Fiscal Year equal to the least of (i) 9,110,048 shares of Common Stock, (ii) one percent (1%) of the outstanding shares of Common Stock on the last day of the immediately preceding Fiscal Year, or (iii) an amount determined by the Administrator.
(b) Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will have only the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.
(c) Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.
14. Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to delegate ministerial duties to any of the Company’s employees, to designate separate Offerings under the Plan, to designate Subsidiaries and Affiliates of the Company as participating in the 423 Component or Non-423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan will govern the operation of such sub-plan). Unless otherwise determined by the Administrator, the Eligible Employees eligible to participate in each sub-plan will participate in a separate Offering or in the Non-423 Component. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision, and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.
15. Designation of Beneficiary.
(a) If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
(c) All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 15(a) and (b) above, the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).
16. Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.
17. Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings or for Participants in the Non-423 Component for which Applicable Laws require that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party. Until shares of Common Stock are issued, Participants will have only the rights of an unsecured creditor with respect to such shares.
18. Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.
19. Adjustments, Dissolution, Liquidation, Merger, or Change in Control.
(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 13.
(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.
(c) Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period will end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.
20. Amendment or Termination.
(a) The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 12 hereof) as soon as administratively practicable.
(b) Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods or Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.
(c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i) amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;
(ii) altering the Purchase Price for any Offering Period or Purchase Period including an Offering Period or Purchase Period underway at the time of the change in Purchase Price;
(iii) shortening any Offering Period or Purchase Period by setting a New Exercise Date, including an Offering Period or Purchase Period underway at the time of the Administrator action;
(iv) reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and
(v) reducing the maximum number of shares of Common Stock a Participant may purchase during any Offering Period or Purchase Period.
Such modifications or amendments will not require stockholder approval or the consent of any Participants.
21. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
22. Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the

U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.
As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
23. Code Section 409A. The 423 Component of the Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company and any Parent, Subsidiary or Affiliate will have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Code Section 409A.
24. Term of Plan. The Plan will become effective upon the later to occur of (i) its adoption by the Board or (ii) the business day immediately prior to the Registration Date. It will continue in effect for a term of twenty (20) years, unless sooner terminated under Section 20.
25. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
26. Governing Law. The Plan will be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).
27. No Right to Employment. Participation in the Plan by a Participant will not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary or Affiliate of the Company, as applicable. Further, the Company or a Subsidiary or Affiliate of the Company may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.
28. Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.
29. Compliance with Applicable Laws. The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.
30. Automatic Transfer to Low Price Offering Period. To the extent permitted by Applicable Laws, if the Fair Market Value on any Exercise Date in an Offering Period is lower than the Fair Market Value on the Enrollment Date of such Offering Period, then all Participants in such Offering Period automatically will be withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

EXHIBIT A
MINERVA SURGICAL, INC.

2021 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT
Original Application	Offering Date:
Change in Payroll Deduction Rate
1.         (“Employee”) hereby elects to participate in the Minerva Surgical, Inc. 2021 Employee Stock Purchase Plan (the “Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan. Unless otherwise defined herein, the terms defined in the 2021 Employee Stock Purchase Plan (the “Plan”) shall have the same defined meanings in this Subscription Agreement.
2. Employee hereby authorizes payroll deductions from each paycheck in the amount of    % (from 0 to fifteen percent (15%)) of his or her Compensation on each payday during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)
3. Employee understands that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. Employee understands that if he or she does not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise his or her option and purchase Common Stock under the Plan.
4. Employee has received a copy of the complete Plan and its accompanying prospectus. Employee understands that his or her participation in the Plan is in all respects subject to the terms of the Plan.
5. Shares of Common Stock purchased by Employee under the Plan should be issued in the name(s) of       (Employee or Employee and Spouse only).
6. Employee understands that if he or she disposes of any shares that he or she purchased under the Plan within two (2) years after the Enrollment Date (the first day of the Offering Period during which he or she purchased such shares) or one (1) year after the applicable Exercise Date, he or she will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased over the price paid for the shares. Employee hereby agrees to notify the Company in writing within thirty (30) days after the date of any disposition of such shares and to make adequate provision for federal, state or other tax withholding obligations, if any, that arise upon the disposition of such shares. The Company may, but will not be obligated to, withhold from Employee’s compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to Employee’s sale or early disposition of such shares. Employee understands that if he or she disposes of such shares at any time after the expiration of the two (2)-year and one-(1) year holding periods, he or she will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the purchase price paid for the shares, or (ii) fifteen percent (15%) of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. Employee hereby agrees to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon Employee’s eligibility to participate in the Plan.
Employee’s Social Security Number:
Employee’s Address:

EMPLOYEE UNDERSTANDS THAT THIS SUBSCRIPTION AGREEMENT WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY EMPLOYEE.
Dated:

Signature of Employee

EXHIBIT B
MINERVA SURGICAL, INC.

2021 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL
Unless otherwise defined herein, the terms defined in the 2021 Employee Stock Purchase Plan (the “Plan”) shall have the same defined meanings in this Notice of Withdrawal.
The undersigned Participant in the Offering Period of the Minerva Surgical, Inc. 2021 Employee Stock Purchase Plan that began on       ,      (the “Offering Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be terminated automatically. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned will be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.
Name and Address of Participant:

Signature:

Date:

minerva
The Uterine Health Company

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D94907-S60580 KEEP THIS PORTION FOR YOUR RECORDS

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MINERVA SURGICAL INC.

The Board of Directors recommends you vote "For" each of the proposals

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D94908-S60580

MINERVA SURGICAL INC.
Special Meeting of Stockholders
Tuesday, February 7, 2023 9:00 a.m. Pacific Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Ross A. Jaffe, M.D. and Todd Usen, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Stockholders of Minerva Surgical, Inc., to be held February 7, 2023 at www.virtualshareholdermeeting.com/UTRS2023SM, and at any adjournments or postponements thereof, as above.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side